Exhibit 10.3

EXECUTION VERSION

BACKSTOP COMMITMENT AGREEMENT

AMONG

EASTMAN KODAK COMPANY

AND

THE BACKSTOP PARTIES PARTY HERETO

Dated as of June 18, 2013

i

SCHEDULES AND EXHIBITS

Schedule 1	Backstop Commitment Percentages
Schedule 2	[Reserved]
Schedule 3	Beneficially Controlled Votable Claims
Schedule 4	[Reserved]
Schedule 5	Consents
Schedule 6	Notice Address for GSO Capital
Schedule 7	Notice Address for BlueMountain Capital Management, LLC
Schedule 8	Notice Address for George Karfunkel
Schedule 9	Notice Address for United Equities Group
Schedule 10	Notice Address for Contrarian Capital Management, LLC
Exhibit A	Form of 1145 Rights Offering Procedures
Exhibit B	Form of 4(2) Rights Offering Procedures
Exhibit C	Form of Amended Plan
Exhibit D	Form of Joinder Agreement
Exhibit E	Terms of Warrants
Exhibit F	Terms of Registration Rights Agreement

BACKSTOP COMMITMENT AGREEMENT

THIS BACKSTOP COMMITMENT AGREEMENT (this “Agreement”), dated as of June 18, 2013, is made by and among Eastman Kodak Company (as a debtor in possession and a reorganized debtor, as applicable, the “Company”) on behalf of itself and the other Debtors, on the one hand, and the Backstop Parties set forth on Schedule 1 hereto (each referred to herein, individually, as a “Backstop Party” and, collectively, as the “Backstop Parties”), on the other hand. The Company and each Backstop Party is referred to herein, individually, as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, on January 19, 2012 (the “Petition Date”), the Company and certain of its debtor affiliates (each, individually, a “Debtor” and, collectively, the “Debtors”) commenced jointly administered proceedings (the “Chapter 11 Proceedings”), styled In re Eastman Kodak Company, et al., Case No. 12-10202 (ALG) under Title 11 of the United States Code, 11 U.S.C. §§ 101- 1532, as may be amended from time to time (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”);

WHEREAS, on May 23, 2013, the Debtors filed the Plan Solicitation Motion with the Bankruptcy Court seeking entry of the Plan Solicitation Order, pursuant to which the Debtors requested, among other things, approval of the Initial Disclosure Statement and procedures to solicit votes with respect to the Initial Plan;

WHEREAS, no later than two (2) Business Days after the date hereof, the Debtors will file a motion with the Bankruptcy Court seeking entry of the BCA Approval Order;

WHEREAS, no later than two (2) Business Days after the date hereof, the Debtors will file a motion with the Bankruptcy Court seeking entry of the Rights Offerings Procedures Order;

WHEREAS, the Debtors intend to seek entry of one or more orders of the Bankruptcy Court, in each case, in form and substance reasonably satisfactory to the Requisite Backstop Parties (x) confirming the Amended Plan pursuant to Section 1129 of the Bankruptcy Code (the “Confirmation Order”) and (y) authorizing the consummation of the transactions contemplated hereby, which order may take the form of, and be incorporated into, the Confirmation Order (the “BCA Consummation Approval Order”); and

WHEREAS, subject to the terms and conditions contained in this Agreement the Backstop Parties have agreed to purchase any Unsubscribed Shares.

NOW, THEREFORE, in consideration of the mutual promises, agreements, representations, warranties and covenants contained herein, each of the Parties hereby agrees as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Amended Plan. Except as otherwise expressly provided in this Agreement, or unless the context otherwise requires, whenever used in this Agreement (including any Exhibits and Schedules hereto), the following terms shall have the respective meanings specified therefor below:

“1145 Rights Offering” means the rights offering contemplated by the 1145 Rights Offering Procedures and otherwise reasonably satisfactory to the Requisite Backstop Parties.

“1145 Rights Offering Procedures” means the procedures with respect to the 1145 Rights Offering that are approved by the Bankruptcy Court pursuant to the Rights Offerings Procedures Order, which procedures shall be in form and substance substantially as set forth on Exhibit A hereto and otherwise reasonably satisfactory to the Requisite Backstop Parties.

“1145 Rights Offering Shares” has the meaning set forth in the 1145 Rights Offering Procedures.

“4(2) Rights Offering” means the rights offering contemplated by the 4(2) Rights Offering Procedures and otherwise reasonably satisfactory to the Requisite Backstop Parties.

“4(2) Rights Offering Procedures” means the procedures with respect to the 4(2) Rights Offering that are approved by the Bankruptcy Court pursuant to the Rights Offerings Procedures Order, which procedures shall be in form and substance substantially as set forth on Exhibit B hereto and otherwise reasonably satisfactory to the Requisite Backstop Parties.

“4(2) Rights Offering Shares” has the meaning set forth in the 4(2) Rights Offering Procedures.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made; provided that no Backstop Party shall be deemed an Affiliate of the Company or any of its Subsidiaries. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person.

“Alternate Transaction” means any transaction with respect to a reorganization, restructuring, merger, consolidation, share exchange, rights offering, equity investment, business combination, recapitalization or similar transaction (including the sale of all or substantially all of the assets of the Company and its Subsidiaries) involving the Company or any other Debtors that is inconsistent with the Rights Offerings, the Backstop Commitment, this Agreement or the Amended Plan.

“Amended Disclosure Statement” means the First Amended Disclosure Statement for the Debtors’ First Amended Joint Plan of Reorganization approved pursuant to the Plan Solicitation Order (including all exhibits and schedules thereto), in form and substance reasonably satisfactory to the Requisite Backstop Parties and each as may be further amended, supplemented or otherwise modified from time to time in a manner that is reasonably satisfactory to the Requisite Backstop Parties.

“Amended Plan” means the Debtors’ First Amended Joint Plan of Reorganization, in substantially the form attached as Exhibit C hereto (including the Plan Supplement and all other exhibits, schedules and annexes thereto) providing for, among other matters, the implementation of this Agreement, in each case, as may be further amended, supplemented or otherwise modified from time to time in a manner that is reasonably satisfactory to the Requisite Backstop Parties; provided, however, that no such amendment, supplement or other modification shall provide for the reinstatement of the Second Lien Notes Claims without the consent of each Backstop Party in its sole discretion.

“Antitrust Authorities” means the United States Federal Trade Commission, the Antitrust Division of the United States Department of Justice, the attorneys general of the several states of the United States and any other Governmental Entity having jurisdiction pursuant to the Antitrust Laws and “Antitrust Authority” means any of them.

“Antitrust Laws” mean the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, and any other Law governing agreements in restraint of trade, monopolization, pre-merger notification, the lessening of competition through merger or acquisition or anti-competitive conduct.

“Available Shares” means the Backstop Shares that any Backstop Party fails to purchase as a result of a Backstop Party Default by such Backstop Party.

“Backstop Commitment Percentage” means, with respect to any Backstop Party, such Backstop Party’s percentage of the Backstop Commitment as set forth opposite such Backstop Party’s name under the column titled “Backstop Commitment Percentage” on Schedule 1 (as it may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement).

“Backstop Party Default” means the failure by any Backstop Party to deliver and pay the aggregate Purchase Price for such Backstop Party’s Backstop Commitment Percentage of any Backstop Shares by the Backstop Escrow Funding Date in accordance with Section 2.4(b).

“Backstop Shares” means the Unsubscribed Shares.

“BCA Approval Obligations” means the obligations of the Company under Articles III, VI and VIII hereof and the Backstop Parties’ right to terminate this Agreement pursuant to, and in accordance with, Article IX.

“BCA Approval Order” means an order entered by the Bankruptcy Court authorizing the Debtors’ performance of the BCA Approval Obligations in form and substance reasonably satisfactory to the Requisite Backstop Parties.

“Board” means the board of directors of the Company.

“Business Day” means any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

“Bylaws” means the amended and restated bylaws of the Company as of the Closing Date, which shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

“Certificate of Incorporation” means the amended and restated certificate of incorporation of the Company as of the Closing Date, which shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

“Change of Recommendation” means (i) the Company or the Board or any committee thereof shall have withdrawn, qualified or modified, in a manner inconsistent with the obligations of the Company under this Agreement, its approval or recommendation of this Agreement, the Rights Offerings, the Backstop Commitment or the Amended Plan or the transactions contemplated hereby or thereby or (ii) the Company or the Board or any committee thereof shall have approved or recommended, or resolved to approve or recommend (including by filing any pleading or document with the Bankruptcy Court seeking Bankruptcy Court approval of) any Alternate Transaction or Alternate Transaction Agreement.

“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and the rulings issued thereunder.

“Collective Bargaining Agreements” means any and all written agreements, memoranda of understanding, contracts, letters, side letters and contractual obligations of any kind, nature and description, that have been entered into between, or that involve or apply to, any employer and any Employee Representative.

“Company Disclosure Schedule” means the disclosure schedules delivered by the Company to the Backstop Parties on the date of this Agreement, which disclosure schedules may be updated by the Company from time to time prior to the Rights Offerings Expiration Time (other than with respect to Section 4.11); provided that such updates after the date hereof shall be reasonably satisfactory to the Requisite Backstop Parties.

“Company Plans” means each “employee benefit plan” within the meaning of Section 3(3) of ERISA and all other compensation and benefits plans, policies, programs, arrangements or payroll practices, and each other stock purchase, stock option, restricted stock, severance, retention, employment, consulting, change-of-control, collective bargaining, bonus, incentive, deferred compensation, employee loan, retirement, fringe benefit and other benefit plan, agreement, program, policy, commitment or other arrangement, whether or not subject to ERISA (including any related funding mechanism now in effect or required in the future), whether formal or informal, oral or written, in each case, that is sponsored, maintained, contributed or required to be contributed to by the Company or any of its Subsidiaries, or under which the Company or any of its Subsidiaries has any current or potential liability.

“Company SEC Documents” means all of the reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) filed with the SEC by the Company on or after the Petition Date.

“Contract” means any agreement, contract or instrument, including any loan, note, bond, mortgage, indenture, guarantee, deed of trust, license, franchise, commitment, lease, franchise agreement, letter of intent, memorandum of understanding or other obligation, and any amendments thereto, whether written or oral, but excluding any Company Plan.

“Cover Transaction” means a circumstance in which the Company funds all or a portion of the Deficiency Amount through available cash and/or the Company arranges for the sale of any remaining Available Shares to any other Person.

“Defaulting Backstop Party” means, at any time, any Backstop Party that caused a Backstop Party Default that is continuing at such time.

“Deficiency Amount” means the difference between (x) the Rights Offerings Amount, minus (y) the aggregate amount on deposit in the Rights Offerings Escrow Accounts, calculated as of the first Business Day following the expiration of the Backstop Party Replacement Period (after giving effect to a Backstop Party Replacement).

“DIP ABL Event of Default” means an “Event of Default” under, and as defined in, the DIP ABL Credit Agreement.

“DIP Agent” means Wilmington Trust, National Association, in its capacity as administrative agent and collateral agent under the DIP Term Loan Credit Agreement, or any successor administrative agent and collateral agent appointed in accordance with DIP Term Loan Credit Agreement.

“DIP Term Loan Event of Default” means an “Event of Default” under, and as defined in, the DIP Term Loan Credit Agreement.

“Eastman Business Park” means that certain 1,200-acre technology center and industrial complex located in Rochester, New York, and includes the relevant portions of the Genesee River.

“Eastman Business Park Settlement Agreement” means the settlement agreement, in form and substance reasonably satisfactory to the Debtors, proposed to be entered into by and among the Empire State Development (as coordinator for various agencies of the State of New York, including the New York State Department of Environmental Conservation) and the Company and, to the extent applicable, its Subsidiaries, with respect to the settlement of the Company’s and, to the extent applicable, its Subsidiaries’ liabilities for historical environmental impacts in and around the Eastman Business Park through the establishment of a $49,000,000 environmental trust (as described in the Amended Disclosure Statement).

“Eligible Claim” means any Allowed Class 4 General Unsecured Claim or Allowed Class 6 Retiree Settlement Unsecured Claim.

“Emergence Financing Availability” means the amount, determined on a pro forma basis after giving effect to the transactions contemplated by the Amended Plan and this Agreement and the occurrence of the Effective Date, equal to the amount that is available for additional borrowings or issuances of letters of credit under the Emergence ABL Credit Agreement on the Effective Date.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Event” means any event, development, occurrence, circumstance or change.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulation of the SEC thereunder.

“General Rights Offerings Escrow Accounts” means the escrow accounts established pursuant to the Rights Offerings Procedures pursuant to which Rights Offerings Participants are required to fund the Purchase Price.

“Governmental Entity” means any U.S. or non-U.S. federal, state, municipal, local, judicial, administrative, legislative or regulatory agency, department, commission, court, or tribunal of competent jurisdiction (including any branch, department or official thereof).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Initial Disclosure Statement” means the Disclosure Statement for Debtors’ Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code filed with the Bankruptcy Court on April 30, 2013 (Docket No. 3651).

“Initial Plan” means the Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates filed with the Bankruptcy Court on April 30, 2013 (Docket No. 3650).

“Intellectual Property” means all U.S. or foreign intellectual or industrial property or proprietary rights, including any: (i) trademarks, service marks, trade dress, domain names, social media identifiers, corporate and trade names, logos and all other indicia of source or origin, together with all associated goodwill, (ii) patents, inventions, invention disclosures, technology, know-how, processes and methods, (iii) copyrights and copyrighted works,

(including software, applications, source and object code, databases and compilations, online, advertising and promotional materials, mobile and social media content and documentation), (iv) trade secrets and confidential or proprietary information or content, and (v) all registrations, applications, renewals, re-issues, continuations, continuations-in-part, divisions, extensions, re-examinations and foreign counterparts of any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“Knowledge of the Company” means the actual knowledge, after a reasonable inquiry of their direct reports, of the chief executive officer, chief restructuring officer, chief financial officer or general counsel of the Company.

“Law” means any law (statutory or common), statute, regulation, rule, code or ordinance enacted, adopted, issued or promulgated by any Governmental Entity.

“Lead Backstop Party” means GSO Capital Partners, together with its Affiliates and Related Purchasers (if any).

“Lien” means any lease, lien, adverse claim, charge, option, right of first refusal, servitude, security interest, mortgage, pledge, deed of trust, easement, encumbrance, restriction on transfer, conditional sale or other title retention agreement, defect in title or other restrictions of a similar kind.

“Majority Backstop Parties” means at least two of the Backstop Parties that are not Affiliates of each other (other than any Defaulting Backstop Parties) holding at least a majority of the aggregate Backstop Commitment Percentages held by all of the Backstop Parties (other than any Defaulting Backstop Parties); provided that for purposes of this definition, each such Backstop Party shall be deemed to hold the Backstop Commitment Percentages held by such backstop Party’s Related Purchasers.

“Material Adverse Effect” means any Event after April 30, 2013 which, together with all other Events, has had or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, finances, properties, results of operations, condition (financial or otherwise) or the prospects for the five-year forecast period as set forth in the Amended Disclosure Statement, in each case of the Post-Effective Date Business, or (ii) the ability of the Company to perform its obligations under, or to consummate the transactions contemplated by, this Agreement or the Amended Plan, including the Rights Offerings, in each case, except to the extent such Event results from (A) any change after the date hereof in global, national or regional political conditions (including acts of terrorism or war) or in the general business, market and economic conditions affecting the industries and regions in which the Company and its Subsidiaries operate; (B) the matters identified or described in the Amended Disclosure Statement (excluding any risk factor disclosure and disclosure included in any “forward-looking statements” disclaimer or other statements included in the Amended Disclosure Statement that are predictive, forward-looking, non-specific or primarily cautionary in nature) or the Company Disclosure Schedules as delivered on the date hereof; (C) any changes after the date hereof in applicable Law, in GAAP or the interpretation or enforcement thereof;

(D) the execution, announcement or performance of this Agreement or the transactions contemplated hereby; (E) any act or omission of the Company or its Subsidiaries required or prohibited, as applicable, by this Agreement or consented to or requested by the Requisite Backstop Parties in writing; (F) changes in the market price or trading volume of the Claims or securities of the Company (but not the underlying facts giving rise to such changes); (G) the departure of officers or directors of the Company (but not the underlying facts giving rise to such departure); (H) the pendency of the Chapter 11 Proceedings; or (I) any loss of, or restriction imposed on, the Tax attributes or Tax assets of the Company and its Subsidiaries under Sections 382 and 383 of the Code, and any other similar state, local or foreign law, as a result of the implementation of the Amended Plan.

“Material Entity” means the Company and any Subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02(w) of Regulation S-X promulgated pursuant to the Exchange Act.

“Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances of any kind, that are regulated pursuant to or could give rise to liability under any Environmental Law.

“NJ Shareholder Protection Act” means the New Jersey Shareholders’ Protection Act, N.J.S.A. 14A:10A-1 et seq.

“Order” means any judgment, order, award, injunction, writ, permit, license or decree of any Governmental Entity or arbitrator.

“Overallotment Procedures” has the meaning set forth in the 4(2) Rights Offering Procedures.

“Overallotment Shares” means the collective reference to the Backstop Party Overallotment Shares and the 4(2) Overallotment Shares, each as defined in the 4(2) Rights Offering Procedures.

“Owned Real Property” means all real property and interests in real property owned, in whole or in part, directly or indirectly by the Company and its Subsidiaries, together with all buildings, fixtures and improvements now or subsequently located thereon, and all appurtenances thereto.

“Permitted Liens” means (i) Liens for Taxes, assessments, and other governmental levies, fees or charges that (A) are not due and payable or (B) are being contested in good faith by appropriate proceedings and for which adequate reserves have been made with respect thereto; (ii) mechanics liens and similar liens for labor, materials or supplies provided with respect to any Owned Real Property or personal property incurred in the ordinary course of business consistent with past practice and as otherwise not prohibited under this Agreement, for amounts that (A) do not materially detract from the value of, or materially impair the use of, any of the Owned Real Property or personal property of the Company or any of its Subsidiaries or (B) are being contested in good faith by appropriate proceedings; (iii) zoning, building codes and other land use Laws regulating the use or occupancy of any Owned Real Property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property; provided that no such zoning, building codes and other land use Laws prohibit the use or occupancy of such Owned Real Property; (iv) easements, covenants, conditions, restrictions and other similar matters affecting title to any Owned Real Property and other title defects that do not or would not materially impair the use or occupancy of such real property or the operation of the Company’s or any of its Subsidiaries’ business; (v) all licenses, agreements, settlements, consents, covenants not to assert and other contracts that were entered into in the ordinary course of business consistent with past practice; (vi) after the occurrence of the Effective Date, Liens granted in connection with the Emergence Credit Facilities; and (vii) Liens that, pursuant to the Confirmation Order, will not survive beyond the Effective Date.

“Person” means an individual, firm, corporation (including any non-profit corporation), partnership, limited liability company, joint venture, associate, trust, Governmental Entity or other entity or organization.

“Plan Solicitation Motion” means the Debtors’ Motion for an Order (i) approving the Initial Disclosure Statement; (ii) establishing a Voting Record Date for the Initial Plan; (iii) approving solicitation packages and procedures for the distribution thereof; (iv) approving the forms of ballots; (v) establishing procedures for voting on the Initial Plan; (vi) establishing notice and objection procedures for the Confirmation of the Initial Plan; and (vii) establishing procedures for the assumption and/or assignment of executory contracts and unexpired leases under the Initial Plan (Docket No. 3763).

“Plan Solicitation Order” means the order, substantially in the form attached to the Plan Solicitation Motion, which order shall, among other things, seek approval of the Amended Disclosure Statement and the commencement of a solicitation of votes to accept or reject the Amended Plan, which order shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

“Post-Effective Date Business” means the businesses, assets and properties of the Company and its Subsidiaries, taken as a whole, as of the Effective Date after giving effect to the transactions contemplated by the Amended Plan, as described in the Amended Disclosure Statement.

“Purchase Price” means $11.94.

“Real Property Leases” means those leases, subleases, licenses, concessions and other agreements, as amended, modified or restated, pursuant to which the Company or one of its Subsidiaries holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property used in the Company’s or its Subsidiaries’ business.

“Related Party” means, with respect to any Person, (i) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of such Person and (ii) any former, current or future director, officer, agent, Affiliate, employee, general or limited partner, member, manager or stockholder of any of the foregoing.

“Reorganized Kodak Corporate Documents” means the Bylaws and the Certificate of Incorporation.

“Representatives” means, with respect to any Person, such Person’s directors, officers, employees, investment bankers, attorneys, accountants, advisors and other representatives.

“Requisite Backstop Parties” means the Backstop Parties (other than any Defaulting Backstop Parties) holding more than seventy-five percent (75%) of the aggregate Backstop Commitment Percentages held by all of the Backstop Parties (other than any Defaulting Backstop Parties); provided that for purposes of this definition, each such Backstop Party shall be deemed to hold the Backstop Commitment Percentages held by such Backstop Party’s Related Purchasers; provided further that to the extent the satisfaction or consent of the Requisite Backstop Parties is required in respect of any provision or document referred to herein or in the Amended Plan, any such provision or document shall not (i) disproportionately and adversely affect any Backstop Party in its capacity as such or (ii) adversely affect the rights of any Backstop Party with respect to the allowance or treatment of its Beneficially Controlled Votable Claims or its rights under the Rights Offerings Procedures, in each case without the consent of such Backstop Party.

“Rights” means the subscription rights distributed pursuant to and in accordance with the Rights Offerings Procedures.

“Rights Offerings” means, collectively, the 1145 Rights Offering and the 4(2) Rights Offering.

“Rights Offerings Amount” means an amount equal to $406,000,000.

“Rights Offerings Escrow Accounts” means, collectively, the Backstop Escrow Account and the General Rights Offerings Escrow Accounts.

“Rights Offerings Expiration Time” means the time and the date on which the rights offering subscription form must be duly delivered to the Rights Offerings Subscription Agent in accordance with the Rights Offerings Procedures, together with the applicable Purchase Price.

“Rights Offerings Participants” means those Persons who duly subscribe for Rights Offerings Shares in accordance with the Rights Offerings Procedures.

“Rights Offerings Procedures” means, collectively, the 1145 Rights Offering Procedures and the 4(2) Rights Offering Procedures.

“Rights Offerings Procedures Order” means an order entered by the Bankruptcy Court, in form and substance reasonably satisfactory to the Requisite Backstop Parties, approving the commencement of the Rights Offerings in accordance with the Rights Offerings Procedures.

“Rights Offerings Shares” means, collectively, 4(2) Rights Offering Shares, and 1145 Rights Offering Shares.

“Rights Offerings Subscription Agent” means a subscription agent appointed by the Debtors and reasonably satisfactory to the Requisite Backstop Parties.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Subsidiary” means, with respect to any Person, any corporation, partnership, joint venture or other legal entity as to which such Person (either alone or through or together with any other subsidiary), (i) owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, (ii) has the power to elect a majority of the board of directors or similar governing body or (iii) has the power to direct the business and policies.

“Superior Transaction” means an Alternate Transaction, which the Board, after consultation with its outside legal counsel and its independent financial advisor, determines in good faith to be more favorable to the bankruptcy estate of the Company and the estates of the other Debtors than the transactions contemplated by this Agreement and the Plan, including providing (i) a higher and better recovery for the unsecured creditors of the Debtors, taking into account all aspects of such Alternate Transaction and the Board’s good-faith estimate of the likelihood and timing of consummating the Alternate Transaction and (ii) a recovery to holders of Allowed Second Lien Notes Claims at least as favorable as the recovery set forth in the Amended Plan.

“Takeover Statute” means any restrictions contained in any “fair price,” “moratorium,” “control share acquisition”, “business combination” or other similar anti-takeover statute or regulation.

“Taxes” means all taxes, assessments, duties, levies or other mandatory governmental charges paid to a Governmental Entity, including all federal, state, local, foreign and other income, franchise, profits, gross receipts, capital gains, capital stock, transfer, property, sales, use, value-added, occupation, excise, severance, windfall profits, stamp, payroll, social security, withholding and other taxes, assessments, duties, levies or other mandatory governmental charges of any kind whatsoever paid to a Governmental Entity (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest thereon and shall include any liability for such amounts as a result of being a member of a combined, consolidated, unitary or affiliated group.

“Transfer” means sell, transfer, assign, pledge, hypothecate, participate, donate or otherwise encumber or dispose of.

“Unsubscribed Shares” means the 4(2) Rights Offering Shares (after giving effect to the purchase of any Overallotment Shares) that have not been duly purchased by the Rights Offerings Participants in accordance with the Rights Offerings Procedures and the Amended Plan.

“Votable Claims” means Allowed Second Lien Notes Claims, Allowed General Unsecured Claims or Allowed Retiree Settlement Unsecured Claims.

“Warrants” means the warrants to purchase shares of New Common Stock issued pursuant to the Amended Plan, which shall be on the terms substantially as set forth on Exhibit E and otherwise reasonably satisfactory to the Backstop Parties.

Section 1.2 Additional Defined Terms. In addition to the terms defined in Section 1.1, additional defined terms used herein shall have the respective meanings assigned thereto in the Sections indicated in the table below.

Defined Term	Section
Agreement	Preamble
Alternate Transaction Agreement	Section 9.1(d)(iii)
Alternate Transaction Proposal	Section 6.7(a)
Backstop Commitment	Section 2.2
Backstop Commitment Fees	Section 3.1(b)
Backstop Escrow Account	Section 2.4(a)
Backstop Escrow Funding Date	Section 2.4(b)
Backstop Party	Preamble
Backstop Party Replacement	Section 2.3(a)
Backstop Party Replacement Period	Section 2.3(a)
Bankruptcy Code	Recitals
Bankruptcy Court	Recitals
BCA Approval Order	Recitals
BCA Consummation Approval Order	Recitals
Beneficially Controlled Votable Claims	Section 5.10(a)
Chapter 11 Proceedings	Recitals
Closing	Section 2.5(a)
Closing Date	Section 2.5(a)
Company	Preamble
Company Plans	Section 4.21(a)
Confidentiality Agreement	Section 6.5
Confirmation Order	Recitals
Consummation Fee	Section 3.1(b)
Cover Transaction Period	Section 2.3(d)
Debtor	Recitals
Definitions	Section 1.1

Defined Term	Section
Employee Representative	Section 4.14(a)
Environmental Laws	Section 4.19(a)
Expense Reimbursement	Section 3.3
Feeless Termination Event	Section 3.2
Filing Party	Section 6.4(b)
Financial Reports	Section 6.6(a)
Financial Statements	Section 4.9
Foreign Benefit Plan	Section 4.21(h)
Funding Notice	Section 2.4(a)
GAAP	Section 4.9
Indemnified Claim	Section 8.2
Indemnified Person	Section 8.1
Indemnifying Party	Section 8.1
Infringed	Section 4.15
Initial Commitment Fee	Section 3.1(a)
Joinder Agreement	Section 6.9(b)
Joint Filing Party	Section 6.4(c)
KPP Global Settlement Order	Section 7.1(h
Legal Proceedings	Section 4.13
Legend	Section 6.18
Long Pole Jurisdiction	Section 6.4(f)
Losses	Section 8.1
Material Contracts	Section 4.24
Money Laundering Laws	Section 4.26
Multiemployer Plan	Section 4.21(c)
Non-Waiving Backstop Parties	Section 7.2
Outside Date	Section 9.1(e)
Party	Preamble
Petition Date	Recitals
Registration Rights Agreement	Section 6.14
Related Purchaser	Section 2.6(a)
Replacing Backstop Parties	Section 2.3(a)
Tax Return	Section 4.20(a)
Transaction Agreements	Section 4.2(a)
Ultimate Purchaser	Section 2.6(b)
U.S. Benefit Plans	Section 4.21(b)
Waiving Backstop Parties	Section 7.2
willful or intentional breach	Section 9.2

Section 1.3 Construction. In this Agreement, unless the context otherwise requires:

(a) references to Articles, Sections, Exhibits and Schedules are references to the articles and sections or subsections of, and the exhibits and schedules attached to, this Agreement;

(b) the descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement;

(c) references in this Agreement to “writing” or comparable expressions include a reference to a written document transmitted by means of electronic mail in portable document format (.pdf), facsimile transmission or comparable means of communication;

(d) words expressed in the singular number shall include the plural and vice versa; words expressed in the masculine shall include the feminine and neuter gender and vice versa;

(e) the words “hereof”, “herein”, “hereto” and “hereunder”, and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including all Exhibits and Schedules attached to this Agreement, and not to any provision of this Agreement;

(f) the term this “Agreement” shall be construed as a reference to this Agreement as the same may have been, or may from time to time be, amended, modified, varied, novated or supplemented;

(g) “include”, “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words;

(h) references to “day” or “days” are to calendar days;

(i) references to “the date hereof” means as of the date of this Agreement;

(j) unless otherwise specified, references to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder in effect on the date of this Agreement; and

(k) references to “dollars” or “$” are to United States of America dollars.

ARTICLE II

BACKSTOP COMMITMENT

Section 2.1 The Rights Offerings; Overallotment. On and subject to the terms and conditions hereof, including entry of the Rights Offerings Procedures Order by the Bankruptcy Court, the Company shall conduct the Rights Offerings pursuant to and in accordance with the Rights Offerings Procedures (including the Overallotment Procedures as set forth in the 4(2) Rights Offering Procedures), this Agreement, and the Amended Plan. Pursuant to the 4(2) Rights Offering, the Backstop Parties shall be entitled to purchase, in addition to their 4(2) Primary Shares (as defined in the 4(2) Rights Offering Procedures) and their 1145 Available Shares (as defined in the 1145 Rights Offering Procedures), and in accordance with the 4(2) Rights Offering Procedures, 10,000,000 of the 4(2) Rights Offering Shares as allocated among the Backstop Parties that subscribe for all of their respective 4(2) Primary Shares (as defined in the 4(2) Rights Offering Procedures) based upon such Backstop Parties’ relative Backstop Commitment Percentages or as otherwise agreed upon by all such Backstop Parties. No later than the Rights Offerings Expiration Time, the Backstop Parties shall provide the Subscription Agent for the Rights Offerings with written notice of such allocation of the Backstop Party Overallotment Shares.

Section 2.2 The Backstop Commitment. On and subject to the terms and conditions hereof, including entry of the BCA Consummation Approval Order, each Backstop Party agrees, severally and not jointly, to purchase, and the Company agrees to sell to such Backstop Party, on the Closing Date for the Purchase Price, the amount of Unsubscribed Shares equal to such Backstop Party’s Backstop Commitment Percentage of the aggregate Unsubscribed Shares, rounded among the Backstop Parties solely to avoid fractional shares as the Backstop Parties may determine in their sole discretion (such obligation to purchase the Unsubscribed Shares, the “Backstop Commitment”).

Section 2.3 Backstop Party Default.

(a) Upon the occurrence of a Backstop Party Default, the Backstop Parties (other than any Defaulting Backstop Party) shall have the right, but shall not be obligated to, within five (5) Business Days after receipt of written notice from the Company to all Backstop Parties of such Backstop Party Default (which notice shall be given promptly following the occurrence of such Backstop Party Default) (such five Business Day period, the “Backstop Party Replacement Period”) to make arrangements for one or more of the Backstop Parties (other than the Defaulting Backstop Party) to purchase all or any portion of the Available Shares (such purchase, a “Backstop Party Replacement”) on the terms and subject to the conditions set forth in this Agreement and in such amounts based upon the applicable Backstop Commitment Percentage of any such Backstop Parties or as may otherwise be agreed upon by all of the Backstop Parties electing to purchase all or any portion of the Available Shares (such Backstop Parties, the “Replacing Backstop Parties”). Any such Available Shares purchased by a Replacing Backstop Party shall be included in the determination of (x) the Backstop Shares of such Replacing Backstop Party for all purposes hereunder and (y) the Backstop Commitment Percentage of such Backstop Party for purposes of Section 3.1. If a Backstop Party Default occurs, the Outside Date shall be delayed only to the extent necessary to allow for (A) the Backstop Party Replacement to be completed within the Backstop Party Replacement Period or (B) the consummation of a Cover Transaction within the Cover Transaction Period. Notwithstanding anything to the contrary contained herein, if the Backstop Party Replacement has not been consummated upon expiration of the Backstop Party Replacement Period and a Cover Transaction has not been consummated prior to the expiration of the Cover Transaction Period, this Agreement may be terminated by either the Company by written notice to each Backstop Party or by the Majority Backstop Parties by written notice to the Company.

(b) If a Backstop Party is or becomes a Defaulting Backstop Party, it shall not be entitled to any of the Backstop Commitment Fees hereunder and shall repay its portion of the Backstop Commitment Fees by wire transfer in immediately available funds in U.S. dollars to the extent received from the Company (i) if a Backstop Party Replacement has been consummated, to the Replacing Backstop Parties pro rata based upon the amount of Available Shares purchased by each such Replacing Backstop Party within one (1) Business Day of receiving written notice by the Company or any other Backstop Party of the consummation of such Backstop Party Replacement, or (ii) if this Agreement has been terminated pursuant to Section 2.3(a) due to such Backstop Party’s Backstop Party Default, to the Company promptly upon receipt of written notice by the Company or any other Backstop Party of such termination.

(c) Nothing in this Agreement shall be deemed to require a Backstop Party to purchase more than its Backstop Commitment Percentage of the Unsubscribed Shares.

(d) Notwithstanding the foregoing, if the non-Defaulting Backstop Parties do not elect to subscribe for all of the Available Shares pursuant to Section 2.3(a) prior to the expiration of the Backstop Party Replacement Period, the Company shall have an additional fifteen (15) Business Days following the expiration of the Backstop Party Replacement Period (such period, the “Cover Transaction Period”) to consummate a Cover Transaction.

(e) For the avoidance of doubt, notwithstanding anything to the contrary set forth in Section 9.2 but subject to Section 10.10, no provision of this Agreement shall relieve any Defaulting Backstop Party from liability hereunder in connection with such Defaulting Backstop Party’s Backstop Party Default.

Section 2.4 Backstop Escrow Account Funding.

(a) Funding Notice. (A) No later than the fifth (5th) Business Day following the Rights Offerings Expiration Time, the Rights Offerings Subscription Agent shall deliver to each Backstop Party a written notice (the “Initial Funding Notice”) or (B) if an Escrow Release occurs, no later than the third (3rd) Business Day prior to the Effective Date, the Rights Offerings Subscription Agent shall deliver to each Backstop Party a written notice (the “Subsequent Funding Notice” and, together with the Initial Funding Notice, a “Funding Notice”), in each case of (i) the number of Rights Offering Shares elected to be purchased by the Rights Offerings Participants and the aggregate Purchase Price therefor; (ii) the aggregate number of Unsubscribed Shares, if any, and the aggregate Purchase Price therefor; (iii) the aggregate number of Unsubscribed Shares (based upon such Backstop Party’s Backstop Commitment Percentage) to be issued and sold by the Company to such Backstop Party and the aggregate Purchase Price therefor; and (iv) the escrow account to which such Backstop Party shall deliver and pay the aggregate Purchase Price for such Backstop Party’s Backstop Commitment Percentage of the Unsubscribed Shares (the “Backstop Escrow Account”). The Rights Offerings Subscription Agent shall promptly provide any written backup, information and documentation relating to the information contained in the applicable Funding Notice as any Backstop Party may reasonably request.

(b) Backstop Escrow Account Funding. No later than the second (2nd) Business Day following receipt of the Initial Funding Notice (such date, the “Backstop Escrow Funding Date”), each Backstop Party shall deliver and pay the aggregate Purchase Price for such Backstop Party’s Backstop Commitment Percentage of the Unsubscribed Shares by wire transfer in immediately available funds in U.S. dollars into the Backstop Escrow Account in satisfaction of such Backstop Party’s Backstop Commitment. The Backstop Escrow Account shall be established with an escrow agent satisfactory to the Backstop Parties and the Company pursuant to an escrow agreement in form and substance reasonably satisfactory to the Requisite Backstop Parties and the Company. The funds held in the Backstop Escrow Account shall be released, and each Backstop Party shall receive from the Backstop Escrow Account the cash amount actually funded to the Backstop Escrow Account by such Backstop Party, plus any interest accrued thereon, promptly following the earlier to occur of (i) the termination of this Agreement in accordance with its terms and (ii) September 3, 2013, provided that if the funds are released from the Escrow Account pursuant to the foregoing clause (ii) (an “Escrow Release”), each Backstop Party shall be required to re-deliver such released funds no later than two Business Days after receipt of a Subsequent Funding Notice. At any time after delivery of such Subsequent Funding Notice, the funds held in the Backstop Escrow Account shall be released, and each Backstop Party shall receive from the Backstop Escrow Account the cash amount actually funded to the Backstop Escrow Account by such Backstop Party, plus accrued interest thereon, promptly following the earlier to occur of (i) the termination of this Agreement in accordance with its terms and (ii) the Outside Date if, by such date, the Closing Date has not occurred.

Section 2.5 Closing.

(a) Subject to Article VII, unless otherwise mutually agreed in writing between the Company and the Requisite Backstop Parties, the closing of the Backstop Commitments (the “Closing”) shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 11:00 a.m., New York City time, on the date on which all of the conditions set forth in Article VII shall have been satisfied or waived in accordance with this Agreement (other than conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions). The date on which the Closing actually occurs shall be referred to herein as the “Closing Date”.

(b) At the Closing, the funds held in the Backstop Escrow Account shall be released and utilized as set forth and in accordance with Section 6.17 and the Amended Plan.

(c) At the Closing, issuance of the Backstop Shares will be made by the Company to the account of each Backstop Party (or to such other accounts as any Backstop Party may designate in accordance with this Agreement) against payment of the aggregate Purchase Price for the Backstop Shares of such Backstop Party. Unless a Backstop Party requests delivery of a physical stock certificate, the entry of any Backstop Shares to be delivered pursuant to this Section 2.5(c) into the account of a Backstop Party pursuant to the Company’s book entry procedures and delivery to such Backstop Party of an account statement reflecting the book entry of such Backstop Shares shall be deemed delivery of such Backstop Shares for purposes of this Agreement. Notwithstanding anything to the contrary in this Agreement, all Backstop Shares will be delivered with all issue, stamp, transfer, sales and use, or similar Taxes or duties that are due and payable (if any) in connection with such delivery duly paid by the Company.

Section 2.6 Designation and Assignment Rights.

(a) Each Backstop Party shall have the right to designate by written notice to the Company no later than two (2) Business Days prior to the Closing Date that some or all of its Backstop Shares be issued in the name of, and delivered to, one or more of its Affiliates (each a “Related Purchaser”) upon receipt by the Company of payment therefor in accordance with the terms hereof, which notice of designation shall (i) be addressed to the Company and signed by such Backstop Party and each Related Purchaser, (ii) specify the number of Backstop Shares to be delivered to or issued in the name of such Related Purchaser and (iii) contain a confirmation by such Related Purchaser of the accuracy of the representations set forth in Sections 5.6 through 5.9 as applied to such Related Purchaser; provided that no such designation pursuant to this Section 2.6(a) shall relieve such Backstop Party from its obligations under this Agreement.

(b) Each Backstop Party shall have the right to sell, transfer and assign all or any portion of its Backstop Commitment to (i) a Related Purchaser or (ii) one or more Persons (other than a Related Purchaser) that is reasonably acceptable to the Company and the Requisite Backstop Parties (each such Related Purchaser or other Person, an “Ultimate Purchaser”) and that, in each case agrees in a writing addressed to the Company (a) to purchase such portion of such Backstop Party’s Backstop Commitment and (b) to be fully bound by, and subject to, this Agreement; provided that no such sale, transfer or assignment pursuant to this Section 2.6(b) shall relieve such Backstop Party from its obligations under this Agreement.

(c) Each Backstop Party, severally and not jointly, agrees that it will not, directly or indirectly, assign or otherwise transfer, at any time prior to the Closing Date or earlier termination of this Agreement in accordance with its terms, any of its rights and obligations under this Agreement to any Person other than in accordance with Sections 2.3, 2.6(a), 2.6(b), 6.9, 7.2, 10.7 or any other provision of this Agreement which expressly permits such assignment or transfer. After the Closing Date, nothing in this Agreement shall limit or restrict in any way any Backstop Party’s ability to Transfer any of its shares of New Common Stock or any interest therein; provided that any such Transfer shall be made pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements thereunder and pursuant to applicable securities Laws.

ARTICLE III

BACKSTOP COMMITMENT FEES AND EXPENSE REIMBURSEMENT

Section 3.1 Fees Payable by the Company. Subject to Section 3.2, as consideration for the Backstop Commitment and the other agreements of the Backstop Parties in this Agreement, the Debtors shall pay or cause to be paid the following fees:

(a) a nonrefundable aggregate fee in an amount equal to 4.0% of the Rights Offerings Amount, calculated in accordance with Section 3.2, to the Backstop Parties (including any Replacing Backstop Party, but excluding any Defaulting Backstop Party) or their designees based upon their respective Backstop Commitment Percentages (the “Initial Commitment Fee”); and

(b) a nonrefundable aggregate fee in an amount equal to 1.0% of the Rights Offerings Amount, in accordance with Section 3.2, to the Backstop Parties (including any Replacing Backstop Party, but excluding any Defaulting Backstop Party) or their designees based upon their respective Backstop Commitment Percentages (the “Consummation Fee” and, together with the Initial Commitment Fee, the “Backstop Commitment Fees”).

The provisions for the payment of the Backstop Commitment Fees and Expense Reimbursement are an integral part of the transactions contemplated by this Agreement and without these provisions the Backstop Parties would not have entered into this Agreement, and the Backstop Commitment Fees and Expense Reimbursement shall constitute allowed administrative expenses of the Debtors’ estate under Sections 503(b) and 507 of the Bankruptcy Code. At the Company’s election, it shall be entitled to satisfy its obligation to pay the Backstop Commitment Fees on the Closing Date in cash or by issuing additional shares of New Common Stock to the Backstop Parties in lieu of any cash payment (the number of shares of New Common Stock to be issued in satisfaction of the Backstop Commitment Fees will be equal to 1,700,168).

Section 3.2 Payment of Fees. The Backstop Commitment Fees shall be fully earned upon entry of the BCA Approval Order and shall be paid by the Debtors on the Closing Date as set forth above; provided that the Initial Commitment Fee (but not the Consummation Fee) shall be paid solely in cash no later than two (2) Business Days following termination of this Agreement pursuant to Article IX (other than (A) a termination of this Agreement pursuant to Section 9.1(a), Section 9.1(b) or Section 9.1(f)(i), (B) a termination of this Agreement pursuant to Section 9.1(d)(iv) as a result of the inaccuracy of the representation and warranty set forth in Section 4.11 or (C) a termination of this Agreement pursuant to Section 9.1(e) if the condition set forth in Section 7.1(z) has not been satisfied (clauses (A), (B) and (C), “Feeless Termination Events”)). For the avoidance of doubt, (x) the Backstop Commitment Fees will be payable regardless of the amount of Unsubscribed Shares (if any) and no Backstop Commitment Fees will be payable (either in cash or in shares of New Common Stock) if this Agreement is terminated as a result of a Feeless Termination Event and (y) the Consummation Fee shall be payable only if the Closing occurs. Cash payments of the Backstop Commitment Fees shall be made as and when due and payable by wire transfer of immediately available funds in U.S. dollars to the account(s) specified by each Backstop Party to the Company in writing. Except as provided for in Section 2.3(b), the Backstop Commitment Fees will be nonrefundable and non-avoidable when paid.

Section 3.3 Expense Reimbursement. Until the earlier to occur of (x) the Closing and (y) the termination of this Agreement, the Debtors agree to pay the documented reasonable fees and expenses (other than Taxes, if any) of Simpson Thacher & Bartlett LLP, Kramer Levin Naftalis & Frankel LLP, Kasowitz Benson Torres & Friedman LLP and one counsel for each jurisdiction that is reasonably necessary to consummate the transactions contemplated by this Agreement, in each case that have been and are incurred by the Backstop

Parties in connection with the negotiation, preparation and implementation of the Backstop Commitment and the Rights Offerings, including the Backstop Parties’ negotiation, preparation and implementation of this Agreement (including the Backstop Commitment and the other transactions contemplated hereby), the Amended Plan, the Registration Rights Agreement and the other agreements contemplated hereby and thereby, and in each case subject to any limitations that may be separately agreed in writing between the Company and the applicable Backstop Party (the “Expense Reimbursement”). The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid within ten (10) Business Days thereof. The Expense Reimbursement shall thereafter be payable by the Debtors on a monthly basis. Following the last Business Day of each calendar month following the month in which the BCA Approval Order has been entered by the Bankruptcy Court, the Backstop Parties shall deliver to the Debtors, the Creditors’ Committee and the United States Trustee a written and reasonably documented (subject to redaction to preserve attorney client and work product privileges) invoice for their reimbursable fees and expenses; provided that the Expense Reimbursement shall not be subject to compliance with local guidelines issued by the Bankruptcy Court with respect to payment of professional fees. The Debtors shall pay such invoices within ten (10) Business Days of receipt thereof.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the Company SEC Documents filed prior to the date hereof (excluding any risk factor disclosure and disclosure included in any “forward-looking statements” disclaimer or other statements included in such Company SEC Documents that are predictive, forward-looking, non-specific or primarily cautionary in nature), (ii) in the Amended Disclosure Statement (excluding any risk factor disclosure and disclosure of risks included in any “forward-looking statements” disclaimer or other statements included in the Amended Disclosure Statement that are predictive, forward-looking, non-specific or primarily cautionary in nature), or (iii) the Company Disclosure Schedule, the Debtors, jointly and severally, hereby represent and warrant to the Backstop Parties as set forth below. Any disclosure in the Company SEC Documents or the Amended Disclosure Statement that is deemed to qualify a representation or warranty shall only so qualify a representation or warranty to the extent that it is made in such a way as to make the relevance of such disclosure to these representations and warranties reasonably apparent on its face.

Section 4.1 Organization and Qualification. Each Material Entity is a legal entity duly organized, validly existing and in good standing (or the equivalent thereof) under the Laws of its respective jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted. Each Material Entity is duly qualified or licensed to do business and is in good standing (or the equivalent thereof) under the Laws of each other jurisdiction in which it owns, leases or operates properties or conducts any business, in each case except to the extent that the failure to be so qualified or licensed or be in good standing does not constitute a Material Adverse Effect.

Section 4.2 Corporate Power and Authority.

(a) The Company has the requisite corporate power and authority (i) (A) subject to entry of the BCA Approval Order, to enter into, execute and deliver this Agreement and to perform the BCA Approval Obligations and (B) subject to entry of the BCA Consummation Approval Order and the Confirmation Order, to perform each of its other obligations hereunder and (ii) subject to entry of the BCA Consummation Approval Order and the Confirmation Order, to enter into, execute and deliver the Registration Rights Agreement and all other agreements to which it will be a party as contemplated by this Agreement and the Amended Plan (this Agreement, the Registration Rights Agreement and such other agreements, collectively, the “Transaction Agreements”) and to perform its obligations under each of the Transaction Agreements (other than this Agreement). Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of the Company, and no other corporate proceedings on the part of the Company are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(b) Subject to entry of the BCA Approval Order, the BCA Consummation Approval Order and the Confirmation Order, each of the other Debtors has the requisite power and authority (corporate or otherwise) to enter into, execute and deliver each Transaction Agreement to which such other Debtor is a party and to perform its obligations thereunder. Subject to the receipt of the foregoing Orders, as applicable, the execution and delivery of this Agreement and each of the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by all requisite corporate action on behalf of each other Debtor party thereto, and no other corporate proceedings on the part of any other Debtor party thereto are or will be necessary to authorize this Agreement or any of the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby.

(c) Subject to entry of the BCA Consummation Approval Order and the Confirmation Order, each of the Company and the other Debtors has the requisite corporate power and authority to perform its obligations under the Amended Plan, and has taken all necessary corporate actions required for the due consummation of the Amended Plan in accordance with its terms.

Section 4.3 Execution and Delivery; Enforceability. Subject to entry of the BCA Approval Order, this Agreement will have been, and subject to the entry of the BCA Consummation Approval Order and the Confirmation Order, each other Transaction Agreement will be, duly executed and delivered by the Company and each of the other Debtors party thereto. Upon entry of the BCA Approval Order and assuming this Agreement has been duly authorized, executed and delivered by the Backstop Parties and the other parties thereto, the BCA Approval Obligations will constitute the valid and legally binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity. Upon entry of the BCA Consummation Approval Order and assuming this Agreement has been duly authorized, executed and delivered by the Backstop Parties and the other parties thereto, each of the other obligations hereunder will constitute the valid and binding obligations of the Company and, to the extent applicable, the other Debtors, enforceable against the Company and, to the extent applicable, the other Debtors, in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.

Section 4.4 Authorized and Issued Capital Stock.

(a) On the Closing Date, (i) the authorized capital stock of the Company will consist of five hundred million (500,000,000) shares of New Common Stock, (ii) the outstanding capital stock of the Company will consist of forty million (40,000,000) issued and outstanding shares of New Common Stock, plus any shares of New Common Stock issued pursuant to the Retiree Committee Conversion Right and the Backstop Commitment Fees, (iii) no shares of New Common Stock will be held by the Company in its treasury, (iv) shares of New Common Stock will be reserved for issuance upon exercise of stock options and other rights to purchase or acquire shares of New Common Stock granted in connection with the New Equity Plan or any other employment arrangement approved by the Requisite Backstop Parties, (v) shares of New Common Stock will be reserved for issuance upon the exercise of the Warrants and (vi) other than the Warrants, no warrants to purchase shares of New Common Stock will be issued and outstanding.

(b) As of the Closing Date, all issued and outstanding shares of New Common Stock will have been duly authorized and validly issued and will be fully paid and non-assessable, and will not be subject to any preemptive rights (except as set forth in the Registration Rights Agreement).

(c) Except as set forth in this Section 4.4, as of the Closing Date, no shares of capital stock or other equity securities or voting interest in the Company will have been issued, reserved for issuance or outstanding.

(d) Except as described in this Section 4.4 and except as set forth in the Registration Rights Agreement, the Warrants, the Reorganized Kodak Corporate Documents, the Emergence Credit Facilities or any employment agreement entered into in accordance with Section 7.1(i), as of the Closing Date, neither the Company nor any Material Entity will be party to or otherwise bound by or subject to any outstanding option, warrant, call, right, security, commitment, contract, arrangement or undertaking (including any preemptive right) that (i) obligates the Company or any Material Entity to issue, deliver, sell or transfer, or repurchase, redeem or otherwise acquire, or cause to be issued, delivered, sold or transferred, or repurchased, redeemed or otherwise acquired, any shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or any security convertible or exercisable for or exchangeable into any capital stock of, or other equity or voting interest in, the Company or any of its Subsidiaries, (ii) obligates the Company or any Material Entity to issue, grant, extend or enter into any such option, warrant, call, right, security, commitment, contract, arrangement or undertaking, (iii) restricts the transfer of any shares of capital stock of the Company or any Material Entity or (iv) relates to the voting of any shares of capital stock of the Company.

Section 4.5 Issuance. The shares of New Common Stock to be issued pursuant to the Amended Plan, including the shares of New Common Stock to be issued in connection with the consummation of the Rights Offerings and pursuant to the terms hereof, will, when issued and delivered on the Closing Date, be duly and validly authorized, issued and delivered and shall be fully paid and non-assessable, and free and clear of all Taxes, Liens (other than transfer restrictions imposed hereunder or by applicable Law), preemptive rights, subscription and similar rights, other than any rights set forth in the Reorganized Kodak Corporate Documents, the Warrants and the Registration Rights Agreement.

Section 4.6 No Conflict. Assuming the consents described in clauses (i) through (vii) of Section 4.7 are obtained, the execution and delivery by the Company and, if applicable, its Subsidiaries of this Agreement, the Amended Plan and the other Transaction Agreements, the compliance by the Company and, if applicable, its Subsidiaries with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach, modification or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result, except to the extent specified in the Amended Plan, in the acceleration of, or the creation of any Lien under, or cause any payment or consent to be required under, the DIP Credit Agreements (other than with respect to the application of the proceeds from the Rights Offerings to the payment of the Second Lien Notes Claims) or any Contract to which the Company or any of its Subsidiaries will be bound as of the Closing Date after giving effect to the Amended Plan or to which any of the property or assets of the Company or any of its Subsidiaries will be subject as of the Closing Date after giving effect to the Amended Plan, (ii) will not result in any violation of the provisions of the Reorganized Kodak Corporate Documents or any of the organization documents of any Material Entity (other than the Company) and (iii) will not result in any material violation of any Law or Order applicable to the Company or any of its Subsidiaries or any of their properties, except, in the cases described in clauses (i) and (iii), for such conflicts, breaches, modifications, violations or Liens that do not constitute a Material Adverse Effect.

Section 4.7 Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over the Company or any of its Subsidiaries or any of their properties (each an “Applicable Consent”) is required for the execution and delivery by the Company and, to the extent relevant, its Subsidiaries of this Agreement, the Amended Plan and the other Transaction Agreements, the compliance by the Company and, to the extent relevant, its Subsidiaries with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (including compliance by each Backstop Party with its obligations hereunder and thereunder), except for (i) the entry of the BCA Approval Order authorizing the Company to execute and deliver this Agreement and perform the BCA Approval Obligations, (ii) the entry of the BCA

Consummation Approval Order authorizing the Company to perform each of its other obligations hereunder, (iii) the entry of the Confirmation Order, (iv) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, (v) the filing with the Department of Treasury of the State of New Jersey of the Certificate of Incorporation, and the filing of any other corporate documents with applicable state filing agencies applicable to the other Debtors, (vi) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase of the Backstop Shares by the Backstop Parties and the issuance of the Rights and the Rights Offerings Shares pursuant to the exercise of the Rights and (vii) any other Applicable Consent the failure of which to obtain does not constitute a Material Adverse Effect.

Section 4.8 Arm’s Length. The Company acknowledges and agrees that (a) each of the Backstop Parties is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offerings) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any of its Subsidiaries and (b) no Backstop Party is advising the Company or any of its Subsidiaries as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.

Section 4.9 Financial Statements. The consolidated financial statements of the Company included or incorporated by reference in Forms 10-Q and 10-K filed by the Company with the SEC since the Petition Date (collectively, the “Financial Statements”), comply or when submitted or filed will comply, as the case may be, in all material respects with the applicable requirements of the Securities Act and the Exchange Act and present fairly or when submitted and filed will present fairly in all material respects the financial position, results of operations and cash flows of the Company and its consolidated subsidiaries, taken as a whole, as of the dates indicated and for the periods specified therein. The Financial Statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods and at the dates covered thereby (except, in the case of unaudited interim financial statements, as permitted by Form 10-Q of the SEC).

Section 4.10 Company SEC Documents and Disclosure Statement. Since the Petition Date, the Company has filed all required reports, schedules, forms and statements with the SEC. As of their respective dates, and giving effect to any amendments or supplements thereto filed prior to the date of this Agreement, each of the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act applicable to such Company SEC Documents. The Company has filed with the SEC all “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K under the Exchange Act) that are required to be filed as exhibits to the Company SEC Documents. No Company SEC Document, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of this Agreement, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Amended Disclosure Statement as approved by the Bankruptcy Court will conform in all material respects with Section 1125 of the Bankruptcy Code.

Section 4.11 Absence of Certain Changes. From April 30, 2013 to the date hereof, no Event has occurred or exists that constitutes a Material Adverse Effect.

Section 4.12 No Violation; Compliance with Laws. (i) The Company is not in violation of its charter or bylaws, and (ii) no other Material Entity is in violation of its respective charter or bylaws or similar organizational document in any material respect. Neither the Company nor any of its Subsidiaries is or has been at any time since January 1, 2011 in violation of any Law or Order, except for any such violation that does not constitute a Material Adverse Effect. There is and since January 1, 2011 has been no failure on the part of the Company to comply in all material respects with the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the SEC thereunder.

Section 4.13 Legal Proceedings. Other than the Chapter 11 Proceedings and any adversary proceedings or contested motions commenced in connection therewith, there are no legal, governmental or regulatory investigations, audits, actions, suits, arbitrations or proceedings (“Legal Proceedings”) pending or threatened to which the Company or any of its Subsidiaries is a party or to which any property of the Company or any of its Subsidiaries is the subject that constitute a Material Adverse Effect.

Section 4.14 Labor Relations.

(a) There is no labor or employment-related Legal Proceeding pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, by or on behalf of any of their respective employees or such employees’ labor organization, works council, workers’ committee, union representatives or any other type of employees’ representatives appointed for collective bargaining purposes (collectively “Employee Representatives”), or by any Governmental Entity, that constitutes a Material Adverse Effect.

(b) Section 4.14(b)(i) of the Company Disclosure Schedule lists all Collective Bargaining Agreements applicable to persons employed by the Company or any of its Subsidiaries in effect as of the date of this Agreement and the status of any negotiations, in each case as of the date of this Agreement. Section 4.14(b)(ii) of the Company Disclosure Schedule lists any jurisdiction in which the employees of the Company or any of its Subsidiaries are represented by a works council or similar entity and, to the Knowledge of the Company, no other union organizing efforts or Employee Representatives’ elections are underway or threatened with respect to any such employees. There is no strike, lockout, material labor dispute or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there has not been any such action within the past two (2) years. Except as does not constitute a Material Adverse Effect, neither the Company nor any of its Subsidiaries is subject to any obligation (whether pursuant to Law or Contract) to notify, inform and/or consult with, or obtain consent from, any Employee Representative regarding the transactions contemplated by this Agreement prior to entering into the Agreement.

(c) The Company and each of its Subsidiaries has complied in all respects with its payment obligations to all employees of the Company and any of its Subsidiaries in respect of all wages, salaries, fees, commissions, bonuses, overtime pay, holiday pay, sick pay, benefits and all other compensation, remuneration and emoluments due and payable to such employees under any Company Plan or any applicable Collective Bargaining Agreement or Law, except to the extent that any noncompliance does not constitute a Material Adverse Effect and, for the avoidance of doubt, except for any payments that are not permitted by the Bankruptcy Court or the Bankruptcy Code.

Section 4.15 Intellectual Property. Except as does not constitute a Material Adverse Effect, (i) the Company and its Subsidiaries exclusively own, free and clear of all Liens (except for (1) Liens that are described in the Company SEC Documents filed prior to the date hereof, (2) Liens that are described in the Amended Plan or the Amended Disclosure Statement, (3) Permitted Liens or (4) Material Contracts), all of their (x) patents and registered Intellectual Property (and all applications therefor) and (y) proprietary unregistered Intellectual Property, in each case, that is material to the businesses of the Company and its Subsidiaries, and all of the items in clause (x) are subsisting, unexpired, valid and enforceable; (ii) no material Intellectual Property owned by the Company or its Subsidiaries is being infringed, misappropriated or violated (“Infringed”) by any other Person; (iii) the conduct of the businesses of the Company and its Subsidiaries as presently conducted does not Infringe any Intellectual Property of any other Person and no Person has alleged same in writing, except for allegations that have since been resolved or in connection with the Chapter 11 Proceedings and any adversary proceedings or contested motions commenced in connection therewith; and (iv) the Company and its Subsidiaries take commercially reasonable actions to maintain and protect (a) the confidentiality of their trade secrets and confidential information and (b) the integrity, security and continuous operation of their material software, systems, websites and networks (and all data therein), and, in the one year prior to the date of this Agreement (or earlier, if any of same have not since been resolved in all material respects), there have been no material outages, interruptions, or breaches of same.

Section 4.16 Title to Real and Personal Property. Except as does not constitute a Material Adverse Effect:

(a) Real Property. The Company or one of its Subsidiaries, as the case may be, has good and valid title in fee simple to each Owned Real Property, free and clear of all Liens, except for (i) Liens that are described in (x) the Company SEC Documents filed prior to the date hereof, (y) the Amended Plan or (z) the Amended Disclosure Statement, or (ii) Permitted Liens.

(b) Leased Real Property. All Real Property Leases necessary for the operation of the Post-Effective Date Business are valid, binding and enforceable by and against the Company or its relevant Subsidiary, and, to the Knowledge of the Company, the other parties thereto, and no written notice to terminate, in whole or part, any of such leases has been delivered to the Company or any of its Subsidiaries (nor, to the Knowledge of the Company, has there been any indication that any such notice of termination will be served). Other than as a result of the filing of the Chapter 11 Proceedings, neither the Company nor any of its

Subsidiaries nor, to the Knowledge of the Company, any other party to any material Real Property Lease necessary for the operation of the Post-Effective Date Business is in default or breach under the terms thereof except for such instances of default or breach that do not constitute a Material Adverse Effect.

(c) Personal Property. The Company or one of its Subsidiaries has good title or, in the case of leased assets, a valid leasehold interest, free and clear of all Liens, to all of the tangible personal property and assets, except for (i) Liens that are described in (x) the Company SEC Documents filed prior to the date hereof, (y) the Amended Plan or (z) the Amended Disclosure Statement or (ii) Permitted Liens.

Section 4.17 No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its Subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its Subsidiaries, on the other hand, that is required by the Exchange Act to be described in the Company SEC Documents and that are not so described in the Company SEC Documents, except for the transactions contemplated by this Agreement.

Section 4.18 Licenses and Permits. The Company and its Subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate Governmental Entities that are necessary for the ownership or lease of their respective properties and the conduct of the Post-Effective Date Business, in each case, except as does not constitute a Material Adverse Effect. Except as does not constitute Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) has received notice of any revocation or modification of any such license, certificate, permit or authorization or (ii) has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

Section 4.19 Environmental.

(a) The Company and its Subsidiaries are, and within the past five (5) years have been, in compliance with all applicable Laws relating to the protection of the environment, natural resources (including wetlands, wildlife, aquatic and terrestrial species and vegetation) or of human health and safety as it relates to Materials of Environmental Concern, or to the management, use, transportation, treatment, storage, disposal or arrangement for disposal of Materials of Environmental Concern (collectively, “Environmental Laws”), except for such noncompliance that does not constitute a Material Adverse Effect.

(b) The Company and its Subsidiaries (i) have received and are in compliance with all permits, licenses, exemptions and other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (ii) are not subject to any action to revoke, terminate, cancel, limit, amend or appeal any such permits, licenses, exemptions or approvals, and (iii) have paid all fees, assessments or expenses due under any such permits, licenses, exemptions or approvals, except for such failures to receive and comply with permits, licenses, exemptions and approvals, or any such actions, or failure to pay any such fees, assessments or expenses that do not constitute a Material Adverse Effect.

(c) Except with respect to matters that have been fully and finally settled or resolved, (i) there are no Legal Proceedings under any Environmental Laws pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and, to the Knowledge of the Company, there are no such Legal Proceedings pending against any other Person that would reasonably be expected to adversely affect the Company of any its Subsidiaries, and (ii) the Company and its Subsidiaries have not received written or, to the Knowledge of the Company, verbal notice of any actual or potential liability of the Company for the investigation, remediation or monitoring of any Materials of Environmental Concern at any location, or for any violation of Environmental Laws, where such Legal Proceedings or liability constitute a Material Adverse Effect.

(d) None of the Company or any of its Subsidiaries has entered into any consent decree, settlement or other agreement with any Governmental Entity, and none of the Company or its Subsidiaries is subject to any Order, in either case relating to any Environmental Laws or to Materials of Environmental Concern, except for such consent decrees, settlements, agreements or Orders that do not constitute a Material Adverse Effect.

(e) There has been no release, disposal or arrangement for disposal of any Materials of Environmental Concern relating to the Company, its Subsidiaries or any of their predecessors, or to any real property currently or formerly owned, leased or operated by the Company, its Subsidiaries or any of their predecessors, that would reasonably be expected to (i) give rise to any claim or Legal Proceeding, or to any liability, under any Environmental Law, or (ii) prevent the Company or any of its Subsidiaries from complying with applicable Environmental Laws, except for such claim, Legal Proceedings, liability or burden or non-compliance that does not constitute a Material Adverse Effect.

(f) Neither the Company nor any of its Subsidiaries has assumed or retained by Contract or operation of Law any liabilities of any other Person under Environmental Laws or concerning any Materials of Environmental Concern, where such assumption or acceptance of responsibility constitutes a Material Adverse Effect.

(g) To the Knowledge of the Company, none of the transactions contemplated under this Agreement will give rise to any obligations to obtain the consent of or provide notice to any Governmental Entity under any Environmental Laws.

Section 4.20 Tax Matters.

(a) The Company and each of its Subsidiaries have timely filed or caused to be timely filed (taking into account any applicable extension of time within which to file) with the appropriate taxing authorities all income and other material tax returns, statements, forms and reports (including elections, declarations, disclosures, schedules, estimates and information Tax Returns) for Taxes (“Tax Returns”) that are required to be filed by, or with respect to, the Company and its Subsidiaries. The Tax Returns accurately reflect all material liability for Taxes of the Company and its Subsidiaries, taken as a whole, for the periods covered thereby.

(b) All material Taxes and Tax liabilities shown due under the Tax Returns with respect to the income, assets or operations of the Company and its Subsidiaries for all taxable years or other taxable period or portion thereof that end on or before the Closing Date have been paid in full or will be paid in full pursuant to the Amended Plan or, to the extent not yet due, have been accrued and fully provided for in accordance with GAAP, or will be provided for when required under GAAP on the financial statements of the Company included in the Company SEC Documents.

(c) Neither the Company nor any of its Subsidiaries has received any written notices from any taxing authority relating to any issue that could materially affect the Company and its Subsidiaries, taken as a whole.

(d) All material Taxes that the Company and its Subsidiaries (taken as a whole) were (or was) required by Law to withhold or collect in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party have been duly withheld or collected, and have been timely paid to the proper authorities to the extent due and payable.

(e) Neither the Company nor any of its Subsidiaries has been included in any “consolidated,” “unitary” or “combined” Tax Return provided for under any Law with respect to Taxes for any taxable period for which the statute of limitations has not expired (other than a group of which the Company and/or its current or past Subsidiaries are or were the only members).

(f) There are no tax sharing, indemnification or similar agreements in effect as between the Company or any of its Subsidiaries or any predecessor or Affiliate thereof and any other party (including any predecessors or Affiliates thereof) under which the Company or any of its Subsidiaries is a party to or otherwise bound by (other than such agreements (i) that are entered in the ordinary course of business or (ii) that are not expected to result in a liability for Taxes that is material to the Company and its Subsidiaries taken as a whole.

(g) The Company has not been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code at any time during the five (5)- year period ending on the date hereof.

(h) [Reserved]

(i) Neither the Company nor any of its Subsidiaries has (A) engaged in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or (B) engaged in a “reportable transaction” (other than a loss transaction) within the meaning of Treasury Regulation Section 1.6011-4(b) for tax years since 2009.

(j) None of the Company or any of its Subsidiaries has been either a “distributing corporation” or a “controlled corporation” in a distribution occurring during the last five years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code is applicable.

(k) [Reserved]

(l) Neither the Company nor any of its Subsidiaries has been requested in writing, and, to the Knowledge of the Company, there are no claims against the Company or any of its Subsidiaries, to pay any liability for Taxes of any Person (other than the Company or its Subsidiaries) that are material to the Company and its Subsidiaries taken as a whole, arising from the application of Treasury Regulation Section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor.

(m) There is no outstanding audit, assessment, dispute or claim concerning any material Tax liability of the Company and its Subsidiaries (taken as a whole) either to the Knowledge of the Company or claimed, pending or raised by an authority in writing.

(n) [Reserved]

(o) There are no material Liens with respect to Taxes upon any of the assets or properties of the Company and its Subsidiaries (taken as a whole), other than Permitted Liens.

The representations and warranties made in this Section 4.20 and Section 4.21 are the only representations and warranties made by the Debtors with respect to matters related to Taxes.

Section 4.21 Company Plans.

(a) [Reserved]

(b) Except as does not constitute a Material Adverse Effect: (i) each Company Plan (other than a Foreign Benefit Plan)(such plans, “U.S. Benefit Plans”) is in compliance with ERISA, the Code, other applicable Laws and its governing documents; (ii) each U.S. Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the IRS, and, to the Knowledge of the Company, nothing has occurred that is reasonably likely to result in the loss of the qualification of such U.S. Benefit Plan under Section 401(a) of the Code or the imposition of any material liability, penalty or tax under ERISA or the Code; (iii) no “reportable event,” within the meaning of Section 4043 of ERISA has occurred or is expected to occur for any U.S. Benefit Plan covered by Title IV of ERISA other than as a result of the Chapter 11 Proceedings; (iv) all contributions required to be made under the terms of any U.S. Benefit Plan have been timely made or have been (A) reflected in the financial statements of the Company included in the Company SEC Reports filed prior to the date hereof or (B) described in the Plan or Disclosure Statement; and (v) no liability, claim, action, litigation, audit, examination, investigation or administrative proceeding has been made, commenced or, to the Knowledge of the Company, threatened in writing with respect to any U.S. Benefit Plan (other than (A) routine claims for benefits payable in the ordinary course, (B) otherwise in relation to the Chapter 11 Proceedings or (C) any that, individually, could not reasonably be expected to result in a liability of the Company or any of its Subsidiaries in excess of $50,000).

(c) No U.S. Benefit Plan (other than any “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Multiemployer Plan”)) subject to Section 412 of the Code or Section 302 of ERISA has failed to satisfy the minimum funding standard, within the meaning of Section 412 of the Code or Section 302 of ERISA, or obtained a waiver of any minimum funding standard and, within the past six (6) years, no U.S. Benefit Plan covered by Title IV of ERISA has been terminated and no proceedings have been instituted to terminate or appoint a trustee under Title IV of ERISA to administer any such Company Plan. Within the past six (6) years, neither the Company nor any of its Subsidiaries have incurred any unsatisfied liability under Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA by reason of being treated as a single employer together with any other Person under Section 4001 of ERISA or Section 414 of the Code.

(d) Within the past six (6) years, the Company and its Subsidiaries have not incurred any withdrawal liability with respect to a Multiemployer Plan under Subtitle E of Title IV of ERISA that has not been satisfied in full, and, to the Knowledge of the Company, no condition or circumstance exists that presents a reasonable risk of the occurrence of any other withdrawal from or the partition, termination, reorganization or insolvency of any such Multiemployer Plan.

(e) No U.S. Benefit Plan provides for post-employment or retiree health, life insurance or other welfare benefits, except for (A) death benefits, (B) benefits required by Section 4980B of the Code or similar Law, or (C) benefits for which the covered individual pays the full premium cost.

(f) Neither the execution of this Agreement, the Amended Plan or the other Transaction Agreements, nor the consummation of the transactions contemplated hereby or thereby will (A) entitle any employees of the Company or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or result in any other material obligation pursuant to, any of the U.S. Benefit Plans, or (C) limit or restrict the right of the Company to merge, amend or terminate any of the U.S. Benefit Plans.

(g) The execution, delivery of and performance by the Company and its Subsidiaries of its obligations under this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code or any payments under any other applicable Laws that would be treated in such similar nature to such section of the Code, with respect to any Company Plan that would be in effect immediately after the Closing.

(h) Except as required to maintain the tax-qualified status of any U.S. Benefit Plan intended to qualify under Section 401(a) of the Code, to the Knowledge of the Company, no condition or circumstance exists that would prevent the amendment or termination of any U.S. Benefit Plan other than a U.S. Benefit Plan between the Company or any of its Subsidiaries, on the one hand, and an individual employee or director thereof, on the other hand.

(i) Each Company Plan that is maintained outside the jurisdiction of the United States, or that covers any employee residing or working outside the United States (any such Company Plan, “Foreign Benefit Plans”), which, under the Laws of any jurisdiction outside of the United States, is required or approved by any Governmental Entity, has been so registered and approved and, to the Knowledge of the Company, has been maintained in good standing with applicable material requirements of the Governmental Entities, and if intended to qualify for special tax treatment, to the Knowledge of the Company, there are no existing circumstances or events that have occurred that could reasonably be expected to adversely affect the special tax treatment with respect to such Foreign Benefit Plans.

Section 4.22 Internal Control Over Financial Reporting. The Company has established and maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company is not aware of any material weaknesses in its internal control over financial reporting.

Section 4.23 Disclosure Controls and Procedures. The Company (i) maintains disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including that information required to be disclosed by the Company in the reports that it files and submits under the Exchange Act is accumulated and communicated to management of the Company as appropriate to allow timely decisions regarding required disclosure, and (ii) has disclosed, based upon the most recent evaluation by the Chief Executive Officer and Chief Financial Officer of the Company of the Company’s internal control over financial reporting, to its auditors and the audit committee of the Board (A) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting which are reasonably likely to adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

Section 4.24 Material Contracts. All Material Contracts are valid, binding and enforceable by and against the Company or its relevant Subsidiary, except where the failure to be valid, binding or enforceable does not constitute a Material Adverse Effect, and no written notice to terminate, in whole or part, any Material Contract has been delivered to the Company or any of its Subsidiaries except where such termination does not constitute a Material Adverse Effect. Other than as a result of the filing of the Chapter 11 Proceedings, neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party to any Material Contract, is in default or breach under the terms thereof except, in each case, for such instances of default or breach that do not constitute a Material Adverse Effect. For purposes of this Agreement, “Material Contract” means any Contract necessary for the operation of the Post-Effective Date Business that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC or required to be disclosed on a Current Report on Form 8-K).

Section 4.25 No Unlawful Payments. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or any of its Subsidiaries, has in any material respect: (a) used any funds of the Company or any of its Subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense, in each case relating to political activity; (b) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (c) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (d) made any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment.

Section 4.26 Compliance with Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been at all times conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar Laws (collectively, the “Money Laundering Laws”) and no material action, suit or proceeding by or before any Governmental Entity or any arbitrator involving the Company or any of its Subsidiaries with respect to Money Laundering Laws is pending or, to the Knowledge of the Company, threatened.

Section 4.27 Compliance with Sanctions Laws. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees nor, to the Knowledge of the Company, any agent or other Person acting on behalf of the Company or any of its Subsidiaries, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department. The Company will not directly or indirectly use the proceeds of the Rights Offerings or the sale of the Investor Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, for the purpose of financing the activities of any Person that, to the Knowledge of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

Section 4.28 No Broker’s Fees. Neither the Company nor any of its Subsidiaries is a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Backstop Parties for a brokerage commission, finder’s fee or like payment in connection with the Rights Offerings or the sale of the Backstop Shares.

Section 4.29 No Registration Rights. Except as provided for pursuant to the Registration Rights Agreement, no Person has the right to require the Company or any of its Subsidiaries to register any securities for sale under the Securities Act.

Section 4.30 Takeover Statutes. Other than the NJ Shareholder Protection Act, no Takeover Statute is applicable to this Agreement, the Backstop Commitment and the other transactions contemplated by this Agreement. As of the entry of the BCA Approval Order, the Board shall have authorized and approved the issuance of the New Common Stock pursuant to this Agreement, the Amended Plan and the Rights Offerings Procedures for purposes of the NJ Shareholder Protection Act.

Section 4.31 [Reserved]

Section 4.32 Insurance. All premiums due and payable in respect of material insurance policies maintained by the Company and its Subsidiaries have been paid. The Company reasonably believes that the insurance maintained by or on behalf of the Company and its Subsidiaries is adequate in all material respects. As of the date hereof, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received notice from any insurer or agent of such insurer with respect to any material insurance policies of the Company and its Subsidiaries of cancellation or termination of such policies, other than such notices which are received in the ordinary course of business or for policies that have expired on their terms, and except to the extent that such cancellation or termination does not constitute a Material Adverse Effect.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BACKSTOP PARTIES

Each Backstop Party represents and warrants as to itself only as set forth below.

Section 5.1 Incorporation. To the extent applicable, such Backstop Party is a legal entity duly organized, validly existing and, if applicable, in good standing (or the equivalent thereof) under the laws of its jurisdiction of incorporation or organization.

Section 5.2 Corporate Power and Authority. To the extent applicable, such Backstop Party has the requisite corporate, limited partnership or limited liability company power and authority to enter into, execute and deliver this Agreement and each other Transaction Agreements to which such Backstop Party is a party and to perform its obligations hereunder and thereunder and has taken all necessary corporate, limited partnership or limited liability company action required for the due authorization, execution, delivery and performance by it of this Agreement and the other Transaction Agreements.

Section 5.3 Execution and Delivery. This Agreement and each other Transaction Agreement to which such Backstop Party is a party (a) has been, or prior to its execution and delivery will be, duly and validly executed and delivered by such Backstop Party and (b) when executed and delivered, will constitute the valid and binding obligations of such Backstop Party, enforceable against such Backstop Party in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity whether applied in a court of law or a court of equity.

Section 5.4 No Conflict. Assuming that the consents referred to in clauses (i) and (ii) of Section 5.5 are obtained, the execution and delivery by such Backstop Party of this Agreement and, to the extent applicable, the other Transaction Agreements, the compliance by such Backstop Party with all of the provisions hereof and thereof and the consummation of the transactions contemplated herein and therein (i) will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under (with or without notice or lapse of time, or both), or result in the acceleration of, or the creation of any Lien under, any Contract to which such Backstop Party is a party or by which such Backstop Party is bound or to which any of the properties or assets of such Backstop Party are subject, (ii) will not result in any violation of the provisions of the certificate of incorporation or bylaws (or comparable constituent documents) of such Backstop Party and (iii) will not result in any material violation of any Law or Order applicable to such Backstop Party or any of its properties, except, in each of the cases described in clauses (i), (ii) and (iii), for any conflict, breach, violation, default, acceleration or Lien which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance of its obligations under this Agreement.

Section 5.5 Consents and Approvals. No consent, approval, authorization, order, registration or qualification of or with any Governmental Entity having jurisdiction over such Backstop Party or any of its properties is required for the execution and delivery by such Backstop Party of this Agreement and, to the extent applicable, the Transaction Agreements, the compliance by such Backstop Party with all of the provisions hereof and thereof and the consummation of the transactions (including the purchase by such Backstop Party of its Backstop Commitment Percentage of the Backstop Shares) contemplated herein and therein, except (i) filings, if any, pursuant to the HSR Act and the expiration or termination of all applicable waiting periods thereunder or any applicable notification, authorization, approval or consent under any other Antitrust Laws in connection with the transactions contemplated by this Agreement, and (ii) any consent, approval, authorization, order, registration or qualification which, if not made or obtained, would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Backstop Party’s performance of its obligations under this Agreement.

Section 5.6 No Registration. Such Backstop Party understands that the Backstop Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of such Backstop Party’s representations as expressed herein or otherwise made pursuant hereto.

Section 5.7 Purchasing Intent. Such Backstop Party is acquiring the Backstop Shares for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof not in compliance with applicable securities Laws, and such Backstop Party has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable securities Laws.

Section 5.8 Sophistication; Investigation. Such Backstop Party acknowledges that the Backstop Shares have not been registered pursuant to the Securities Act. Such Backstop Party has such knowledge and experience in financial and business matters such that it is capable of evaluating the merits and risks of its investment in the Backstop Shares being acquired hereunder. Such Backstop Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act and a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act. Such Backstop Party understands and is able to bear any economic risks associated with such investment (including the necessity of holding the Backstop Shares for an indefinite period of time). Such Backstop Party has conducted and relied on its own independent investigation of, and judgment with respect to, the Company and its Subsidiaries and the advice of its own legal, tax, economic, and other advisors.

Section 5.9 No Broker’s Fees. Such Backstop Party is not a party to any Contract with any Person (other than this Agreement) that would give rise to a valid claim against the Company, for a brokerage commission, finder’s fee or like payment in connection with the Rights Offerings or the sale of the Backstop Shares.

Section 5.10 Votable Claims.

(a) Such Backstop Party or any of its Affiliates is the beneficial owner of, or the investment advisor or manager for the beneficial owner of, the aggregate principal amount of Votable Claims as set forth opposite such Backstop Party’s name under the column titled “Beneficially Controlled Votable Claims” on Schedule 3 attached hereto (such Votable Claims, the “Beneficially Controlled Votable Claims”); and

(b) Such Backstop Party or the applicable Affiliate has the full power to vote, dispose of and compromise the aggregate principal amount of the Beneficially Controlled Votable Claims.

(c) Such Backstop Party has not entered into any other agreement to assign, sell, participate, grant, or otherwise transfer, in whole or in part, any portion of its right, title or interest in such Beneficially Controlled Votable Claims where such assignment, sale, participation, grant, conveyance or transfer would prohibit such Backstop Party from complying with the terms of this Agreement.

Section 5.11 Sufficiency of Funds. Such Backstop Party has, and such Backstop Party on the Effective Date will have, sufficient immediately available funds to make and complete the payment of the aggregate Purchase Price for its Backstop Commitment Percentage of the Unsubscribed Shares.

Section 5.12 Legal Proceedings. As of the date hereof, there are no Legal Proceedings pending or threatened to which such Backstop Party is a party or to which any property of such Backstop Party is the subject that would reasonably be expected to prevent, materially delay or materially impair the ability of such Backstop Party to consummate the transactions contemplated hereby.

Section 5.13 Arm’s Length. Such Backstop Party acknowledges and agrees that the Company is acting solely in the capacity of an arm’s length contractual counterparty to such Backstop Party with respect to the transactions contemplated hereby (including in connection with determining the terms of the Rights Offerings).

ARTICLE VI

ADDITIONAL COVENANTS

Section 6.1 BCA Consummation Approval Order and Solicitation Order. The Company shall use its commercially reasonable efforts to (i) obtain the entry of the BCA Approval Order, Plan Solicitation Order, Rights Offerings Procedures Order and the BCA Consummation Approval Order and (ii) cause the Plan Solicitation Order, Rights Offerings Procedures Order and the BCA Consummation Approval Order to become final orders (including by requesting that such orders be a final order immediately upon entry by the Bankruptcy Court pursuant to a waiver of Bankruptcy Rules 3020 and 6004(h), as applicable), in each case, as soon as reasonably practicable following the filing of the motion seeking entry of such orders (for the avoidance of doubt, entry of the BCA Consummation Approval Order will be sought at the Confirmation Hearing). The Company shall provide to each of the Backstop Parties and its counsel copies of the proposed Rights Offerings Procedures Order, BCA Consummation Approval Order (which may be incorporated into the Confirmation Order) and Plan Solicitation Order and a reasonable opportunity to review and comment on such orders prior to such orders being filed with the Bankruptcy Court, and such orders must be in form and substance reasonably satisfactory to the Requisite Backstop Parties. Any amendments, modifications, changes or supplements to any of the BCA Approval Order, the Plan Solicitation Order, the Rights Offerings Procedures Order, the BCA Consummation Approval Order and the Confirmation Order shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

Section 6.2 Confirmation Order; Amended Plan and Amended Disclosure Statement. The Debtors shall use their respective commercially reasonable efforts to obtain entry of the Confirmation Order. The Company shall provide to each of the Backstop Parties and its counsel a copy of any proposed amendment, modification or change to the Amended Plan or the Amended Disclosure Statement and a reasonable opportunity to review and comment on such documents. The Company shall provide to each of the Backstop Parties and its counsel a copy of the proposed Confirmation Order and a reasonable opportunity to review and comment on such order prior to such order being filed with the Bankruptcy Court, and such order must be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

Section 6.3 Conduct of Business. Except (i) as explicitly set forth in this Agreement or otherwise contemplated by the Amended Disclosure Statement and Amended Plan or (ii) with the express consent of Requisite Backstop Parties (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms (the “Pre-Closing Period”), (A) the Company shall, and shall cause each of its Subsidiaries to carry on its business in the ordinary course and use its commercially reasonable efforts to (1) preserve intact its Post-Effective Date Business, (2) keep available the services of its officers and employees and (3) preserve its material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its Subsidiaries in connection with the Post-Effective Date Business and (B) the

Company shall not, and shall not permit any of its Subsidiaries to, enter into any transaction that is material to the Post-Effective Date Business other than (x) in the ordinary course of business to the extent necessary to conduct Company operations in a manner consistent with the financial and business projections provided to the Backstop Parties prior to the date hereof, (y) other transactions after prior notice to the Backstop Parties to implement tax planning which transactions are not reasonably expected to materially adversely affect any Backstop Party and (z) such other transactions disclosed to the Backstop Parties in writing prior to the date hereof. Notwithstanding any other provision in this Agreement, nothing in this Agreement shall give the Backstop Parties, directly or indirectly, any right to control or direct the operations of the Company and its Subsidiaries prior to the Closing Date. Prior to the Closing Date, the Company and its Subsidiaries shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of the business of the Company and its Subsidiaries.

Section 6.4 Antitrust Approval.

(a) Each Party agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Agreement, the other Transaction Agreements and the Amended Plan, including (i) if applicable, filing, or causing to be filed, the Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated by this Agreement with the Antitrust Division of the United States Department of Justice and the United States Federal Trade Commission and any filings under any other Antitrust Laws that are necessary to consummate and make effective the transactions contemplated by this Agreement as soon as reasonably practicable following the date hereof and (ii) promptly furnishing documents or information reasonably requested by any Antitrust Authority.

(b) The Company and each Backstop Party subject to an obligation pursuant to the Antitrust Laws to notify any transaction contemplated by this Agreement, the Amended Plan or the other Transaction Agreements that has notified the Company in writing of such obligation (each such Backstop Party, a “Filing Party”) agree to reasonably cooperate with each other as to the appropriate time of filing such notification and its content. The Company and each Filing Party shall, to the extent permitted by applicable Law: (i) promptly notify each other of, and if in writing, furnish each other with copies of (or, in the case of material oral communications, advise each other orally of) any communications from or with an Antitrust Authority; (ii) not participate in any meeting with an Antitrust Authority unless it consults with each other Filing Party and the Company, as applicable, in advance and, to the extent permitted by the Antitrust Authority and applicable Law, give each other Filing Party and the Company, as applicable, a reasonable opportunity to attend and participate thereat; (iii) furnish each other Filing Party and the Company, as applicable, with copies of all correspondence, filings and communications between such Filing Party or the Company and the Antitrust Authority; (iv) furnish each other Filing Party with such necessary information and reasonable assistance as may be reasonably necessary in connection with the preparation of necessary filings or submission of information to the Antitrust Authority; and (v) not withdraw its filing, if any, under the HSR Act without the prior written consent of the Requisite Backstop Parties and the Company.

(c) Should a Filing Party be subject to an obligation under the Antitrust Laws to jointly notify with one or more other Filing Parties (each, a “Joint Filing Party”) a transaction contemplated by this Agreement, the Amended Plan or the other Transaction Agreements, such Joint Filing Party shall promptly notify each other Joint Filing Party of, and if in writing, furnish each other Joint Filing Party with copies of (or, in the case of material oral communications, advise each other Joint Filing Party orally of) any communications from or with an Antitrust Authority.

(d) Subject to the second sentence of Section 6.4(e), the Company and each Filing Party shall use commercially reasonable efforts to cause the waiting periods under the applicable Antitrust Laws to terminate or expire at the earliest possible date after the date of filing. The communications contemplated by this Section 6.4 may be made by the Company or a Filing Party on an outside counsel-only basis or subject to other agreed upon confidentiality safeguards. The obligations in this Section 6.4 shall not apply to filings, correspondence, communications or meetings with Antitrust Authorities unrelated to the transactions contemplated by this Agreement, the Amended Plan and the other Transaction Agreements.

(e) Notwithstanding anything in this Agreement to the contrary, nothing shall require any Backstop Party or any of its Affiliates to (i) dispose of, license or hold separate any of its or its Subsidiaries’ or Affiliates’ assets, (ii) limit its freedom of action or the conduct of its or its Subsidiaries’ or Affiliates’ businesses or make any other behavioral commitments with respect to itself or any of its Subsidiaries or Affiliates, (iii) divest any of its Subsidiaries or its Affiliates, or (iv) commit or agree to any of the foregoing. Without the prior written consent of the Requisite Backstop Parties, neither the Company nor any of its Subsidiaries shall commit or agree to (i) dispose of, license or hold separate any of its assets or (ii) limit its freedom of action with respect to any of its businesses or commit or agree to any of the foregoing, in each case, in order to secure any necessary consent or approvals for the transactions contemplated hereby under the Antitrust Laws. Notwithstanding anything to the contrary herein, neither the Backstop Parties, nor any of their Affiliates, nor the Company or any of its Subsidiaries, shall be required as a result of this Agreement, to initiate any legal action against, or defend any litigation brought by, the United States Department of Justice, the United States Federal Trade Commission, or any other Governmental Entity in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other order in any suit or proceeding which would otherwise have the effect of preventing or materially delaying the transactions contemplated hereby, or which may require any undertaking or condition set forth in the preceding sentence.

(f) Given the uncertainty that the condition set forth in Section 7.1(o) may not be satisfied by September 3, 2013 with respect to certain jurisdictions outside of the United States (each, a “Long Pole Jurisdiction”), the Debtors and the Backstop Parties will consult in good faith regarding alternative structures with respect to the Company’s operations in such Long Pole Jurisdiction(s) so as to facilitate the satisfaction of such condition by September 3, 2013, including by changing the manner in which the Company or its Subsidiaries hold assets or businesses in the Long Pole Jurisdiction(s), disposing or committing to dispose of assets or businesses in the Long Pole Jurisdiction(s), agreeing to limit its business or change its business practices relating to the Long Pole Jurisdiction(s) in any manner, modifying supply, customer or other arrangements relating to the Long Pole Jurisdiction(s), or taking any other action with respect to the Long Pole Jurisdiction(s), and, notwithstanding anything to the contrary in this Agreement, following such consultation the Debtors may take such actions in each case to the extent, but only to the extent, that (i) such actions comply with applicable Law and do not expose any Backstop Party, in its good faith judgment, to the risk of not being in compliance with applicable Law in the event of a Closing in the absence of requisite approval from such Long Pole Jurisdiction(s), (ii) there is a reasonable expectation that such actions are necessary to permit a timely Closing in a manner that satisfies Section 7.1(o) and (iii) such actions do not constitute a Material Adverse Effect.

Section 6.5 Access to Information. Subject to applicable Law and appropriate assurance of confidential treatment, upon reasonable notice during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) afford the Backstop Parties and their Representatives upon request reasonable access, during normal business hours and without unreasonable disruption or interference with the Company’s and its Subsidiaries’ business or operations, to the Company’s and its Subsidiaries’ employees, properties, books, contracts and records and, during the Pre-Closing Period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to such parties all reasonable information concerning the Company’s and its Subsidiaries’ business, properties and personnel as may reasonably be requested by any such party, provided that the foregoing shall not require the Company (a) to permit access to any assets, properties or personnel related to the business being transferred in connection with the KPP Global Settlement, (b) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company would cause the Company or any of its Subsidiaries to violate any of their respective obligations with respect to confidentiality to a third party if the Company shall have used its commercially reasonable efforts to obtain, but failed to obtain, the consent of such third party to such inspection or disclosure, (c) to disclose any legally privileged information of the Company or any of its Subsidiaries or (d) to violate any applicable Laws; provided further that the Company shall deliver to the Backstop Parties a schedule setting forth a description of any requested information not provided to the Backstop Parties pursuant to clauses (b) through (d) above (in the case of clause (b), to the extent not prohibited from doing so). All requests for information and access made in accordance with this Section 6.5 shall be directed to an executive officer of the Company or such person as may be designated by the Company’s executive officers.

Section 6.6 Financial Information.

(a) At all times prior to the Closing Date, the Company shall deliver to counsel to each Backstop Party and to each Backstop Party that so requests, subject to appropriate assurance of confidential treatment, all statements and reports the Company is required to deliver to the DIP Agent pursuant to Section 5.01(h) of the DIP Term Loan Credit Agreement (as in effect on the date hereof) (the “Financial Reports”). Neither any waiver by the DIP Term Loan Parties of their right to receive the Financial Reports nor any amendment or termination of the DIP Term Loan Credit Agreement shall affect the Company’s obligation to deliver the Financial Reports to the Backstop Parties in accordance with the terms of this Agreement.

(b) Information required to be delivered pursuant to Section 5.01(h)(ii) and Section 5.01(h)(iii) of the DIP Term Loan Credit Agreement (as in effect on the date hereof) (i) shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods and (ii) shall be deemed to have been delivered in accordance with Section 6.6(a) on the date on which the Company provides written notice to the Backstop Parties that such information has been posted on the Company’s website on the internet at www.kodak.com or is available via the EDGAR system of the SEC on the internet (to the extent such information has been posted or is available as described in such notice).

Section 6.7 Alternate Transactions.

(a) From the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms and the Closing Date, (i) the Company and its Subsidiaries shall, and shall instruct and direct their respective Representatives to, immediately cease and terminate any ongoing solicitation, discussions and negotiations with respect to any Alternate Transaction, and (ii) the Company and its Subsidiaries shall not, and the Company and its Subsidiaries shall instruct and direct their respective Representatives not to, initiate or solicit any inquiries or the making of any proposal or offer relating to an Alternate Transaction, engage or participate in any discussions or negotiations, or provide any non-public information to any Person, with respect to an Alternate Transaction. Notwithstanding the foregoing sentence, if following the date of this Agreement (A) the Company or any of its Subsidiaries receives a bona fide, written unsolicited proposal or offer for an Alternate Transaction (an “Alternate Transaction Proposal”) from any Person not solicited by the Company or its Subsidiaries in violation of this Section 6.7 and (B) the Board has determined in good faith, after consultation with its outside counsel and independent financial advisor, that such Alternate Transaction Proposal constitutes, or could reasonably be expected to result in, a Superior Transaction, the Company may, in response to such Alternate Transaction Proposal: (x) furnish non-public information in response to a request therefor by such Person if such Person has executed and delivered to the Company a confidentiality agreement on customary terms (provided that in the event the Company enters into a confidentiality agreement with such Person on terms more favorable to such Person than the Confidentiality Agreement with the Lead Backstop Party is to the Lead Backstop Party, the Company shall offer to amend the Confidentiality Agreement with the Lead Backstop Party and the other Backstop Parties to extend such more favorable terms to the Lead Backstop Party and the other Backstop Parties) and if the Company also promptly (and in any event within 24 hours after the time such information is provided to such Person) makes such information available to the Backstop Parties, to the extent not previously provided to the Backstop Parties; and (y) engage or participate in discussions and negotiations with such Person regarding such Alternate Transaction Proposal. The Company shall notify the Backstop Parties promptly (and, in any event, within 24 hours) if any Alternate Transaction Proposals are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it or its Subsidiaries or its or its Subsidiaries’ Representatives, indicating, in connection with such notice, the identity of the parties and the material terms and conditions of any Alternate Transaction Proposal (including, if applicable, copies of any written inquiries, requests, proposals or offers, including any proposed agreements) and, thereafter, the Company shall keep the Backstop Parties reasonably informed of the status and terms of any such Alternate Transaction Proposals (including any amendments thereto) and the status of any such discussions or negotiations, including any change in the Company’s intentions as previously notified. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to the Backstop Parties.

(b) Subject to the Company’s compliance with this Section 6.7, prior to the earlier of the occurrence of the Closing Date and the termination of this Agreement in accordance with its terms, the Board may approve an Alternate Transaction Proposal not solicited in violation of this Section 6.7 that the Board has determined in good faith, after consultation with its outside legal counsel and its independent financial advisor, constitutes a Superior Transaction, if and only if, (1) prior to taking such action the Board determines in good faith, after consultation with its outside legal counsel, that failure to take such action would be inconsistent with the directors’ legal duties under applicable Laws; (2) the Board notifies the Backstop Parties in writing at least three (3) Business Days in advance that it intends to take such action or that the Company intends to terminate this Agreement pursuant to Section 9.1(f)(ii), which notice shall specify the identity of the Person making such Alternate Transaction Proposal and all of the material terms and conditions of such Alternate Transaction Proposal and attach the most current version of any proposed transaction agreement (and any related agreements) providing for such Alternate Transaction Proposal; (3) after providing such notice and prior to taking any such action or terminating this Agreement pursuant to Section 9.1(f)(ii), the Company shall, and shall cause its Representatives to, negotiate in good faith with the Backstop Parties during the three (3) Business Day period (to the extent the Backstop Parties desire to negotiate) to make such adjustments to the terms and conditions of this Agreement and the other Transaction Agreements as would permit the Board not to take such action or terminate this Agreement pursuant to Section 9.1(f)(ii); and (4) following the end of such three (3) Business Day period, the Board shall have determined in good faith, after consultation with its outside legal counsel and independent financial advisor and after taking into account any changes to this Agreement and the other Transaction Agreements proposed by the Backstop Parties, that the Superior Transaction continues to constitute a Superior Transaction even if such changes proposed by the Backstop Parties were to be given effect.

Section 6.8 Commercially Reasonable Efforts.

(a) Without in any way limiting any other respective obligation of the Company or any Backstop Party in this Agreement, the Company shall use (and shall cause its Subsidiaries to use), and each Backstop Party shall use, commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, reasonably necessary, proper or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Amended Plan, including using commercially reasonable efforts in:

(i) timely preparing and filing all documentation reasonably necessary to effect all necessary notices, reports and other filings of such Party and to obtain as promptly as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party or Governmental Entity;

(ii) defending any Legal Proceedings challenging this Agreement, the Amended Plan or any other Transaction Agreement or the consummation of the transactions contemplated hereby and thereby, including seeking to have any stay or temporary restraining order entered by any Governmental Entity vacated or reversed; and

(iii) working together in good faith to finalize the Warrants, Registration Rights Agreement and Reorganized Kodak Corporate Documents for timely inclusion in the Plan Supplement and filing with the Bankruptcy Court.

(b) Subject to applicable Laws relating to the exchange of information, the Backstop Parties and the Company shall have the right to review in advance, and to the extent practicable each will consult with the other on all of the information relating to Backstop Parties or the Company, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the transactions contemplated by this Agreement or the Amended Plan; provided, however, neither the Company nor the Backstop Parties are required to provide for review in advance declarations or other evidence submitted in connection with any filing with the Bankruptcy Court. In exercising the foregoing rights, each of the Company and the Backstop Parties shall act reasonably and as promptly as practicable.

(c) Nothing contained in this Section 6.8 shall limit the ability of any Backstop Party to consult with the Debtors, to appear and be heard, or to file objections, concerning any matter arising in the Chapter 11 Proceedings, so long as such consultation, appearance or objection is not inconsistent with such Backstop Party’s obligations under Section 6.9.

Section 6.9 Support of the Amended Plan.

(a) Support of Amended Plan. Each Backstop Party agrees, severally and not jointly, that, prior to the earlier to occur of (x) the Closing Date and (y) the termination of this Agreement in accordance with its terms each Backstop Party will, and it will use its commercially reasonable efforts to cause its controlled Affiliates to: (i) subject to entry of the Plan Solicitation Order, timely vote or cause to be voted all of its Beneficially Controlled Votable Claims to accept the Amended Plan by timely delivering a duly executed and completed ballot or ballots, as applicable, accepting the Amended Plan; (ii) not change or withdraw such vote or exercise (or cause or direct such vote or exercise to be changed or withdrawn); (iii) consent to the treatment of its Beneficially Controlled Votable Claims and the treatment of all other claims against and equity interests in the Debtors as set forth in the Amended Plan; and (iv) not object to or otherwise commence any proceeding or take any other action opposing any of the terms of the Amended Disclosure Statement or the Amended Plan, unless, in each case, the Amended Plan is modified in a manner that violates the terms of this Agreement.

(b) Transfers of Beneficially Controlled Votable Claims. Each Backstop Party agrees that it will not Transfer, in whole or in part, any Beneficially Controlled Votable Claim or any option thereon or any right or interest therein or any other claims against or equity interests in the Debtors unless the transferee thereof, prior to such Transfer, agrees in writing for the benefit of the Company to be bound by Section 6.9 of this Agreement by executing a joinder agreement substantially in the form attached hereto as Exhibit D (the “Joinder Agreement”) and delivering an executed copy thereof to the Company (a transferee party to a Joinder Agreement shall be referred to as a “Permitted Claim Transferee”). Each Backstop Party or Permitted Claim Transferee agrees that any Transfer of any Beneficially Controlled Votable Claims or any other claims against or equity interests in the Debtors that does not comply with the terms and procedures set forth in Section 6.9(b) hereof shall be deemed void ab initio, and the Debtors shall have the right to avoid such Transfer. To the extent any Backstop Party or Permitted Claim Transferee (i) beneficially acquires additional Votable Claims, (ii) beneficially holds or acquires any other claims against the Debtors or (iii) beneficially holds or acquires any equity interests in the Debtors, each such Backstop Party and Permitted Claim Transferee agrees that such claims or equity interests shall be subject to Section 6.9 hereof.

Section 6.10 NJ Shareholder Protection Act. The Company shall take all actions that are necessary to approve the issuance on the Effective Date of New Common Stock to any Person with Beneficial Ownership of more than 10% of the outstanding shares of New Common Stock for purposes of the NJ Shareholder Protection Act.

Section 6.11 Eastman Business Park Settlement. The Company shall use its commercially reasonable efforts to enter into (i) the Eastman Business Park Settlement Agreement and (ii) an agreement with the United States pursuant to which the United States covenants not to sue or take any other action against the Company with respect to the environmental conditions that are the subject of the Eastman Business Park Settlement Agreement.

Section 6.12 Emergence Credit Facilities. The Debtors agree to work in good faith to obtain an Emergence Term Loan Credit Agreement on terms more favorable taken as a whole than the Emergence Rollover Credit Agreement.

Section 6.13 New Board of Directors. On the Closing Date, the board of directors for Reorganized Kodak shall be comprised of nine (9) directors consisting of: (i) the chief executive officer of the Company; (ii) six (6) directors designated by the Backstop Parties (one of which shall be James V. Continenza as long as he is able and willing to serve, and one of which shall be designated in consultation with the Creditors’ Committee); and (iii) two (2) directors to be designated by the Creditors’ Committee in consultation with the Backstop Parties; provided that (x) not less than five of the directors identified or designated pursuant to clause (ii) of this Section 6.13 and (y) the directors identified or designated pursuant to clause (iii) of this Section 6.13, in each case shall be “independent” (as defined in the rules and regulations governing the requirements of companies listing on the New York Stock Exchange) with respect to the Company.

Section 6.14 Registration Rights Agreement. The Amended Plan will provide that (i) from and after the Closing Date the Backstop Parties shall be entitled to certain registration rights pursuant to a registration rights agreement in form and substance consistent with the terms set forth in Exhibit F attached hereto and otherwise reasonably satisfactory to the Company and the Requisite Backstop Parties (the “Registration Rights Agreement”). A form of the Registration Rights Agreement shall be filed with the Bankruptcy Court as part of the Plan Supplement.

Section 6.15 Form D and Blue Sky. The Company shall timely file a Form D with the SEC with respect to the Backstop Shares issued hereunder to the extent required under Regulation D of the Securities Act and shall provide, upon request, a copy thereof to each Backstop Party. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Backstop Shares issued hereunder for, sale to the Backstop Parties at the Closing Date pursuant to this Agreement under applicable securities and “Blue Sky” Laws of the states of the United States (or to obtain an exemption from such qualification) and any applicable foreign jurisdictions, and shall provide evidence of any such action so taken to the Backstop Parties on or prior to the Closing Date. The Company shall timely make all filings and reports relating to the offer and sale of the Backstop Shares issued hereunder required under applicable securities and “Blue Sky” Laws of the states of the United States following the Closing Date. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.15.

Section 6.16 No Integration; No General Solicitation. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the 4(2) Rights Offering Shares, the Rights Offerings and this Agreement in a manner that would require registration of the New Common Stock to be issued by the Company on the Effective Date under the Securities Act. None of the Company or any of its affiliates or any other Person acting on its or their behalf will solicit offers for, or offer or sell, any 4(2) Rights Offering Shares by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D promulgated under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

Section 6.17 DTC Eligibility. The Company shall use commercially reasonable efforts to promptly make, when applicable from time to time after the Closing, all Unlegended Shares eligible for deposit with the Depository Trust Company. “Unlegended Shares” means any shares of New Common Stock acquired by the Backstop Parties (including any Related Purchaser or Ultimate Purchaser) pursuant to this Agreement and the Amended Plan, including shares issued in connection with the Rights Offerings, that are no longer subject to the Legend.

Section 6.18 Use of Proceeds. The Debtors will apply the proceeds from the exercise of the Rights and the sale of the Backstop Shares to satisfy the claims of the Holders of Allowed Class 3 Second Lien Notes Claims and to fund the Kodak GUC Trust, in each case, pursuant to the Amended Plan.

Section 6.19 Share Legend. Each certificate evidencing shares of New Common Stock (other than any 1145 Shares held by Backstop Parties that are not affiliates) acquired by the Backstop Parties (including any Related Purchaser or Ultimate Purchaser) hereunder or in connection with the Rights Offerings, and each certificate issued in exchange for or upon the transfer, sale or assignment of any such securities, shall be stamped or otherwise imprinted with a legend (the “Legend”) in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [DATE OF ISSUANCE], HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN AVAILABLE EXEMPTION FROM REGISTRATION THEREUNDER.”

In the event of any uncertificated shares, such shares shall be subject to a restrictive notation substantially similar to the Legend in the stock ledger or other appropriate records maintained by the Company or agent and the term “Legend” shall include such restrictive notation. The legend (for restrictive notation) set forth above shall be removed from the certificates evidencing any such securities (or the records, in the case of uncertified shares) at any time after the restrictions described in such legend cease to be applicable. The Company may reasonably request such opinions, certificates or other evidence that such restrictions no longer apply.

Section 6.20 Allowance. The Company, on behalf of itself and the other Debtors, agrees as of the date hereof, that the General Unsecured Claims of each Backstop Party are Allowed for all purposes (including with respect to the amount of each Backstop Party’s “1145 Eligible Claim” (as defined in the 1145 Rights Offering Procedures) and “4(2) Eligible Claim” (as defined in the 4(2) Rights Offering Procedures)), without defense, offset or counterclaim, in the amount set forth opposite such Backstop Party’s name on Schedule 3 provided to the Debtors as of the date hereof.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

Section 7.1 Conditions to the Obligation of the Backstop Parties. The obligations of each Backstop Party to consummate the transactions contemplated hereby shall be subject to (unless waived in accordance with Section 7.2) the satisfaction of the following conditions:

(a) BCA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order, such order shall be in full force and effect, and not subject to a stay.

(b) Plan Solicitation Order; Rights Offerings Procedures Order. The Bankruptcy Court shall have entered the Plan Solicitation Order and the Rights Offerings Procedures Order, such orders shall be in full force and effect, and neither order shall be subject to a stay.

(c) BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), such order shall be in full force and effect, and not subject to a stay.

(d) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, such order shall be in full force and effect, and not subject to a stay.

(e) Amended Plan. The Company and all of the other Debtors shall have complied, in all material respects, with the terms of the Amended Plan that are to be performed by the Company and the other Debtors on or prior to the Effective Date and the conditions to the occurrence of the Effective Date set forth in the Amended Plan shall have been satisfied or, with the prior consent of the Requisite Backstop Parties, waived in accordance with the terms thereof and the Amended Plan.

(f) Rights Offerings. The Rights Offerings shall have been conducted, in all material respects, in accordance with the Rights Offerings Procedures Order and this Agreement, and the Rights Offerings Expiration Time shall have occurred.

(g) Conditions to the Amended Plan. The conditions to the occurrence of the Effective Date of the Amended Plan set forth in the Amended Plan and the Confirmation Order shall have been satisfied or, with the prior written consent of the Requisite Backstop Parties, waived in accordance with the terms thereof and the Amended Plan.

(h) Approval of KPP Global Settlement. The Bankruptcy Court shall have entered an order authorizing the Debtors’ entry into the KPP Global Settlement (the “KPP Global Settlement Order”), such order shall be in full force and effect, and not subject to a stay.

(i) Senior Management; Arrangements with Senior Management. (x) The identity and employment agreement or other compensation agreement (in form and substance) of each individual to be appointed and/or hired to serve as a member of the senior management of the Company from and after the Closing Date shall be satisfactory to the Requisite Backstop Parties, and (y) any employment agreement or other compensation arrangement that would be in effect immediately after the Closing with respect to each individual serving as a member of the senior management of the Company on the date hereof (other than the individuals referred to in clause (x)) shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

(j) D&O Policies. The terms and conditions of the director and officer liability insurance policies of the Company in effect from and after the Effective Date shall be reasonably satisfactory to the Requisite Backstop Parties.

(k) Emergence Credit Facilities. The Debtors shall have obtained the Emergence Credit Facilities and shall have executed and delivered the Emergence Credit Facility Documents and all conditions to effectiveness of the Emergence Credit Facilities shall have been satisfied or waived (or will be satisfied and waived substantially concurrently with the occurrence of the Closing Date); provided that no more than $695,000,000 or, at the Company’s election (but subject to the Requisite Backstop Parties’ prior consent, which consent shall not be unreasonably withheld, conditioned or delayed), no more than $725,000,000 shall be outstanding under the Emergence Term Loan Credit Agreement after giving effect to the transactions to be consummated on the Effective Date.

(l) [Reserved]

(m) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company and shall otherwise have become effective with respect to the Backstop Parties and the other parties thereto.

(n) Expense Reimbursement. The Debtors shall have paid all Expense Reimbursement accrued through the Closing Date pursuant to Section 3.3.

(o) Antitrust Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law shall have been made or obtained for the transactions contemplated by this Agreement.

(p) Consents. All governmental and third party notifications, filings, consents, waivers and approvals set forth on Schedule 5 and required for the consummation of the transactions contemplated by this Agreement and the Amended Plan shall have been made or received.

(q) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Amended Plan or the transactions contemplated by this Agreement.

(r) Disclosure Schedules. Any Company Disclosure Schedules delivered by the Company after the date hereof shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties.

(s) Representations and Warranties.

(i) The representations and warranties of the Debtors contained in Section 4.30 shall be true and correct in all respects at and as of the Closing Date after giving effect to the Amended Plan with the same effect as if made on and as of the Closing Date after giving effect to the Amended Plan (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(ii) The representations and warranties of the Debtors contained in Sections 4.2, 4.3, 4.4, 4.5 and 4.6(ii) shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(iii) The other representations and warranties of the Debtors contained in this Agreement (other than the representations and warranties contained in Section 4.11) shall be true and correct (disregarding all materiality or Material Adverse Effect qualifiers) at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date), except where the failure to be so true and correct does not constitute a Material Adverse Effect.

(t) Covenants. The Debtors shall have performed and complied, in all material respects, with all of their respective covenants and agreements contained in this Agreement that contemplate, by their terms, performance or compliance prior to the Closing Date.

(u) Officer’s Certificate. The Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming that the conditions set forth in Sections 7.1(s)(i) and (s)(ii), (t), (w) and (z) have been satisfied.

(v) [Reserved]

(w) Minimum Liquidity and Minimum Cash of the Reorganized Debtors. (A) The amount, determined on a pro forma basis after giving effect to the occurrence of the Effective Date and the transactions contemplated by the Amended Plan and this Agreement, of (i) the Emergence Financing Availability, plus (ii) unrestricted cash and cash equivalents of the Reorganized Debtors shall be no less than $100,000,000; and (B) the amount, determined on a pro forma basis after giving effect to the occurrence of the Effective Date and the transactions contemplated by the Amended Plan and this Agreement, of unrestricted cash and cash equivalents (unless “restricted cash” under GAAP) of the Reorganized Debtors and their Subsidiaries shall be no less than $700,000,000.

(x) Creditors’ Committee Proceedings. (i) The adversary proceeding filed by the Creditors’ Committee pending before the Bankruptcy Court and assigned case number 12-01947 (ALG) shall have been dismissed with prejudice on or prior to the Closing Date and (ii) the Creditors’ Committee shall not have initiated or prosecuted any other claim, cause of action, adversary proceeding or other litigation against (A) the Holders of Second Lien Note Claims or (B) seeking an Order invalidating, setting aside, avoiding, re-characterizing or subordinating the Second Lien Notes Claims or the Liens securing the obligations arising under the Second Lien Note Indentures.

(y) [Reserved]

(z) Material Adverse Change. (i) From April 30, 2013 to the Closing Date, there shall not have occurred, and there shall not exist, any Event that constitutes a Material Adverse Effect and (ii) the Backstop Parties shall have received on and as of the Closing Date a certificate of the chief executive officer or chief financial officer of the Company confirming the same; provided that the condition in this Section 7.1(z) shall be deemed satisfied unless the Requisite Backstop Parties deliver a notice to the Company on or prior to the Closing Date stating that such condition has not been satisfied.

Section 7.2 Waiver of Conditions to Obligation of Backstop Parties. All or any of the conditions set forth in Section 7.1 may only be waived in whole or in part with respect to all Backstop Parties by a written instrument executed by the Requisite Backstop Parties in their sole discretion and if so waived, all Backstop Parties shall be bound by such waiver; provided that notwithstanding the foregoing, any one or more Majority Backstop Parties that desire to waive all or any of the conditions set forth in Section 7.1 (such Backstop Party or Backstop Parties, the “Waiving Backstop Parties”) may require any other Backstop Parties that are not willing to waive the applicable conditions (the “Non-Waiving Backstop Parties”), and such Non-Waiving Backstop Parties shall upon written request by the Waiving Backstop Parties be so required, to transfer and assign to the Waiving Backstop Parties all of the Non-Waiving Backstop Parties’ Backstop Commitment in accordance with the Waiving Backstop Parties’ pro rata share (based on the aggregate Commitment of the Waiving Backstop Parties) of the Non-Waiving Backstop Parties’ Commitment or as otherwise reasonably agreed upon by such Waiving Backstop Parties.

Section 7.3 Conditions to the Obligation of the Company. The obligation of the Company and the other Debtors to consummate the transactions contemplated hereby with any Backstop Party is subject to (unless waived by the Company) the satisfaction of each of the following conditions:

(a) BCA Approval Order. The Bankruptcy Court shall have entered the BCA Approval Order, such order shall be in full force and effect, and not subject to a stay.

(b) Plan Solicitation Order; Rights Offerings Procedures Order. The Bankruptcy Court shall have entered the Plan Solicitation Order and the Rights Offerings Procedures Order, such orders shall be in full force and effect, and neither order shall be subject to a stay.

(c) BCA Consummation Approval Order. The Bankruptcy Court shall have entered the BCA Consummation Approval Order (which may be the Confirmation Order), such order shall be in full force and effect, and not subject to a stay.

(d) Confirmation Order. The Bankruptcy Court shall have entered the Confirmation Order, such order shall be in full force and effect, and not subject to a stay.

(e) Conditions to the Amended Plan. The conditions to the occurrence of the Effective Date of the Amended Plan as set forth in the Amended Plan and in the Confirmation Order shall have been satisfied or waived in accordance with the terms thereof and the Amended Plan.

(f) Antitrust Approvals. All terminations or expirations of waiting periods imposed by any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement, including under the HSR Act and any other Antitrust Laws, shall have occurred and all other notifications, consents, authorizations and approvals required to be made or obtained from any Governmental Entity under any Antitrust Law shall have been made or obtained for the transactions contemplated by this Agreement.

(g) No Legal Impediment to Issuance. No Law or Order shall have been enacted, adopted or issued by any Governmental Entity that prohibits the implementation of the Amended Plan or the transactions contemplated by this Agreement.

(h) Representations and Warranties. The representations and warranties of each Backstop Party contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same effect as if made on and as of the Closing Date (except for such representations and warranties made as of a specified date, which shall be true and correct only as of the specified date).

(i) Covenants. The applicable Backstop Party shall have performed and complied, in all material respects, with all of its covenants and agreements contained in this Agreement and in any other document delivered pursuant to this Agreement.

(j) Officer’s Certificate. The Company shall have received on and as of the Closing Date a certificate of an officer of the applicable Backstop Party confirming that the conditions set forth in Section 7.2(h) and Section 7.2(i) have been satisfied with respect to such Backstop Party.

ARTICLE VIII

INDEMNIFICATION AND CONTRIBUTION

Section 8.1 Indemnification Obligations. Following the entry of the BCA Approval Order, the Company and the other Debtors (the “Indemnifying Parties” and each an “Indemnifying Party”) shall, jointly and severally, indemnify and hold harmless each Backstop Party, its Affiliates, shareholders, members, partners and other equity holders, general partners, managers and its and their respective Representatives, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses, claims, damages, liabilities and costs and expenses (other than Taxes of the Backstop Parties but subject to the last sentence of Section 2.5(c)) (collectively, “Losses”) that any such Indemnified Person may incur or to which any such Indemnified Person may become subject arising out of or in connection with this Agreement, the Amended Plan and the transactions contemplated hereby and thereby, including the Backstop Commitments, the Rights Offerings, the payment of the Backstop Commitment Fees or the use of the proceeds of the Rights Offerings, or any breach by the Debtors of this Agreement, or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any Indemnified Person is a party thereto, whether or not such proceedings are brought by the Company, the other Debtors, their respective equity holders, Affiliates, creditors or any other Person, and reimburse each Indemnified Person upon demand for reasonable and documented (subject to redaction to preserve attorney client and work product privileges) legal or other third-party expenses incurred in connection with investigating, preparing to defend or defending, or providing evidence in or preparing to serve or serving as a witness with respect to, any lawsuit, investigation, claim or other proceeding relating to any of the foregoing (including in connection with the enforcement of the indemnification obligations set forth herein), irrespective of whether or not the transactions contemplated by this Agreement or the Amended Plan are consummated or whether or not this Agreement is terminated; provided that the foregoing indemnity will not, as to any Indemnified Person, apply to Losses (a) as to a Defaulting Backstop Party and its Related Parties, caused by a Backstop Party Default by such Backstop Party, or (b) to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the bad faith, willful misconduct or gross negligence of such Indemnified Person.

Section 8.2 Indemnification Procedure. Promptly after receipt by an Indemnified Person of notice of the commencement of any claim, challenge, litigation, investigation or proceeding (an “Indemnified Claim”), such Indemnified Person will, if a claim is to be made hereunder against the Indemnifying Party in respect thereof, notify the Indemnifying Party in writing of the commencement thereof; provided that (i) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have hereunder except to the extent it has been materially prejudiced by such failure and (ii) the omission to so notify the Indemnifying Party will not relieve the Indemnifying Party from any liability that it may have to such Indemnified Person otherwise than on account of this Article VIII. In case any such Indemnified Claims are brought against any Indemnified Person and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to such Indemnified Person, to assume the defense thereof, with counsel reasonably acceptable to such Indemnified Person; provided that if the parties (including any impleaded parties) to any such Indemnified Claims include both such Indemnified Person and the Indemnifying Party and based on advice of such Indemnified Person’s counsel there are legal defenses available to such Indemnified Person that are different from or additional to those available to the Indemnifying Party, such Indemnified Person shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such Indemnified Claims. Upon receipt of notice from the Indemnifying Party to such Indemnified Person of its election to so assume the defense of such Indemnified Claims with counsel reasonably acceptable to the Indemnified Person, the Indemnifying Party shall not be liable to such Indemnified Person for expenses incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (A) such Indemnified Person shall have employed separate counsel (in addition to any local counsel) in connection with the assertion of legal defenses in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the Indemnifying Party shall not be liable for the expenses of more than one separate counsel representing the Indemnified Persons who are parties to such Indemnified Claims (in addition to one local counsel in each jurisdiction in which local counsel is required) and that all such expenses shall be reimbursed as they occur), (B) the Indemnifying Party shall not have employed counsel reasonably acceptable to such Indemnified Person to represent such Indemnified Person within a reasonable time after notice of commencement of the Indemnified Claims, (C) the Indemnifying Party shall have failed or is failing to defend such claim, and is provided written notice of such failure by the Indemnified Person and such failure is not reasonably cured within ten (10) Business Days of receipt of such notice, or (D) the Indemnifying Party shall have authorized in writing the employment of counsel for such Indemnified Person. Notwithstanding anything herein to the contrary, the Company and its Subsidiaries shall have sole control over any Tax controversy or Tax audit and shall be permitted to settle any liability for Taxes of the Company and its Subsidiaries.

Section 8.3 Settlement of Indemnified Claims. The Indemnifying Party shall not be liable for any settlement of any Indemnified Claims effected without its written consent (which consent shall not be unreasonably withheld). If any settlement of any Indemnified Claims is consummated with the written consent of the Indemnifying Party or if there is a final judgment for the plaintiff in any such Indemnified Claims, the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Person from and against any and all Losses by reason of such settlement or judgment to the extent such Losses are otherwise subject to indemnification by the Indemnifying Party hereunder in accordance with, and subject to the limitations of, the provisions of this Article VIII. Notwithstanding anything in this Article VIII to the contrary, if at any time an Indemnified Person shall have requested the Indemnifying Party to reimburse such Indemnified Person for legal or other expenses in connection with investigating, responding to or defending any Indemnified Claims as contemplated by this Article VIII, the Indemnifying Party shall be liable for any settlement of any Indemnified Claims effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by the Indemnifying Party of such request for reimbursement and (ii) the Indemnifying Party shall not have reimbursed such Indemnified Person in accordance with such request prior to the date of such settlement. The Indemnifying Party shall not, without the prior written consent of an Indemnified Person (which consent shall be granted or withheld in the Indemnified Person’s sole discretion), effect any settlement of any pending or threatened Indemnified Claims in respect of which indemnity or contribution has been sought hereunder by such Indemnified Person unless (A) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on the claims that are the subject matter of such Indemnified Claims and (B) such settlement does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

Section 8.4 Contribution. If for any reason the foregoing indemnification is unavailable to any Indemnified Person or insufficient to hold it harmless from Losses that are subject to indemnification pursuant to Section 8.1, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Person as a result of such Loss in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, but also the relative fault of the Indemnifying Party, on the one hand, and such Indemnified Person, on the other hand, as well as any relevant equitable considerations. It is hereby agreed that the relative benefits to the Indemnifying Party, on the one hand, and all Indemnified Persons, on the other hand, shall be deemed to be in the same proportion as (a) the total value received or proposed to be received by the Company pursuant to the issuance and sale of the Backstop Shares and the Rights Offerings Shares in the Rights Offerings contemplated by this Agreement and the Amended Plan bears to (b) the Backstop Commitment Fees paid or proposed to be paid to the Backstop Parties. The Indemnifying Parties also agree that no Indemnified Person shall have any liability based on their comparative or contributory negligence or otherwise to the Indemnifying Parties, any Person asserting claims on behalf of or in right of any of the Indemnifying Parties, or any other Person in connection with an Indemnified Claim.

Section 8.5 Treatment of Indemnification Payments. All amounts paid by the Indemnifying Party to an Indemnified Person under this Article VIII shall, to the extent permitted by applicable Law, be treated as adjustments to the Purchase Price for all Tax purposes.

Section 8.6 No Survival. All representations, warranties, covenants and agreements made in this Agreement shall not survive the Closing Date except for covenants and agreements that by their terms are to be satisfied after the Closing Date, which covenants and agreements shall survive until satisfied in accordance with their terms.

ARTICLE IX

TERMINATION

Section 9.1 Termination Rights. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date (including at any time prior to entry of the BCA Consummation Approval Order):

(a) by mutual written consent of the Company and the Majority Backstop Parties;

(b) pursuant to Section 2.3(a), by (x) the Company by written notice to each Backstop Party or (y) the Majority Backstop Parties by written notice to the Company;

(c) by the Company by written notice to each Backstop Party or by the Requisite Backstop Parties by written notice to the Company if any Law or Order shall have been enacted, adopted or issued by any Governmental Entity, that prohibits the implementation of the Amended Plan or the Rights Offerings or the transactions contemplated by this Agreement or the other Transaction Agreements;

(d) by the Requisite Backstop Parties upon written notice to the Company if:

(i) the Bankruptcy Court has not entered the BCA Approval Order on or prior to July 2, 2013 (it being understood that this Agreement (other than the BCA Approval Obligations) will not be binding on the Company until the entry of the BCA Consummation Approval Order);

(ii) any of the BCA Approval Order, Plan Solicitation Order, Rights Offerings Procedures Order, BCA Consummation Approval Order, KPP Global Settlement Order or the Confirmation Order is reversed, dismissed or vacated or is modified or amended after entry in a manner that is not reasonably satisfactory to the Requisite Backstop Parties;

(iii) (A) the Debtors file any pleading or document with the Bankruptcy Court with respect to an Alternate Transaction, (B) the Bankruptcy Court approves or authorizes an Alternate Transaction at the request of any party in interest, (C) there shall have been a Change of Recommendation or (D) the Company or any of its Subsidiaries enters into any Contract or written agreement in principle providing for the consummation of any Alternate Transaction (such Contract or written agreement in principle, an “Alternate Transaction Agreement”);

(iv) the Company or the other Debtors shall have breached any representation, warranty, covenant or other agreement made by the Company or the other Debtors in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.1(s)(i), Section 7.1(s)(ii) or Section 7.1(t), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by the Company or the other Debtors by the earlier of (A) the tenth (10th) Business Day after the giving of notice thereof to the Company by any Backstop Party and (B) the third (3rd) Business Day prior to the Outside Date; provided that the Backstop Parties shall not have the right to terminate this Agreement pursuant to this Section 9.1(d)(iv) if they are then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.3 being satisfied;

(v) [Reserved]

(vi) a DIP ABL Event of Default or a DIP Term Loan Event of Default has occurred and is continuing unwaived or not subject to a forbearance for more than three (3) Business Days;

(vii) (A) the Creditors’ Committee files any pleading in furtherance of its Lien challenge and cause of action in the adversary proceeding before the Bankruptcy Court and assigned case number 12-01947 (ALG) or (B) the Creditors’ Committee shall have initiated or prosecuted any claim, cause of action, adversary proceeding or other litigation (x) against the Holders of Second Lien Note Claims or (y) seeking an Order invalidating, setting aside, avoiding, re-characterizing or subordinating the Second Lien Notes Claims or the Liens securing the obligations arising under the Second Lien Note Indentures;

(viii) [Reserved]

(ix) any of the Chapter 11 Proceedings shall have been dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Bankruptcy Court has entered an Order in any of the Chapter 11 Proceedings appointing an examiner or trustee with expanded powers to oversee or operate the Debtors in the Chapter 11 Proceedings;

(e) by any Backstop Party (other than a Defaulting Backstop Party) if the Closing Date has not occurred by 11:59 p.m., New York City time on October 3, 2013 (the “Outside Date”); provided that upon the occurrence of a Backstop Party Default, the Outside Date shall be extended in accordance with Section 2.3(a); provided, further, that the Debtors may by written notice to the Backstop Parties extend the Outside Date to November 4, 2013 upon written notice to the Backstop Parties in the event of a delay in satisfying the condition set forth in Section 7.1(o) or 7.3(f) with respect to any Long Pole Jurisdiction;

(f) by the Company upon written notice to each Backstop Party if:

(i) subject to the right of the Backstop Parties to arrange an Backstop Party Replacement in accordance with Section 2.3(a), any Backstop Party shall have breached any representation, warranty, covenant or other agreement made by such Backstop Party in this Agreement or any such representation and warranty shall have become inaccurate after the date of this Agreement, and such breach or inaccuracy would, individually or in the aggregate, result in a failure of a condition set forth in Section 7.3(h) or Section 7.3(i), if continuing on the Closing Date, being satisfied and such breach or inaccuracy is not cured by such Backstop Party by the earlier of (A) the tenth (10th) Business Day after the giving of notice thereof to such Backstop Party by the Company and (B) the third (3rd) Business Day prior to the Outside Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(f)(i) if it is then in breach of any representation, warranty, covenant or other agreement hereunder that would result in the failure of any condition set forth in Section 7.1 being satisfied; or

(ii) the Company enters into any Alternate Transaction Agreement; provided that the Company may only terminate this Agreement pursuant to this Section 9.1(f)(ii) if the Company has not breached any of its obligations under Section 6.7.

Section 9.2 Effect of Termination. Upon termination pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no further obligations or liabilities on the part of the Debtors or the Backstop Parties; provided that (i) the obligations of the Debtors to pay the Initial Commitment Fee and the Expense Reimbursement pursuant to Article III and to satisfy their indemnification obligations pursuant to Article VIII shall survive the termination of this Agreement indefinitely and shall remain in full force and effect, (ii) the provisions set forth in Article X shall survive the termination of this Agreement in accordance with their terms and (iii) subject to Section 10.10 and Section 2.3(e), nothing in this Section 9.2 shall relieve any Party from liability for any willful or intentional breach of this Agreement. For purposes of this Agreement, “willful or intentional breach” shall mean a breach of this Agreement that is a consequence of an act undertaken by the breaching party with the knowledge (actual or constructive) that the taking of such act would, or would reasonably be expected to, cause a breach of this Agreement.

ARTICLE X

GENERAL PROVISIONS

Section 10.1 Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via electronic facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):

(a)	If to the Company:

Eastman Kodak Company

343 State Street

Rochester, New York 14650-0218

Facsimile: (585) 724-1089

Attention: General Counsel

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004-2498

Facsimile: (212) 558-3588

Attention: Andrew G. Dietderich

                 Michael H. Torkin

(b)	If to GSO Capital Partners:

To the address set forth opposite such Backstop Party’s name on Schedule 6 with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attention: Peter V. Pantaleo

Facsimile: (212) 455-2502

(c)	If to BlueMountain Capital Management, LLC:

To the address set forth opposite such Backstop Party’s name on Schedule 7 with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Thomas Moers Mayer and John Bessonette

Facsimile: (212) 715-8000

(d)	If to George Karfunkel:

To the address set forth opposite such Backstop Party’s name on Schedule 8 with a copy (which shall not constitute notice) to:

Kasowitz Benson Torres & Friedman LLP

1633 Broadway

New York, New York 10019

Attention: Adam L. Shiff

Facsimile: (212) 506-1800

(e)	If to United Equities Commodities Company:

To the address set forth opposite such Backstop Party’s name on Schedule 9 with a copy (which shall not constitute notice) to:

Kasowitz Benson Torres & Friedman LLP

1633 Broadway

New York, New York 10019

Attention: Adam L. Shiff

Facsimile: (212) 506-1800

(f)	If to Contrarian Capital Management, LLC:

To the address set forth opposite such Backstop Party’s name on Schedule 10 with a copy (which shall not constitute notice) to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Thomas Moers Mayer and John Bessonette

Facsimile: (212) 715-8000

Section 10.2 Assignment; Third Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any Party (whether by operation of Law or otherwise) without the prior written consent of the Company and the Backstop Parties, other than an assignment by a Backstop Party expressly permitted by Section 2.3, 2.6, 6.9, 7.2 or 10.7 or any other provision of this Agreement and any purported assignment in violation of this Section 10.2 shall be void ab initio. Except as provided in Article VIII with respect to the Indemnified Persons, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any Person other than the Parties any rights or remedies under this Agreement.

Section 10.3 Prior Negotiations; Entire Agreement.

(a) This Agreement (including the agreements attached as Exhibits to and the documents and instruments referred to in this Agreement) constitutes the entire agreement of the Parties and supersedes all prior agreements, arrangements or understandings, whether written or oral, among the Parties with respect to the subject matter of this Agreement, except that the Parties hereto acknowledge that any confidentiality agreements heretofore executed among the Parties will continue in full force and effect.

(b) Notwithstanding anything to the contrary in the Amended Plan (including any amendments, supplements or modifications thereto) or the Confirmation Order (and any amendments, supplements or modifications thereto) or an affirmative vote to accept the Amended Plan submitted by any Backstop Party, nothing contained in the Amended Plan (including any amendments, supplements or modifications thereto) or Confirmation Order (including any amendments, supplements or modifications thereto) shall alter, amend or modify the rights of the Backstop Parties under this Agreement unless such alteration, amendment or modification has been made in accordance with Section 10.7.

Section 10.4 Governing Law; Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE. THE PARTIES CONSENT AND AGREE THAT ANY ACTION TO ENFORCE THIS AGREEMENT OR ANY DISPUTE, WHETHER SUCH DISPUTES ARISE IN LAW OR EQUITY, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE AGREEMENTS, INSTRUMENTS AND DOCUMENTS CONTEMPLATED HEREBY SHALL BE BROUGHT EXCLUSIVELY IN THE BANKRUPTCY COURT. THE PARTIES CONSENT TO AND AGREE TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE BANKRUPTCY COURT. EACH OF THE PARTIES HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH DISPUTE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (I) SUCH PARTY IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE BANKRUPTCY COURT, (II) SUCH PARTY AND SUCH PARTY’S PROPERTY IS IMMUNE FROM ANY LEGAL PROCESS ISSUED BY THE BANKRUPTCY COURT OR (III) ANY LITIGATION OR OTHER PROCEEDING COMMENCED IN THE BANKRUPTCY COURT IS BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES HEREBY AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING TO AN

ADDRESS PROVIDED IN WRITING BY THE RECIPIENT OF SUCH MAILING, OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF AND HEREBY WAIVE ANY OBJECTIONS TO SERVICE ACCOMPLISHED IN THE MANNER HEREIN PROVIDED.

Section 10.5 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY JURISDICTION IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE AMONG THE PARTIES UNDER THIS AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE.

Section 10.6 Counterparts. This Agreement may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to each other Party (including via facsimile or other electronic transmission), it being understood that each Party need not sign the same counterpart.

Section 10.7 Waivers and Amendments; Rights Cumulative. This Agreement may be amended, restated, modified, or changed only by a written instrument signed by the Debtors and the Requisite Backstop Parties (other than a Defaulting Backstop Party); provided that each Backstop Party’s prior written consent shall be required for any amendment that would have the effect of: (i) modifying such Backstop Party’s Backstop Commitment Percentage, (ii) increasing the Purchase Price to be paid in respect of the Backstop Shares, (iii) extending the Outside Date; (iv) changing the definition of Requisite Backstop Parties or (v) otherwise disproportionately or materially adversely affecting such Backstop Party. The terms and conditions of this Agreement (other than the conditions set forth in Sections 7.1 and 7.3, the waiver of which shall be governed solely by Article VII) may be waived (x) by the Debtors only by a written instrument executed by the Company and (y) by the Requisite Backstop Parties only by a written instrument executed by all of the Requisite Backstop Parties. Notwithstanding anything to the contrary contained in this Agreement, the Backstop Parties may agree, among themselves, to reallocate their Backstop Commitment Percentages, without any consent or approval of any other Party; provided, however, for the avoidance of doubt any such agreement among the Backstop Parties shall require the consent or approval of all Backstop Parties affected by such reallocation. No delay on the part of any Party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, nor will any waiver on the part of any Party of any right, power or privilege pursuant to this Agreement, nor will any single or partial exercise of any right, power or privilege pursuant to this Agreement, preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement. Except as otherwise provided in this Agreement, the rights and remedies provided pursuant to this Agreement are cumulative and are not exclusive of any rights or remedies which any Party otherwise may have at law or in equity.

Section 10.8 Headings. The headings in this Agreement are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

Section 10.9 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Agreement, no right or remedy described or provided in this Agreement is intended to be exclusive or to preclude a Party from pursuing other rights and remedies to the extent available under this Agreement, at law or in equity.

Section 10.10 Damages. Notwithstanding anything to the contrary in this Agreement, none of the Parties will be liable for, and none of the Parties shall claim or seek to recover, any punitive, special, indirect or consequential damages or damages for lost profits.

Section 10.11 No Reliance. No Backstop Party or any of its Related Parties shall have any duties or obligations to the other Backstop Parties in respect of this Agreement, the Amended Plan or the transactions contemplated hereby or thereby, except those expressly set forth herein. Without limiting the generality of the foregoing, (a) no Backstop Party or any of its Related Parties shall be subject to any fiduciary or other implied duties to the other Backstop Parties, (b) no Backstop Party or any of its Related Parties shall have any duty to take any discretionary action or exercise any discretionary powers on behalf of any other Backstop Party, (c) (i) no Backstop Party or any of its Related Parties shall have any duty to the other Backstop Parties to obtain, through the exercise of diligence or otherwise, to investigate, confirm, or disclose to the other Backstop Parties any information relating to the Company or any of its Subsidiaries that may have been communicated to or obtained by such Backstop Party or any of its Affiliates in any capacity and (ii) no Backstop Party may rely, and confirms that it has not relied, on any due diligence investigation that any other Backstop Party or any Person acting on behalf of such other Backstop Party may have conducted with respect to the Company or any of its Affiliates or any of their respective securities and (d) each Backstop Party acknowledges that no other Backstop Party is acting as a placement agent, initial purchaser, underwriter, broker or finder with respect to its Backstop Shares or Backstop Commitment Percentage of its Backstop Commitment.

Section 10.12 Publicity. At all times prior to the Closing Date or the earlier termination of this Agreement in accordance with its terms, the Company and the Backstop Parties shall consult with each other prior to issuing any press releases (and provide each other a reasonable opportunity to review and comment upon such release) or otherwise making public announcements with respect to the transactions contemplated by this Agreement.

Section 10.13 Settlement Discussions. This Agreement and the transactions contemplated herein are part of a proposed settlement of a dispute between the Parties. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, except to the extent filed with, or disclosed to, the Bankruptcy Court in connection with the Chapter 11 Proceedings (other than a proceeding to approve or enforce the terms of this Agreement).

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

EASTMAN KODAK COMPANY

By:	/s/ Patrick M. Sheller
Name: Patrick M. Sheller
Title: Senior Vice President

GSO SPECIAL SITUATIONS FUND LP By: GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.
By:	GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO SPECIAL SITUATIONS FUND LP
By:	GSO Capital Partners LP, its investment advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO CREDIT-A PARTNERS LP
By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP
By:	GSO Capital Partners LP, its Investment Manager

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

FS INVESTMENT CORPORATION
By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Adviser

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

LOCUST STREET FUNDING LLC
By:	FS Investment Corporation, as Sole Member
By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

ARCH STREET FUNDING LLC
By:	FS Investment Corporation, as Sole Member
By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney Title: Authorized Signatory

FS INVESTMENT CORPORATION II
By:	GSO / Blackstone Debt Funds Management LLC, as Sub-Advisor

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND
By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN TIMBERLINE LTD.
By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.
By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN KICKING HORSE FUND L.P.
By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN LONG SHORT GRASMOOR FUND LTD.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED REFLECTION FUND P.L.C., A SUB-FUND OF AAI BLUEMOUNTAIN FUND P.L.C.

By:	BlueMountain Capital Management, LLC, its investment manager

By:	/s/ David M. O’Mara
Name: David M. O’Mara
Title: Assistant General Counsel & Vice President

GEORGE KARFUNKEL 126 East 56th Street, 15th Floor New York, New York 10022

By:	/s/ George Karfunkel

Notarized By: /s/ Paul Nii-Amar Amamoo

UNITED EQUITIES COMMODITIES COMPANY

By:	/s/ Moses Marx
Name: Moses Marx
Title: President

MOMAR CORPORATION

By:	/s/ Moses Marx
Name: Moses Marx
Title: President

CONTRARIAN FUND, LLC

By:	Contrarian Capital Management, LLC as its manager

By:	/s/ Jon Bauer
Name: Jon Bauer
Title: Managing Member

Schedule 1

Backstop Commitment Percentages

Backstop Party	Backstop Percentage Commitment
GSO Capital (Total: 50.7389%)
GSO SPECIAL SITUATIONS FUND LP	17.6776%
GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.	16.7076%
GSO CREDIT-A PARTNERS LP	6.9237%
GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP	5.5899%
FS INVESTMENT CORPORATION	2.8938%
LOCUST STREET FUNDING LLC	0.8351%
FS INVESTMENT CORPORATION II	0.1113%
BlueMountain Capital (Total: 12.3152%)
BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.	4.8160%
BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.	3.0710%
BLUEMOUNTAIN TIMBERLINE LTD.	0.5236%
BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.	0.4347%
BLUEMOUNTAIN KICKING HORSE FUND L.P.	0.4431%
BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.	1.8857%
BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.	0.5693%
BLUEMOUNTAIN LONG SHORT GRASMOOR FUND LTD.	0.2957%
BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED REFLECTION FUND P.L.C., A SUB-FUND OF AAI BLUEMOUNTAIN FUND P.L.C.	0.2760%
George Karfunkel (Total: 12.3152%)
GEORGE KARFUNKEL	12.3152%
United Equities Commodities Company and Affiliates (Total: 12.3152%)
UNITED EQUITIES COMMODITIES COMPANY	6.1576%
MOMAR CORPORATION	6.1576%
Contrarian Capital (Total: 12.3152%)
CONTRARIAN FUNDS, LLC	12.3152%

Schedule 2

[Reserved]

Schedule 3

Beneficially Controlled Votable Claims

	Allowed Second Lien Notes Claims	Allowed General Unsecured Claims	Allowed Retiree Settlement Unsecured Claims
GSO Capital
GSO SPECIAL SITUATIONS FUND LP	$32,446,000	—	$45,710,472
GSO SPECIAL SITUATIONS OVERSEAS MASTER FUND LTD.	$31,303,000	—	$42,564,485
GSO CREDIT-A PARTNERS LP	$12,956,000	—	$17,654,992
GSO PALMETTO OPPORTUNISTIC INVESTMENT PARTNERS LP	$10,644,000	—	$14,070,051
FS INVESTMENT CORPORATION	$12,794,000	—	—
LOCUST STREET FUNDING LLC	$3,692,000	—	—
FS INVESTMENT CORPORATION II	$492,000	—	—
BlueMountain Capital
BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.	$3,537,000	—	$112,481,917
BLUEMOUNTAIN CREDIT OPPORTUNITIES MASTER FUND I L.P.	$2,246,000	—	$71,736,000
BLUEMOUNTAIN TIMBERLINE LTD.	$387,000	—	$12,227,029
BLUEMOUNTAIN STRATEGIC CREDIT MASTER FUND L.P.	$512,120	—	$9,960,000
BLUEMOUNTAIN KICKING HORSE FUND L.P.	$1,199,892	—	$9,475,000
BLUEMOUNTAIN LONG/SHORT CREDIT MASTER FUND L.P.	$1,385,000	—	$44,041,361
BLUEMOUNTAIN DISTRESSED MASTER FUND L.P.	$419,000	—	$13,294,462
BLUEMOUNTAIN LONG SHORT GRASMOOR FUND LTD.	$216,000	—	$6,908,000

	Allowed Second Lien Notes Claims		Allowed General Unsecured Claims	Allowed Retiree Settlement Unsecured Claims
BLUEMOUNTAIN LONG/SHORT CREDIT AND DISTRESSED REFLECTION FUND P.L.C., A SUB-FUND OF AAI BLUEMOUNTAIN FUND P.L.C.	$202,000		—	$6,448,000
George Karfunkel
GEORGE KARFUNKEL	$9,900,000		$105,000,000	—
United Equities Commodities Company and Affiliates
UNITED EQUITIES COMMODITIES COMPANY	$4,405,000		$65,264,500	—
MOMAR CORPORATION	$4,430,000		$0	—
MOSES MARX	$2,461,000		$92,000,000	—
MARNEU HOLDING COMPANY	$0		$3,000,000	—
Contrarian Capital
CONTRARIAN FUNDS, LLC	$9,982,000	[1]	$585,000	$152,000,000

[1]	Held by affiliated accounts.

Schedule 4

[Reserved]

Schedule 5

Consents

None

Schedule 6

Notice Address for GSO Capital Partners

c/o GSO Capital Partners LP

345 Park Avenue, 31st Floor

New York, NY 10154

Schedule 7

Notice Address for BlueMountain Capital Management, LLC

c/o BlueMountain Capital Management, LLC

280 Park Avenue, 5th Floor East

New York, NY 10017

Attn: General Counsel

with a copy to LegalNotices@bluemountaincapital.com

Schedule 8

Notice Address for George Karfunkel

George Karfunkel

126 East 56th Street, 15th Floor

New York, New York 10022

Schedule 9

Notice Addresses for United Equities Group

United Equities Commodities Company

160 Broadway

New York, New York 10038

Attn: Moses Marx

Momar Corporation

160 Broadway

New York, New York 10038

Attn: Moses Marx

Schedule 10

Notice Address for Contrarian Capital Management, LLC

Contrarian Capital Management LLC

411 West Putnam Avenue, Suite 425

Greenwich, CT 06830

Exhibit A

Form of 1145 Rights Offering Procedures

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re: EASTMAN KODAK COMPANY, et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

Whereas, on June [•], 2013, Eastman Kodak Company (“Kodak”) and its affiliated debtors and debtors in possession (collectively, the “Debtors”) filed the First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (as may be amended, modified or supplemented from time to time, the “Amended Plan”) and the First Amended Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, modified or supplemented from time to time, the “Amended Disclosure Statement”);2

Whereas, on June [•], 2013, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order (the “Rights Offering Procedures Order”) approving, among other things, these procedures (these “1145 Rights Offering Procedures”) for the conduct of, and participation in, a rights offering contemplated by, and to be implemented by the Debtors pursuant to the Amended Plan (the “1145 Rights Offering”, and together with the 4(2) Rights Offering to be conducted pursuant to the Amended Plan, the “Rights Offerings”);3 and

Whereas, the Debtors and the Backstop Parties have entered into a backstop commitment agreement (the “Backstop Commitment Agreement”), dated as of June [•], 2013, pursuant to which the Backstop Parties have agreed, subject to the terms and conditions therein, to purchase any 4(2) Rights Offering Unsubscribed Shares (as defined in the Amended Plan).

The Debtors have designated Kurtzman Carson Consultants LLC as the subscription agent for the 1145 Rights Offering (the “Subscription Agent”). All questions relating to these procedures, other documents associated with the 1145 Rights Offering or the requirements for participating in the 1145 Rights Offering should be directed to the Subscription Agent at:

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019). The location of the Debtors’ corporate headquarters is: 343 State Street, Rochester, NY 14650.

[2]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Amended Plan.
[3]	Parties eligible to participate in the 4(2) Rights Offering will receive separate procedures for participation therein.

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

These 1145 Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Rights Offering Procedures Order.

The 1145 Rights Offering, the distribution of each 1145 Right and the issuance of each 1145 Rights Offering Share are being conducted under the Amended Plan.

Each 1145 Right and 1145 Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the 1145 Rights distributed in connection with these 1145 Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 1145 Rights may be sold or transferred.

None of the 1145 Rights Offering Shares have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security.

The 1145 Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for information regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions. For a copy of the Amended Disclosure Statement or the Amended Plan, please contact the Subscription Agent or see the Debtors’ restructuring website (http://www.kccllc.net/kodak).

1. Overview of the 1145 Rights Offering

Rights (the “1145 Rights”) to purchase shares of New Common Stock in the 1145 Rights Offering (the “1145 Rights Offering Shares”) at a price per share equal to $11.94 (the “Per Share Price”) are being distributed to the 1145 Eligible Participants (as defined below) as pre-confirmation distributions under the Amended Plan and in conjunction with the Debtors’ solicitation of votes to accept or reject the Amended Plan.

The aggregate number of 1145 Rights Offering Shares (the “Aggregate 1145 Share Amount”) will be 6,000,000.

Each 1145 Eligible Participant has the right, but not the obligation, to purchase all or a portion of its 1145 Available Shares (as defined below).

Eligible Participants

Only 1145 Eligible Participants may participate in the 1145 Rights Offering.

An “1145 Eligible Participant” means a Person that satisfies all of the following criteria: (a) such Person was the beneficial owner of a General Unsecured Claim or Retiree Settlement Claim as of June 13, 2013 (the “Holding Record Date”); (b) such Claim is or became an 1145 Eligible Claim as of July 22, 2013 (or such later date as the Debtors may determine in consultation with the Creditors’ Committee and the Requisite Backstop Parties, the “1145 Claim Determination Date”) and (c) such Person is the beneficial owner of such 1145 Eligible Claim on the Effective Date.

The 1145 Rights Exercise Form

In order to exercise 1145 Rights, an 1145 Eligible Participant must duly complete and timely deliver the enclosed rights exercise form (the “1145 Rights Exercise Form”), along with its Subscription Purchase Price (as defined below) in accordance with these 1145 Rights Offering Procedures.

The 1145 Rights Exercise Form indicates the Per Share Price payable in connection with the exercise of the 1145 Rights.

Determination of an 1145 Eligible Participant’s 1145 Available Shares

Each 1145 Eligible Participant shall be entitled to subscribe for that number of 1145 Rights Offering Shares equal to the product (rounded down to the nearest whole share) of: (a) the resulting quotient of (x) the aggregate amount of such holder’s 1145 Eligible Claims to (y) $2.8 billion,4 multiplied by (b) the Aggregate 1145 Share Amount (such number of shares, the “1145 Available Shares”; and any remaining unsubscribed and unpaid for shares being the “1145 Rights Offering Unsubscribed Shares”).

An “1145 Eligible Claim” means (a) a Retiree Settlement Unsecured Claim, (b) an Unsecured Notes Claim equal to or greater than $10,000 in principal amount or (c) any other General Unsecured Claim (x) equal to the amount, as of the 1145 Claim Determination Date, that

[4]

This amount represents the Debtors’ good faith estimate of the valid amount of Claims represented by General Unsecured Claims and the Retiree Settlement Unsecured Claim, which amount has been determined in consultation with the Requisite Backstop Parties and Creditors’ Committee in order to ensure compliance with section 1145 of the Bankruptcy Code.

such Claim has been (i) stipulated to by the Debtors in writing (including on its Schedules, provided that if such 1145 Eligible Claim is stipulated to on the Schedules in an amount greater than the amount given on the Proof of Claim relating to such 1145 Eligible Claim, the amount of such 1145 Eligible Claim for the purposes of these 1145 Rights Offering Procedures shall be the amount given on such Proof of Claim) or (ii) allowed by the Bankruptcy Court by Final Order, in each case, on or before the 1145 Claim Determination Date, or (y) in such other amount as the Debtors, the Creditors’ Committee and the Requisite Backstop Parties may collectively agree. For the avoidance of doubt, (1) contingent, unliquidated and disputed Claims set forth on the Schedules shall not be deemed “stipulated”, and (2) the Unsecured Notes Claims and the Non-Qualified Pension Unsecured Claims (solely to the extent the Non-Qualified Pension Stipulation is entered by the Bankruptcy Court prior to the 1145 Claim Determination Date) will be deemed stipulated Claims, in each case, for purposes of (a)(i) above.

Restrictions on Transfer of 1145 Rights and 1145 Eligible Claims

THE 1145 RIGHTS ARE NOT TRANSFERABLE OR DETACHABLE FROM 1145 ELIGIBLE CLAIMS.

IF ANY PORTION OF AN 1145 ELIGIBLE CLAIM IS OR HAS BEEN (AFTER THE HOLDING RECORD DATE) TRANSFERRED BY AN 1145 ELIGIBLE PARTICIPANT, THE CORRESPONDING 1145 RIGHTS WILL BE CANCELLED, AND NEITHER SUCH 1145 ELIGIBLE PARTICIPANT NOR THE TRANSFEREE OF SUCH 1145 ELIGIBLE CLAIM WILL RECEIVE 1145 RIGHTS OFFERING SHARES IN CONNECTION WITH SUCH 1145 ELIGIBLE CLAIM.

No Fractional Shares

No fractional shares of New Common Stock will be issued.

All 1145 Rights Offering Shares issued in the 1145 Rights Offering will be rounded down to the nearest whole share.

No compensation shall be paid in respect of such adjustment.

2. Duration of the 1145 Rights Offering

The 1145 Rights Offering will commence on the day upon which the 1145 Rights Exercise Form is first mailed or made available to 1145 Eligible Participants (the “1145 Rights Offering Commencement Date”), which the Debtors estimate to be no later than July 8, 2013.

The 1145 Rights Offering will expire at 5:00 p.m. (Eastern Time) on August 9, 2013, (the “1145 Rights Offering Expiration Date”).

Each 1145 Eligible Participant intending to participate in the 1145 Rights Offering must affirmatively make a binding election to exercise its 1145 Rights on or prior to the 1145 Rights Offering Expiration Date, and submit payment by wire transfer of immediately available funds for all duly subscribed for 1145 Rights Offering Shares, so that such payment is actually received by the Subscription Agent on or prior to the 1145 Rights Offering Expiration Date.

To facilitate the exercise of the 1145 Rights, the Debtors will mail or cause to be mailed the 1145 Rights Exercise Form (i) on the 1145 Rights Offering Commencement Date, to each 1145 Eligible Participant that holds an 1145 Eligible Claim as of the Holding Record Date, or its intermediary, or (ii) within three Business Days of the 1145 Claim Determination Date, to each 1145 Eligible Participant whose Claim is or became an 1145 Eligible Claim, or whose 1145 Eligible Claim increases, as of the 1145 Claim Determination Date, or its intermediary, together with a copy of these 1145 Rights Offering Procedures and a set of instructions for the proper completion, due execution and timely delivery of the 1145 Rights Exercise Form and payment of the Subscription Purchase Price to the Subscription Agent.

To the extent that an 1145 Eligible Participant holds an Unsecured Notes Claim through the facilities of The Depository Trust Company (“DTC”), the Debtors will furnish or cause to be furnished an 1145 Rights Exercise Form to such 1145 Eligible Participant’s broker, bank, dealer, or other agent or nominee (a “Subscription Nominee”). Each Subscription Nominee will be entitled to receive sufficient copies of the 1145 Rights Exercise Form for distribution to 1145 Eligible Participants that are beneficial owners of Unsecured Notes Claims for whom such Subscription Nominee holds such Claims.

3. 1145 Rights Offering Unsubscribed Shares

All 1145 Rights Offering Unsubscribed Shares shall be available for purchase in the 4(2) Rights Offering.

4. Exercise of 1145 Rights

In order to participate in the 1145 Rights Offering, each 1145 Eligible Participant must affirmatively make a binding election to exercise all or a portion of its 1145 Rights on or prior to the 1145 Rights Offering Expiration Date. The exercise of the 1145 Rights shall be irrevocable unless the 1145 Rights Offering is not consummated by November 4, 2013.

Each 1145 Eligible Participant is entitled to participate in the 1145 Rights Offering solely to the extent of its 1145 Eligible Claims.

In order to exercise 1145 Rights, each 1145 Eligible Participant (excluding 1145 Eligible Participants that hold Unsecured Notes Claims (but only with respect to such Unsecured Notes Claims)) must submit an 1145 Rights Exercise Form indicating the whole number of 1145 Available Shares that such 1145 Eligible Participant elects to purchase, along with payment by wire transfer of immediately available funds of a “Subscription Purchase Price” equal to the product of (a) the number of 1145 Rights Offering Shares such 1145 Eligible Participant elects to purchase multiplied by (b) the Per Share Price.

For an 1145 Eligible Participant that is the beneficial Holder of an Unsecured Notes Claim to exercise its 1145 Rights, such 1145 Eligible Participant must return a duly completed 1145 Rights Exercise Form to its Subscription Nominee or otherwise instruct its Subscription Nominee as to its 1145 Rights in accordance with the procedures established by its Subscription Nominee, which, in turn, must (i) deliver a duly completed 1145 Master Exercise Form so that such information is actually received by the Subscription Agent on or before the 1145 Rights Offering Expiration Date and (ii) pay to the Subscription Agent, by wire transfer of immediately available funds, the Subscription Purchase Price, so that the payment of the Subscription Purchase Price is actually received by the Subscription Agent on or before the 1145 Rights Offering Expiration Date in accordance with these 1145 Rights Offering Procedures.

Any difference between the Subscription Purchase Price actually paid by any 1145 Eligible Participant and the maximum Subscription Purchase Price payable by such 1145 Eligible Participant to purchase 1145 Rights Offering Shares shall be refunded to such 1145 Eligible Participant, without interest, as soon as reasonably practicable, but no later than ten (10) Business Days after refund amounts are determined by the Subscription Agent.

Deemed Representations and Acknowledgements

Any Person exercising any 1145 Rights is deemed to have made the following representations and acknowledgements: such Person

(i) is an 1145 Eligible Participant.

(ii) recognizes and understands that 1145 Rights are not transferable or detachable from 1145 Eligible Claims, and may only be exercised by an 1145 Eligible Participant.

(iii) will not accept a distribution of New Common Stock offered pursuant to the 1145 Rights Offering with respect to an 1145 Eligible Claim if, at the time of such distribution, it does not own such 1145 Eligible Claim.

(iv) by its acceptance of a distribution of New Common Stock with respect to an 1145 Eligible Claim, will be deemed to be the owner of such 1145 Eligible Claim.

(v) agrees that if it transfers any portion of its 1145 Eligible Claim after the Holding Record Date, the corresponding 1145 Rights will be cancelled, and neither such 1145 Eligible Participant nor the transferee of such 1145 Eligible Claim will receive 1145 Rights Offering Shares in connection with such 1145 Eligible Claim.

(vi) will not accept a distribution of New Common Stock offered on account of any 1145 Eligible Claim pursuant to the 1145 Rights Offering with a value in excess of the value such Person receives on account of such 1145 Eligible Claim pursuant to the Amended Plan (without giving effect to the distribution of 1145 Rights).

Failure to Exercise 1145 Rights

Unexercised 1145 Rights will be cancelled on the 1145 Rights Offering Expiration Date. An 1145 Eligible Participant shall be deemed to have relinquished and waived all rights to participate in the 1145 Rights Offering to the extent the Subscription Agent for any reason does not receive from an 1145 Eligible Participant or its Subscription Nominee, on or before the 1145 Rights Offering Expiration Date, (i) a duly completed 1145 Rights Exercise Form or equivalent instructions from DTC (if applicable) and (ii) immediately available funds by wire transfer for the Subscription Purchase Price with respect to such 1145 Eligible Participant’s 1145 Rights.

Any attempt to exercise any 1145 Rights after the 1145 Rights Offering Expiration Date shall be null and void and the Debtors shall not honor any 1145 Rights Exercise Form or other documentation received by the Subscription Agent relating to such purported exercise after the 1145 Rights Offering Expiration Date, regardless of when such 1145 Rights Exercise Form or other documentation was sent.

The method of delivery of the 1145 Rights Exercise Form and any other required documents by each 1145 Eligible Participant is at such 1145 Eligible Participant’s option and sole risk, and delivery will be considered made only when such 1145 Rights Exercise Form and other documentation are actually received by the Subscription Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery prior to the 1145 Rights Offering Expiration Date.

Disputes, Waivers, and Extensions

Any and all disputes concerning the timeliness, viability, form and eligibility of any exercise of 1145 Rights shall be addressed in good faith by the Debtors in consultation with the Creditors’ Committee. Any determination made by the Debtors with respect to such disputes shall be final and binding. The Debtors, in consultation with the Creditors’ Committee, may (i) waive any defect or irregularity, or permit such a defect or irregularity to be corrected, within such times as the Debtors may determine in consultation with the Creditors’ Committee to be appropriate, or (ii) reject the purported exercise of any 1145 Rights for which the 1145 Rights Exercise Form, the exercise thereof and/or payment of the Subscription Purchase Price includes defects or irregularities.

1145 Rights Exercise Forms shall be deemed not to have been properly completed until all defects and irregularities have been waived or cured within such time as the Debtors determine in their reasonable discretion and in good faith, in consultation with the Creditors’ Committee. The Debtors reserve the right, but are under no obligation, to give notice to any 1145 Eligible Participant regarding any defect or irregularity in connection with any purported exercise of 1145 Rights by such 1145 Eligible Participant. The Debtors may, but are under no obligation to, permit such defect or irregularity in any 1145 Rights Exercise Form to be cured; provided, however, that none of the Debtors (including any of their respective officers, directors, employees, agents or advisors) or the Subscription Agent shall incur any liability for any failure to give such notification.

The Debtors may extend the 1145 Rights Offering Expiration Date, from time to time, with the consent of the Creditors’ Committee and the Requisite Backstop Parties (such consent not to be unreasonably withheld, conditioned or delayed). The Debtors shall promptly notify the 1145 Eligible Participants in writing of such extension and of the date of the new 1145 Rights Offering Expiration Date.

Funds

All funds (the “1145 Rights Offering Funds”) in connection with an 1145 Eligible Participant’s exercise of 1145 Rights pursuant to these 1145 Rights Offering Procedures shall be deposited when made and held in escrow by the Subscription Agent pending the Effective Date of the Amended Plan in an account or accounts (a) which shall be separate and apart from the Subscription Agent’s general operating funds and from any other funds subject to any lien or any cash collateral arrangements and (b) which segregated account or accounts will be maintained for the sole purpose of holding the 1145 Rights Offering Funds for administration of the 1145 Rights Offering.

The Subscription Agent shall not use the 1145 Rights Offering Funds for any purpose other than to release such funds as directed by the Debtors pursuant to the Amended Plan on the Effective Date and shall not encumber or permit the 1145 Rights Offering Funds to be encumbered by any lien or similar encumbrance. No interest will be paid to 1145 Eligible Participants on account of any 1145 Rights Offering Funds or other amounts paid in connection with their exercise of 1145 Rights under any circumstances. The 1145 Rights Offering Funds shall not be property of the Debtors’ estates until the occurrence of the Effective Date.

All exercises of 1145 Rights are subject to and conditioned upon confirmation of the Amended Plan and the occurrence of the Effective Date. In the event that the Amended Plan is not confirmed and consummated on or prior to November 4, 2013, all 1145 Rights Offering Funds held by the Subscription Agent will be refunded, without interest, to each respective 1145 Eligible Participant as soon as reasonably practicable.

1145 Eligible Participant Release

Upon the Effective Date of the Amended Plan, each 1145 Eligible Participant that elects to exercise 1145 Rights shall be deemed, by virtue of such election, to have waived and released, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Debtors, Reorganized Debtors, the Creditors’ Committee, the Backstop Parties and the Subscription Agent, and each of their respective affiliates, officers, directors, counsel and advisors, arising out of or related to the 1145 Rights Offering and the receipt, delivery, disbursements, calculations, transmission or segregation of cash, 1145 Rights and 1145 Rights Offering Shares, except to the extent such rights, claims or causes of action arise from any act of gross negligence or willful or intentional misconduct or fraud.

5. Exemption From Securities Act Registration

Except with respect to any person that is an underwriter as defined in section 1145(b) of the Bankruptcy Code, no registration under Section 5 of the Securities Act of 1933, as amended from time to time (or any State or local law requiring registration for offer or sale of a security) shall be required in connection with the issuance and distribution of the 1145 Rights or the 1145 Rights Offering Shares issued upon the exercise thereof.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan a more detailed discussion regarding the issuance of the New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions.

6. Subsequent Adjustments

If, prior to the 1145 Claim Determination Date, the amount of an 1145 Eligible Participant’s 1145 Eligible Claim increases, such holder will receive additional 1145 Rights which may be exercised prior to the 1145 Rights Offering Expiration Date, entitling such 1145 Eligible Participant to purchase additional 1145 Rights Offering Shares.

Any difference between the Subscription Purchase Price actually paid by any 1145 Eligible Participant and the amount duly payable by such 1145 Eligible Participant to purchase 1145 Rights Offering Shares shall be refunded to such 1145 Eligible Participant, without interest, as soon as reasonably practicable after refund amounts are determined by the Subscription Agent, provided that the Subscription Agent shall use commercially reasonable efforts to refund such amounts no later than ten (10) Business Days after the 1145 Rights Offering Expiration Date.

7. 1145 Rights Offering Conditioned Upon Plan Confirmation; Reservation of Rights

All exercises of 1145 Rights are subject to and conditioned upon the confirmation of the Amended Plan and the occurrence of the Effective Date.

Notwithstanding anything contained herein, the Amended Disclosure Statement or the Amended Plan to the contrary, the Debtors, with the consent of the Creditors’ Committee and the Requisite Backstop Parties (such consent not to be unreasonably withheld, conditioned or delayed), reserve the right to adopt additional procedures to more efficiently administer the 1145 Rights Offering or make such other changes to the 1145 Rights Offering, including the criteria for eligibility to participate in the 1145 Rights Offering, as necessary in the Debtors’ or Reorganized Debtors’ business judgment to more efficiently administer the distribution and exercise of the 1145 Rights or to comply with applicable law.

8. Inquiries and Transmittal of Documents; Subscription Agent

Questions relating to these 1145 Rights Offering Procedures, the proper completion of the 1145 Rights Exercise Form or any of the requirements for exercising 1145 Rights or otherwise participating in the 1145 Rights Offering, should be directed to the Subscription Agent at:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

All documents relating to the 1145 Rights Offering are available from the Subscription Agent as set forth herein. In addition, such documents, together with all filings made with the Bankruptcy Court in these chapter 11 cases, are available free of charge from the Debtors’ restructuring website (http://www.kccllc.net/kodak).

Before electing to participate in the 1145 Rights Offering, all 1145 Eligible Participants should review the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “1145 Securities – Subsequent Transfers”) and the Amended Plan in addition to these 1145 Rights Offering Procedures and the instructions contained in the 1145 Rights Exercise Form.

1145 Eligible Participants may wish to seek legal advice concerning the 1145 Rights Offering.

These 1145 Rights Offering Procedures and the accompanying 1145 Rights Exercise Form should be read carefully and the instructions therein must be strictly followed. The risk of non-delivery of any documents sent or payments remitted to the Subscription Agent in connection with the exercise of 1145 Rights lies solely with 1145 Eligible Participants, and shall not fall on the Debtors, Reorganized Debtors or any of their respective officers, directors, employees, agents or advisors, including the Subscription Agent, under any circumstance whatsoever.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re: EASTMAN KODAK COMPANY, et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

INSTRUCTIONS TO 1145 RIGHTS EXERCISE FORM IN CONNECTION WITH

THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

1145 RIGHTS OFFERING

EXPIRATION DATE

All 1145 Rights Exercise Forms

and payments of the Subscription Purchase Price

must be received by the Subscription Agent

no later than

5:00 p.m. (Eastern Time) on August 9, 2013

(the “1145 Rights Offering Expiration Date”).

These 1145 Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Rights Offering Procedures Order.

The 1145 Rights Offering, the distribution of each 1145 Right and the issuance of each 1145 Rights Offering Share are being conducted under the Amended Plan.

Each 1145 Right and 1145 Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the 1145 Rights distributed in connection with these 1145 Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 1145 Rights may be sold or transferred.

None of the 1145 Rights Offering Shares have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019). The location of the Debtors’ corporate headquarters is: 343 State Street, Rochester, NY 14650.

The 1145 Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

On June [•], 2013, Eastman Kodak Company (“Kodak”), together with its affiliated debtors and debtors in possession (collectively, the “Debtors”), filed the First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (as may be amended, modified or supplemented from time to time, the “Amended Plan”) and the accompanying First Amended Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, modified or supplemented from time to time, the “Amended Disclosure Statement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Plan.

Pursuant to the Amended Plan, each 1145 Eligible Participant (as defined below) has the right, but not the obligation, to purchase all or a portion of its 1145 Available Shares (as defined in the accompanying 1145 Rights Offering Procedures).

An “1145 Eligible Participant” means a Person that satisfies all of the following criteria: (a) such Person was the beneficial owner of a General Unsecured Claim or Retiree Settlement Claim as of June 13, 2013 (the “Holding Record Date”); (b) such Claim is or became an 1145 Eligible Claim as of July 22, 2013 (or such later date as the Debtors may determine in consultation with the Creditors’ Committee and the Requisite Backstop Parties, the “1145 Claim Determination Date”) and (c) such Person is the beneficial owner of such 1145 Eligible Claim on the Effective Date.

You have received the attached 1145 Rights Exercise Form because you are an 1145 Eligible Participant.

Please use this 1145 Rights Exercise Form to execute your election. In order to participate in the 1145 Rights Offering, you must duly complete, execute and return the attached 1145 Rights Exercise Form, together with your full payment for the exercise of your 1145 Rights, to Kurtzman Carson Consultants (the “Subscription Agent”) on or before the 1145 Rights Offering Expiration Date set forth above.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for information regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions.

For further information on how to participate in the 1145 Rights Offering, please see the accompanying 1145 Rights Offering Procedures. If you have any questions about the 1145 Rights Exercise Form or the Rights Offering Procedures, please contact the Subscription Agent at (877) 833-4150.

If your 1145 Rights Exercise Form is not properly completed, executed and received by the Subscription Agent by the 1145 Rights Offering Expiration Date, your 1145 Rights will terminate and be cancelled.

To purchase New Common Stock pursuant to the 1145 Rights Offering:

1. Review the total amount of your 1145 Eligible Claims as indicated in Item 1. (Note that this may vary from your asserted General Unsecured Claim amount.)

2. Review the number of 1145 Available Shares you are eligible to purchase, as calculated in Item 2a.

3. Complete Item 2b by entering the whole number of 1145 Available Shares you wish to purchase.

4. Complete Item 3.

5. Carefully review and complete the certification, representations and acknowledgements in Item 4.

6. Return the 1145 Rights Exercise Form in the enclosed pre-addressed envelope so that it is received by the Subscription Agent on or before the 1145 Rights Offering Expiration Date. You may also deliver your completed 1145 Rights Exercise Form to the Subscription Agent via email at kodakinfo@kccllc.com or via facsimile at (212)702-0864.

7. Pay the Subscription Purchase Price to the Subscription Agent by wire transfer of immediately available funds so that it is received by the Subscription Agent on or before the 1145 Rights Offering Expiration Date. Call the Subscription Agent, Kurtzman Carson Consultants, at (877) 833-4150, to confirm receipt of payment.

Before electing to participate in the 1145 Rights Offering, all 1145 Eligible Participants should review the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “1145 Securities – Subsequent Transfers”), the Amended Plan, in addition to the accompanying 1145 Rights Offering Procedures and the instructions contained herein. You may wish to seek legal advice concerning the 1145 Rights Offering.

1145 RIGHTS EXERCISE FORM IN CONNECTION WITH THE

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

1145 RIGHTS OFFERING EXPIRATION DATE

All 1145 Rights Exercise Forms

and payments of the Subscription Purchase Price

must be received by the Subscription Agent

no later than

5:00 p.m. (Eastern Time) on August 9, 2013

(the “1145 Rights Offering Expiration Date”).

Please refer to Section [•] of the Amended Disclosure Statement and

Article 5.8 of the Debtors’ First Amended Joint Chapter 11 Plan of

Reorganization (the “Amended Plan”) for information regarding the issuance of New Common Stock pursuant to the Amended Plan,

including applicable transfer restrictions.

Please consult the accompanying 1145 Rights Offering Procedures and

Instructions for additional information with respect to

this 1145 Rights Exercise Form.

These 1145 Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Rights Offering Procedures Order.

The 1145 Rights Offering, the distribution of each 1145 Right and the issuance of each 1145 Rights Offering Share are being conducted under the Amended Plan.

Each 1145 Right and 1145 Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the 1145 Rights distributed in connection with these 1145 Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 1145 Rights may be sold or transferred.

None of the 1145 Rights Offering Shares have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security.

The 1145 Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

Item 1. Amount of 1145 Eligible Claims. Pursuant to the Amended Plan, each 1145 Eligible Participant (as defined below) is entitled to participate in the 1145 Rights Offering to the extent of such 1145 Eligible Participant’s “1145 Eligible Claims”.

An “1145 Eligible Participant” means a Person that satisfies all of the following criteria: (a) such Person was the beneficial owner of a General Unsecured Claim or Retiree Settlement Claim as of June 13, 2013; (b) such Claim is or became an 1145 Eligible Claim as of July 22, 2013 (or such later date as the Debtors may determine in consultation with the Creditors’ Committee and the Requisite Backstop Parties, the “1145 Claim Determination Date”) and (c) such Person is the beneficial owner of such 1145 Eligible Claim on the Effective Date.

For purposes of this 1145 Rights Exercise Form, the total amount of your 1145 Eligible Claims is:

$[                    ]1

Item 2. 1145 Rights. Each 1145 Eligible Participant is entitled to purchase a number of 1145 Available Shares corresponding to the total amount of its 1145 Eligible Claims.

To participate in the 1145 Rights Offering, please review Item 2a below, and read and complete Items 2b and 3 below.

2a. Calculation of Number of 1145 Available Shares. The number of 1145 Available Shares for which you may subscribe pursuant to the 1145 Rights Offering is calculated as follows:2

	X	[•][3]	=
(Amount of 1145 Eligible Claims from Item 1 above)				(Number of 1145 Available Shares, rounded down to nearest whole share)

2b. Exercise Amount. By filling in the following blanks, you are indicating your intention to purchase the number of 1145 Available Shares specified below (please specify a whole number of 1145 Available Shares not greater than the figure in Item 2a), at a Per Share Price of $11.94, on the terms of and subject to the conditions set forth in the Amended Plan and 1145 Rights Offering Procedures.

	X	$11.94	=	$
(Indicate the number of 1145 Available Shares you elect to purchase)		(Per Share Price)		Subscription Purchase Price

[1]	[Subscription Agent to Enter.] (Note that this may vary from your asserted General Unsecured Claim amount.)
[2]	[Subscription Agent to Enter.]
[3]	[Subscription Agent to Enter.] Amount calculated by dividing six million shares of New Common Stock by the estimated total valid amount of Claims represented by General Unsecured Claims and the Retiree Settlement Unsecured Claim, which amount has been determined in consultation with the Requisite Backstop Parties and Creditors’ Committee in order to ensure compliance with section 1145 of the Bankruptcy Code.

Payment of the Subscription Purchase Price indicated above will be due by wire transfer prior to the 1145 Rights Offering Expiration Date, to be made in accordance with the instructions below. An 1145 Eligible Participant shall be deemed to have relinquished and waived all rights to participate in the 1145 Rights Offering if the Subscription Agent for any reason does not receive from an 1145 Eligible Participant, on or before the 1145 Rights Offering Expiration Date, (i) a duly completed and executed 1145 Rights Exercise Form and (ii) payment of the Subscription Purchase Price by or on behalf of such 1145 Eligible Participant.

Wire Delivery Instructions:

Account Name:	Computershare Inc AAF for KCC Client Funding Eastman Kodak
Account No.:	4426855327
ABA/Routing No.:	026009593
Bank Name:	Bank of America
Bank Address:	New York, New York
Ref:	Funding for Eastman Kodak Rights Offering

Item 3. In the event that monies funded by you are to be returned pursuant to the accompanying 1145 Rights Offering Procedures, please provide your wire instructions and address. In the event you do not provide wire instructions, any refund to which you are entitled will be sent to your address:

Street Address: City, State, Zip Code: Wire Transfer Information:

Item 4. Certification. I certify that (i) I am the holder, or the authorized signatory of the holder, of the amount of 1145 Eligible Claims listed under Item 1 above, (ii) I am, or such holder is, entitled to participate in the 1145 Rights Offering to the extent of my, or such holder’s, 1145 Eligible Claims as indicated under Item 2a above, (iii) I have received and reviewed a copy of the Amended Plan, the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “1145 Securities – Subsequent Transfers”) and the 1145 Rights Offering Procedures and (iv) I understand that my participation in the 1145 Rights Offering is subject to all of the terms and conditions set forth in the Amended Plan and 1145 Rights Offering Procedures. This certification is not an admission as to the ultimate allowed amount of such 1145 Eligible Claims.

I represent and warrant that:

(a)	I am a 1145 Eligible Participant.

(b)	I recognize and understand that the 1145 Rights are not transferable or detachable from 1145 Eligible Claims, and may only be exercised by a 1145 Eligible Participant.

(c)	I will not accept a distribution of New Common Stock offered pursuant to the 1145 Rights Offering Procedures with respect to a 1145 Eligible Claim if, at the time of distribution, I do not own such 1145 Eligible Claim.

(d)	By accepting such a distribution of New Common Stock, I will be deemed to be the owner of such 1145 Eligible Claim.

(e)	If I transfer any portion of my 1145 Eligible Claim, the corresponding 1145 Rights will be cancelled, and neither I nor the transferee of such 1145 Eligible Claim will receive 1145 Rights Offering Shares in connection with such 1145 Eligible Claim.

(f)	I will not accept a distribution of New Common Stock offered on account of any 1145 Eligible Claim pursuant to the 1145 Rights Offering with a value in excess of the value I receive on account of such 1145 Eligible Claim pursuant to the Amended Plan (without giving effect to the distribution of 1145 Rights).

As of the Effective Date of the Amended Plan, by virtue of my election to exercise 1145 Rights, I hereby waive and release, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Debtors, the Reorganized Debtors, the Creditors’ Committee, the Backstop Parties and the Subscription Agent, and each of their respective affiliates, officers, directors, counsel and advisors, arising out of or related to the 1145 Rights Offering and the receipt, delivery, disbursements, calculations, transmission or segregation of cash, 1145 Rights and 1145 Rights Offering Shares, except to the extent such rights, claims or causes of action arise from any act of gross negligence or willful or intentional misconduct or fraud.

BEFORE ELECTING TO PARTICIPATE IN THE 1145 RIGHTS OFFERING, ALL 1145 ELIGIBLE PARTICIPANTS SHOULD REVIEW THE AMENDED DISCLOSURE STATEMENT (INCLUDING THE RISK FACTORS DESCRIBED IN THE SECTION ENTITLED “ADDITIONAL FACTORS TO BE CONSIDERED PRIOR TO VOTING” AND THE SECTION ENTITLED “1145 SECURITIES – SUBSEQUENT TRANSFERS”) AND THE AMENDED PLAN, THE ACCOMPANYING 1145 RIGHTS OFFERING PROCEDURES AND THE INSTRUCTIONS CONTAINED HEREIN. YOU MAY WISH TO SEEK LEGAL ADVICE CONCERNING THE 1145 RIGHTS OFFERING.

I acknowledge that by executing this 1145 Rights Exercise Form the undersigned holder will be bound to pay for the 1145 Rights Offering Shares that it has subscribed for pursuant to the instructions that will be set forth in a separate notice and that the undersigned holder may be liable to the Debtors to the extent of any nonpayment.

Date:                             , 2013

Name of 1145 Eligible Participant:
(Print or Type)

Social Security or Federal Tax I.D. No.:
(Optional)

Signature:

Name of Person Signing:
(If other than as given above)

Title (if corporation, partnership or LLC):

Street Address:

City, State, Zip Code:

Telephone Number:

Email:

PLEASE NOTE: NO EXERCISE OF 1145 RIGHTS WILL BE VALID UNLESS A PROPERLY COMPLETED AND SIGNED 1145 RIGHTS EXERCISE FORM, TOGETHER WITH YOUR FULL PAYMENT FOR THE EXERCISE OF SUCH RIGHTS, IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE 1145 RIGHTS OFFERING EXPIRATION DATE.

The 1145 Rights Offering Shares will be registered only in the name of the 1145 Eligible Particpant. Please indicate on the lines provided below the 1145 Eligible Participant’s name and address as you would like it to be reflected in the transfer agent’s records for registration of the 1145 Rights Offering Shares.

Registration Line 1:

Registration Line 2: (if needed)

Address 1:

Address 2:

Address 3:

Address 4:

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: EASTMAN KODAK COMPANY, et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

INSTRUCTIONS TO 1145 RIGHTS EXERCISE FORM FOR HOLDERS OF UNSECURED

NOTES IN CONNECTION WITH THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF

REORGANIZATION OF EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

1145 RIGHTS OFFERING

EXPIRATION DATE

All 1145 Rights Exercise Forms

must be received by your nominee in sufficient

time to allow your nominee to deliver your

instructions to the Subscription Agent

no later than

5:00 p.m. (Eastern Time) on August 9, 2013

(the “1145 Rights Offering Expiration Date”).

These 1145 Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Rights Offering Procedures Order.

The 1145 Rights Offering, the distribution of each 1145 Right and the issuance of each 1145 Rights Offering Share are being conducted under the Amended Plan.

Each 1145 Right and 1145 Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the 1145 Rights distributed in connection with these 1145 Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 1145 Rights may be sold or transferred.

[1]

The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019). The location of the Debtors’ corporate headquarters is: 343 State Street, Rochester, NY 14650.

None of the 1145 Rights Offering Shares have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security.

The 1145 Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

On June [•], 2013, Eastman Kodak Company (“Kodak”), together with its affiliated debtors and debtors in possession (collectively, the “Debtors”), filed the First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (as may be amended, modified or supplemented from time to time, the “Amended Plan”) and the accompanying First Amended Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, modified or supplemented from time to time, the “Amended Disclosure Statement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Plan.

Pursuant to the Amended Plan, each 1145 Eligible Participant (as defined below) has the right, but not the obligation, to purchase all or a portion of its 1145 Available Shares (as defined in the accompanying 1145 Rights Offering Procedures).

An “1145 Eligible Participant” means a Person that satisfies all of the following criteria: (a) such Person was the beneficial owner of a General Unsecured Claim or Retiree Settlement Claim as of June 13, 2013; (b) such Claim is or became an 1145 Eligible Claim as of July 22, 2013 (or such later date as the Debtors may determine in consultation with the Creditors’ Committee and the Requisite Backstop Parties, the “1145 Claim Determination Date”) and (c) such Person is the beneficial owner of such 1145 Eligible Claim on the Effective Date.

You have received the attached 1145 Rights Exercise Form because you are an 1145 Eligible Participant.

Please use this 1145 Rights Exercise Form to execute your election. In order to participate in the 1145 Rights Offering, you must duly complete, execute and return the attached 1145 Rights Exercise Form to your nominee in sufficient time to allow your nominee to process your instructions and deliver to Kurtzman Carson Consultants (the “Subscription Agent”) on or before the 1145 Rights Offering Expiration Date set forth above.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for information regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions.

For further information on how to participate in the 1145 Rights Offering, please see the accompanying 1145 Rights Offering Procedures. If you have any questions about the 1145 Rights Exercise Form or the Rights Offering Procedures, please contact the Subscription Agent at (877) 833-4150.

If your 1145 Rights Exercise Form is not properly completed, executed and received by the Subscription Agent by the 1145 Rights Offering Expiration Date, your 1145 Rights will terminate and be cancelled.

To purchase New Common Stock pursuant to the 1145 Rights Offering:

1. Review the total amount of your 1145 Eligible Claims as indicated in Item 1. (Note that this may vary from your asserted General Unsecured Claim amount.)

2. Review the number of 1145 Available Shares you are eligible to purchase, as calculated in Item 2a.

3. Complete Item 2b by entering the whole number of 1145 Available Shares you wish to purchase.

4. Carefully review, complete and execute the certification, representations and acknowledgements in Item 3.

5. Return the 1145 Rights Exercise Form to your nominee in sufficient time to allow your nominee to process your instructions and deliver to the Subscription Agent on or before the 1145 Rights Offering Expiration Date. You may also deliver your completed 1145 Rights Exercise Form to the Subscription Agent via email at kodakinfo@kccllc.com or via facsimile at 212-702-0864.

6. Instruct Your Nominee to Pay the Subscription Purchase Price to the Subscription Agent by wire transfer of immediately available funds so that it is received by the Subscription Agent on or before the 1145 Rights Offering Expiration Date.

Before electing to participate in the 1145 Rights Offering, all 1145 Eligible Participants should review the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “1145 Securities – Subsequent Transfers”), the Amended Plan, in addition to the accompanying 1145 Rights Offering Procedures and the instructions contained herein. You may wish to seek legal advice concerning the 1145 Rights Offering.

1145 RIGHTS EXERCISE FORM FOR HOLDERS OF UNSECURED NOTES

IN CONNECTION WITH THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF

REORGANIZATION OF EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

1145 RIGHTS OFFERING

EXPIRATION DATE

All 1145 Rights Exercise Forms

and payments of the Subscription Purchase Price

must be received by your nominee in sufficient time to allow your nominee to deliver your instructions to the Subscription Agent no later than

5:00 p.m. (Eastern Time) on August 9, 2013

(the “1145 Rights Offering Expiration Date”).

Please refer to Section [•] of the Amended Disclosure Statement and

Article 5.8 of the Debtors’ First Amended Joint Chapter 11 Plan of

Reorganization (the “Amended Plan”) for information regarding the issuance of New Common Stock pursuant to the Amended Plan.

Please consult the accompanying 1145 Rights Offering Procedures and

Instructions for additional information with respect to

this 1145 Rights Exercise Form.

Each 1145 Right and 1145 Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the 1145 Rights distributed in connection with these 1145 Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 1145 Rights may be sold or transferred.

None of the 1145 Rights Offering Shares have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security.

The 1145 Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

Item 1. Amount of 1145 Eligible Claims. Pursuant to the Amended Plan, each 1145 Eligible Participant (as defined below) is entitled to participate in the 1145 Rights Offering to the extent of such 1145 Eligible Participant’s “1145 Eligible Claims”.

An “1145 Eligible Participant” means a Person that satisfies all of the following criteria: (a) such Person was the beneficial owner of a General Unsecured Claim or Retiree Settlement Claim as of June 13, 2013; (b) such Claim is or became an 1145 Eligible Claim as of July 22, 2013 (or such later date as the Debtors may determine in consultation with the Creditors’ Committee and the Requisite Backstop Parties, the “1145 Claim Determination Date”) and (c) such Person is the beneficial owner of such 1145 Eligible Claim on the Effective Date.

For purposes of this 1145 Rights Exercise Form, the total principal amount of your 1145 Eligible Claims is: (If you do not know your principal amount, please contact your nominee immediately.)

$[                     ]1

Item 2. 1145 Rights. Each 1145 Eligible Participant is entitled to purchase a number of 1145 Available Shares corresponding to the total amount of its 1145 Eligible Claims.

To participate in the 1145 Rights Offering, please review Item 2a below, and read and complete Items 2b and 3 below.

2a. Calculation of Number of 1145 Available Shares. The number of 1145 Available Shares for which you may subscribe pursuant to the 1145 Rights Offering is calculated as follows:2

	X	[•][3]	=
(Amount of 1145 Eligible Claims from Item 1 above)				(Maximum Number of 1145 Available Shares, rounded down to nearest whole share)

2b. Exercise Amount. By filling in the following blanks, you are indicating your intention to purchase the number of 1145 Available Shares specified below (please specify a whole number of 1145 Available Shares not greater than the figure in Item 2a), at a Per Share Price of $11.94, on the terms of and subject to the conditions set forth in the Amended Plan and 1145 Rights Offering Procedures.

	X		=	$
(Indicate the number of 1145 Available Shares you elect to purchase)		$11.94 (Per Share Price)		Subscription Purchase Price

[1]	[1145 Eligible Participant to enter.] (Note that this may vary from your asserted General Unsecured Claim amount.)
[2]	[Subscription Agent to enter.]
[3]

Amount calculated by dividing six million shares of New Common Stock by the estimated total valid amount of Claims represented by General Unsecured Claims and the Retiree Settlement Unsecured Claim, which amount has been determined in consultation with the Requisite Backstop Parties and Creditors’ Committee in order to ensure compliance with section 1145 of the Bankruptcy Code.

Item 3. Certification. I certify that (i) I am the holder, or the authorized signatory of the holder, of the amount of 1145 Eligible Claims listed under Item 1 above, (ii) I am, or such holder is, entitled to participate in the 1145 Rights Offering to the extent of my, or such holder’s, 1145 Eligible Claims as indicated under Item 2a above, (iii) I have received and reviewed a copy of the Amended Plan, the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “1145 Securities – Subsequent Transfers”) and the 1145 Rights Offering Procedures and (iv) I understand that my participation in the 1145 Rights Offering is subject to all of the terms and conditions set forth in the Amended Plan and 1145 Rights Offering Procedures. This certification is not an admission as to the ultimate allowed amount of such 1145 Eligible Claims.

I represent and warrant that:

(a)	I am a 1145 Eligible Participant.

(b)	I recognize and understand that the 1145 Rights are not transferable or detachable from 1145 Eligible Claims, and may only be exercised by a 1145 Eligible Participant.

(c)	I will not accept a distribution of New Common Stock offered pursuant to the 1145 Rights Offering Procedures with respect to a 1145 Eligible Claim if, at the time of distribution, I do not own such 1145 Eligible Claim.

(d)	By accepting such a distribution of New Common Stock, I will be deemed to be the owner of such 1145 Eligible Claim.

(e)	If I transfer any portion of my 1145 Eligible Claim, the corresponding 1145 Rights will be cancelled, and neither I nor the transferee of such 1145 Eligible Claim will receive 1145 Rights Offering Shares in connection with such 1145 Eligible Claim.

As of the Effective Date of the Amended Plan, by virtue of my election to exercise 1145 Rights, I hereby waive and release, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Debtors, the Reorganized Debtors, the Creditors’ Committee, the Backstop Parties and the Subscription Agent, and each of their respective affiliates, officers, directors, counsel and advisors, arising out of or related to the 1145 Rights Offering and the receipt, delivery, disbursements, calculations, transmission or segregation of cash, 1145 Rights and 1145 Rights Offering Shares, except to the extent such rights, claims or causes of action arise from any act of gross negligence or willful or intentional misconduct or fraud.

BEFORE ELECTING TO PARTICIPATE IN THE 1145 RIGHTS OFFERING, YOU SHOULD REVIEW THE AMENDED DISCLOSURE STATEMENT (INCLUDING THE RISK FACTORS DESCRIBED IN THE SECTION ENTITLED “ADDITIONAL FACTORS TO BE CONSIDERED PRIOR TO VOTING”), THE AMENDED PLAN, THE ACCOMPANYING 1145 RIGHTS OFFERING PROCEDURES AND THE INSTRUCTIONS CONTAINED HEREIN. YOU MAY WISH TO SEEK LEGAL ADVICE CONCERNING THE 1145 RIGHTS OFFERING.

I acknowledge that by executing this 1145 Rights Exercise Form the undersigned holder will be bound to pay for the 1145 Rights Offering Shares that it has subscribed for pursuant to the instructions that will be set forth in a separate notice and that the undersigned holder may be liable to the Debtors to the extent of any nonpayment.

Date:                         , 2013

Name of 1145 Eligible
Participant:
(Print or Type)

Social Security or Federal Tax I.D. No.:
(Optional)

Signature:

Name of Person Signing:
(If other than as given above)

Title (if corporation, partnership or LLC):

Street Address:

City, State, Zip Code:

Telephone Number:

Email:

PLEASE NOTE: NO EXERCISE OF 1145 RIGHTS WILL BE VALID UNLESS A PROPERLY COMPLETED AND SIGNED 1145 RIGHTS EXERCISE FORM, TOGETHER WITH YOUR FULL PAYMENT FOR THE EXERCISE OF SUCH RIGHTS, IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE 5:00 P.M. EASTERN TIME, ON THE 1145 RIGHTS OFFERING EXPIRATION DATE.

The 1145 Rights Offering Shares will be registered only in the name of the 1145 Eligible Participant. Please indicate on the lines provided below the 1145 Eligible Participant’s name and address as you would like it to be reflected in the transfer agent’s records for registration of the 1145 Rights Offering Shares.

Registration Line 1:

Registration Line 2:
(if needed)

Address 1:

Address 2:

Address 3:

Address 4:

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: EASTMAN KODAK COMPANY, et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

MASTER 1145 RIGHTS EXERCISE FORM IN CONNECTION WITH

THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION

OF EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

UNSECURED NOTES CLAIMS

YOUR MASTER 1145 RIGHTS EXERCISE FORM AND PAYMENTS OF THE SUBSCRIPTION PURCHASE PRICE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, BY 5:00 P.M., EASTERN TIME, ON AUGUST 9, 2013, THE EXPIRATION DATE FOR EXERCISE OF 1145 RIGHTS (THE “1145 RIGHTS OFFERING EXPIRATION DATE”), OR THE ELECTIONS REPRESENTED BY YOUR MASTER 1145 RIGHTS EXERCISE FORM WILL NOT BE COUNTED.

Each 1145 Right and 1145 Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 1145 of the Bankruptcy Code.

None of the 1145 Rights distributed in connection with these 1145 Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 1145 Rights may be sold or transferred.

None of the 1145 Rights Offering Shares have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security.

The 1145 Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security,

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019). The location of the Debtors’ corporate headquarters is: 343 State Street, Rochester, NY 14650.

offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

To Nominees, Banks or Brokers:

On June [•], 2013, Eastman Kodak Company (“Kodak”), together with its affiliated debtors and debtors in possession (collectively, the “Debtors”), filed the First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (as may be amended from time to time, the “Amended Plan”) and the accompanying First Amended Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended from time to time, the “Amended Disclosure Statement”).

Pursuant to the Amended Plan, certain 1145 Eligible Participants are entitled to participate in the 1145 Rights Offering to the extent of such 1145 Eligible Participants’ 1145 Eligible Claims (as defined in the accompanying 1145 Rights Offering Procedures).

The Unsecured Notes consist of the unsecured notes and debentures issued by any Debtor, including (a) the 7.00% Convertible Senior Notes due 2017, (b) the 7.25% Senior Notes due 2013, (c) the 9.20% Debentures due 2021 and (d) the 9.95% Debentures due 2018, as applicable, issued by Kodak pursuant to the Unsecured Notes Indentures.

You have received this Master 1145 Rights Exercise Form because you are a bank, broker or other nominee (each of the foregoing, a “Nominee”) for an 1145 Eligible Participant holding an Unsecured Notes Claim. Please utilize this Master 1145 Rights Exercise Form to execute the 1145 Eligible Participant’s 1145 Rights. You are required to deliver an 1145 Rights Exercise Form to the 1145 Eligible Participant holding an Unsecured Notes Claim, and to take any action required to enable the 1145 Eligible Participant to timely elect to participate in the 1145 Rights Offering. To elect to participate in the 1145 Rights Offering, you must complete and deliver this Master 1145 Rights Exercise Form and a copy of the 1145 Rights Exercise Form executed by each 1145 Eligible Participant listed under Item 2 below, together with remittance of full payment for the 1145 Rights exercised by the 1145 Eligible Participants, to the Subscription Agent on or before the 1145 Rights Offering Expiration Date.

Before you transmit such elections, please carefully review the Amended Disclosure Statement, the Amended Plan and the 1145 Rights Offering Procedures. You may obtain copies of the Amended Disclosure Statement, the Amended Plan and the 1145 Rights Offering Procedures by contacting the Debtors’ subscription agent (the “Subscription Agent”), Kurtzman Carson Consultants, at (877) 833-4150.

THIS MASTER 1145 RIGHTS EXERCISE FORM RELATES ONLY TO YOUR CUSTOMERS’ RIGHT TO ELECTIONS FOR THE 1145 RIGHTS OFFERING ON ACCOUNT OF THE UNSECURED NOTES YOU HOLD FOR THEIR ACCOUNTS.

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON AN AGENT OF ANY OF THE DEBTORS OR THE SUBSCRIPTION AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE AMENDED PLAN.

IMPORTANT

PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. COMPLETE, SIGN, DATE AND DELIVER THIS MASTER 1145 RIGHTS EXERCISE FORM, ALONG WITH PHOTOCOPIES OF ALL COMPLETED BENEFICIAL HOLDER 1145 RIGHTS EXERCISE FORMS, TO THE SUBSCRIPTION AGENT ON OR BEFORE THE 1145 RIGHTS OFFERING EXPIRATION DATE. PLEASE DO NOT FAX THIS MASTER 1145 RIGHTS EXERCISE FORM.

DELIVERY OF THIS MASTER 1145 RIGHTS EXERCISE FORM OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY. IF THIS MASTER 1145 RIGHTS EXERCISE FORM IS NOT COMPLETED, SIGNED, AND RECEIVED ON OR BEFORE THE 1145 RIGHTS OFFERING EXPIRATION DATE, THE ELECTIONS TRANSMITTED BY THIS MASTER 1145 RIGHTS EXERCISE FORM WILL NOT BE COUNTED.

Before electing to participate in the 1145 Rights Offering, you should instruct the beneficial owners of Unsecured Notes for whom you act as nominee to review the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting”), the Amended Plan, the accompanying 1145 Rights Offering Procedures and the instructions contained herein.

You or the beneficial owners of the Unsecured Notes for whom you are the nominee may wish to seek legal advice concerning the 1145 Rights Offering.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for information regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions. For further information on how to participate in the 1145 Rights Offering, please see the accompanying 1145 Rights Offering Procedures.

Unless otherwise defined herein, capitalized terms used by not defined herein shall have the meanings ascribed to them in the Amended Plan.

Item 1. Certification Of Authority To Elect. The undersigned certifies that as of June 13, 2013 (the “Holding Record Date”), the undersigned (please check applicable box):

☐  Is a bank, broker, or other Nominee for the 1145 Eligible Participants of the aggregate amount of the Unsecured Notes listed in Item 2 below, and is the registered or record holder of the Unsecured Notes, or

☐  Is acting under a power of attorney and agency (a copy of which will be provided upon request) granted by a bank, broker, or other Nominee that is the registered or record holder of the aggregate amount of the Unsecured Notes listed in Item 2 below, or

☐  Has been granted a proxy (an original of which is annexed hereto) from a bank, broker, or other Nominee, or an 1145 Eligible Participant, that is the registered or record holder of the aggregate amount of the Unsecured Notes listed in Item 2 below, and accordingly, has full power and to participate in the 1145 Rights Offering on behalf of the 1145 Eligible Participants of the Unsecured Notes Claims described in Item 2.

Item 2. Participation in 1145 Rights Offering:

1145 Eligible Participants are eligible to elect to participate in the 1145 Rights Offering if:

(i) the undersigned as Nominee for the 1145 Eligible Participants, as indicated in the table below, has received a 1145 Rights Exercise Form from the 1145 Eligible Participant (a copy of each form should accompany this Master 1145 Rights Exercise Form), and

(ii) the undersigned as Nominee for the 1145 Eligible Participants, as indicated in the table below, agrees to send a wire transfer so that it is received by the Subscription Agent prior to the 1145 Rights Offering Expiration Date (or such later date as may be specified pursuant to the 1145 Rights Offering Procedures) pursuant to the instructions set forth in the 1145 Rights Offering Procedures, and that the undersigned will be liable to the Debtors to the extent of any nonpayment.

The undersigned certifies that as of the Holding Record Date, the following beneficial owners of the Unsecured Notes, as identified by their respective customer account numbers, were beneficial owners of the Unsecured Notes in the following principal amount (upon stated maturity) (insert amount in the boxes below) that wish to make the following elections with regard to the 1145 Rights Offering. For purposes of this Master 1145 Rights Exercise Form, do not adjust the principal amount for any accrued or unmatured interest or any accretion factor.

Customer Name or Account Number for Beneficial Owner	Principal Amount Held as of the Holding Record Date	X [Factor][2] =	Number of 1145 Available Shares (Round down to nearest whole number)	Number of 1145 Available Shares Beneficial Owner Elects to Purchase	Total Subscription Purchase Price
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
TOTALS

IF YOU ARE ACTING AS A NOMINEE FOR MORE THAN TEN BENEFICIAL OWNERS OF UNSECURED NOTES, PLEASE ATTACH ADDITIONAL SHEETS, AS NECESSARY.

[2]	Amount calculated by dividing six million shares of New Common Stock by the estimated total valid amount of Claims represented by General Unsecured Claims and the Retiree Settlement Unsecured Claim, which amount has been determined in consultation with the Requisite Backstop Parties and Creditors’ Committee in order to ensure compliance with section 1145 of the Bankruptcy Code.

Item 3. Certification. By signing this Master 1145 Rights Exercise Form, the undersigned certifies that (i) each beneficial owner of Unsecured Notes listed in Item 2, above, has been provided with a copy of the 1145 Rights Offering Procedures, the Amended Disclosure Statement and the Amended Plan, (ii) each account listed in Item 2 owns at least $10,000 principal amount on Unsecured Notes and no aggregation of accounts has occurred to meet the minimum threshold and (iii) it understands that the right to elections for the 1145 Rights Offering is subject to all the terms and conditions set forth in the 1145 Rights Offering Procedures, the Amended Disclosure Statement and the Amended Plan.

Name of Broker, Bank or other Nominee:

(Print or Type)

Participant Number:

Name of Proxy Holder or Agent for Broker, Bank or Other Nominee (if applicable):

(Print or Type)’
Social Security or Federal Tax I.D. No.:
(If Applicable)

Signature:

Print Name:

Title:
(If Appropriate)

Facsimile Number:

Email Address:

Street Address:

City, State, Zip Code:

Telephone Number: ( )

Date Completed:

THIS MASTER 1145 RIGHTS EXERCISE FORM AND PAYMENTS OF THE SUBSCRIPTION PURCHASE PRICE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT AT THE ADDRESS LISTED BELOW ON OR BEFORE THE 1145 RIGHTS OFFERING EXPIRATION DATE, OR THE 1145 RIGHTS WILL NOT BE EXERCISED HEREBY.

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

NOTE REGARDING PAYMENT

Payment for the New Common Stock is due by wire transfer prior to the 1145 Rights Offering Expiration Date. An 1145 Eligible Participant shall be deemed to have relinquished and waived all rights to participate in the 1145 Rights Offering if the Subscription Agent for any reason does not receive from an 1145 Eligible Participant or its Subscription Nominee, on or before the 1145 Rights Offering Expiration Date, (i) a duly completed 1145 Rights Exercise Form and (ii) payment of the Subscription Purchase Price by or on behalf of such 1145 Eligible Participant.

Account Name:	Computershare Inc AAF for KCC Client Funding Eastman Kodak
Account No.:	4426855327
ABA/Routing No.:	026009593
Bank Name:	Bank of America
Bank Address:	New York, New York
Ref:	Funding for Eastman Kodak Rights Offering

INSTRUCTIONS FOR COMPLETING THE

MASTER 1145 RIGHTS EXERCISE FORM

1145 RIGHTS OFFERING EXPIRATION DATE & SUBSCRIPTION AGENT:

The expiration date for the exercise of 1145 Rights is 5:00 p.m. (Eastern Time) on August 9, 2013 (the “1145 Rights Offering Expiration Date”). To elect to participate in the 1145 Rights Offering, you must complete, sign, and return this Master 1145 Rights Exercise Form so that it is received by the Subscription Agent at the following address no later than the 1145 Rights Offering Expiration Date:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

In order to effect a subscription on behalf of any beneficial owner of Unsecured Notes, you must take the following steps:

a.	Review and complete the certification in Item 1;

b.	In Item 2 of the accompanying Master 1145 Rights Exercise Form, indicate the principal amount of Unsecured Notes held by beneficial owners of the Unsecured Notes held by you as a nominee or in a fiduciary capacity and the number of 1145 Rights Offering Shares to be purchased by such beneficial owners pursuant to the 1145 Rights Offering, as transmitted to you by such beneficial owners. To identify such beneficial owners without disclosing their names, please use the customer account number assigned by you to each such beneficial owner, or if no such customer account number exists, please assign a number to each account (making sure to retain a separate list of each beneficial owner and the assigned number). Please include information on the principal amount held, the number of 1145 Available Shares for which the account is eligible to subscribe and the number of 1145 Available Shares the account elects to purchase;

c.	If additional space is required to respond to Item 2 on the Master 1145 Rights Exercise Form, please provide the requested information on additional pages;

d.	Review the certification in Item 3 of the Master 1145 Rights Exercise Form;

e.	In Item 3, sign and date the Master 1145 Rights Exercise Form, and provide the information requested;

f.	Contact the Subscription Agent to arrange for delivery of the completed Master 1145 Rights Exercise Form to its offices;

g.	Deliver the completed, executed Master 1145 Rights Exercise Form, along with photocopies of all completed beneficial holder 1145 Rights Exercise Forms, so as to be received by the Subscription Agent before the 1145 Rights Offering Expiration Date; and

h.	Deliver the Subscription Purchase Price paid by each beneficial owner of the Unsecured Notes, as indicated on Item 2 of the Master 1145 Rights Exercise Form, so as to be received by the Subscription Agent on or before the 1145 Rights Offering Expiration Date. If, for any reason, the Subscription Agent does not receive both a duly-completed 1145 Rights Exercise Form and payment of the Subscription Purchase Price on or before the 1145 Rights Offering Expiration Date from or on behalf of an 1145 Eligible Participant, such 1145 Eligible Participant shall be deemed to have relinquished and waived its right to participate in the 1145 Rights Offering.

PLEASE NOTE:

No 1145 Rights Exercise Form or Master 1145 Rights Exercise Form shall constitute or be deemed to be a proof of Claim or equity interest or an assertion of a Claim or equity interest.

No fees, commissions, or other remuneration will be payable to any broker, bank, dealer, nominee, or other person for soliciting elections to participate in the 1145 Rights Offering. The Debtors will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the 1145 Rights Exercise Form and other enclosed materials to the beneficial owners of the Unsecured Notes held by you as a nominee or in a fiduciary capacity.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for information regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions. For further information on how to participate in the 1145 Rights Offering, please see the accompanying 1145 Rights Offering Procedures.

IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER 1145 RIGHTS EXERCISE FORM OR THE 1145 RIGHTS OFFERING PROCEDURES, OR IF YOU NEED ADDITIONAL COPIES OF THE MASTER 1145 RIGHTS EXERCISE FORM, 1145 RIGHTS EXERCISE FORM, THE AMENDED PLAN, AMENDED DISCLOSURE STATEMENT, 1145 RIGHTS OFFERING PROCEDURES, OR OTHER RELATED MATERIALS, PLEASE CALL THE SUBSCRIPTION AGENT, KURTZMAN CARSON CONSULTANTS, AT (877) 833-4150.

Exhibit B

Form of 4(2) Rights Offering Procedures

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re: EASTMAN KODAK COMPANY, et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

Whereas, on June [•], 2013, Eastman Kodak Company (“Kodak”) and its affiliated debtors and debtors in possession (collectively, the “Debtors”) filed the First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (as may be amended, modified or supplemented from time to time, the “Amended Plan”) and the First Amended Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, modified or supplemented from time to time, the “Amended Disclosure Statement”);2

Whereas, on June [•], 2013, the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) entered an order (the “Rights Offerings Procedures Order”) approving, among other things, these procedures (these “4(2) Rights Offering Procedures”) for the conduct of, and participation in, a rights offering contemplated by, and to be implemented by the Debtors pursuant to, the Amended Plan (the “4(2) Rights Offering”, and together with the 1145 Rights Offering to be conducted pursuant to the Amended Plan, the “Rights Offerings”);3 and

Whereas, the Debtors and the Backstop Parties have entered into a backstop commitment agreement (the “Backstop Commitment Agreement”), dated as of June [•], 2013, pursuant to which the Backstop Parties have agreed, subject to the terms and conditions therein, to purchase any 4(2) Rights Offering Unsubscribed Shares (as defined below).

The Debtors have designated Kurtzman Carson Consultants LLC as the subscription agent for the 4(2) Rights Offering (the “Subscription Agent”). All questions relating to these procedures, other documents associated with the 4(2) Rights Offering or the requirements for participating in the 4(2) Rights Offering should be directed to the Subscription Agent at:

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019). The location of the Debtors’ corporate headquarters is: 343 State Street, Rochester, NY 14650.
[2]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Amended Plan.
[3]	Parties eligible to participate in the 1145 Rights Offering will receive separate procedures for participation therein.

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

These 4(2) Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Rights Offerings Procedures Order.

The 4(2) Rights Offering, the distribution of each 4(2) Right and the issuance of each 4(2) Rights Offering Share are being conducted under the Amended Plan.

Each 4(2) Right and 4(2) Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 4(2) thereof.

None of the 4(2) Rights distributed in connection with these 4(2) Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 4(2) Rights may be sold or transferred.

None of the 4(2) Rights Offering Shares have been registered or (except with respect to the Backstop Parties) will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and (except with respect to the Backstop Parties) no 4(2) Rights Offering Shares may be sold or transferred except pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, when available.

Except with respect to the Backstop Parties, each 4(2) Rights Offering Share issued upon exercise of a 4(2) Right, and each certificate issued in exchange for or upon the transfer, sale or assignment of any such 4(2) Rights Offering Share, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ISSUANCE DATE], AND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, WHEN AVAILABLE.”

The 4(2) Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for information regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions. For a copy of the Amended Disclosure Statement or the Amended Plan, please contact the Subscription Agent or see the Debtors’ restructuring website at (http://www.kccllc.net/kodak).

1. Overview of the 4(2) Rights Offering

Rights (the “4(2) Rights”) to purchase shares of New Common Stock in the 4(2) Rights Offering (the “4(2) Rights Offering Shares”) at a price per share equal to $11.94 (the “Per Share Price”) are being distributed to the 4(2) Eligible Participants (as defined below) as pre-confirmation distributions under the Amended Plan and in conjunction with the Debtors’ solicitation of votes to accept or reject the Amended Plan.

The aggregate number of 4(2) Rights Offering Shares (the “Aggregate 4(2) Share Amount”) will be determined based on the results of the 1145 Rights Offering, and shall be equal to the difference between (i) 34,000,000, minus (ii) the number of shares of New Common Stock duly purchased in the 1145 Rights Offering.

Each 4(2) Eligible Participant has the right, but not the obligation, to purchase all or a portion of its 4(2) Primary Shares (as defined below), subject to the 4(2) Reallocation (as defined below).

In addition, in accordance with the Overallotment Procedures (as defined below), (x) each Backstop Party that duly subscribes and pays for all of its 4(2) Primary Shares has the right, but not the obligation, to duly subscribe for Backstop Party Overallotment Shares (as defined below) and (y) each 4(2) Eligible Participant that duly subscribes and pays for all of its 4(2) Primary Shares also has the right, but not the obligation, to subscribe for 4(2) Overallotment Shares (as defined below).

Eligible Participants

Only 4(2) Eligible Participants may participate in the 4(2) Rights Offering.

A Holder of General Unsecured Claims and/or Retiree Settlement Unsecured Claims (other than the Backstop Parties) that does not duly complete, execute and timely deliver a 4(2) Certification Form to the Subscription Agent on or before the 4(2) Certification Date cannot participate in the 4(2) Rights Offering.

A “4(2) Eligible Participant” means a Person that (a)(x) is a Backstop Party or (y) duly completes, executes and timely delivers the 4(2) Certification Form to the Subscription Agent on or before the 4(2) Certification Date and (b) is the beneficial owner of a 4(2) Eligible Claim on the Effective Date.

The “4(2) Certification Date” means July 19, 2013 at 5:00 p.m. (Eastern Time), or such later date as the Debtors may determine in consultation with the Creditors’ Committee and the Requisite Backstop Parties.

The “4(2) Certification Form” means a certification form executed by a Person confirming that such Person (a) is either a “qualified institutional buyer” or an “accredited investor” within the meaning of Rule 144A or Rule 501(a) of the Securities Act of 1933 (as amended from time to time, the “Securities Act”), respectively, and (b) as of April 30, 2013 and on the 4(2) Certification Date, beneficially owned General Unsecured Claims and/or Retiree Settlement Unsecured Claims in an aggregate face amount not less than (x) in the case of a “qualified institutional buyer”, $100,000 or (y) in the case of an “accredited investor”, $500,000.

The 4(2) Rights Exercise Form

In order to exercise 4(2) Rights, a 4(2) Eligible Participant must duly complete and timely deliver the enclosed rights exercise form (the “4(2) Rights Exercise Form”), along with its Subscription Purchase Price (as defined below) in accordance with these 4(2) Rights Offering Procedures.

The 4(2) Rights Exercise Form indicates the Per Share Price payable in connection with the exercise of the 4(2) Rights.

Determination of a 4(2) Eligible Participant’s 4(2) Primary Shares

Prior to the implementation of the Overallotment Procedures, if applicable, each 4(2) Eligible Participant shall be entitled to subscribe for that number of 4(2) Rights Offering Shares equal to the product (rounded down to the nearest whole share) of (a) the resulting quotient of (x) the aggregate amount of 4(2) Eligible Claims beneficially owned by such 4(2) Eligible Participant divided by (y) $1.82 billion,4 multiplied by (b) the Aggregate 4(2) Share Amount (such number of shares, the “4(2) Primary Shares”).

A “4(2) Eligible Claim” means (a) a Retiree Settlement Unsecured Claim, (b) an Unsecured Notes Claim equal to or greater tha $10,000 in principal amount or (c) any other General Unsecured Claim in an amount, determined as of July 26, 2013 (or such later date as the Debtors may determine in consultation with the Creditors’ Committee and the Requisite Backstop Parties, the “4(2) Claim Determination Date”), (x) equal to the amount on account of which such Claim is eligible to vote to accept or reject the Amended Plan (as determined in accordance with the Solicitation Procedures Order) or (y) in such other amount as the Debtors, the Creditors’ Committee and the Requisite Backstop Parties may collectively agree.

Overallotment Procedures

If any 4(2) Rights Offering Shares remain available for subscription after giving effect to duly subscribed for and purchased 4(2) Primary Shares (such number of remaining shares, the “Initial Overallotment Shares”), the Subscription Agent shall employ the overallotment procedures described below (the “Overallotment Procedures”).

[4]	This amount represents the Debtors’ good faith estimate, as reasonably consented to by the Creditors’ Committee and the Requisite Backstop Parties, of the amount of 4(2) Eligible Claims held by 4(2) Eligible Holders (as determined without regard to whether a Person has duly completed and submitted a 4(2) Certification Form).

First, the Backstop Parties that have duly subscribed for and purchased 100 percent of their respective 4(2) Primary Shares shall have the right to purchase, in addition to such Backstop Parties’ 4(2) Primary Shares, 10,000,000 Initial Overallotment Shares, which shall be allocated among such Backstop Parties based upon their (and, without duplication, their affiliates’) respective Backstop Commitment Percentages (as defined in the Backstop Commitment Agreement) or in any other manner as such Backstop Parties shall reasonably agree (such Shares, the “Backstop Party Overallotment Shares”); provided, however, that if the number of Initial Overallotment Shares is less than 10,000,000, the number of 4(2) Primary Shares duly subscribed for and purchased by each 4(2) Eligible Participant shall be reduced on a pro rata basis such that the number of Initial Overallotment Shares equals 10,000,000 (the “4(2) Reallocation”).

Second, if any 4(2) Rights Offering Shares remain available for subscription after giving effect to the aggregate number of duly subscribed for and purchased 4(2) Primary Shares and Backstop Party Overallotment Shares (such number of remaining shares, the “4(2) Remaining Overallotment Shares”), each 4(2) Eligible Participant that has duly subscribed for and purchased 100 percent of its 4(2) Primary Shares (each, a “4(2) Eligible Overallotment Participant”) also may elect to subscribe for and purchase that number of 4(2) Remaining Overallotment Shares equal to the product (rounded down to the nearest whole share) of (a) the resulting quotient of (x) the aggregate amount of 4(2) Eligible Claims beneficially owned by such 4(2) Eligible Overallotment Participant divided by (y) $1.82 billion,5 multiplied by (b) the aggregate number of 4(2) Remaining Overallotment Shares (such number of shares being the “4(2) Overallotment Shares”; and any remaining unsubscribed and unpaid for shares being the “4(2) Rights Offering Unsubscribed Shares”).

Notwithstanding any contrary provision in the Amended Plan, these 4(2) Rights Offering Procedures or the Backstop Commitment Agreement, the Debtors shall not be required to accept the exercise of 4(2) Rights to purchase any Backstop Party Overallotment Shares or 4(2) Overallotment Shares if the Debtors have requested, but not received, reasonable assurances that such exercise will not result in any Person becoming the “beneficial owner”, for purposes of Rule 13d-3 under the Securities Exchange Act (as amended from time to time) of 50 percent or more of the issued and outstanding New Common Stock on the Effective Date after giving effect to the Amended Plan.

Restrictions on Transfer of 4(2) Rights and 4(2) Eligible Claims

THE 4(2) RIGHTS ARE NOT TRANSFERABLE OR DETACHABLE FROM 4(2) ELIGIBLE CLAIMS.

[5]	This amount represents the Debtors’ good faith estimate, as reasonably consented to by the Creditors’ Committee and the Requisite Backstop Parties, of the amount of 4(2) Eligible Claims held by 4(2) Eligible Holders (as determined without regard to whether a Person has duly completed and submitted a 4(2) Certification Form).

IF ANY PORTION OF A 4(2) ELIGIBLE CLAIM IS OR HAS BEEN TRANSFERRED AFTER THE 4(2) CERTIFICATION DATE, THE CORRESPONDING 4(2) RIGHTS WILL BE CANCELLED, AND NEITHER THE TRANSFEROR NOR THE TRANSFEREE OF SUCH 4(2) ELIGIBLE CLAIM WILL RECEIVE 4(2) RIGHTS OFFERING SHARES IN CONNECTION WITH SUCH TRANSFERRED 4(2) ELIGIBLE CLAIM.

No Fractional Shares

No fractional shares of New Common Stock will be issued.

All 4(2) Rights Offering Shares issued in the 4(2) Rights Offering will be rounded down to the nearest whole share.

No compensation shall be paid in respect of such adjustment.

2. Duration of the 4(2) Rights Offering

The 4(2) Rights Offering will commence on the day upon which the 4(2) Rights Exercise Form is first mailed or made available to 4(2) Eligible Participants (the “4(2) Rights Offering Commencement Date”), which the Debtors estimate to be no later than July 23, 2013.

The 4(2) Rights Offering will expire at 5:00 p.m. (Eastern Time) on August 9, 2013, (the “4(2) Rights Offering Expiration Date”).

Each 4(2) Eligible Participant intending to participate in the 4(2) Rights Offering must affirmatively make a binding election to exercise its 4(2) Rights on or prior to the 4(2) Rights Offering Expiration Date, and submit payment by wire transfer of immediately available funds for all duly subscribed for 4(2) Rights Offering Shares, including any Backstop Party Overallotment Shares and 4(2) Overallotment Shares, so that such payment is actually received by the Subscription Agent on or prior to the 4(2) Rights Offering Expiration Date.

To facilitate the exercise of the 4(2) Rights, the Debtors will mail or cause to be mailed the 4(2) Rights Exercise Form (i) on the 4(2) Rights Offering Commencement Date, to each 4(2) Eligible Participant or (ii) within three Business Days of the 4(2) Claim Determination Date, to each 4(2) Eligible Participant whose 4(2) Eligible Claim increases prior to the 4(2) Claim Determination Date, together with a copy of these 4(2) Rights Offering Procedures and a set of instructions for the proper completion, due execution and timely delivery of the 4(2) Rights Exercise Form and payment of the Subscription Purchase Price to the Subscription Agent.

3. 4(2) Rights Offering Unsubscribed Shares

The Backstop Parties have agreed to purchase all 4(2) Rights Offering Unsubscribed Shares pursuant to and in accordance with the Backstop Commitment Agreement.

4. Exercise of 4(2) Rights

In order to participate in the 4(2) Rights Offering, each 4(2) Eligible Participant must affirmatively make a binding election to exercise all or a portion of its 4(2) Rights on or prior to the 4(2) Rights Offering Expiration Date. The exercise of the 4(2) Rights shall be irrevocable unless the 4(2) Rights Offering is not consummated by November 4, 2013.

Each 4(2) Eligible Participant (other than the Backstop Parties) is entitled to participate in the 4(2) Rights Offering solely to the extent of its 4(2) Eligible Claims.

In order to exercise 4(2) Rights, each 4(2) Eligible Participant must submit a 4(2) Rights Exercise Form indicating the whole number of 4(2) Primary Shares and, if applicable, Backstop Party Overallotment Shares and 4(2) Overallotment Shares, that such 4(2) Eligible Participant elects to purchase, along with payment by wire transfer of immediately available funds of a “Subscription Purchase Price” equal to the product of (a) the number of 4(2) Rights Offering Shares such 4(2) Eligible Participant elects to purchase multiplied by (b) the Per Share Price, so that the 4(2) Rights Exercise Form and the payment of the Subscription Purchase Price are actually received by the Subscription Agent on or before the 4(2) Rights Offering Expiration Date in accordance with these 4(2) Rights Offering Procedures.

To the extent a 4(2) Eligible Participant duly elects to purchase more than its number of 4(2) Primary Shares, such 4(2) Eligible Participant will be deemed to have elected to purchase all of its 4(2) Primary Shares and an additional number of Backstop Party Overallotment Shares and/or 4(2) Overallotment Shares, as applicable, equal to the difference between (a) the number of 4(2) Rights Offering Shares duly subscribed by such 4(2) Eligible Participant minus (b) such 4(2) Eligible Participant’s number of 4(2) Primary Shares.

Any difference between the Subscription Purchase Price actually paid by any 4(2) Eligible Participant and the amount duly payable by such 4(2) Eligible Participant to purchase 4(2) Rights Offering Shares shall be refunded to such 4(2) Eligible Participant, without interest, as soon as reasonably practicable after refund amounts are determined by the Subscription Agent, provided that the Subscription Agent shall use commercially reasonable efforts to refund such amounts no later than ten (10) Business Days after the 4(2) Rights Offering Expiration Date.

Deemed Representations and Acknowledgements

Any Person exercising any 4(2) Rights is deemed to have made the following representations and acknowledgements: such Person

(i) is a 4(2) Eligible Participant;

(ii) recognizes and understands that the 4(2) Rights are not transferable or detachable from 4(2) Eligible Claims, and may only be exercised by a 4(2) Eligible Participant;

(iii)` will not accept a distribution of New Common Stock offered pursuant to the 4(2) Rights Offering with respect to a 4(2) Eligible Claim if, at the time of such distribution, it does not own such 4(2) Eligible Claim;

(iv) by its acceptance of a distribution of New Common Stock with respect to a 4(2) Eligible Claim, will be deemed to be the owner of such 4(2) Eligible Claim;

(v) agrees that if it transfers any portion of its 4(2) Eligible Claim, the corresponding 4(2) Rights will be cancelled, and neither such 4(2) Eligible Participant nor the transferee of such 4(2) Eligible Claim will receive 4(2) Rights Offering Shares in connection with such transferred 4(2) Eligible Claim;

(vi) acknowledges and agrees that, except with respect to the Backstop Parties, the 4(2) Rights Offering Shares may not be offered or sold except pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, when available, and that the Debtors expect the Rule 144 exemption will not be available for at least six months after the Effective Date;

(vii) acknowledges that Rule 144 provides for certain restrictions on the sale of securities of an issuer by “affiliates” of the issuer, as defined therein, including restrictions on the volume of securities sold and the manner of such sale, and the requirement to file notice of certain sales with the Securities and Exchange Commission;

(viii) acknowledges and agrees that the 4(2) Rights Offering Shares will be in certificated form and shall bear a restrictive legend, and that the Reorganized Debtors reserve the right to require certification or other evidence of compliance with Rule 144 as a condition to the removal of such legend or any transfer of any such 4(2) Rights Offering Shares; and

(ix) acknowledges and agrees that the Reorganized Debtors reserve the right to stop any transfer of 4(2) Rights Offering Shares if such transfer is not in compliance with Rule 144.

Failure to Exercise 4(2) Rights

Unexercised 4(2) Rights will be cancelled on the 4(2) Rights Offering Expiration Date. A 4(2) Eligible Participant shall be deemed to have relinquished and waived all rights to participate in the 4(2) Rights Offering to the extent the Subscription Agent for any reason does not receive from a 4(2) Eligible Participant, on or before the 4(2) Rights Offering Expiration Date, (i) a duly completed 4(2) Rights Exercise Form and (ii) immediately available funds by wire transfer for the Subscription Purchase Price with respect to such 4(2) Eligible Participant’s 4(2) Rights.

Any attempt to exercise any 4(2) Rights after the 4(2) Rights Offering Expiration Date shall be null and void and the Debtors shall not honor any 4(2) Rights Exercise Form or other documentation received by the Subscription Agent relating to such purported exercise after the 4(2) Rights Offering Expiration Date, regardless of when such 4(2) Rights Exercise Form or other documentation was sent.

The method of delivery of the 4(2) Rights Exercise Form and any other required documents by each 4(2) Eligible Participant is at such 4(2) Eligible Participant’s option and sole risk, and delivery will be considered made only when such 4(2) Rights Exercise Form and other documentation are actually received by the Subscription Agent. If delivery is by mail, the use of registered mail with return receipt requested, properly insured, is encouraged and strongly recommended. In all cases, you should allow sufficient time to ensure timely delivery prior to the 4(2) Rights Offering Expiration Date.

Disputes, Waivers, and Extensions

Any and all disputes concerning the timeliness, viability, form and eligibility of any exercise of 4(2) Rights shall be addressed in good faith by the Debtors, in consultation with the Creditors’ Committee. Any determination made by the Debtors with respect to such disputes shall be final and binding. The Debtors, in consultation with the Creditors’ Committee, may (i) waive any defect or irregularity, or permit such a defect or irregularity to be corrected, within such times as the Debtors may determine in consultation with the Creditors’ Committee to be appropriate, or (ii) reject the purported exercise of any 4(2) Rights for which the 4(2) Rights Exercise Form, the exercise thereof and/or payment of the Subscription Purchase Price includes defects or irregularities.

4(2) Rights Exercise Forms shall be deemed not to have been properly completed until all defects and irregularities have been waived or cured within such time as the Debtors determine in their reasonable discretion and in good faith in consultation with the Creditors’ Committee. The Debtors reserve the right, but are under no obligation, to give notice to any 4(2) Eligible Participant regarding any defect or irregularity in connection with any purported exercise of 4(2) Rights by such 4(2) Eligible Participant. The Debtors may, but are under no obligation to, permit such defect or irregularity in any 4(2) Rights Exercise Form to be cured; provided, however, that none of the Debtors (including any of their respective officers, directors, employees, agents or advisors) or the Subscription Agent shall incur any liability for any failure to give such notification.

The Debtors may extend the 4(2) Rights Offering Expiration Date, from time to time, with the consent of the Creditors’ Committee and the Requisite Backstop Parties (such consent not to be unreasonably withheld, conditioned or delayed). The Debtors shall promptly notify the 4(2) Eligible Participants in writing of such extension and of the date of the new 4(2) Rights Offering Expiration Date.

Funds

All funds (the “4(2) Rights Offering Funds”) in connection with a 4(2) Eligible Participant’s exercise of 4(2) Rights pursuant to these 4(2) Rights Offering Procedures shall be deposited when made and held in escrow by the Subscription Agent pending the Effective Date of the Amended Plan in an account or accounts (a) which shall be separate and apart from the Subscription Agent’s general operating funds and from any other funds subject to any lien or any cash collateral arrangements and (b) which segregated account or accounts will be maintained for the sole purpose of holding the 4(2) Rights Offering Funds for administration of the 4(2) Rights Offering.

The Subscription Agent shall not use the 4(2) Rights Offering Funds for any purpose other than to release such funds as directed by the Debtors pursuant to the Amended Plan on the Effective Date and shall not encumber or permit the 4(2) Rights Offering Funds to be encumbered by any lien or similar encumbrance. No interest will be paid to 4(2) Eligible Participants on account of any 4(2) Rights Offering Funds or other amounts paid in connection with their exercise of 4(2) Rights under any circumstances. The 4(2) Rights Offering Funds shall not be property of the Debtors’ estates until the occurrence of the Effective Date.

All exercises of 4(2) Rights are subject to and conditioned upon confirmation of the Amended Plan and the occurrence of the Effective Date. In the event that the Amended Plan is not confirmed and consummated on or prior to November 4, 2013, all 4(2) Rights Offering Funds held by the Subscription Agent will be refunded, without interest, to each respective 4(2) Eligible Participant as soon as reasonably practicable.

4(2) Eligible Participant Release

Upon the Effective Date of the Amended Plan, each 4(2) Eligible Participant that elects to exercise 4(2) Rights shall be deemed, by virtue of such election, to have waived and released, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Debtors, Reorganized Debtors, the Creditors’ Committee, the Backstop Parties and the Subscription Agent, and each of their respective affiliates, officers, directors, counsel and advisors, arising out of or related to the 4(2) Rights Offering and the receipt, delivery, disbursements, calculations, transmission or segregation of cash, 4(2) Rights and 4(2) Rights Offering Shares, except to the extent such rights, claims or causes of action arise from any act of gross negligence or willful or intentional misconduct or fraud.

5. Exemption From Securities Act Registration

Each 4(2) Right and 4(2) Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 4(2) thereof or Regulation D promulgated thereunder.

None of the 4(2) Rights distributed in connection with these 4(2) Rights Offering Procedures have been or, except with respect to the Backstop Parties, will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 4(2) Rights may be sold or transferred.

None of the 4(2) Rights Offering Shares have been registered or (except with respect to the Backstop Parties) will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and, except with respect to the Backstop Parties, no 4(2) Rights Offering Shares may be sold or transferred except pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, when available.

All 4(2) Rights Offering Shares will be issued in certificated form. Except with respect to the Backstop Parties, each certificate representing or issued in exchange for or upon the transfer, sale or assignment of any 4(2) Rights Offering Share, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ISSUANCE DATE], AND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, WHEN AVAILABLE.”

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for a more detailed discussion regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions.

6. Subsequent Adjustments

If, prior to the 4(2) Claim Determination Date, the amount of a 4(2) Eligible Participant’s 4(2) Eligible Claim increases, such holder will receive additional 4(2) Rights which may be exercised prior to the 4(2) Rights Offering Expiration Date, entitling such 4(2) Eligible Participant to purchase additional 4(2) Rights Offering Shares.

If more than the total number of 4(2) Rights Offering Shares is duly subscribed for pursuant to these 4(2) Rights Offering Procedures, the number of 4(2) Primary Shares each 4(2) Eligible Participant may duly subscribe to purchase shall be reduced pro rata such that the total number of shares duly subscribed for equals the Aggregate 4(2) Share Amount.

Any difference between the Subscription Purchase Price actually paid by any 4(2) Eligible Participant and the amount duly payable by such 4(2) Eligible Participant to purchase 4(2) Rights Offering Shares pursuant to the exercise of 4(2) Rights shall be refunded to such 4(2) Eligible Participant, without interest, as soon as reasonably practicable after refund amounts are determined by the Subscription Agent, provided that the Subscription Agent shall use commercially reasonable efforts to refund such amounts no later than ten (10) Business Days after the 4(2) Rights Offering Expiration Date.

7. 4(2) Rights Offering Conditioned Upon Plan Confirmation; Reservation of Rights

All exercises of 4(2) Rights are subject to and conditioned upon the confirmation of the Amended Plan and the occurrence of the Effective Date.

Notwithstanding anything contained herein, the Amended Disclosure Statement or the Amended Plan to the contrary, the Debtors, with the consent of the Creditors’ Committee and the Requisite Backstop Parties (such consent not to be unreasonably withheld, conditioned or delayed), reserve the right to adopt additional procedures to more efficiently administer the 4(2) Rights Offering or make such other changes to the 4(2) Rights Offering, including the criteria for eligibility to participate in the 4(2) Rights Offering, as necessary in the Debtors’ or Reorganized Debtors’ business judgment to more efficiently administer the distribution and exercise of the 4(2) Rights, or to comply with applicable law.

8. Inquiries and Transmittal of Documents; Subscription Agent

Questions relating to these 4(2) Rights Offering Procedures, the proper completion of the 4(2) Rights Exercise Form or any of the requirements for exercising 4(2) Rights or otherwise participating in the 4(2) Rights Offering, should be directed to the Subscription Agent at:

Kurtzman Carson Consultants

599 Lexington Avenue, 39th Floor

New York, NY 10022

(877) 833-4150

All documents relating to the 4(2) Rights Offering are available from the Subscription Agent as set forth herein. In addition, such documents, together with all filings made with the Bankruptcy Court in these chapter 11 cases, are available free of charge from the Debtors’ restructuring website (http://www.kccllc.net/kodak).

Before electing to participate in the 4(2) Rights Offering, all 4(2) Eligible Participants should review the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “4(2) Securities – Subsequent Transfers”) and the Amended Plan in addition to these 4(2) Rights Offering Procedures and the instructions contained in the 4(2) Rights Exercise Form.

4(2) Eligible Participants may wish to seek legal advice concerning the 4(2) Rights Offering.

These 4(2) Rights Offering Procedures and the accompanying 4(2) Rights Exercise Form should be read carefully and the instructions therein must be strictly followed. The risk of non-delivery of any documents sent or payments remitted to the Subscription Agent in connection with the exercise of 4(2) Rights lies solely with 4(2) Eligible Participants, and shall not fall on the Debtors, Reorganized Debtors or any of their respective officers, directors, employees, agents or advisors, including the Subscription Agent, under any circumstance whatsoever.

UNITED STATES BANKRUPTCY COURT SOUTHERN DISTRICT OF NEW YORK
In re: EASTMAN KODAK COMPANY, et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

INSTRUCTIONS TO 4(2) RIGHTS EXERCISE FORM

IN CONNECTION WITH THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF

REORGANIZATION OF EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

4(2) RIGHTS OFFERING EXPIRATION DATE

All 4(2) Rights Exercise Forms and payments of

the Subscription Purchase Price must be received

by the Subscription Agent no later than

5:00 p.m. (Eastern Time) on August 9, 2013

(the “4(2) Rights Offering Expiration Date”).

These 4(2) Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Rights Offerings Procedures Order.

The 4(2) Rights Offering, the distribution of each 4(2) Right and the issuance of each 4(2) Rights Offering Share are being conducted under the Amended Plan.

Each 4(2) Right and 4(2) Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 4(2) thereof.

None of the 4(2) Rights distributed in connection with these 4(2) Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 4(2) Rights may be sold or transferred.

None of the 4(2) Rights Offering Shares have been registered or (except with respect to the Backstop Parties) will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and (except with respect to the Backstop Parties) no 4(2) Rights Offering Shares may be sold or transferred except pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, when available.

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019). The location of the Debtors’ corporate headquarters is: 343 State Street, Rochester, NY 14650.

Except with respect to the Backstop Parties, each 4(2) Rights Offering Share issued upon exercise of a 4(2) Right, and each certificate issued in exchange for or upon the transfer, sale or assignment of any such 4(2) Rights Offering Share, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ISSUANCE DATE], AND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, WHEN AVAILABLE.”

The 4(2) Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

On June [•], 2013, Eastman Kodak Company (“Kodak”), together with its affiliated debtors and debtors in possession (collectively, the “Debtors”), filed the First Amended Joint Chapter 11 Plan of Reorganization of Eastman Kodak Company and its Debtor Affiliates (as may be amended, modified or supplemented from time to time, the “Amended Plan”) and the accompanying First Amended Disclosure Statement for Debtors’ First Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (as may be amended, modified or supplemented from time to time, the “Amended Disclosure Statement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Amended Plan.

Pursuant to the Amended Plan, each 4(2) Eligible Participant (as defined below) has the right, but not the obligation, to purchase all or a portion of its 4(2) Primary Shares (as defined in the accompanying 4(2) Rights Offering Procedures), subject to the 4(2) Reallocation (as defined in the accompanying 4(2) Rights Offering Procedures).

In addition, in accordance with the Overallotment Procedures (as defined in the 4(2) Rights Offering Procedures), (x) each Backstop Party that has duly subscribed for and purchased 100 percent of its 4(2) Primary Shares has the right, but not the obligation, to duly subscribe for Backstop Party Overallotment Shares (as defined in the 4(2) Rights Offering Procedures) and (y) each 4(2) Eligible Participant that duly subscribes for all of its 4(2) Primary Shares also has the right, but not the obligation, to duly subscribe for 4(2) Overallotment Shares (as defined in the 4(2) Rights Offering Procedures).

A “4(2) Eligible Participant” means a Person that (a)(x) is a Backstop Party or (y) duly completes and timely delivers the 4(2) Certification Form (as defined in the 4(2) Rights Offering Procedures) to the Subscription Agent on or before the 4(2) Certification Date (as defined in the 4(2) Rights Offering Procedures) and (b) is the beneficial owner of a 4(2) Eligible Claim on the Effective Date.

You have received the attached 4(2) Rights Exercise Form because you are a 4(2) Eligible Participant.

Please use this 4(2) Rights Exercise Form to execute your election. In order to participate in the 4(2) Rights Offering, you must duly complete, execute and return the attached 4(2) Rights Exercise Form, together with your full payment for the exercise of your 4(2) Rights, to Kurtzman Carson Consultants (the “Subscription Agent”) on or before the 4(2) Rights Offering Expiration Date set forth above.

Please refer to Section [•] of the Amended Disclosure Statement and Article 5.8 of the Amended Plan for information regarding the issuance of New Common Stock pursuant to the Amended Plan, including applicable transfer restrictions.

For further information on how to participate in the 4(2) Rights Offering, please see the accompanying 4(2) Rights Offering Procedures. If you have any questions about the 4(2) Rights Exercise Form or the 4(2) Rights Offering Procedures, please contact the Subscription Agent at (877) 833-4150.

If your 4(2) Rights Exercise Form is not properly completed, executed and received by the Subscription Agent by the 4(2) Rights Offering Expiration Date, your 4(2) Rights will terminate and be cancelled.

To purchase New Common Stock pursuant to the 4(2) Rights Offering:

1. Review the total amount of your 4(2) Eligible Claims as indicated in Item 1. (Note that this may vary from your asserted General Unsecured Claim amount.)

2. Complete the calculations in Items 2a through 2e, indicating the whole number of 4(2) Rights Offering Shares you wish to purchase.

3. Complete Item 3.

4. Carefully review, complete and execute the certification, representations and acknowledgements in Item 4.

5. Return the 4(2) Rights Exercise Form in the enclosed pre-addressed envelope so that it is received by the Subscription Agent on or before the 4(2) Rights Offering Expiration Date. You may also deliver your completed 4(2) Rights Exercise Form to the Subscription Agent via email at kodakinfo@kccllc.com or via facsimile at (212)702-0864.

6. Pay the Subscription Purchase Price to the Subscription Agent by wire transfer of immediately available funds so that it is received by the Subscription Agent on or before the 4(2) Rights Offering Expiration Date. Call the Subscription Agent, Kurtzman Carson Consultants, at (877) 833-4150, to confirm receipt of payment.

Before electing to participate in the 4(2) Rights Offering, all 4(2) Eligible Participants should review the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “4(2) Securities – Subsequent Transfers”) and the Amended Plan in addition to the accompanying 4(2) Rights Offering Procedures and the instructions contained herein. You may wish to seek legal advice concerning the 4(2) Rights Offering.

4(2) RIGHTS EXERCISE FORM

IN CONNECTION WITH THE FIRST AMENDED JOINT CHAPTER 11 PLAN OF

REORGANIZATION OF EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

4(2) RIGHTS OFFERING EXPIRATION DATE

All 4(2) Rights Exercise Forms and payments of the Subscription

Purchase Price must be received by the

Subscription Agent no later than

5:00 p.m. (Eastern Time) on August 9, 2013

(the “4(2) Rights Offering Expiration Date”).

Please refer to Section [•] of the Amended Disclosure Statement and

Article 5.8 of the Debtors’ First Amended Joint Chapter 11 Plan of

Reorganization (the “Amended Plan”) for information regarding the issuance of New Common Stock pursuant to the Amended Plan,

including applicable transfer restrictions.

Please consult the accompanying 4(2) Rights Offering Procedures and

Instructions for additional information with respect to this 4(2) Rights

Exercise Form.

These 4(2) Rights Offering Procedures have been approved by the Bankruptcy Court pursuant to the Rights Offerings Procedures Order.

The 4(2) Rights Offering, the distribution of each 4(2) Right and the issuance of each 4(2) Rights Offering Share are being conducted under the Amended Plan.

Each 4(2) Right and 4(2) Rights Offering Share is being distributed and issued by the Debtors without registration under the Securities Act, in reliance upon the exemption provided in section 4(2) thereof.

None of the 4(2) Rights distributed in connection with these 4(2) Rights Offering Procedures have been or will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and no 4(2) Rights may be sold or transferred.

None of the 4(2) Rights Offering Shares have been registered or (except with respect to the Backstop Parties) will be registered under the Securities Act, nor any State or local law requiring registration for offer or sale of a security, and (except with respect to the Backstop Parties) no 4(2) Rights Offering Shares may be sold or transferred except pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, when available.

Except with respect to the Backstop Parties, each 4(2) Rights Offering Share issued upon exercise of a 4(2) Right, and each certificate issued in exchange for or upon the transfer, sale or assignment of any such 4(2) Rights Offering Share, shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED ON [ISSUANCE DATE], AND HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE ACT PROVIDED BY RULE 144 THEREUNDER, WHEN AVAILABLE.”

The 4(2) Rights Offering is being conducted in good faith and in compliance with the Bankruptcy Code. In accordance with section 1125(e) of the Bankruptcy Code, a debtor or any of its agents that participates, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, in the offer, issuance, sale, or purchase of a security, offered or sold under the plan, of the debtor, of an affiliate participating in a joint plan with the debtor, or of a newly organized successor to the debtor under the plan, is not liable, on account of such participation, for violation of any applicable law, rule, or regulation governing the offer, issuance, sale, or purchase of securities.

Item 1. Amount of 4(2) Eligible Claims. Pursuant to the Amended Plan, each 4(2) Eligible Participant (as defined below) is entitled to participate in the 4(2) Rights Offering to the extent of such Holder’s “4(2) Primary Shares”.

For the purposes of the attached 4(2) Rights Exercise Form and the accompanying 4(2) Rights Offering Procedures, a “4(2) Eligible Participant” means a Person that (a)(x) is a Backstop Party or (y) duly completes and timely delivers the 4(2) Certification Form (as defined in the 4(2) Rights Offering Procedures) to the Subscription Agent on or before the 4(2) Certification Date (as defined in the 4(2) Rights Offering Procedures) and (b) is the beneficial owner of a 4(2) Eligible Claim on the Effective Date.

For purposes of this 4(2) Rights Exercise Form, the total amount of your 4(2) Eligible Claims is:

$[                     ]1

Item 2. 4(2) Rights. Each 4(2) Eligible Participant is entitled to purchase a number of 4(2) Primary Shares corresponding to the total amount of its 4(2) Eligible Claims.

To participate in the 4(2) Rights Offering, please complete Items 2a, 2b, 2c, 2d and 2e below, review Item 3 below and read and complete Item 4 below.

2a. Calculation of Number of 4(2) Primary Shares. (Required). The number of 4(2) Primary Shares for which you may subscribe pursuant to the 4(2) Rights Offering is calculated as follows. Please note that your number of 4(2) Primary Shares is subject to adjustment.

(Amount of 4(2) Eligible Claims from Item 1 above)	X	[•][2]	=	(Maximum number of 4(2) Primary Shares, rounded down to nearest whole share)

[1]	[Subscription Agent to enter.] (Note that this may vary from your asserted General Unsecured Claim amount.)
[2]	[Subscription Agent to enter.] Amount equal to the resulting quotient of (a) 34 million shares divided by (b) $1.82 billion, the Debtors’ good faith estimate, as reasonably consented to by the Creditors’ Committee and the Requisite Backstop Parties, of the amount of 4(2) Eligible Claims held by 4(2) Eligible Holders (as determined without regard to whether a Person has duly completed and submitted a 4(2) Certification Form).

2b. 4(2) Primary Shares Exercise Amount. (Required). By filling in the following blanks, you are indicating your intention to purchase the number of 4(2) Primary Shares specified below (please specify a whole number of 4(2) Primary Shares not greater than the figure in Item 2a), at a Per Share Price of $11.94, on the terms of and subject to the conditions set forth in the Amended Plan and 4(2) Rights Offering Procedures.

(Indicate the number of 4(2) Primary Shares you elect to purchase)	X	$11.94 (Per Share Price)	=	$ Purchase Price of 4(2) Primary Shares

2c. Backstop Party Overallotment Shares Exercise Amount. (To be completed only by Backstop Parties that have duly subscribed for and purchased 100 percent of their respective 4(2) Primary Shares). If you are a Backstop Party and have duly subscribed for and purchased 100 percent of your 4(2) Primary Shares as indicated in 2b above, you are eligible to subscribe for Backstop Party Overallotment Shares (as defined in the 4(2) Rights Offering Procedures).

By filling in the following blanks, you are indicating your intention to purchase the number of Backstop Party Overallotment Shares specified below, at a Per Share Price of $11.94, on the terms of and subject to the conditions set forth in the Amended Plan and 4(2) Rights Offering Procedures.

(Indicate the number of 4(2) Backstop Party Overallotment Shares you elect to purchase)	X	$11.94 (Per Share Price)	=	$ Purchase Price of Backstop Party Overallotment Shares

2d. 4(2) Remaining Overallotment Shares Exercise Amount. (Optional). If any 4(2) Rights Offering Shares remain available for subscription after giving effect to the aggregate number of duly subscribed for and purchased 4(2) Primary Shares and Backstop Party Overallotment Shares (as defined in the 4(2) Rights Offering Procedures), each 4(2) Eligible Participant that has duly subscribed for and purchased 100 percent of its 4(2) Primary Shares may also elect to subscribe for and purchase 4(2) Overallotment Shares (as defined in the 4(2) Rights Offering Procedures).

By filling in the following blanks, you are indicating your intention to purchase the number of 4(2) Overallotment Shares specified below, at a Per Share Price of $11.94, on the terms of and subject to the conditions set forth in the Amended Plan and 4(2) Rights Offering Procedures.

(Indicate the number of 4(2) Overallotment Shares you elect to purchase)	X	$11.94 (Per Share Price)	=	$ Purchase Price of 4(2) Overallotment Shares

2e. Subscription Purchase Price. (Required). Calculate the Subscription Purchase Price by adding the Purchase Price from 2b, 2c and 2d.

$ (Purchase Price of 4(2) Primary Shares)	+	$ (Purchase Price of Backstop Party Overallotment Shares)	+	$ (Purchase Price of 4(2) Overallotment Shares)	=	$ (Subscription Purchase Price)

Payment of the Subscription Purchase Price indicated above will be due by wire transfer prior to the 4(2) Rights Offering Expiration Date, to be made in accordance with the instructions below. A 4(2) Eligible Participant shall be deemed to have relinquished and waived all rights to participate in the 4(2) Rights Offering if the Subscription Agent for any reason does not receive from a 4(2) Eligible Participant, on or before the 4(2) Rights Offering Expiration Date, (i) a duly completed and executed 4(2) Rights Exercise Form and (ii) payment of the Subscription Purchase Price by or on behalf of such 4(2) Eligible Participant.

Wire Delivery Instructions:

Account Name:	Computershare Inc AAF for KCC Client Funding Eastman Kodak
Account No.:	4426855327
ABA/Routing No.:	026009593
Bank Name:	Bank of America
Bank Address:	New York, New York
Ref:	Funding for Eastman Kodak Rights Offering

Item 3. In the event that monies funded by you are to be returned pursuant to the accompanying 4(2) Rights Offering Procedures, please provide your wire instructions and address. In the event you do not provide wire instructions, any refund to which you are entitled will be sent to your address:

Street Address:

City, State, Zip Code:

Wire Transfer Information:

Item 4. Certification. I certify that (i) I am the holder, or the authorized signatory of the holder, of the amount of 4(2) Eligible Claims listed under Item 1 above, (ii) I am, or such holder is, entitled to participate in the 4(2) Rights Offering to the extent of my, or such holder’s, 4(2) Eligible Claims as indicated under Item 1 above, (iii) I have received and reviewed a copy of the Amended Plan, the Amended Disclosure Statement (including the risk factors described in the section entitled “Additional Factors to be Considered Prior to Voting” and the section entitled “4(2) Securities – Subsequent Transfers”)and the 4(2) Rights Offering Procedures and (iii) I understand that my participation in the 4(2) Rights Offering is subject to all of the terms and conditions set forth in the Amended Plan and 4(2) Rights Offering Procedures. This certification is not an admission as to the ultimate allowed amount of such 4(2) Eligible Claims.

I represent and warrant that:

(a)	I am a 4(2) Eligible Participant;

(b)	I recognize and understand that the 4(2) Rights are not transferable or detachable from 4(2) Eligible Claims, and may only be exercised by a 4(2) Eligible Participant;

(c)	I will not accept a distribution of New Common Stock offered pursuant to the 4(2) Rights Offering Procedures with respect to a 4(2) Eligible Claim if, at the time of distribution, I do not own such 4(2) Eligible Claim;

(d)	By accepting such a distribution of New Common Stock, I will be deemed to be the owner of such 4(2) Eligible Claim;

(e)	If I transfer any portion of my 4(2) Eligible Claim, the corresponding 4(2) Rights will be cancelled, and neither I nor the transferee of such 4(2) Eligible Claim will receive 4(2) Rights Offering Shares in connection with such 4(2) Eligible Claim;

(f)	I acknowledge and agree that, except with respect to the Backstop Parties, the 4(2) Rights Offering Shares may not be offered or sold except pursuant to the exemption from registration under the Securities Act provided by Rule 144 thereunder, when available, and I understand that the Debtors expect the Rule 144 exemption will not be available for at least six months after the Effective Date;

(g)	I acknowledge that Rule 144 provides for certain restrictions on the sale of securities of an issuer by “affiliates” of the issuer, as defined therein, including restrictions on the volume of securities sold and the manner of such sale, and the requirement to file notice of certain sales to the Securities and Exchange Commission;

(h)	I acknowledge and agree that the 4(2) Rights Offering Shares will be issued in certificated form and shall bear a restrictive legend, and that the Reorganized Debtors reserve the right to require certification or other evidence of compliance with Rule 144 as a condition to the removal of such restrictive legend or any transfer of any such 4(2) Rights Offering Shares; and

(i)	I acknowledge and agree that the Reorganized Debtors reserve the right to stop any transfer of 4(2) Rights Offering Shares if such transfer is not in compliance with Rule 144.

As of the Effective Date of the Amended Plan, by virtue of my election to exercise 4(2) Rights, I hereby waive and release, to the fullest extent permitted under applicable law, all rights, claims or causes of action against the Debtors, the Reorganized Debtors, the Creditors’ Committee, the Backstop Parties and the Subscription Agent, and each of their respective affiliates, officers, directors, counsel and advisors, arising out of or related to the 4(2) Rights Offering and the receipt, delivery, disbursements, calculations, transmission or segregation of cash, 4(2) Rights and 4(2) Rights Offering Shares, except to the extent such rights, claims or causes of action arise from any act of gross negligence or willful or intentional misconduct or fraud.

BEFORE ELECTING TO PARTICIPATE IN THE 4(2) RIGHTS OFFERING, ALL 4(2) ELIGIBLE PARTICIPANTS SHOULD REVIEW THE AMENDED DISCLOSURE STATEMENT (INCLUDING THE RISK FACTORS DESCRIBED IN THE SECTION ENTITLED “ADDITIONAL FACTORS TO BE CONSIDERED PRIOR TO VOTING” AND THE SECTION ENTITLED “4(2) SECURITIES – SUBSEQUENT TRANSFERS”) AND THE AMENDED PLAN IN ADDITION TO THE ACCOMPANYING 4(2) RIGHTS OFFERING PROCEDURES AND THE INSTRUCTIONS CONTAINED HEREIN. YOU MAY WISH TO SEEK LEGAL ADVICE CONCERNING THE 4(2) RIGHTS OFFERING.

I acknowledge that by executing this 4(2) Rights Exercise Form the undersigned holder will be bound to pay for the 4(2) Rights Offering Shares that it has subscribed for pursuant to the instructions that will be set forth in a separate notice and that the undersigned holder may be liable to the Debtors to the extent of any nonpayment.

Date:                     , 2013

Name of 4(2) Eligible Participant:
(Print or Type)

Social Security or Federal Tax I.D. No.:
(Optional)

Signature:

Name of Person Signing:
(If other than as given above)

Title (if corporation, partnership or LLC):

Street Addres:

City, State, Zip Code:

Telephone Number:

Email:

PLEASE NOTE: NO EXERCISE OF 4(2) RIGHTS WILL BE VALID UNLESS A PROPERLY COMPLETED AND SIGNED 4(2) RIGHTS EXERCISE FORM, TOGETHER WITH YOUR FULL PAYMENT FOR THE EXERCISE OF SUCH 4(2) RIGHTS, IS RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE 4(2) RIGHTS OFFERING EXPIRATION DATE.

The 4(2) Rights Offering Shares will be registered only in the name of the 4(2) Eligible Participant. Please indicate on the lines provided below the 4(2) Eligible Participant’s name and address as you would like it to be reflected in the transfer agent’s records for registration of the 4(2) Rights Offering Shares:

Registration Line 1:

Registration Line 2: (if needed)

Address 1:

Address 2:

Address 3:

Address 4:

IMPORTANT – IF YOU ARE AN UNSECURED NOTEHOLDER THAT HOLDS NOTES THROUGH A BANK OR BROKERAGE FIRM, YOU WILL RECEIVE UNDER SEPARATE COVER FROM YOUR NOMINEE OR YOUR NOMINEES AGENT, THE AMENDED PLAN VOTING MATERIAL, INCLUDING AN APPROPRIATE BALLOT. PLEASE CLOSELY FOLLOW THE VOTING INSTRUCTIONS CONTAINED IN THE BALLOT AND RETURN YOUR BALLOT TO YOUR NOMINEE OR YOUR NOMINEES AGENT TO ENSURE YOUR VOTING INSTRUCTIONS ARE PROPERLY PROCESSED.

Exhibit C

Form of Amended Plan

THIS FIRST AMENDED PLAN OF REORGANIZATION HAS NOT BEEN APPROVED BY THE BANKRUPTCY

COURT. A SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN WILL COMMENCE ONLY IF A

DISCLOSURE STATEMENT AND SOLICITATION PROCEDURES HAVE BEEN APPROVED BY THE

BANKRUPTCY COURT.

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

In re: EASTMAN KODAK COMPANY, et al.,[1] Debtors.	) ) ) ) ) ) )	Chapter 11 Case No. 12-10202 (ALG) (Jointly Administered)

FIRST AMENDED JOINT CHAPTER 11 PLAN OF REORGANIZATION OF

EASTMAN KODAK COMPANY AND ITS DEBTOR AFFILIATES

Andrew G. Dietderich Brian D. Glueckstein Michael H. Torkin John J. Jerome SULLIVAN & CROMWELL LLP 125 Broad Street New York, New York 10004 Telephone: (212) 558-4000	Pauline K. Morgan YOUNG CONAWAY STARGATT & TAYLOR, LLP 1270 Avenue of the Americas New York, New York 10020 Telephone: (212) 332-8840

Counsel to the Debtors and

Debtors in Possession

Dated: June 18, 2013

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Eastman Kodak Company (7150); Creo Manufacturing America LLC (4412); Eastman Kodak International Capital Company, Inc. (2341); Far East Development Ltd. (2300); FPC Inc. (9183); Kodak (Near East), Inc. (7936); Kodak Americas, Ltd. (6256); Kodak Aviation Leasing LLC (5224); Kodak Imaging Network, Inc. (4107); Kodak Philippines, Ltd. (7862); Kodak Portuguesa Limited (9171); Kodak Realty, Inc. (2045); Laser-Pacific Media Corporation (4617); NPEC Inc. (5677); Pakon, Inc. (3462); and Qualex Inc. (6019). The location of the Debtors’ corporate headquarters is 343 State Street, Rochester, NY 14650.

TABLE OF CONTENTS

Page
1. INTRODUCTION	1

2. DEFINITIONS AND RULES OF INTERPRETATION	2

2.1. Scope of Defined Terms	2
2.2. Defined Terms	2
2.3. Rules of Interpretation	25
2.4. Governing Law	26
2.5. Computation of Time	26

3. GENERAL ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, DIP FACILITY CLAIMS, PROFESSIONAL CLAIMS, UNITED STATES TRUSTEE STATUTORY FEES AND RETIREE COMMITTEE ADMINISTRATIVE CLAIMS	27

3.1. Administrative Claim Bar Date	27
3.2. General Administrative Claims	28
3.3. DIP Claims	28
3.4. Professional Claims	29
3.5. Priority Tax Claims	30
3.6. Statutory Fees Payable Pursuant to 28 U.S.C. § 1930	30
3.7. Retiree Committee Administrative Claim	30
3.8. Backstop Fees; Backstop Expense Reimbursement	30

4. CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND EQUITY INTERESTS	31

4.1. Classification of Claims and Equity Interests	31
4.2. Treatment of Claims and Equity Interests	32
4.3. Intercompany Claims and Interests	36
4.4. Special Provision Governing Unimpaired Claims	37
4.5. Confirmation Pursuant to Sections 1129(a) and 1129(b) of the Bankruptcy Code	37
4.6. Subordinated Claims	37

5. IMPLEMENTATION OF THE PLAN	38

5.1. Operations Between the Confirmation Date and Effective Date	38
5.2. KPP Global Settlement	38
5.3. Settlement of Committee’s Lien Challenge	38
5.4. Other Restructuring Transactions	38
5.5. Vesting of Assets in the Reorganized Debtors	39
5.6. Cancellation of Existing Agreements, Notes and Equity Interests	39
5.7. New Common Stock	39
5.8. Rights Offerings	40

- ii -

- iii -

- iv -

1.	INTRODUCTION

Eastman Kodak Company (“Kodak”) and its debtor affiliates, as debtors-in-possession in the above-captioned chapter 11 cases (collectively, the “Debtors”), propose the following first amended joint plan of reorganization (including the Plan Supplement and all other exhibits and schedules thereto, the “Plan”) pursuant to section 1121(a) of the Bankruptcy Code. The Chapter 11 Cases are being jointly administered pursuant to an order of the Bankruptcy Court dated January 19, 2012. Each Debtor is a proponent of the Plan for purposes of section 1129 of the Bankruptcy Code.

2.	DEFINITIONS AND RULES OF INTERPRETATION

2.1. Scope of Defined Terms

Except as expressly provided herein or unless the context otherwise requires, each capitalized term used in this Plan shall either have (a) the meaning set forth in Article 2.2 or (b) if such term is not defined in Article 2.2, but such term is defined in the Bankruptcy Code, the meaning ascribed to such term in the Bankruptcy Code.

2.2. Defined Terms

2.2.1 “1145 Eligible Claim” means any Claim that is in whole or in part an “1145 Eligible Claim” as such term is defined in the 1145 Rights Offering Procedures.

2.2.2 “1145-Only Claim” means any 1145 Eligible Claim held by an 1145-Only Participant.

2.2.3 “1145-Only Participant” means a Person that certifies on its Ballot that such Person (a) is neither a “qualified institutional buyer” or an “accredited investor” within the meaning of Rule 144A or Rule 501(a) of the Securities Act, respectively, or (b) did not, as of April 30, 2013 and the 4(2) Certification Date, beneficially own General Unsecured Claims and/or Retiree Settlement Unsecured Claims in an aggregate face amount not less than (x) in the case of a “qualified institutional buyer”, $100,000 or (y) in the case of an “accredited investor”, $500,000.

2.2.4 “1145 Rights” means the rights to subscribe for and acquire 1145 Rights Offering Shares in accordance with the 1145 Rights Offering Procedures.

2.2.5 “1145 Rights Offering” means the offering of 1145 Rights in accordance with the 1145 Rights Offering Procedures.

2.2.6 “1145 Rights Offering Procedures” means the procedures with respect to the 1145 Rights Offering authorized pursuant to the Rights Offerings Procedures Order.

2.2.7 “1145 Rights Offering Shares” means 6 million shares of New Common Stock available for subscription and purchase in the 1145 Rights Offering.

2.2.8 “1145 Rights Offering Unsubscribed Shares” means any 1145 Rights Offering Shares that have not been duly subscribed for and fully paid in accordance with the 1145 Rights Offering Procedures.

2.2.9 “125% Exercise Price” means the cashless exercise price equal to the product of (a) the Per Share Price multiplied by (b) 1.25.

2.2.10 “125% Warrant Agreement” means the warrant agreement governing the 125% Warrants, which agreement shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties and the Creditors’ Committee, based on the term sheet attached to the Backstop Commitment Agreement and otherwise in form and substance substantially similar to the form included in the Plan Supplement.

2.2.11 “125% Warrants” means net-share settled warrants to acquire, at the 125% Exercise Price, a number of shares of New Common Stock equal to the product of (a) 5% multiplied by (b) the Effective Date Share Issuance (subject to any applicable anti-dilution adjustments and any other applicable terms of the 125% Warrant Agreement).

2.2.12 “135% Exercise Price” means the cashless exercise price equal to the product of (a) the Per Share Price multiplied by (b) 1.35.

2.2.13 “135% Warrant Agreement” means the warrant agreement governing the 135% Warrants, which agreement shall be in form and substance reasonably satisfactory to the Requisite Backstop Parties and the Creditors’ Committee, based on the term sheet attached to the Backstop Commitment Agreement and otherwise in form and substance substantially similar to the form included in the Plan Supplement.

2.2.14 “135% Warrants” means net-share settled warrants to acquire, at the 135% Exercise Price, a number of shares of New Common Stock equal to the product of (a) 5% multiplied by (b) the Effective Date Share Issuance (subject to any applicable anti-dilution adjustments and any other applicable terms of the 135% Warrant Agreement).

2.2.15 “2018 Notes” means the 9.75% Senior Secured Notes due 2018 issued by Kodak under the indenture, dated as of March 5, 2010, between Kodak and The Bank of New York Mellon.

2.2.16 “2019 Notes” means the 10.625% Senior Secured Notes due 2019 issued by Kodak under the indenture, dated as of March 15, 2011, between Kodak and The Bank of New York Mellon.

2.2.17 “4(2) Certification Date” has the meaning set forth in the 4(2) Rights Offering Procedures.

2.2.18 “4(2) Eligible Claim” means a “4(2) Eligible Claim” (as such term is defined in the 4(2) Rights Offering Procedures) held by a 4(2) Eligible Participant.

2.2.19 “4(2) Eligible Participant” has the meaning set forth in the 4(2) Rights Offering Procedures.

2.2.20 “4(2) Rights” means the rights to subscribe for and acquire 4(2) Rights Offering Shares in accordance with the 4(2) Rights Offering Procedures.

2.2.21 “4(2) Rights Offering” means the offering of 4(2) Rights in accordance with the 4(2) Rights Offering Procedures.

2.2.22 “4(2) Rights Offering Procedures” means the procedures with respect to the 4(2) Rights Offering authorized pursuant to the Rights Offerings Procedures Order.

2.2.23 “4(2) Rights Offering Shares” means a number of shares of New Common Stock equal to the sum of (x) 28 million and (y) the number of 1145 Rights Offering Unsubscribed Shares.

2.2.24 “4(2) Rights Offering Unsubscribed Shares” means any 4(2) Rights Offering Shares that have not been duly subscribed for and fully paid in accordance with the 4(2) Rights Offering Procedures.

2.2.25 “503(b)(9) Claim” means a Claim asserted pursuant to section 503(b)(9) of the Bankruptcy Code.

2.2.26 “503(b)(9) Procedures Order” means the Final Order [Docket No. 374] entered by the Bankruptcy Court on February 16, 2012, establishing exclusive procedures for the assertion, resolution, allowance and satisfaction of 503(b)(9) Claims.

2.2.27 “Active Employee” means any active employee of the Reorganized Debtors immediately following the Effective Date.

2.2.28 “Adequate Protection Claim” shall have the meaning ascribed to “507(b) Claims” as defined in paragraph 15 of the DIP Order.

2.2.29 “Administrative Claim” means a Claim arising under sections 503(b), 507(b) or, to the extent applicable, 1114(e)(2) of the Bankruptcy Code, including: (a) the actual and necessary costs and expenses incurred after the Petition Date and through the Effective Date of preserving the Estates and operating the businesses of the Debtors; (b) Professional Claims; and (c) all fees and charges assessed against the Estates under chapter 123 of title 28 of the United States Code, 28 U.S.C. 1911 and 1930.

2.2.30 “Administrative Claim Bar Date” means the date that is the 30th day after the Effective Date.

2.2.31 “Affiliate” has the meaning set forth in section 101(2) of the Bankruptcy Code.

2.2.32 “Allowed” means, with respect to any Claim, that (a) such Claim has been allowed by the Plan or an order of the Bankruptcy Court, (b) such Claim has been allowed, compromised or settled in writing (i) prior to the Effective Date, by the Debtors in accordance with authority granted by an order of the Bankruptcy Court, or (ii) on or after the Effective Date, by the Reorganized Debtors, (c) such Claim is listed in the Schedules as not disputed, not contingent and not unliquidated and (i) no Proof of Claim has been filed, (ii) no objection to allowance, request for estimation, motion to deem the Schedules amended or other challenge has been filed prior to the Claims Objection Bar Date and (iii) such Claim is not otherwise subject to disallowance under section 502(d) of the Bankruptcy Code, or (d) such Claim is evidenced by a valid and timely filed Proof of Claim or request for payment of an Administrative Claim, as applicable, and (i) as to which no objection to allowance, request for estimation, or other challenge has been filed prior to the Claims Objection Bar Date and (ii) that is not otherwise subject to disallowance under section 502(d).

2.2.33 “Amended Disclosure Statement” means the First Amended Disclosure Statement for the Debtors’ First Amended Joint Plan of Reorganization, as approved by the Bankruptcy Court pursuant to the Solicitation Procedures Order, including all exhibits and schedules thereto and references therein that relate to the Plan, in each case in form and substance reasonably satisfactory to the Requisite Backstop Parties.

2.2.34 “APS” means AP Services, LLC.

2.2.35 “APS Retention Order” means the Order Granting the Debtors’ Motion to Employ and Retain AP Services, LLC and Designate James A. Mesterharm as Chief Restructuring Officer to the Debtors Nunc Pro Tunc to the Petition Date [Docket No. 448].

2.2.36 “Avoidance Actions” means any and all actual or potential claims and causes of action to avoid a transfer of property or an obligation incurred by any of the Debtors pursuant to any applicable section of the Bankruptcy Code, including sections 544, 545, 547, 548, 549, 550, 551, 553(b) and 724(a) of the Bankruptcy Code, or under similar or related state or federal statutes and common law. For the avoidance of doubt, Avoidance Actions do not include, and the Debtors shall retain all rights to commence, pursue, proceed with, and/or settle, breach of contract and/or intellectual property litigation Causes of Action.

2.2.37 “Backstop Approval Order” means the Order Authorizing the Debtors to (A) Execute a Backstop Commitment Agreement and (B) Incur, Perform and Abide by the Initial Commitment Provisions [Docket No. [•]].

2.2.38 “Backstop Commitment” has the meaning set forth in the Backstop Commitment Agreement.

2.2.39 “Backstop Commitment Agreement” means the Backstop Commitment Agreement by and among Kodak and the Backstop Parties party thereto, dated as of June [•], 2013.

2.2.40 “Backstop Fees” means the backstop fees approved by the Bankruptcy Court under the Backstop Approval Order and required to be paid to the Backstop Parties in accordance with the Backstop Commitment Agreement.

2.2.41 “Backstop Expense Reimbursement” means the Debtors’ obligation (approved by the Bankruptcy Court under the Backstop Approval Order) to reimburse the Backstop Parties’ third-party fees and expenses in accordance with the terms of the Backstop Commitment Agreement.

2.2.42 “Backstop Parties” has the meaning set forth in the Backstop Commitment Agreement, and includes any Related Purchaser and Ultimate Purchaser (as such terms are defined in the Backstop Commitment Agreement).

2.2.43 “Backstop Trust Waiver” means the waiver by the Backstop Parties of distributions from the Kodak GUC Trust; provided that notwithstanding the foregoing, each Backstop Party shall participate Pro Rata in any distribution from the Kodak GUC Trust that, when added to all prior distributions, exceeds the lesser of (x) $25 million and (y) an amount equal to 20% of the amount of Allowed General Unsecured Claims and the Retiree Settlement Unsecured Claim (other than those held by the Backstop Parties).

2.2.44 “Ballots” means the ballots accompanying the Amended Disclosure Statement upon which certain Holders of Impaired Claims entitled to vote shall, among other things, indicate their acceptance or rejection of the Plan in accordance with the Plan and the procedures governing the solicitation process, and which must be actually received on or before the Voting Deadline.

2.2.45 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 – 1532.

2.2.46 “Bankruptcy Court” or “Court” means the United States Bankruptcy Court for the Southern District of New York.

2.2.47 “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure as promulgated by the United States Supreme Court under section 2075 of title 28 of the United States Code, 28 U.S.C. § 2075, as applicable to the Chapter 11 Cases, and the general, local and chambers rules of the Bankruptcy Court.

2.2.48 “Business Day” means any day, other than a Saturday, Sunday or “legal holiday” (as defined in Bankruptcy Rule 9006(a)).

2.2.49 “Cash” means the legal tender of the United States of America or the equivalent thereof.

2.2.50 “Cause of Action” means any action, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. Causes of Action also include: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or interests; (c) any claim pursuant to section 362 of the Bankruptcy Code; (d) any Avoidance Action; (e) any claim or defense, including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; and (f) any state law fraudulent transfer claim.

2.2.51 “Certificate” means any instrument evidencing a Claim or an Equity Interest.

2.2.52 “Certified Ineligible Claim” means a (a) General Unsecured Claim or (b) Retiree Settlement Unsecured Claim, in either case, that is held by an 1145-Only Participant and is not an 1145 Eligible Claim or a 4(2) Eligible Claim.

2.2.53 “Chapter 11 Cases” means (a) when used with reference to a particular Debtor, the chapter 11 case pending for that Debtor under chapter 11 of the Bankruptcy Code in the Bankruptcy Court and (b) when used with reference to all Debtors, the jointly administered chapter 11 cases pending for the Debtors in the Bankruptcy Court.

2.2.54 “Claim” means any claim against a Debtor as defined in section 101(5) of the Bankruptcy Code.

2.2.55 “Claims Bar Date” means (a) 5:00 p.m. (Eastern Time) on July 17, 2012 or (b) such other date established by order of the Bankruptcy Court by which Proofs of Claim must have been filed, including the Administrative Claim Bar Date.

2.2.56 “Claims Objection Bar Date” means (a) the date that is the later of (i) 180 days after the Effective Date, or (ii) as to Proofs of Claim filed after the applicable Claims Bar Date, the 60th day after a Final Order is entered by the Bankruptcy Court deeming the late-filed Proof of Claim to be treated as timely filed; or (b) such later date as may be established by order of the Bankruptcy Court upon a motion by the Reorganized Debtors, with notice only to those parties entitled to receive notice pursuant to Bankruptcy Rule 2002.

2.2.57 “Claims Register” means the official register of Claims maintained by the Notice and Claims Agent.

2.2.58 “Class” means a class of Claims or Equity Interests as set forth in Article 4 pursuant to section 1122(a) of the Bankruptcy Code.

2.2.59 “Committee’s Lien Challenge” means the adversary proceeding pending in the Bankruptcy Court and assigned case number 12-01947 (ALG), as well as all claims, objections, and causes of action asserted therein.

2.2.60 “Compensation and Benefits Programs” means all contracts, plans, policies, agreements, programs and other arrangements (and all amendments and modifications thereto) for compensation or benefits, in each case in place as of the Effective Date, applicable to the Debtors’ directors, officers or employees who served in such capacity at any time, including all savings plans, retirement plans, health care plans, travel benefits, vacation benefits, welfare benefits, disability plans, severance benefit plans, incentive or retention plans and life, accidental death and dismemberment insurance plans, that are not (a) rejected or terminated prior to the Effective Date; (b) for the avoidance of doubt, Retiree Benefits terminated pursuant to the Retiree Settlement; (c) listed in the Plan Supplement to be rejected or terminated as of the Effective Date; (d) as of the Effective Date, the subject of a pending motion to reject; or (e) Non-Qualified Plans.

2.2.61 “Confirmation” means the entry of the Confirmation Order on the docket of the Chapter 11 Cases.

2.2.62 “Confirmation Date” means the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Cases.

2.2.63 “Confirmation Hearing” means the hearing held by the Bankruptcy Court to consider Confirmation of the Plan pursuant to section 1129 of the Bankruptcy Code.

2.2.64 “Confirmation Order” means the order entered by the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

2.2.65 “Consummation” means the occurrence of the Effective Date.

2.2.66 “Convenience Claim” means (a) any Unsecured Claim Allowed in an amount equal to or less than $10,000, or (b) any Unsecured Claim Allowed in an amount greater than $10,000 but which is reduced to $10,000 by an irrevocable written election of the Holder of such Claim made on a properly executed and delivered Ballot; provided that any Unsecured Claim that was originally Allowed in excess of $10,000 may not be subdivided into multiple Unsecured Claims of $10,000 or less for purposes of receiving treatment as a Convenience Claim; provided further that, notwithstanding the foregoing, Subsidiary Convenience Claims shall not be Convenience Claims.

2.2.67 “Convertible DIP Term Loans” means the aggregate principal amount of DIP Term Loans that are convertible into Emergence Rollover Term Loans pursuant to and in accordance with the Emergence Term Loan Credit Agreement.

2.2.68 “Creditors’ Committee” means the official committee of unsecured creditors of the Debtors appointed by the U.S. Trustee in the Chapter 11 Cases on January 25, 2012, pursuant to section 1102 of the Bankruptcy Code, as may be reconstituted from time to time.

2.2.69 “D&O Liability Insurance Policies” means all insurance policies for directors’ and officers’ liability maintained by the Debtors issued prior to the Effective Date, including any such “tail” policies, in each case with any amendments, supplements or modifications after the date of the Backstop Commitment Agreement reasonably satisfactory to the Backstop Parties.

2.2.70 “Debtors” has the meaning set forth in the Introduction hereto.

2.2.71 “DIP ABL Agent” means Citicorp North America, Inc., as agent and collateral agent to the lenders pursuant to the DIP ABL Credit Agreement.

2.2.72 “DIP ABL Claim” means a Claim held by the DIP ABL Parties arising out of a loan or loans to the Debtors pursuant to the terms of the DIP ABL Credit Agreement.

2.2.73 “DIP ABL Credit Agreement” means the debtor-in-possession credit agreement, dated as of January 20, 2012, among Kodak, certain of Kodak’s subsidiaries and the DIP ABL Parties, as such agreement may be replaced from time to time.

2.2.74 “DIP ABL Parties” means the DIP ABL Agent and the banks, financial institutions and other lenders party to the DIP ABL Credit Agreement from time to time.

2.2.75 “DIP Credit Agreements” mean the DIP ABL Credit Agreement and the DIP Term Loan Credit Agreement.

2.2.76 “DIP Facility Agents” mean the DIP ABL Agent and the DIP Term Loan Agent.

2.2.77 “DIP Facility Claims” means the DIP ABL Claims and the DIP Term Loan Claims.

2.2.78 “DIP Order” means that certain Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) to Continue to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 [Docket No. 2926] entered by the Bankruptcy Court on January 24, 2013, as amended by the Order Amending Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§ 105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) to Continue to Utilize Cash Collateral Pursuant to 11 U.S.C. § 363 and (II) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 [Docket No. 3279] entered by the Bankruptcy Court on March 8, 2013.

2.2.79 “DIP Parties” means the DIP ABL Parties and the DIP Term Loan Parties.

2.2.80 “DIP Term Loan Credit Agreement” means the debtor-in-possession credit agreement, dated as of March 22, 2013, among Kodak, each of the other Debtors, and the DIP Term Loan Parties, as such agreement may be replaced from time to time.

2.2.81 “DIP Term Loan Agent” means Wilmington Trust, National Association, as agent to the lenders pursuant to the DIP Term Loan Credit Agreement.

2.2.82 “DIP Term Loan Claim” means a Claim arising under the DIP Term Loan Credit Agreement.

2.2.83 “DIP Term Loan Documents” means the DIP Term Loan Credit Agreement and all other loan and security documents relating to the DIP Term Loan Credit Agreement, in each case, as the same may be replaced from time to time.

2.2.84 “DIP Term Loan Parties” means the DIP Term Loan Agent and the banks, financial institutions and other lenders party to the DIP Term Loan Credit Agreement from time to time.

2.2.85 “DIP Term Loans” means the Junior Loans and the New Money Loans outstanding from time to time.

2.2.86 “Disputed Claim” means any Claim that has not been Allowed.

2.2.87 “Disputed Claims Reserve” means the reserve to be created and maintained under this Plan: (a) with respect to New Common Stock, on the Reorganized Debtors’ and the Reorganized Debtors’ stock transfer agent’s books and records, and (b) with respect to Cash, in a segregated account of the Reorganized Debtors. For the avoidance of doubt, all shares of New Common Stock in the Disputed Claims Reserve shall be reserved from the Unsecured Creditor New Common Stock Pool.

2.2.88 “Distribution” means a distribution of property pursuant to the Plan, to take place as provided for herein.

2.2.89 “Distribution Agent” means the Reorganized Debtors or any Entity or Entities chosen by the Reorganized Debtors, and may include the Notice and Claims Agent.

2.2.90 “Distribution Date” means the Initial Distribution Date and each Subsequent Distribution Date.

2.2.91 “Distributions Record Date” means, for the purpose of making Distributions hereunder, the Confirmation Date.

2.2.92 “Effective Date” means, following the Confirmation Date, 12:01 a.m. prevailing Eastern time on a Business Day selected by the Debtors, in consultation with the Requisite Backstop Parties, on which all conditions to the occurrence of the Effective Date set forth in Article 11.1 and Article 11.2 hereof are satisfied or waived.

2.2.93 “Effective Date Share Issuance” means a number of shares of New Common Stock equal to the sum of (a) 40 million plus (b) to the extent applicable, the number of shares of New Common Stock issued to satisfy (x) payment of the Backstop Fees and (y) the Retiree Committee Conversion Right.

2.2.94 “Emergence ABL Credit Agreement” means a revolving credit facility the material terms of which are set forth in the Plan Supplement, in form and substance reasonably acceptable to the Requisite Backstop Parties and the Creditors’ Committee.

2.2.95 “Emergence Credit Facilities” means the Emergence ABL Credit Agreement, the Emergence Term Loan Credit Agreement and any alternative exit financing, the material terms of which are set forth in the Plan Supplement; it being understood that the following shall be deemed reasonably acceptable to the Requisite Backstop Parties and the Creditors’ Committee: (x) the Emergence Rollover Credit Agreement with an outstanding principal balance of not more than $654 million (after giving effect to the Effective Date) or (y) any alternative exit financing that contains more favorable terms (taken as a whole) than the Emergence Rollover Credit Agreement; provided that the aggregate principal balance of the term loan component of such alternative exit financing does not exceed $695 million (after giving effect to the Effective Date), but subject to the Debtors’ right to increase such aggregate principal balance to $725 million with the Requisite Backstop Parties’ and Creditors’ Committee’s consent (which consent shall not be unreasonably withheld, conditioned or delayed). An increase of the aggregate principal amount of any alternative exit financing in excess of $725 million shall require the consent of the Requisite Backstop Parties and the Creditors’ Committee.

2.2.96 “Emergence Credit Facility Documents” means all loan and security documents, intercreditor agreements and other documents and filings related to the facility, in each case (x) related to the Emergence Credit Facilities and as the same may be replaced from time to time and (y) with respect to the Alternate Emergence Term Loan Credit Agreement and the Emergence ABL Credit Agreement, in form and substance reasonably satisfactory to the Debtors, the administrative and collateral agents under such Emergence Credit Facilities and the lenders thereunder.

2.2.97 “Emergence Credit Facility Parties” means the banks, financial institutions and other lenders party to the Emergence Credit Facilities from time to time, including the administrative agents, arrangers and bookrunners under the Emergence Credit Facility Documents and the lenders thereunder.

2.2.98 “Emergence Rollover Credit Agreement” means the term loan agreement in the form attached as Exhibit G to the DIP Term Loan Credit Agreement or such other agreement the material terms of which are set forth in the Plan Supplement.

2.2.99 “Emergence Rollover Term Loans” means the term loans to be issued under the Emergence Rollover Credit Agreement.

2.2.100 “Emergence Term Loan Credit Agreement” means (a) if the Emergence Rollover Term Loans are issued on the Effective Date, the Emergence Rollover Credit Agreement, together with any other credit agreement(s) evidencing term loans executed by the Reorganized Debtors on the Effective Date to the extent permitted under the Emergence Rollover Credit Agreement or (b) if the Emergence Rollover Term Loans are not issued on the Effective Date, an alternative credit agreement or agreements (the “Alternate Emergence Term Loan Credit Agreement”) (i) in substantially the form to be attached to the Plan Supplement or (ii) the material terms of which are set forth in the Plan Supplement, in either case, which shall (x) provide for sufficient financing to repay in full the DIP Term Loan Claims and (y) be in form and substance reasonably satisfactory to the Debtors, the administrative agents under such Emergence Term Loan Credit Agreement and the lenders thereto.

2.2.101 “Entity” has the meaning set forth in section 101(15) of the Bankruptcy Code.

2.2.102 “Environmental Law” means, whenever in effect, all federal, tribal, state and local statutes, regulations, ordinances and similar provisions having the force or effect of law; all judicial and administrative orders, agreements and determinations and all common law concerning public health and safety, work health and safety, pollution or protection of the environment, including the Atomic Energy Act; CERCLA; the Clean Water Act; the Clean Air Act; the Emergency Planning and Community Right-to-Know Act; the Federal Insecticide, Fungicide, and Rodenticide Act; RCRA; the Safe Drinking Water Act; the Toxic Substances Control Act; and any tribal, state or local equivalents.

2.2.103 “Equity Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code), including any issued or unissued share of common stock, preferred stock, or other instrument evidencing an ownership interest in a Debtor, whether or not transferable, and any option, warrant or right, contractual or otherwise, to acquire any such interest in a Debtor that existed immediately prior to the Effective Date and any phantom stock or similar stock unit provided pursuant to the Debtors’ Prepetition employee compensation program; provided that Equity Interest does not include any Intercompany Interest.

2.2.104 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

2.2.105 “Estate” means, as to each Debtor, the estate created for the Debtor in its Chapter 11 Case pursuant to section 541 of the Bankruptcy Code.

2.2.106 “Excess Property” means property in the Disputed Claims Reserve that Reorganized Kodak determines in its discretion should be made available for Distribution to the Holders of General Unsecured Claims, including because a Disputed General Unsecured Claim for which Distributions have been held in the Disputed Claims Reserve has been finally disallowed or resolved for a lesser amount than had been reserved with respect to such claim.

2.2.107 “Exchange Rate” means the closing exchange rate on January 18, 2012, as published by The Wall Street Journal.

2.2.108 “Exculpated Parties” means the Reorganized Debtors and the Released Parties.

2.2.109 “Executory Contract” means a contract that a Debtor may assume or reject under section 365 or 1123 of the Bankruptcy Code.

2.2.110 “Federal Judgment Rate” means the federal judgment rate in effect as of the Petition Date.

2.2.111 “Fee Examiner” means Richard Stern, as Fee Examiner appointed under the Stipulation and Order with Respect to Appointment of a Fee Examiner, dated August 15, 2012 [Docket No. 1872].

2.2.112 “Final Order” means, as applicable, an order or judgment of the Bankruptcy Court or other court of competent jurisdiction with respect to the relevant subject matter, which has not been reversed, stayed, modified or amended, and as to which the time to appeal, seek certiorari or move for a new trial, re-argument or rehearing has expired and no appeal, petition for certiorari or motion for a new trial, re-argument or rehearing has been timely filed, or as to which any appeal that has been taken, any petition for certiorari, or motion for a new trial, review, re-argument, or rehearing that has been or may be filed has been resolved by the highest court to which the order or judgment was appealed or from which certiorari was sought; provided that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, as made applicable by Rule 9024 of the Federal Rules of Bankruptcy Procedure, may be filed relating to such order shall not cause such order to not be a Final Order.

2.2.113 “Final Wages Order” means the Final Order Authorizing, but not Directing, Debtors to (A) Pay Certain Prepetition Wages and Reimbursable Employee Expenses, (B) Pay and Honor Employee Medical and Other Benefits and (C) Continue Employee Benefit Programs, dated February 28, 2012 [Docket No. 444].

2.2.114 “Fully Diluted Effective Date Share Issuance” means a number of shares of New Common Stock equal to the quotient of (rounded down to the nearest full share) (a) the Effective Date Share Issuance, divided by (b) 90% (or such lower percentage (but not less than 88%) as may be determined by the Requisite Backstop Parties prior to the Effective Date).

2.2.115 “General Administrative Claim” means an Administrative Claim other than a DIP Facility Claim or a Professional Claim.

2.2.116 “General Unsecured Claim” means an Unsecured Claim that is not a Retiree Settlement Unsecured Claim, Convenience Claim or Subsidiary Convenience Claim.

2.2.117 “GOT Adversary Proceeding” means the adversary proceeding captioned Global OLED Technology, LLC v. Eastman Kodak Co., Adv. Pro. No. 12-02070 (ALG), commenced by Global OLED Technology LLC (“GOT”) asserting claims and an ownership interest in eighteen Kodak patents (the “GOT Adversary Patents”) and claims to certain royalty payments relating to a patent license agreement with Pioneer Electronic Corporation (the “GOT Royalties”).

2.2.118 “Governmental Unit” means a governmental unit as defined in section 101(27) of the Bankruptcy Code.

2.2.119 “Holdback Amount” means the aggregate amount of the Professionals’ fees billed to the Estates prior to the Confirmation Date and allowed by the Bankruptcy Court pursuant to sections 330(a)(1) or 331 of the Bankruptcy Code, that are held back pursuant to the Professional Fee Order or any other order of the Bankruptcy Court.

2.2.120 “Holder” means an Entity holding a Claim against or an Equity Interest in any of the Debtors.

2.2.121 “Impaired” means, with respect to any Claim or Equity Interest, a Claim or Equity Interest that is in a Class that is “impaired” within the meaning of section 1124 of the Bankruptcy Code.

2.2.122 “Indemnified Parties” means any current and former directors, officers (including the chief restructuring officer and interim management), managers, employees, attorneys, restructuring advisors, other professionals, representatives and agents of the Debtors in such capacity on or after the Petition Date and with respect to each of the foregoing current and former directors’, officers’, managers’, and employees’ respective Affiliates who are the beneficiaries of an indemnification provision as set forth in Article 8.8.

2.2.123 “Indenture Trustees” means the Second Lien Indenture Trustee and Unsecured Notes Trustee.

2.2.124 “Initial Distribution Date” means the Business Day that is as soon as practicable after the Effective Date when Distributions under the Plan shall commence, which date shall be no later than 20 Business Days after the Effective Date unless extended by the Bankruptcy Court for cause shown.

2.2.125 “Intercompany Claim” means any Claim held by a Debtor against another Debtor or a subsidiary of a Debtor or any Claim held by a subsidiary of a Debtor against a Debtor.

2.2.126 “Intercompany Interest” means any equity security (as defined in section 101(16) of the Bankruptcy Code), including any issued or unissued share of common stock, preferred stock, or other instrument, evidencing an ownership interest in a Debtor (other than Kodak) or a subsidiary held by another Debtor.

2.2.127 “Internal Revenue Code” means the United States Internal Revenue Code of 1986, as amended from time to time, and the U.S. Department of Treasury regulations promulgated thereunder.

2.2.128 “Junior Loans” has the meaning set forth in the DIP Term Loan Credit Agreement.

2.2.129 “Kodak” has the meaning set forth in the Introduction hereto.

2.2.130 “Kodak GUC Trust” means the liquidating trust established under Article 16 hereof.

2.2.131 “Kodak GUC Trust Agreement” means the agreement among the Kodak GUC Trustee, the Debtors, and the Creditors’ Committee governing the Kodak GUC Trust in form and substance reasonably satisfactory to the Creditors’ Committee and the Requisite Backstop Parties and substantially the form included in the Plan Supplement.

2.2.132 “Kodak GUC Trust Avoidance Actions” means all Avoidance Actions other than the Retained Avoidance Actions.

2.2.133 “Kodak GUC Trust Disputed Claims Reserve” means any assets of the Kodak GUC Trust allocable to, or retained on account of, Disputed Claims.

2.2.134 “Kodak GUC Trust Initial Amount” means Cash in the amount of $3 million to be deposited by the Debtors into the Kodak GUC Trust on the Effective Date.

2.2.135 “Kodak GUC Trustee” means a trustee or co-trustee of the Kodak GUC Trust in accordance with the terms of the Kodak GUC Trust Agreement.

2.2.136 “KPP” means the Kodak Pension Plan (UK) established by Kodak Limited for the benefit of retirees and other employees of Kodak Limited.

2.2.137 “KPP Claims” means (a) the Unsecured Claim of the KPP against Kodak arising from the Guaranty Agreement, effective October 9, 2007 (as amended) among Kodak, the KPP Trustees Limited and Kodak Limited and (b) the unliquidated claims of KPP filed against each of the Debtors arising out of the power of the Pensions Regulator of the United Kingdom, under the Pensions Act of 2004, to issue a financial support direction under certain circumstances to any company connected with, or an associate of, a company which is an employer in relation to an occupational pension plan in the U.K.

2.2.138 “KPP Global Settlement” means, pursuant to an order of the Bankruptcy Court: (a) the extinguishment, on or prior to the Effective Date, of the KPP Claims and all other material claims by KPP against the Debtors and the non-Debtor Affiliates arising out of the underfunding of the KPP; (b) the disposition to the KPP or a third party approved by the KPP of all or substantially all of the assets of the Document Imaging and Personalized Imaging businesses as currently conducted; and (c) the receipt by the Debtors of Cash consideration from the foregoing transactions in an amount sufficient to enable the Debtors to meet the conditions precedent to the effectiveness of the Plan. The KPP Global Settlement may be effected in one transaction or a series of transactions, under the Bankruptcy Code or applicable non-bankruptcy law.

2.2.139 “KRIP” means the Kodak Retirement Income Plan.

2.2.140 “Lien” means a lien as defined in section 101(37) of the Bankruptcy Code.

2.2.141 “Management Employee” means the Debtors’ officers for purposes of section 16 of the Securities Exchange Act of 1934 (as in effect during calendar year 2011 and these Chapter 11 Cases) and any relative of such officers.

2.2.142 “New Board of Directors” means the initial board of directors of Reorganized Kodak, which will be appointed in accordance with Article 6.4 herein.

2.2.143 “New Common Stock” means common stock of Reorganized Kodak, par value $0.01, authorized pursuant to the Reorganized Kodak Certificate of Incorporation.

2.2.144 “New Equity Plan” means an equity based incentive plan or award, in form and substance reasonably satisfactory to the Requisite Backstop Parties and the form or material terms of which have been disclosed to the Creditors’ Committee prior to filing in the Plan Supplement, that will authorize full value equity awards (or the equivalent financial value in options or stock-appreciation rights) with respect to a number of shares of New Common Stock for distribution by the New Board of Directors equal to the difference between (a) the Fully Diluted Effective Date Share Issuance minus (b) the Effective Date Share Issuance which shares shall be subject to customary anti-dilution protection.

2.2.145 “New Management Agreements” means employment agreements, in form and substance reasonably satisfactory to the Requisite Backstop Parties and the Creditors’ Committee, between certain individuals in senior management (the identity of which shall be satisfactory to the Requisite Backstop Parties and the Creditors’ Committee) and Reorganized Kodak.

2.2.146 “New Money Loans” has the meaning set forth in the DIP Term Loan Credit Agreement.

2.2.147 “New Non-Qualified Employee Compensation Plan” means a plan for eligible Active Employees, which plan shall include initial balances equal to such employees’ balances as of the Effective Date under the Non-Qualified Deferred Compensation Plan; provided that any such Active Employee waives any and all Claims with respect to such employee’s rights or interest in the Non-Qualified Deferred Compensation Plan.

2.2.148 “Non-Qualified Deferred Compensation Plan” means the 1982 Eastman Kodak Company Executive Deferred Compensation Plan.

2.2.149 “Non-Qualified Plan Accrual Claim” means an Administrative Claim earned by an Active Employee as a postpetition accrual under a Non-Qualified Plan in accordance with the Final Wages Order.

2.2.150 “Non-Qualified Plans” mean: (a) the Kodak Excess Retirement Income Plan; (b) the Kodak Unfunded Retirement Income Plan; (c) the Kodak Company Global Pension Plan for International Employees; (d) the Non-Qualified Deferred Compensation Plan; (e) the Eastman Kodak Deferred Compensation Plan for Directors; and (f) any letter agreement between a Debtor and any current or former employee of the Debtors or any of their Affiliates providing for supplemental non-qualified pension benefits.

2.2.151 “Non-Qualified Pension Stipulation” means the Stipulation, dated as of June [•], 2013, between Kodak and EKRA Ltd., Sandra Feil, Robert LaRossa, Gary Van Graeefeiland, James E. Moxley, Paul Kosieracki, Robert LaPerle, John Chiazza, James Stoffel, Kenneth Hoffman, and Mark Morris, resolving the Motion Pursuant to 11 U.S.C. § U.S.C. 1102(a)(2) for Appointment of a Committee to Represent Holders of KERIP and KURIP Claims [Docket No. •], as approved by order of the Bankruptcy Court on [•], 2013 [Docket No. [•].

2.2.152 “Non-Qualified Pension Unsecured Claims” means the Unsecured Claims Allowed pursuant to the Non-Qualified Pension Stipulation.

2.2.153 “Notice and Claims Agent” means Kurtzman Carson Consultants LLC, located at 2335 Alaska Avenue, El Segundo, California 90245, retained and approved by the Bankruptcy Court as the Debtors’ notice and claims agent.

2.2.154 “Old Republic Insurance Policies and Agreements” means the insurance policies issued to, or insurance agreements or claims servicing agreements entered into by, any one or more of the Debtors prior to the Petition Date with Old Republic Insurance Company.

2.2.155 “Ordinary Course General Administrative Claim” means a General Administrative Claim that is a monetary obligation for (a) goods or services incurred by the Debtors in the ordinary course of the Debtors’ business or (b) Compensation and Benefits Programs.

2.2.156 “Other Priority Claim” means any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than an Administrative Claim, DIP Facility Claim or Priority Tax Claim.

2.2.157 “Other Secured Claim” means any Secured Claim other than the DIP Facility Claims or the Second Lien Notes Claims.

2.2.158 “Outstanding Principal Amount” means $375,000,000, which is the outstanding principal amount of the Second Lien Notes as of the Effective Date.

2.2.159 “Per Share Price” means $11.94.

2.2.160 “Person” has the meaning set forth in section 101(41) of the Bankruptcy Code.

2.2.161 “Petition Date” means January 19, 2012.

2.2.162 “Plan” has the meaning set forth in the Introduction hereto.

2.2.163 “Plan Supplement” means the compilation of documents and forms of documents, schedules and exhibits to the Plan, to be filed by Kodak and available on the Notice and Claims Agent’s website, www.kccllc.net/Kodak, no later than 7 days prior to the Voting Deadline or such later date as may be approved by the Bankruptcy Court, and additional documents filed with the Bankruptcy Court prior to the Effective Date as amendments to the Plan Supplement, in each case in form and substance reasonably satisfactory to the Requisite Backstop Parties and, with respect to the form or material terms of any Alternate Emergence Term Loan Credit Agreement or Emergence ABL Credit Agreement (or the form or material terms of any other Emergence Credit Facility Documents with respect thereto), in form and substance reasonably satisfactory to the Requisite Backstop Parties and the applicable Emergence Credit Facility Parties.2

2.2.164 “Post-Effective Date Business” means the business, assets and properties of the Reorganized Debtors and their Affiliates as described in the Amended Disclosure Statement.

2.2.165 “Prepetition” means prior to the Petition Date of January 19, 2012.

2.2.166 “Priority Tax Claim” means any Claim of a Governmental Unit of the kind specified in section 507(a)(8) of the Bankruptcy Code.

2.2.167 “Pro Rata” means, with respect to an Allowed Claim, the percentage represented by a fraction (a) the numerator of which shall be an amount equal to such Claim, and

[2]

The Plan Supplement may include, among other documents, the following: (a) the form of Reorganized Kodak Certificate of Incorporation and other organizational documents of the Debtors; (b) the form or material terms of the Emergence Credit Facility Documents; (c) the identity and affiliations of each director and officer of the Reorganized Debtors, as well as the nature and amount of compensation of any director or officer who is an insider under section 101(31) of the Bankruptcy Code; (d) the form or material terms of the New Equity Plan, New Non-Qualified Employee Compensation Plan and New Management Agreements, as applicable; (e) a list of Specified Contracts; (f) a list of certain contractual indemnification obligations assumed by the Debtors pursuant to section 8.10 of the Plan; (g) the form of Warrants and related Warrant Agreement; (h) the form of Registration Rights Agreement; (i) the Kodak GUC Trust Agreement; and (j) the members of the Trust Advisory Board.

(b) the denominator of which shall be an amount equal to the aggregate amount of Allowed, Disputed and estimated Claims in the same Class as such Claim, except in cases where Pro Rata is used in reference to multiple Classes, in which case Pro Rata means the proportion that such Holder’s Claim in a particular Class bears to the aggregate amount of all Allowed, Disputed and estimated Claims in such multiple Classes.

2.2.168 “Professional” means an Entity: (a) employed pursuant to a Bankruptcy Court order in accordance with sections 327, 363 or 1103 of the Bankruptcy Code and to be compensated for services rendered prior to or on the Confirmation Date, pursuant to sections 327, 328, 329, 330, 331 and 363 of the Bankruptcy Code or (b) awarded compensation and reimbursement by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code.

2.2.169 “Professional Claim” means an Administrative Claim for the compensation of a Professional and the reimbursement of expenses incurred by such Professional through the Confirmation Date.

2.2.170 “Professional Fee Escrow Account” means an account to be funded by the Reorganized Debtors upon the Effective Date in an amount equal to the Professional Fee Reserve Amount.

2.2.171 “Professional Fee Order” means that certain order of the Bankruptcy Court entered on February 15, 2012, as amended by the order of the Bankruptcy Court entered on October 19, 2012, establishing procedures for interim compensation and reimbursement of expenses of Professionals.

2.2.172 “Professional Fee Reserve Amount” means the aggregate amount of unpaid Professional Claims for all Professionals through the Confirmation Date as estimated, in the Debtors’ reasonable discretion after consultation with the Requisite Backstop Parties of the preliminary estimate, in accordance with Article 3.4.3 herein.

2.2.173 “Proof of Claim” means a proof of Claim filed against any of the Debtors in the Chapter 11 Cases.

2.2.174 “Qualex Base Plan” means the Qualex Inc. Base Pension Plan.

2.2.175 “Qualified Defined Benefit Plans” mean the (a) KRIP, (b) Qualex Base Plan, (c) Local 966 Pension Plan and (d) Kodak Philippines Ltd. Retirement Plan.

2.2.176 “Qualified Defined Contribution Plans” mean: (a) the Eastman Kodak Employees’ Savings and Investment Plan; (b) the Kodak Subsidiaries’ Savings Plan; (c) the Kodak Imaging Network, Inc. 401(k) Salary Savings Plan; (d) the Qualex Inc. 401(k) Plan; and (e) the Laser-Pacific Media Corporation Employees’ 401(k)-Retirement Plan.

2.2.177 “Qualified Plans” mean the Qualified Defined Benefit Plans and the Qualified Defined Contribution Plans.

2.2.178 “Reinstated” has the meaning pursuant to section 1124 and all other applicable sections of the Bankruptcy Code.

2.2.179 “Released Parties” means (a) the Debtors and the Reorganized Debtors, (b) the current and former directors, officers (including the chief restructuring officer and interim management), employees, agents, attorneys, financial advisors, restructuring advisors, investment bankers, accountants, and other professionals or representatives of the Debtors and the Reorganized Debtors, in their capacities as such, (c) the DIP Facility Agent and the DIP Parties, in their capacity as such, (d) the Second Lien Indenture Trustee, the Second Lien Committee and its current and former members, in their capacity as members thereof, (e) Emergence Credit Facility Parties, in their capacity as such, (f) the Creditors’ Committee and its current and former members, in their capacities as such, (g) the Unsecured Notes Trustee, in its capacity as such, (h) the Retiree Committee and its current and former members, in their capacities as such, (i) the Backstop Parties and (j) with respect to each Entity named in (a) through (i) above, such Entity’s directors, officers, employees, agents, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assigns, attorneys, financial advisors, restructuring advisors, investment bankers, accountants and other Professionals or representatives when acting in any such capacities.

2.2.180 “Releases by Holders of Claims” means the release by Holders of Claims set forth in Article 12.6 herein.

2.2.181 “Releasing Parties” means (a) the DIP Parties, (b) the Creditors’ Committee and its members, (c) the members of the Second Lien Committee, (d) the Retiree Committee and its members, (e) the Second Lien Indenture Trustee, (f) the Unsecured Notes Trustee, (g) the Backstop Parties and (h) each Holder of a Claim that (i) affirmatively votes to accept the Plan or (ii) either (A) abstains from voting or (B) votes to reject the Plan, and, in case of either (A) or (B), does not opt out of the Releases by Holders of Claims in compliance with the instructions set forth in the Solicitation Materials.

2.2.182 “Reorganized” means, with respect to the Debtors, any Debtor or any successor thereto, by merger, consolidation, reorganization or otherwise, on or after the Effective Date.

2.2.183 “Reorganized Debtors” means the Debtors, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

2.2.184 “Reorganized Kodak” means Kodak, as reorganized pursuant to and under the Plan, or any successor thereto, by merger, consolidation or otherwise, on or after the Effective Date.

2.2.185 “Reorganized Kodak Certificate of Incorporation” means the amended and restated Certificate of Incorporation of Reorganized Kodak in the form set forth in the Plan Supplement, which shall be reasonably acceptable to the Requisite Backstop Parties and the Creditors’ Committee.

2.2.186 “Requisite Backstop Parties” has the meaning set forth in the Backstop Commitment Agreement; provided that to the extent the consent or approval of the Required Backstop Parties is required or contemplated hereunder after the Effective Date, it shall mean the approval of the New Board of Directors.

2.2.187 “Retained Avoidance Actions” means all Avoidance Actions against any (a) Released Party, (b) Holder of Allowed Second Lien Notes Claims, solely in their capacity as a holder of Second Lien Notes, and (c) employee, landlord, vendor, customer, joint venture partner, or non-debtor party to any Specified Contract or open purchase order, in each case, related or useful to the Post-Effective Date Business as reasonably determined by the Reorganized Debtors in consultation with the Creditors’ Committee.

2.2.188 “Retiree Benefits” has the meaning set forth in section 1114(a) of the Bankruptcy Code.

2.2.189 “Retiree Committee” means the Official Committee of Retired Employees appointed by the U.S. Trustee on May 3, 2012 and May 17, 2012 under section 1114(d) of the Bankruptcy Code.

2.2.190 “Retiree Committee Administrative Claim” means the Administrative Claim Allowed pursuant to the Retiree Settlement.

2.2.191 “Retiree Committee Conversion Right” means the Retiree Committee’s right set forth in the Retiree Settlement to elect to receive shares of New Common Stock (in lieu of Cash), on account of all or a portion of the Retiree Committee Administrative Claim. If the Retiree Committee Conversion Right is exercised for all or a portion of the Retiree Committee Administrative Claim, the number of shares of New Common Stock to be issued in connection therewith is equal to the quotient of (a) the applicable amount of the Retiree Committee Administrative Claim subject to the conversion, divided by (b) the Per Share Price (rounded down to the nearest full share).

2.2.192 “Retiree Settlement” means the Settlement Agreement, dated as of November 6, 2012, between Kodak and the Retiree Committee, relating to the modification of certain Retiree Benefits, as approved by order of the Bankruptcy Court on November 7, 2012 [Docket No. 2302].

2.2.193 “Retiree Settlement Unsecured Claim” means the $635 million Unsecured Claim Allowed pursuant to the Retiree Settlement.

2.2.194 “Retirees” means former employees of the Debtors or Debtors’ affiliates and their eligible dependents and any other individuals receiving benefits under a plan or program maintained or established by the Debtors as defined in the Retiree Settlement.

2.2.195 “Rights” means the 1145 Rights and the 4(2) Rights.

2.2.196 “Rights Offerings Expiration Date” means the 1145 Rights Offering Expiration Date and the 4(2) Rights Offering Expiration Date, as such terms are defined in the applicable Rights Offering Procedures.

2.2.197 “Rights Offerings” means the 1145 Rights Offering and the 4(2) Rights Offering.

2.2.198 “Rights Offerings Consideration” shall mean the aggregate of the following with respect to each Holder’s General Unsecured Claims and Retiree Settlement Unsecured Claim:

(a)	On account of a Certified Ineligible Claim:

a.	Cash equal to:

$8,000,000	x	Claim Amount
((0.6478 x 1145-only Amount) + Ineligible Amount)

where:

“Claim Amount” means the amount of such Certified Ineligible Claim;

“Ineligible Amount” equals the aggregate amount of Ineligible Claims; and

“1145-only Amount” equals the aggregate amount of 1145-Only Claims.

(b)	On account of an 1145-Only Claim:

a.	Cash equal to:

$8,000,000	x	(0.6478) x Claim Amount
((0.6478 x 1145-only Amount) + Ineligible Amount)

where:

“Claim Amount” means the amount of such 1145-Only Claim;

“Ineligible Amount” equals the aggregate amount of Certified Ineligible Claims; and

“1145-only Amount” equals the aggregate amount of 1145 Eligible Claims that are not 4(2) Eligible Claims; and

b.	1145 Rights.

(c)	On account of an 1145 Eligible Claim that is not an 1145-Only Claim or a 4(2) Eligible Claim:

a.	1145 Rights.

(d)	On account of a 4(2) Eligible Claim that is not an 1145 Eligible Claim,

a.	4(2) Rights.

(e)	On account of a 4(2) Eligible Claim that is an 1145 Eligible Claim:

a.	4(2) Rights; and

b.	1145 Rights.

A Holder shall receive no Rights Offerings Consideration on account of an Uncertified Ineligible Claim.

2.2.199 “Rights Offerings Procedures” means the 1145 Rights Offering Procedures and the 4(2) Rights Offering Procedures.

2.2.200 “Rights Offerings Procedures Order” means [•] [Docket No. [•].

2.2.201 “Schedules” means the schedules of assets and liabilities, schedules of Executory Contracts and Unexpired Leases, and statements of financial affairs filed by the Debtors in the Chapter 11 Cases as amended from time to time.

2.2.202 “Second Lien Acceptance” means that a sufficient quantum of Holders of Second Lien Notes Claims necessary to satisfy the requirements of section 1126(c) of the Bankruptcy Code have voted to accept the Plan.

2.2.203 “Second Lien Agreed Amount” means the sum of (a) the Outstanding Principal Amount plus (b) accrued and unpaid interest thereon as of the Effective Date at the non-default contract rate applicable as of the Petition Date.

2.2.204 “Second Lien Committee” means that certain ad hoc committee consisting of certain holders of the Second Lien Notes and represented by Akin Gump Strauss Hauer & Feld LLP.

2.2.205 “Second Lien Indenture Trustee” means Wilmington Trust, N.A., as successor trustee, registrar, paying agent and collateral agent pursuant to the Second Lien Notes Indentures and related collateral security documents.

2.2.206 “Second Lien Make-Whole” means the purported premium payable upon an early redemption of the Second Lien Notes under Section 3.03 of each of the Second Lien Notes Indentures.

2.2.207 “Second Lien Notes” means the 2018 Notes and the 2019 Notes.

2.2.208 “Second Lien Notes Claims” means all Claims arising under or in connection with the Second Lien Notes Indentures, including Adequate Protection Claims.

2.2.209 “Second Lien Notes Indentures” means, collectively, (a) the indenture, dated as of March 5, 2010, between Kodak and The Bank of New York Mellon, under which the 2018 Notes were issued and (b) the indenture, dated as of March 15, 2011, between Kodak and The Bank of New York Mellon, under which the 2019 Notes were issued.

2.2.210 “Second Lien Settlement Amount” means a Cash payment equal to $20 million, as a full and final settlement in respect of the Second Lien Make-Whole and all other Claims arising under or in connection with the Second Lien Notes Indentures the payment of which is not provided for in the Plan.

2.2.211 “Section 510(b) Claim” means any Claim arising from the rescission of a purchase or sale of a security of the Debtors or an Affiliate of the Debtors, for damages arising from the purchase or sale of such security, or for reimbursement or contribution allowed under section 502 of the Bankruptcy Code on account of such Claim.

2.2.212 “Secured Claim” means a Claim (a) secured by a Lien on property in which an Estate has an interest, to the extent such Lien is valid, perfected and enforceable pursuant to applicable law or by reason of a Bankruptcy Court order, or that is subject to setoff pursuant to section 553 of the Bankruptcy Code and to the extent of the value of its Holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or (b) Allowed as such pursuant to the Plan.

2.2.213 “Securities Act” means the United States Securities Act of 1933, as amended.

2.2.214 “Security” means a security as defined in section 2(a)(1) of the Securities Act.

2.2.215 “Servicer” means an indenture trustee, agent, servicer or other authorized representative of Holders of Claims or Equity Interests recognized by the Debtors or the Reorganized Debtors, as applicable.

2.2.216 “Solicitation Materials” means the solicitation package, including Ballots, authorized pursuant to the Solicitation Procedures Order.

2.2.217 “Solicitation Procedures Order” means the Order (I) Approving the Disclosure Statement; (II) Establishing a Voting Record Date for the Plan; (III) Approving Solicitation Packages and Procedures for the Distribution Thereof; (IV) Approving the Forms of Ballots; (V) Establishing Procedures for Voting on the Plan; (VI) Establishing Notice and Objection Procedures for Confirmation of the Plan; and (VIII) Establishing Procedures for the Assumption and/or Assignment of Executory Contracts and Unexpired Leases under the Plan, entered by the Bankruptcy Court on June [•], 2013, together with any supplemental order(s) that may be entered by the Bankruptcy Court in connection therewith.

2.2.218 “Specified Contract” means any Executory Contract or Unexpired Lease identified on the schedule of Executory Contracts and Unexpired Leases that are proposed to be assumed or assumed and assigned pursuant to the Plan.

2.2.219 “Stipulating Second Lien Noteholder” means a Holder of Second Lien Notes Claims that (a) duly voted to accept the Amended Plan in accordance with the Solicitation Procedures Order, (b) enters into a stipulation with the Debtors in form and substance reasonably satisfactory to the Debtors pursuant to which the Debtors are irrevocably and unconditionally released from all obligations to pay any amounts under the Second Lien Notes Indentures with respect to such Stipulating Second Lien Noteholder other than the Second Lien Agreed Amount and the Second Lien Settlement Amount, which stipulation shall be subject to receipt by such Holder of its Pro Rata portion of the Second Lien Agreement Amount and Second Lien Settlement Amount and (c) enters into an instruction to the Second Lien Indenture Trustee in form and substance reasonably satisfactory to the Debtors instructing the Second Lien Indenture Trustee not to take any action to enforce or collect any amounts due under the Second Lien Notes Indenture in excess of the Second Lien Agreed Amount, the Second Lien Settlement Amount and fees and expenses reimbursable under the Plan, which instruction shall be subject to receipt by such Holder of its Pro Rata portion of the Second Lien Agreement Amount and Second Lien Settlement Amount.

2.2.220 “Subsequent Distribution Date” means a date after the Initial Distribution Date selected by Reorganized Kodak for Distributions in accordance with Article 9.2.1.

2.2.221 “Subsidiary Convenience Claim” means an Unsecured Claim against Eastman Kodak International Capital Company, Inc., FPC Inc., Kodak (Near East), Inc. or Kodak Philippines, Ltd.

2.2.222 “Trust Advisory Board” means the members identified in the Plan Supplement as well as any successor members chosen in accordance with the provisions of the Kodak GUC Trust Agreement.

2.2.223 “Uncertified Ineligible Claim” means a (a) General Unsecured Claim or (b) Retiree Settlement Unsecured Claim, in either case, that is not a Certified Ineligible Claim, an 1145 Eligible Claim or a 4(2) Eligible Claim.

2.2.224 “Unclaimed Distribution” means any Distribution under the Plan on account of an Allowed Claim to a Holder that has not: (a) accepted a particular Distribution or, in the case of a Distribution made by check, negotiated such check; (b) given written notice to the Distribution Agent of an intent to accept a particular Distribution; (c) responded in writing to the request of the Distribution Agent for information necessary to facilitate a particular Distribution; or (d) taken any other action necessary to facilitate such Distribution.

2.2.225 “Unexpired Lease” means a lease to which one or more of the Debtors is a party that is subject to assumption or rejection under sections 365 or 1123 of the Bankruptcy Code.

2.2.226 “Unimpaired” means any Claim or Equity Interest that is not Impaired.

2.2.227 “Unsecured Claim” means any Claim that is not an (a) Administrative Claim, (b) Priority Tax Claim, (c) Other Priority Claim, (d) Other Secured Claim, (e) Second Lien Notes Claim, (f) Section 510(b) Claim or (g) Intercompany Claim.

2.2.228 “Unsecured Creditor New Common Stock Pool” means 6 million shares of New Common Stock to be distributed to Holders of Allowed (a) General Unsecured Claims or (b) the Retiree Settlement Unsecured Claims.

2.2.229 “Unsecured Notes Claims” means Claims arising under or in connection with the Unsecured Notes.

2.2.230 “Unsecured Notes” means the unsecured notes and debentures issued by any Debtor, including (a) the 7.00% Convertible Senior Notes due 2017, (b) the 7.25% Senior Notes due 2013 (c) the 9.20% Debentures due 2021 and (d) the 9.95% Debentures due 2018, as applicable, issued by Kodak pursuant to the Unsecured Notes Indentures.

2.2.231 “Unsecured Notes Indentures” mean the Indentures, dated as of September 23, 2009 and October 7, 2003, issued in connection with the Unsecured Notes of Kodak.

2.2.232 “Unsecured Notes Trustee” means U.S. Bank National Association, as successor Trustee under the Unsecured Notes Indentures.

2.2.233 “U.S. Trustee” means the United States Trustee for Region 2.

2.2.234 “U.S. Trustee Fees” means fees arising under 28 U.S.C. § 1930(a)(6) and, to the extent applicable, accrued interest thereon arising under 31 U.S.C. § 3717.

2.2.235 “VEBA Trust” means the voluntary employees’ beneficiary association trust established pursuant to the Retiree Settlement.

2.2.236 “Voting” means the process by which a Holder of a Claim may vote to accept or reject the Plan, pursuant to the conditions in Article 4 hereof.

2.2.237 “Voting Deadline” means 8:00 p.m. (Eastern Time) on August 9, 2013, by which time all Ballots must be actually received by the Notice and Claims Agent.

2.2.238 “Warrants” means the 125% Warrants and the 135% Warrants.

2.3. Rules of Interpretation

For the purposes of this Plan: (a) in the appropriate context, each term, whether stated in the singular or the plural, shall include both the masculine, feminine and the neuter gender; (b) any reference herein to a contract, agreement, lease, plan, policy, document or instrument being in a particular form or on particular terms and conditions means that the same shall be substantially in that form or substantially on those terms and conditions; (c) any reference herein to a contract, agreement, lease, plan, policy, document or instrument or schedule or exhibit thereto, whether or not filed, shall mean the same as amended, restated, modified or supplemented from time to time in accordance with the terms hereof or thereof; provided that notice of such amendment, restatement, modification or supplement shall be filed with the Bankruptcy Court; (d) unless otherwise specified, all references herein to “Articles” are references to Articles hereof or hereto; (e) unless otherwise specified, the words “herein,” “hereof” and “hereto” refer to the Plan in its entirety rather than a particular portion of the Plan; (f) captions and headings to Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan; (g) unless otherwise specified herein, the rules of construction set forth in section 102 of the Bankruptcy Code shall apply; (h) all references to docket numbers of documents filed in the Chapter 11 Cases are references to the docket numbers under the Bankruptcy Court’s CM/ECF system; (i) all references to statutes, regulations, orders, rules of courts and the like shall mean as amended from time to time, and as applicable to the Chapter 11 Cases, unless otherwise stated; (j) any immaterial effectuating provisions may be interpreted by the Debtors and the Reorganized Debtors in such a manner that is consistent with the overall purpose and intent of the Plan, all without further Bankruptcy Court order; (k) unless otherwise specified, all references herein to exhibits are references to exhibits in the Plan Supplement; (l) any reference to an Entity as a Holder of a Claim or Equity Interest includes that Entity’s successors and permitted assigns; (m) except as otherwise expressly provided in this Plan, where this Plan contemplates that any Debtor or Reorganized Debtor shall take any action, incur any obligation, issue any security or adopt, assume, execute or deliver any contract, agreement, lease, plan, policy, document or instrument on or prior to the Effective Date, the same shall be duly and validly authorized by the Plan and effective against and binding upon such Debtor and/or Reorganized Debtor, as applicable, on and after the Effective Date without further notice to, order of or other approval by the Bankruptcy Court, action under applicable law, regulation, order or rule, or the vote, consent, authorization or approval of the board of directors of any Debtor or Reorganized Debtor or any other Entity; (n) except as otherwise provided in the Plan, anything required to be done by the Debtors or the Reorganized Debtors, as applicable, on the Effective Date may be done on the Effective Date or as soon as reasonably practicable thereafter; and (o) any reference herein to the word “including” or word of similar import shall be read to mean “including without limitation.”

2.4. Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules) or unless otherwise specifically stated, the laws of the State of New York, without giving effect to the principles of conflicts of laws, shall govern the rights, obligations, construction and implementation of the Plan and any agreements, documents, instruments or contracts executed or entered into in connection with the Plan.

2.5. Computation of Time

Unless otherwise specifically stated herein, the provisions of Bankruptcy Rule 9006(a) shall apply in computing any period of time prescribed or allowed herein.

3.	GENERAL ADMINISTRATIVE CLAIMS, PRIORITY TAX CLAIMS, DIP FACILITY CLAIMS, PROFESSIONAL CLAIMS, UNITED STATES TRUSTEE STATUTORY FEES AND RETIREE COMMITTEE ADMINISTRATIVE CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, the Plan does not classify General Administrative Claims, Priority Tax Claims, DIP Facility Claims and Professional Claims, payment of which is provided for below.

3.1. Administrative Claim Bar Date

Any request for payment of a General Administrative Claim must be filed and served on the Reorganized Debtors pursuant to the procedures specified in the notice of entry of the Confirmation Order and the Confirmation Order on or prior to the Administrative Claim Bar Date; provided that no request for payment is required to be filed and served with respect to any:

(a)	Allowed Administrative Claim;

(b)	503(b)(9) Claim, which requests for payment of a 503(b)(9) Claim shall be governed by the 503(b)(9) Procedures Order;

(c)	Ordinary Course General Administrative Claim;

(d)	Claim of a Governmental Unit not required to be filed pursuant to section 503(b)(1)(D) of the Bankruptcy Code;

(e)	General Administrative Claim held by a current officer, director or employee of any Debtor for indemnification, contribution, or advancement of expenses pursuant to such Debtor’s certificate of incorporation, by-laws, or similar organizational document;

(f)	Non-Qualified Plan Accrual Claim;

(g)	Professional Claim; or

(h)	Claim for U.S. Trustee Fees.

Any Holder of a General Administrative Claim who is required to, but does not, file and serve a request for payment of such General Administrative Claim pursuant to the procedures specified in the Confirmation Order on or prior to the Administrative Claim Bar Date shall be forever barred, estopped and enjoined from asserting such General Administrative Claim against the Debtors or the Reorganized Debtors or their respective property, and such General Administrative Claim shall be deemed discharged as of the Effective Date.

Any objection to a request for payment of a General Administrative Claim that is required to be filed and served pursuant to this Article 3.1 must be filed and served on the Reorganized Debtors and the requesting party creditor (a) no later than 60 days after the Administrative Claim Bar Date or (b) by such later date as may be established by order of the Bankruptcy Court upon a motion by a Reorganized Debtor, with notice only to those parties entitled to receive notice pursuant to Bankruptcy Rule 2002.

3.2. General Administrative Claims

Except to the extent that a Holder of an Allowed General Administrative Claim agrees to less favorable treatment, the Holder of each Allowed General Administrative Claim shall receive Cash in an amount equal to the full unpaid amount of such Allowed General Administrative Claim on the later of (a) the Effective Date or as soon as reasonably practicable thereafter, (b) the date on which such Claim is Allowed or as soon as reasonably practicable thereafter, (c) with respect to Ordinary Course General Administrative Claims, the date such amount is due in accordance with applicable non-bankruptcy law and the terms and conditions of any applicable agreement or instrument or (d) with respect to a Non-Qualified Plan Accrual Claim, as and when such Claim would have otherwise been due and payable under the terms of the applicable terminated Non-Qualified Plan (assuming such plan had not been terminated).

3.3. DIP Claims

3.3.1 DIP ABL Claims. DIP ABL Claims shall be Allowed in the full amount due and owing under the DIP ABL Credit Agreement. Except to the extent that a Holder of an Allowed DIP ABL Claim agrees to a less favorable treatment, each Holder of Allowed DIP ABL Claims shall receive Cash equal to the full amount of its Allowed DIP ABL Claims in full and final satisfaction of such Claims; provided that:

(a)	Any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors as and when due under the DIP ABL Credit Agreement; and

(b)	Outstanding letters of credit and other cash management products will be addressed consistent with the terms of the Emergence Credit Facility Documents.

3.3.2 DIP Term Loan Claims. All DIP Term Loan Claims shall be Allowed and deemed to be Allowed Claims in the full amount due and owing under the DIP Term Loan Credit Agreement. Except to the extent that a Holder of Allowed DIP Term Loan Claims agrees to a less favorable treatment, each Holder of each Allowed DIP Term Loan Claims shall receive Cash equal to the full amount of its Allowed DIP Term Loan Claims in full and final satisfaction of such Claims; provided that:

(a)	If any Convertible DIP Term Loans are converted into Emergence Rollover Term Loans on the Effective Date, the Holder of such Convertible DIP Term Loans shall receive Emergence Rollover Term Loans as provided in the DIP Term Loan Credit Agreement in lieu of any other Distribution on account of its Convertible DIP Term Loans; and

(b)	Any indemnification and expense reimbursement obligations of the Debtors that are contingent as of the Effective Date shall survive the Effective Date and be paid by the Reorganized Debtors as and when due under the DIP Term Loan Credit Agreements.

3.4. Professional Claims

3.4.1 Final Fee Applications. All final requests for payment of Professional Claims, including the Holdback Amount, shall be filed and served no later than 60 days after the Confirmation Date, in the manner set forth in the Professional Fee Order, or, as it relates to APS, in the APS Retention Order. The Bankruptcy Court shall determine the Allowed amounts of such Professional Claims.

3.4.2 Professional Fee Escrow Amount. The Debtors shall establish and fund on or prior to the Effective Date the Professional Fee Escrow Account with Cash equal to the Professional Fee Reserve Amount. The Professional Fee Escrow Account shall be maintained in trust for the Professionals. Except as provided in the last sentence of this paragraph, such funds shall not be considered property of the Estates of the Debtors or the Reorganized Debtors, as applicable. The Reorganized Debtors shall pay Professional Claims in Cash as soon as reasonably practicable after such Claims are Allowed by order of the Bankruptcy Court. When all Allowed Professional Claims have been paid in full, amounts remaining in the Professional Fee Escrow Account, if any, shall revert to the Reorganized Debtors.

3.4.3 Professional Fee Reserve Amount. Professionals shall provide good faith estimates of their Professional Claims for purposes of the Professional Fee Escrow Account and shall deliver such estimates to the Debtors no later than 10 days prior to the Confirmation Hearing; provided that such estimates shall not be considered an admission or limitation with respect to the fees and expenses of such Professionals. If a Professional does not provide such an estimate, the Reorganized Debtors may estimate, in their reasonable discretion, the Professional Claims of such Professional.

3.4.4 Post-Confirmation Date Fees and Expenses. Except as otherwise specifically provided in the Plan, from and after the Confirmation Date, the Debtors or the Reorganized Debtors, as the case may be, shall, in the ordinary course of business and without any further notice to or action, order, or approval of the Bankruptcy Court, pay in Cash the reasonable legal, professional or other fees and expenses related to implementation and Consummation of the Plan incurred by the Debtors, the Reorganized Debtors, or the Creditors’ Committee, as the case may be. Except as otherwise specifically provided in the Plan, upon the Confirmation Date, any requirement that Professionals comply with sections 327, 328, 329, 330, 331 or 1103 of the Bankruptcy Code or the Professional Fee Order (or, as it relates to APS, the APS Retention Order) in seeking retention or compensation for services rendered after such date shall terminate, and the Debtors, the Reorganized Debtors or, solely with respect to the matters set forth in Article 15.9 hereof, the Creditors’ Committee, may (a) employ and pay any Professional in the ordinary course of business and (b) pay the Unsecured Notes Trustee Claim without any further notice to or action, order or approval of the Bankruptcy Court.

3.5. Priority Tax Claims

Except to the extent that a Holder of an Allowed Priority Tax Claim agrees to less favorable treatment, the Holder of each Allowed Priority Tax Claim due and payable on or prior to the Effective Date shall receive, at the election of the applicable Debtor or Reorganized Debtor, (a) Cash on the Effective Date or as soon as reasonably practicable thereafter in an amount equal to the full unpaid amount of such Allowed Priority Tax Claim or (b) deferred Cash payments in accordance with section 1129(a)(9)(C) of the Bankruptcy Code. Any Allowed Priority Tax Claim that is not due and payable on or prior to the Effective Date shall be paid in the ordinary course of business after the Effective Date as and when due under applicable non-bankruptcy law.

3.6. Statutory Fees Payable Pursuant to 28 U.S.C. § 1930

The Debtors or the Reorganized Debtors, as applicable, shall pay all U.S. Trustee Fees for each quarter (including any fraction thereof) until the Chapter 11 Cases are converted, dismissed, or closed, whichever occurs first.

3.7. Retiree Committee Administrative Claim

The VEBA Trust or its assignee(s), on account of the Retiree Committee Administrative Claim, shall receive Cash in an amount equal to the full unpaid amount of the Retiree Committee Administrative Claim on the Effective Date. In lieu of a Cash payment, the VEBA Trust or its assignee(s) may, in its discretion and in final and full satisfaction, settlement, release and discharge of the Retiree Committee Administrative Claim, elect by written notice to the Debtors on or prior to the Confirmation Date to exercise the Retiree Committee Conversion Right.

3.8. Backstop Fees; Backstop Expense Reimbursement

The Backstop Fees and Backstop Expense Reimbursement shall be Allowed Administrative Claims, without reduction or offset, in the full amount due and owing under the Backstop Commitment Agreement. On the Effective Date, if not previously paid in full in accordance with the terms of the Backstop Commitment Agreement, any outstanding Backstop Expense Reimbursement shall be paid in Cash and any outstanding Backstop Fees shall be paid in Cash or New Common Stock, at the election of Kodak.

4.	CLASSIFICATION, TREATMENT AND VOTING OF CLAIMS AND EQUITY INTERESTS

4.1. Classification of Claims and Equity Interests

All Claims and Equity Interests, except for Administrative Claims, Priority Tax Claims, DIP Facility Claims and Professional Claims, are classified in the Classes set forth in this Article 4. A Claim or Equity Interest is classified in a particular Class only to the extent that the Claim or Equity Interest qualifies within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Equity Interest qualifies within the description of such other Classes. A Claim or Equity Interest also is classified in a particular Class for the purpose of receiving Distributions pursuant to the Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Equity Interest in that Class and has not been paid, released or otherwise satisfied prior to the Effective Date.

4.1.1 Deemed Substantive Consolidation. The Plan shall serve as a motion by the Debtors seeking entry of a Bankruptcy Court order deeming the substantive consolidation of the Debtors’ Estates into a single Estate for certain limited purposes related to the Plan, including Voting, Confirmation and Distribution. As a result of the deemed substantive consolidation of the Estates, each Class of Claims and Equity Interests will be treated as against a single consolidated Estate without regard to the separate legal existence of the Debtors. The Plan will not result in the merger or otherwise affect the separate legal existence of each Debtor, other than with respect to voting and distribution rights under the Plan.

4.1.2 Summary of Classification and Treatment. The classification of Claims and Equity Interests pursuant to the Plan is as follows:

Class	Claims and Equity Interests	Status	Voting Rights
1	Other Priority Claims	Unimpaired	Deemed to Accept
2	Other Secured Claims	Unimpaired	Deemed to Accept
3	Second Lien Notes Claims	Impaired[3]	Entitled to Vote
4	General Unsecured Claims	Impaired	Entitled to Vote
5	KPP Claims	Impaired	Entitled to Vote
6	Retiree Settlement Unsecured Claim	Impaired	Entitled to Vote
7	Convenience Claims	Impaired	Entitled to Vote
8	Subsidiary Convenience Claims	Impaired	Entitled to Vote
9	Equity Interests	Impaired	Deemed to Reject
10	Section 510(b) Claims	Impaired	Deemed to Reject

[3]	As set forth in Article 4.2.3, if the Second Lien Acceptance is not obtained Second Lien Notes Claims may be unimpaired.

4.2. Treatment of Claims and Equity Interests

4.2.1 Class 1 – Other Priority Claims.

(a)	Classification: Class 1 consists of all Other Priority Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Priority Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Other Priority Claims, each Holder of such Allowed Other Priority Claim shall be paid in full in Cash on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) the date on which such Other Priority Claim becomes Allowed, and (iii) such other date as may be ordered by the Bankruptcy Court.

(c)	Voting: Class 1 is Unimpaired. Each Holder of an Other Priority Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of Other Priority Claims is entitled to vote to accept or reject the Plan.

4.2.2 Class 2 – Other Secured Claims.

(a)	Classification: Class 2 consists of Other Secured Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed Other Secured Claim agrees to less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Other Secured Claims, each Holder of an Allowed Other Secured Claim shall receive one of the following treatments, in the sole discretion of the applicable Debtor: (i) payment in full in Cash including the payment of any interest payable under section 506(b) of the Bankruptcy Code; (ii) delivery of the collateral securing such Allowed Other Secured Claim; or (iii) treatment of such Allowed Other Secured Claim in any other manner that renders the Claim Unimpaired.

(c)	Voting: Class 2 is Unimpaired. Each Holder of an Other Secured Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code. No Holder of an Other Secured Claim is entitled to vote to accept or reject the Plan.

4.2.3 Class 3 – Second Lien Notes Claims.

(a)	Classification: Class 3 consists of all Second Lien Notes Claims.

(b)	Allowance: If the Second Lien Acceptance is obtained, the Second Lien Notes Claims shall be Allowed in an aggregate amount equal to the Second Lien Agreed Amount plus the Second Lien Settlement Amount. If the Second Lien Acceptance is not obtained, the Second Lien Notes Claims shall be Allowed:

(i)	with respect to each Stipulating Second Lien Noteholder, its Pro Rata share in Cash of the Second Lien Agreed Amount plus the Second Lien Settlement Amount; and

(ii)	with respect to any other Second Lien Noteholder, in the amount determined by the Court.

(c)	Treatment: Except to the extent that a Holder of an Allowed Second Lien Notes Claim agrees to a less favorable treatment, and in full and final satisfaction, settlement, release and discharge of and in exchange for its Allowed Second Lien Notes Claims, each Holder of an Allowed Second Lien Notes Claim shall receive:

(i)	if the Second Lien Acceptance is obtained, payment in Cash of its Pro Rata share of the Allowed amount; and

(ii)	otherwise, at the Debtors’ election, with (A) payment in full in Cash, including the payment of any amounts due under section 506(b) of the Bankruptcy Code or (B) such other treatment that renders the Second Lien Notes Claims Unimpaired; provided that, in either instance, and notwithstanding any judicial determination or subsequent settlement regarding the allowance of the Second Lien Make-Whole, each Stipulating Second Lien Noteholder shall receive payment in Cash of its Pro Rata share of the Second Lien Agreed Amount plus the Settlement Amount in full and final satisfaction, settlement, release and discharge of the Second Lien Make-Whole and all other Claims arising under or in connection with the Second Lien Notes Indentures with respect to such Stipulating Second Lien Noteholder.

In addition to the foregoing, but without duplication in the event the Second Lien Notes Claims are Unimpaired, the Debtors shall pay, in Cash, an amount equal to the incurred and unpaid reasonable and documented fees and expenses (including the reasonable and documented fees and expenses of counsel) due to the Second Lien Indenture Trustee under the Second Lien Notes Indentures as of the Effective Date.

(d)	Voting: Class 3 is Impaired and each Holder of a Second Lien Notes Claim is entitled to vote to accept or reject the Plan; provided that, if the Second Lien Acceptance is not obtained, the

Debtors may elect to treat the Second Lien Notes Claims as Unimpaired and, in that case, each Holder of a Second Lien Notes Claim is conclusively deemed to have accepted the Plan pursuant to section 1126(f) of the Bankruptcy Code.

4.2.4 Class 4 – General Unsecured Claims.

(a)	Classification: Class 4 consists of all General Unsecured Claims.

(b)	Treatment: Except to the extent that a Holder of an Allowed General Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed General Unsecured Claims, each Holder of Allowed General Unsecured Claims shall receive its:

(i)	Pro Rata share of the Unsecured Creditor New Common Stock Pool;

(ii)	Pro Rata share of (x) the 125% Warrants and (y) the 135% Warrants;

(iii)	Pro Rata distributions from the Kodak GUC Trust, subject to the Backstop Trust Waiver; and

(iv)	applicable Rights Offerings Consideration.

(c)	Voting: Class 4 is Impaired. Each Holder of General Unsecured Claims is entitled to vote to accept or reject the Plan.

4.2.5 Class 5 – KPP Claims.

(a)	Classification: Class 5 consists of all KPP Claims.

(b)	Treatment: The Holder of the KPP Claims shall receive such consideration as is provided in the KPP Global Settlement.

(c)	Voting: Class 5 is Impaired. The Holder of the KPP Claims is entitled to vote to accept or reject the Plan.

4.2.6 Class 6 – Retiree Settlement Unsecured Claim.

(a)	Classification: Class 6 consists of the Retiree Settlement Unsecured Claim.

(b)	Treatment: Except to the extent that a Holder of the Retiree Settlement Unsecured Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release, and discharge of and in exchange for its portion of the Retiree Settlement Unsecured Claim, each Holder of the Retiree Settlement Unsecured Claim shall receive its:

(i)	Pro Rata share of the Unsecured Creditor New Common Stock Pool;

(ii)	Pro Rata share of (x) the 125% Warrants and (y) the 135% Warrants;

(iii)	Pro Rata distributions from the Kodak GUC Trust, subject to the Backstop Trust Waiver; and

(iv)	applicable Rights Offerings Consideration.

(c)	Voting: Class 6 is Impaired. Each Holder of the Retiree Settlement Unsecured Claim is entitled to vote to accept or reject the Plan.

4.2.7 Class 7 – Convenience Claims.

(a)	Classification: Class 7 consists of all Convenience Claims.

(b)	Treatment: On the later of the Effective Date or as soon as practicable after a Convenience Claim becomes Allowed, in full and final satisfaction, settlement, release, and discharge of and in exchange for its Allowed Convenience Claim, each Holder of an Allowed Convenience Claim shall receive payment in Cash in an amount equal to 4.5 percent of such Allowed Convenience Claim; provided that the aggregate amount of Cash received by Holders of Convenience Claims on account of their Convenience Claims shall not exceed $600,000.

(c)	Voting: Class 7 is Impaired. Each Holder of a Convenience Claim is entitled to vote to accept or reject the Plan.

4.2.8 Class 8 – Subsidiary Convenience Claims.

(a)	Classification: Class 8 consists of all Subsidiary Convenience Claims.

(b)

Treatment: Except to the extent that a Holder of a Subsidiary Convenience Claim agrees to a less favorable treatment, in full and final satisfaction, settlement, release and discharge of and in exchange for its Subsidiary Convenience Claims, each Holder of such Subsidiary Convenience Claim shall be paid in full in Cash on or as soon as reasonably practicable after the latest of (i) the Effective Date, (ii) the date on which such Subsidiary Convenience Claim becomes Allowed, and (iii) such other date as may be ordered by the Bankruptcy Court; provided that the aggregate amount of Cash received by Holders of Subsidiary Convenience Claims on account of their Subsidiary Convenience Claims shall not exceed $300,000.

(c)	Voting: Class 8 is Impaired. Each Holder of a Subsidiary Convenience Claim is entitled to vote to accept or reject the Plan.

4.2.9 Class 9 – Equity Interests.

(a)	Classification: Class 9 consists of all Equity Interests in Kodak.

(b)	Treatment: No Holder of an Equity Interest in Kodak shall receive any Distributions on account of its Equity Interest. On and after the Effective Date, all Equity Interests in Kodak shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise.

(c)	Voting: Class 9 is Impaired. Each Holder of an Equity Interest in Kodak is conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of an Equity Interest in Kodak is entitled to vote to accept or reject the Plan.

4.2.10 Class 10 – Section 510(b) Claims.

(a)	Classification: Class 10 consists of Section 510(b) Claims.

(b)	Treatment: No Holder of a Section 510(b) Claim shall receive any Distribution on account of its Section 510(b) Claim. On the Effective Date, all Section 510(b) Claims shall be discharged.

(c)	Voting: Class 10 is Impaired. Holders of Section 510(b) Claims are conclusively deemed to have rejected the Plan pursuant to section 1126(g) of the Bankruptcy Code. No Holder of a Section 510(b) Claim is entitled to vote to accept or reject the Plan.

4.3. Intercompany Claims and Interests

Notwithstanding anything herein to the contrary, on the Effective Date or as soon thereafter as is reasonably practicable, at the option of the Reorganized Debtors and in consultation with the Requisite Backstop Parties, all Intercompany Claims and Intercompany Interests will be: (a) preserved and reinstated, in full or in part; (b) cancelled and discharged, in full or in part, in which case such discharged and satisfied portion shall be eliminated and the Holders thereof shall not be entitled to, and shall not receive or retain, any property or interest in property on account of such portion under the Plan; (c) eliminated or waived based on accounting entries in the Debtors’ or the Reorganized Debtors’ books and records and other corporate activities by the Debtors or the Reorganized Debtors; (d) contributed to the capital of the obligor entity or (e) otherwise compromised. In no event shall Intercompany Claims be allowed as Unsecured Claims or entitled to any Distribution under the Plan.

4.4. Special Provision Governing Unimpaired Claims

Except as otherwise provided herein, the Plan shall not affect the Debtors’ or the Reorganized Debtors’ rights in respect of any Unimpaired Claims, including legal and equitable defenses or setoff or recoupment rights with respect thereto.

4.5. Confirmation Pursuant to Sections 1129(a) and 1129(b) of the Bankruptcy Code

For purposes of Confirmation, section 1129(a)(10) of the Bankruptcy Code shall be satisfied if any one of Classes 3 – 8 accepts the Plan. The Debtors shall seek Confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code with respect to any rejecting Class or Classes of Claims.

4.6. Subordinated Claims

The allowance, classification and treatment of all Allowed Claims and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims in each Class in connection with any contractual, legal and equitable subordination rights relating thereto, whether arising under general principles of equitable subordination, section 510(b) of the Bankruptcy Code, or otherwise; provided, the Debtors reserve the right to re-classify any Allowed Claim in accordance with any contractual, legal or equitable subordination rights relating thereto.

5.	IMPLEMENTATION OF THE PLAN

5.1. Operations Between the Confirmation Date and Effective Date

During the period from the Confirmation Date through and until the Effective Date, the Debtors may continue to operate their businesses as debtors in possession, subject to all applicable orders of the Bankruptcy Court and any limitations set forth in the Backstop Commitment Agreement.

5.2. KPP Global Settlement

A motion to approve the KPP Global Settlement [Docket No. 3709] has been submitted to the Bankruptcy Court for its approval under Bankruptcy Rule 9019 and sections 363 and 365 of the Bankruptcy Code.

5.3. Settlement of Committee’s Lien Challenge

On the Effective Date, the transactions contemplated by the Plan, including the distributions to Holders of Claims in Class 3, Class 4 and Class 6, shall be in full and final settlement of the Committee’s Lien Challenge, and the Committee’s Lien Challenge shall be deemed dismissed with prejudice, and the Creditors’ Committee and the Second Lien Notes Trustee shall file a joint notice of dismissal with the Bankruptcy Court.

5.4. Other Restructuring Transactions

Following the Confirmation Date, the Debtors, in consultation with the Requisite Backstop Parties, may reorganize their corporate structure by eliminating certain entities (including non-Debtor entities) that are deemed no longer helpful, and may take all actions as may be necessary or appropriate to effect such transactions, including any transaction described in, approved by, contemplated by or necessary to effectuate the Plan, including: (a) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, conversion, disposition, transfer, dissolution, liquidation, domestication, continuation or reorganization containing terms that are consistent with the terms of the Plan and that satisfy the requirements of applicable law; (b) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any property, right, liability, debt or obligation on terms consistent with the terms of the Plan; (c) the filing of appropriate certificates or articles of incorporation, reincorporation, merger, consolidation, conversion or dissolution with the appropriate governmental authorities pursuant to applicable law; and (d) all other actions that the Debtors, in consultation with the Requisite Backstop Parties, determine are necessary or appropriate, including making filings or recordings that may be required by applicable law. To the extent deemed helpful or appropriate to the Debtors or the Reorganized Debtors, the restructuring may be effected pursuant to sections 368 and 381 of the Internal Revenue Code, to preserve for the Debtors or the Reorganized Debtors the tax attributes of such entities. Notwithstanding anything else to the contrary herein, the Debtors may engage in any restructuring, reorganizations, liquidation, intercompany sales and similar transactions after prior notice to the Backstop Parties in order to implement tax planning, which transactions are not reasonably expected to materially adversely affect any Backstop Party.

5.5. Vesting of Assets in the Reorganized Debtors

Except as otherwise provided herein or in the Confirmation Order, as of the Effective Date, all property of each Estate (including Causes of Action) and any property acquired by any Debtor under the Plan shall vest in the applicable Reorganized Debtor, free and clear of all Liens, Claims, charges or other encumbrances or interests; provided that the Kodak GUC Trust Avoidance Actions shall be transferred to the Kodak GUC Trust in accordance with Article 16.3; provided, further, that nothing in this Article 5.5 shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim prior to the Claim Objection Bar Date unless otherwise ordered by the Bankruptcy Court. On and after the Effective Date, except as otherwise provided in the Plan, the Reorganized Debtors may operate their businesses and may use, acquire or dispose of property and compromise or settle any Claims or Causes of Action (other than the Kodak GUC Trust Avoidance Actions) without supervision or approval of the Bankruptcy Court and free of any restrictions of the Bankruptcy Code or Bankruptcy Rules; provided that the claims asserted by GOT in the GOT Adversary Proceeding, as well as any property interest of GOT in the GOT Adversary Patents or the GOT Royalties, are preserved during the pendency of the GOT Adversary Proceeding.

5.6. Cancellation of Existing Agreements, Notes and Equity Interests

On the Effective Date, except as otherwise specifically provided for in the Plan, the obligations of the Debtors under the Second Lien Notes Indentures, Unsecured Notes Indentures, and any other Certificate, Equity Interest, share, note, bond, indenture, purchase right, option, warrant or other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors or giving rise to any Claim or Equity Interest (except such Certificates, notes or other instruments or documents evidencing indebtedness or obligation of or ownership interest in the Debtors that are Reinstated pursuant to the Plan), shall be cancelled solely as to the Debtors and their Affiliates, and the Reorganized Debtors and their Affiliates shall not have any obligations thereunder and shall be released and discharged therefrom; provided that (x) the Second Lien Notes Indentures and Unsecured Notes Indentures shall remain in effect and govern the rights and obligations of the Indenture Trustees and the beneficial holders of notes issued under such indentures, including to effectuate any charging liens permitted under the Second Lien Notes Indentures and Unsecured Notes Indentures, respectively and (y) any obligations of the Debtors in the Backstop Commitment Agreement that by their terms are to be satisfied after, or are otherwise stated to survive, the closing of the Backstop Commitment Agreement shall be the obligations of the Reorganized Debtors. Notwithstanding any provision in the Second Lien Notes Indentures or the Second Lien Notes to the contrary, the Second Lien Indenture Trustee shall be permitted to pay the Stipulating Second Lien Noteholders, and the Stipulating Second Lien Noteholders shall be entitled to receive, payment with respect to the Second Lien Settlement Amount and Second Lien Agreed Amount without any pro rata reallocation to non-Stipulating Second Lien Noteholders.

5.7.	New Common Stock

On the Effective Date, the Reorganized Kodak Certificate of Incorporation shall have provided for 500 million shares of authorized New Common Stock, and Reorganized

Kodak shall issue or reserve for issuance a sufficient number of shares of New Common Stock equal to the Fully Diluted Effective Date Share Issuance, plus any additional shares of New Common Stock to satisfy any share issuances authorized under the Warrants. The shares of New Common Stock issued in connection with the Plan, including in connection with the consummation of the Rights Offering, the Backstop Commitment Agreement, or upon exercise of the Warrants, and options or other equity awards issued pursuant to the New Equity Plan, shall be authorized without the need for further corporate action or without any further action by any Person, and once issued, shall be duly authorized, validly issued, fully paid and non-assessable.

Any share of New Common Stock issued to a creditor of any Debtor that is not Kodak shall be treated as (a) a contribution of cash by Reorganized Kodak to the applicable Debtor in the amount equal to the fair market value of such New Common Stock, followed by (b) the issuance of New Common Stock by Reorganized Kodak to the applicable Debtor in return for such cash, followed by (c) the transfer of the New Common Stock by the applicable Debtor to the applicable creditor.

5.8. Rights Offerings

The Debtors will implement the Rights Offerings in accordance with the Backstop Commitment Agreement and the Rights Offerings Procedures.

5.8.1 1145 Rights Offering. The 1145 Rights Offering shall be open to all Holders of 1145 Eligible Claims. The 1145 Rights Offering shall consist of a distribution of the 1145 Rights in respect of the 1145 Rights Offering Shares in accordance with the Rights Offerings Procedures Order.

5.8.2 4(2) Rights Offering. The 4(2) Rights Offering shall be open to 4(2) Eligible Participants. The 4(2) Rights Offering shall consist of a distribution of the 4(2) Rights in respect of the 4(2) Rights Offering Shares in accordance with the 4(2) Rights Offering Procedures. Kodak and Reorganized Kodak shall conduct the 4(2) Rights Offering in accordance with the Rights Offerings Procedures Order.

The Backstop Parties have agreed to purchase (on a several and not joint basis) all of the 4(2) Rights Offering Unsubscribed Shares, subject to and in accordance with the terms of the Backstop Commitment Agreement.

5.9. Exemption from Registration

Except with respect to any Person that is an underwriter as defined in section 1145(b) of the Bankruptcy Code, the offer, issuance, sale or distribution under the Plan of the (a) shares of New Common Stock comprising the Unsecured Creditor New Common Stock Pool, (b) shares of New Common Stock issued in connection with the Retiree Committee Conversion Rights, if applicable, (c) 1145 Rights, (d) 1145 Rights Offering Shares, (e) Warrants, and (f) shares of New Common Stock issuable upon the exercise of the Warrants shall all be exempt from registration under Section 5 of the Securities Act (or any State or local law requiring registration for offer or sale of a security) under section 1145 of the Bankruptcy Code.

The (a) 4(2) Rights, (b) 4(2) Rights Offering Shares, (c) any shares of New Common Stock issued in connection with the payment of the Backstop Commitment Fee and (d) any shares of New Common Stock issued pursuant to the Backstop Commitment Agreement shall all be issued without registration in reliance upon the exemption set forth in section 4(2) of the Securities Act and will be “restricted securities.”

The Rights and 1145 Rights Offering Shares and 4(2) Rights Offering Shares were offered, distributed and sold pursuant to the Plan.

5.10. Emergence Financing

If all or any portion of the Convertible DIP Term Loans are converted into Emergence Rollover Term Loans in accordance with the terms of the DIP Term Loan Credit Agreement, then on the Effective Date: (a) Obligations (as defined in the DIP Term Loan Credit Agreement) under the DIP Term Loan Credit Agreement and the other DIP Term Loan Documents shall be converted into and continue as obligations under the Emergence Rollover Credit Agreement and the other Emergence Credit Facility Documents; and (b) all liens, rights, interests, duties and obligations under the DIP Term Loan Documents shall convert into and continue as liens, rights, interests, duties and obligations under the Emergence Term Loan Credit Agreement and any such liens shall continue to secure obligations of Reorganized Kodak under the Emergence Term Loan Credit Agreement. Without limiting the foregoing, all liens and security interests granted under the DIP Term Loan Documents to the DIP Term Loan Parties and converted into and continued as liens and security interest under the Emergence Term Loan Credit Agreement shall be (x) valid, binding, perfected and enforceable liens and security interest in the personal and real property described in such documents, with the priorities established in respect thereof under applicable non-bankruptcy law and (y) not subject to avoidance, recharacterization or subordination under any applicable law; and Reorganized Kodak shall, and is authorized to, enter into and perform and to execute and deliver the Emergence Term Loan Credit Agreement and such other agreements, instruments or documents reasonably requested by the DIP Term Loan Agent (in form and substance acceptable to the DIP Term Loan Agent) to evidence or effectuate the conversion of all or any portion of the Convertible DIP Term Loans to Emergence Rollover Term Loans in accordance with the terms of the DIP Term Loan Documents. Without limiting the foregoing, Reorganized Kodak shall pay, as and when due, all fees and expenses and other amounts provided under the Emergence Credit Facility Documents.

To the extent the Reorganized Debtors obtain one or more Emergence Credit Facilities in lieu of, or in addition to, the conversion of all or any portion of the Convertible DIP Term Loans into Emergence Rollover Term Loans, then, on the Effective Date, the Reorganized Debtors shall, and are hereby authorized to, enter into and perform and execute and deliver the Emergence Credit Facility Documents to which such Reorganized Debtor is contemplated to be a party on the Effective Date. The Reorganized Debtors are hereby authorized to borrow under such Emergence Credit Facilities and use the proceeds of such borrowings for any purpose permitted thereunder, including to fund (a) the repayment of all DIP Term Loan Claims that are not converted into Emergence Rollover Term Loans in accordance with the terms of the DIP Term Loan Credit Agreement, (b) distributions under and in accordance with the Plan, and (c) ongoing business operations, general corporate purposes and working capital needs. Without limiting the foregoing, the Reorganized Debtors shall pay, as and when due, all fees, expenses, losses, damages, indemnities and other amounts, including any applicable refinancing premiums and applicable exit fees, provided under the Emergence Credit Facility Documents relating to such Emergence Credit Facilities.

Confirmation of the Plan shall be deemed (a) approval of the Emergence Credit Facilities and all transactions contemplated hereby and thereof (including additional syndication of the Emergence Credit Facilities (if any)), and all actions to be taken, undertakings to be made, and obligations to be incurred by the Reorganized Debtors in connection therewith, including the payment of all fees, expenses, losses, damages, indemnities and other amounts provided for by the Emergence Credit Facility Documents, and (b) authorization for the Reorganized Debtors to enter into and perform under the Emergence Credit Facility Documents. The Emergence Credit Facility Documents shall constitute legal, valid, binding and authorized obligations of the Reorganized Debtors, enforceable in accordance with their terms. The financial accommodations to be extended pursuant to the Emergence Credit Facility Documents are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, shall not be subject to avoidance, recharacterization or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law.

On the Effective Date, all of the liens and security interests to be granted in accordance with the Emergence Credit Facility Documents (a) shall be deemed to be approved; (b) shall be legal, binding and enforceable liens on, and security interests in, the collateral granted under respective Emergence Credit Facility Documents in accordance with the terms of the Emergence Credit Facility Documents; (c) shall be deemed perfected on the Effective Date, subject only to such liens and security interests as may be permitted under the Emergence Credit Facility Documents, and the priorities of such liens and security interests shall be as set forth in the respective Emergence Credit Facility Documents; and (d) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtors and the secured parties (and their designees and agents) under such Emergence Credit Facility Documents are hereby authorized to make all filings and recordings, and to obtain all governmental approvals and consents to establish and perfect such liens and security interests under the provisions of the applicable state, provincial, federal or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection of the liens and security interests granted under the Emergence Credit Facility Documents shall occur automatically by virtue of the entry of the Confirmation Order and funding on or after the Effective Date, and any such filings, recordings, approvals and consents shall not be necessary or required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such liens and security interests to third parties. To the extent that any Holder of a Secured Claim that has been satisfied or discharged pursuant to the Plan, or any agent for such Holder, has filed or recorded any liens and/or security interests to secure such Holder’s Secured Claim, then as soon as practicable on or after the Effective Date, such Holder (or the agent for such Holder) shall take any and all steps requested by the Debtors, Reorganized

Kodak or any administrative agent under the Emergence Credit Facility Documents that are necessary to cancel and/or extinguish such liens and/or security interests (it being understood that such liens and security interests shall be automatically canceled/or extinguished automatically by virtue of the entry of the Confirmation Order).

On the Effective Date, all issued and outstanding letters of credit shall be cash collateralized, replaced or reinstated in accordance with their terms and the terms of the DIP Credit Agreements and any applicable Emergence Credit Facility Documents.

5.11. Section 1146 Exemption from Certain Transfer Taxes and Recording Fees

Pursuant to, and to the fullest extent permitted by, section 1146(a) of the Bankruptcy Code, any transfers from the Debtors to the Reorganized Debtors or to any other Person, pursuant to, in contemplation of, or in connection with the Plan (including any transfer pursuant to: (a) the issuance, distribution, transfer, or exchange of any debt, equity security, or other interest in the Debtors or the Reorganized Debtors; (b) the creation, modification, consolidation, assumption, termination, refinancing and/or recording of any mortgage, deed of trust or other security interest, or the securing of additional indebtedness by such or other means; (c) the making, assignment or recording of any lease or sublease; (d) the grant of collateral as security for any or all of the Emergence Credit Facilities; (e) the KPP Global Settlement; (f) the Backstop Commitment Agreement; or (g) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, the Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to the Plan) shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, real estate transfer tax, sales and use tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment, and the appropriate state or local government officials or agents shall, and shall be directed to, forgo the collection of any such tax, recordation fee or government assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax, recordation fee or government assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

5.12. Preservation of Causes of Action

Except as otherwise provided in Article 12 or 16 or the other provisions of the Plan, each Cause of Action of a Debtor shall be preserved and, along with the exclusive right to enforce such Cause of Action, shall vest exclusively in the applicable Reorganized Debtor as of the Effective Date; provided that nothing in this Article 5.12 shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim prior to the Claim Objection Bar Date unless otherwise ordered by the Bankruptcy Court. Unless a Cause of Action is expressly waived, relinquished, released or compromised in the Plan or an order of the Bankruptcy Court, the Reorganized Debtors expressly reserve such Cause of Action for later adjudication and, accordingly, no doctrine of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise), laches or other preclusion doctrine shall apply to such Cause of Action as a consequence of the Confirmation, the Plan, the vesting of such Cause of Action in the Reorganized Debtors, any order of the Bankruptcy Court or these Chapter 11

Cases. No Person may rely on the absence of a specific reference in the Plan or the Amended Disclosure Statement to any Cause of Action against them as an indication that the Debtors or the Reorganized Debtors, as applicable, will not pursue such Cause of Action.

5.13. Effectuating Documents and Further Transactions

The Debtors or the Reorganized Debtors, as applicable, may take all actions to execute, deliver, file or record such contracts, instruments, releases and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and implement the provisions of the Plan, including the distribution of the securities to be issued pursuant hereto in the name of, and on behalf of the Reorganized Debtors, without the need for any approvals, authorizations, actions or consents except for those expressly required pursuant hereto; provided that after the Confirmation Date (but prior to the Effective Date) the Debtors shall consult with and, to the extent required by the terms of the Backstop Commitment Agreement, seek the consent of the Requisite Backstop Parties on such actions. The secretary and any assistant secretary of each Debtor shall be authorized to certify or attest to any of the foregoing actions.

Prior to, on or after the Effective Date (as appropriate), all matters provided for pursuant to the Plan that would otherwise require approval of the shareholders, directors or members of the Debtors shall be deemed to have been so approved and shall be in effect prior to, on or after the Effective Date (as appropriate), pursuant to applicable law, and without any requirement of further action by the shareholders, directors, managers or partners of the Debtors, or the need for any approvals, authorizations, actions or consents.

5.14. Reinstatement of Interests in Debtor Subsidiaries

In the event that the Debtors elect to reinstate Intercompany Interests pursuant to Article 4.3 herein, each Reorganized Debtor shall issue authorized new equity securities to the Reorganized Debtor that was that Debtor’s corporate parent prior to the Effective Date so that each Reorganized Debtor will retain its 100% ownership of its pre-Petition Date Debtor subsidiaries. The Debtors may modify the foregoing at any time in consultation with the Requisite Backstop Parties.

5.15. Intercompany Account Settlement

The Debtors and Reorganized Debtors, and their respective subsidiaries, will be entitled to transfer funds between and among themselves as they determine to be necessary or appropriate to enable the Debtors or Reorganized Debtors (as applicable) to satisfy their obligations under the Plan.

5.16. Fees and Expenses of the Unsecured Notes Trustee

Reasonable and documented fees and expenses incurred by the Unsecured Notes Trustee during the pendency of the Chapter 11 Cases, solely in its capacity as such, shall, without duplication and to the extent unpaid by the Debtors prior to the Effective Date, be Allowed Administrative Claims and paid by the Reorganized Debtors without further Bankruptcy Court approval upon the submission of invoices to the Reorganized Debtors.

6.	CORPORATE GOVERNANCE AND MANAGEMENT

6.1. Corporate Existence

Subject to any restructuring transactions as permitted under Article 5 or as otherwise expressly provided herein, each of the Debtors shall continue to exist after the Effective Date as a separate corporate entity, limited liability company, partnership or other form, as the case may be, with all the powers of a corporation, limited liability company, partnership or other form, as the case may be, pursuant to applicable law in the jurisdiction in which each applicable Debtor is incorporated or formed, and pursuant to the respective certificate of incorporation and bylaws (or other formation documents in the case of a limited liability company, partnership or other form) in effect prior to the Effective Date, except to the extent such certificate of incorporation or bylaws (or other formation documents in the case of a limited liability company, partnership or other form) are amended by, or in connection with, the Plan or otherwise, and to the extent such documents are amended, such documents are deemed to be authorized pursuant hereto and without the need for any other approvals, authorizations, actions or consents.

6.2. Organizational Documents

The Reorganized Kodak Certificate of Incorporation shall be filed with the Secretary of State of New Jersey on the Effective Date. The amended and restated bylaws of Reorganized Kodak and certificate of incorporation and bylaws of the other Reorganized Debtors (or other formation documents relating to limited liability companies, partnerships or other forms) shall be in the form set forth in the Plan Supplement and filed with the applicable state officers or entities on or as soon as reasonably practicable after the Effective Date.

6.3. Indemnification Provisions in Organizational Documents

As of the Effective Date, each Reorganized Debtor’s bylaws shall provide for the indemnification, defense, reimbursement, exculpation and/or limitation of liability of, and advancement of fees and expenses to, directors or officers of such Debtor who served in such capacity after the Petition Date, at least to the same extent as the bylaws of each of the respective Debtors did on the Petition Date, against any claims or Causes of Action whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, and none of the Reorganized Debtors shall amend and/or restate their certificate of incorporation or bylaws before or after the Effective Date to terminate or materially adversely affect any of these obligations of the Reorganized Debtors’ or such directors’, officers’, employees’ or agents’ rights.

6.4. Directors and Officers of the Reorganized Debtors

The identity and affiliations of each individual proposed to serve as a director, officer or voting trustee of any Reorganized Debtor after the Effective Date, as well as the nature of any compensation of such individual who is an insider of a Debtor, will be disclosed in the Plan Supplement no later than the Confirmation Hearing. No director, officer, manager or trustee of a Debtor who continues to serve a Reorganized Debtor in any capacity after the Effective Date shall be liable to any Person for any Claim that arose prior to the Effective Date in connection with service as a director, officer, manager or trustee of a Debtor.

The New Board of Directors shall be composed of nine (9) directors consisting of: (i) the chief executive officer of Reorganized Kodak; (ii) six (6) directors designated by the Backstop Parties (one of which shall be James Continenza, as long as he is able and willing to serve and one of which shall be selected in consultation with the Creditors’ Committee); and (iii) two (2) directors to be designated by the Creditors’ Committee in consultation with the Requisite Backstop Parties; provided, that (x) not less than five of the directors identified or designated pursuant to clause (ii) and (y) the directors identified or designated pursuant to clause (iii) shall, in each case, be “independent” (as defined in the rules and regulations governing the requirements of companies listing on the New York Stock Exchange) with respect to Reorganized Kodak.).

7.	COMPENSATION AND BENEFITS PROGRAMS

7.1. New Compensation and Benefits Programs

Management Arrangements. On the Effective Date, Reorganized Kodak shall enter into the New Management Agreements.

On the Effective Date, Reorganized Kodak shall adopt the New Equity Plan authorizing the grant, from time to time, of stock- and cash-based awards to eligible officers, directors and employees of Reorganized Kodak. The New Board of Directors will establish a management incentive program that is in form and substance reasonably satisfactory to the Requisite Backstop Parties providing for the grant of stock-based awards under the New Equity Plan.

Other Arrangements. On the Effective Date, and as more fully set forth in the Plan Supplement, the Reorganized Debtors shall enter into the New Non-Qualified Employee Compensation Plan.

7.2. Compensation and Benefits Programs

On the Effective Date, with respect to all Compensation and Benefits Programs (including, for the avoidance of doubt, the Qualified Plans), each Reorganized Debtor shall assume and continue to honor in accordance with their terms and applicable laws (including, as applicable, ERISA and the Internal Revenue Code) and perform all Compensation and Benefits Programs to which the applicable Debtor is party, subject to any rights to terminate or modify such plans. As of the Effective Date, all Non-Qualified Plans will be deemed terminated.

The Debtors’ or Reorganized Debtors’ performance under any employment agreement will not entitle any person to any benefit or alleged entitlement under any contract, agreement, policy, program or plan that has expired or been terminated before the Effective Date, or restore, reinstate or revive any such benefit or alleged entitlement under any such contract, agreement, policy program or plan, and any assumed Compensation and Benefits Programs shall be subject to modification in accordance with their terms. Nothing herein shall limit, diminish or otherwise alter the Debtors’ or the Reorganized Debtors’ defenses, claims, Causes of Action or other rights with respect to any such contracts, agreements, policies, programs and plans, including the Reorganized Debtors’ rights to modify unvested benefits pursuant to their terms, nor shall confirmation of the Plan and/or consummation of any restructuring transactions constitute a change in control or change in ownership under any such contracts, agreements, policies, programs and plans.

7.3. Workers’ Compensation Program

On the Effective Date, except as set forth in the Plan or Amended Disclosure Statement, the Reorganized Debtors shall assume and continue to honor the Debtors’ obligations under (a) all applicable workers’ compensation laws in states in which the Reorganized Debtors operate and (b) the Debtors’ written contracts, agreements, agreements of indemnity, self-insurer workers’ compensation bonds, policies, programs, and plans for workers’ compensation and workers’ compensation insurance. As of the Effective Date, all Proofs of Claim on account of workers’ compensation shall be deemed withdrawn automatically and without any further notice to or action, order, or approval of the Bankruptcy Court; provided that nothing in the Plan shall limit, diminish, or otherwise alter the Debtors’ or Reorganized Debtors’ defenses, Causes of Action, or other rights under applicable non-bankruptcy law with respect to any such contracts, agreements, policies, programs and plans; provided, further, that nothing herein shall be deemed to impose any obligations on the Debtors or the Reorganized Debtors in addition to what is provided for under applicable state law.

7.4. Compensation Arrangements with APS

On the Effective Date, Reorganized Kodak shall assume, and continue to honor and perform, any compensation agreements with APS in connection with its role as crisis managers and specifically in connection with its provision of a chief restructuring officer and interim chief financial officer.

8.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

8.1. Rejection of Executory Contracts and Unexpired Leases

Except as otherwise provided herein, all Executory Contracts and Unexpired Leases will be rejected by the Plan on the Effective Date pursuant to sections 365 and 1123 of the Bankruptcy Code, other than (a) Executory Contracts or Unexpired Leases previously assumed or rejected pursuant to an order of the Bankruptcy Court, (b) Executory Contracts or Unexpired Leases that are the subject of a motion to assume that is pending on the Effective Date and (c) Specified Contracts that Kodak elects to assume pursuant to the Plan. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of the rejection of such Executory Contracts and Unexpired Leases pursuant to sections 365 and 1123 of the Bankruptcy Code. Nothing herein shall compromise the rights of any non-Debtor counterparty who is a licensor of a right to intellectual property to exercise its rights under section 365(n) of the Bankruptcy Code or any other similar rights.

8.2. Claims Against the Debtors Upon Rejection

No Executory Contract or Unexpired Lease rejected by the Debtors on or prior to the Effective Date shall create any obligation or liability of the Debtors or the Reorganized Debtors that is not a Claim. Any Proof of Claim arising from or relating to the rejection of an Executory Contract or Unexpired Lease pursuant to the Plan must be filed with the Bankruptcy Court within 30 days after the Effective Date, unless rejected at a later date as a result of a disputed assumption, assignment or cure amount as set forth in Article 8.5 herein. Any Claim arising from or relating to the rejection of an Executory Contract or Unexpired Lease that is not filed with the Bankruptcy Court within such time will be automatically disallowed, forever barred from assertion, and shall not be enforceable against the Debtors, the Reorganized Debtors or any of their property. Any Allowed Claim arising from the rejection of an Executory Contract or Unexpired Lease shall be classified as an Unsecured Claim, and shall be treated in accordance with Article 4.2. Nothing herein shall compromise the rights of any non-Debtor counterparty who is a licensee of a right to intellectual property to exercise its rights under section 365(n) of the Bankruptcy Code or any other similar rights.

8.3. Cure and Assumption of Specified Contracts

Any counterparty to a Specified Contract that fails to object timely to the proposed assumption of such Specified Contract or the related cure amount will be deemed to have consented to the assumption and cure on the terms provided in the notice, and entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of assumption and amount required to cure a default (if any) under such Specified Contract and/or a determination of the cure amount, as applicable, pursuant to sections 365 and 1123 of the Bankruptcy Code. Any payment required to cure a default under a Specified Contract shall be paid in Cash promptly after the Effective Date or, if there is a dispute regarding the assumption or cure of such Specified Contract, the entry of a Final Order or orders resolving such dispute.

8.4. Effect of Assumption

Assumption of any Executory Contract or Unexpired Lease, pursuant to the Plan or otherwise, shall result in the full release and satisfaction of any Claims or defaults, whether monetary or nonmonetary, and the deemed waiver of any termination right or remedial provision arising under any such Executory Contract or Unexpired Lease at any time prior to the effective date of its assumption, or as a result of such assumption, the transactions contemplated by the Plan or any changes in control or ownership of any Debtors during the Chapter 11 Cases as a result of the implementation of the Plan. Notwithstanding the foregoing, with respect to Executory Contracts with customers of the Debtors that are assumed pursuant to the Plan, the Reorganized Debtors shall remain obligated to honor any obligations set forth in such contracts to provide rebates or discounts, to the extent such rebates or discounts accrued but are not yet due under the terms of such contracts, in the ordinary course of business. Any Proofs of Claim filed with respect to an Executory Contract or Unexpired Lease that has been assumed shall be deemed disallowed and expunged without further notice to, or action, order or approval of, the Bankruptcy Court, except in the event that the applicable Debtor and the counterparty to an Executory Contract or Unexpired Lease have separately agreed to a waiver or reduction of obligations that would otherwise constitute cure obligations, subject to the counterparties’ explicit retention of their rights to assert any such amounts as Unsecured Claims.

Each Executory Contract and Unexpired Lease assumed pursuant to this Article 8 or any order of the Bankruptcy Court, which has not been assigned to a third party on or prior to the Effective Date, shall vest in, and be fully enforceable by, the applicable Reorganized Debtor in accordance with its terms, except as such terms are modified by the provisions of the Plan or any order of the Bankruptcy Court.

8.5. Assumption or Rejection of Disputed Contracts

Except as otherwise provided by order of the Bankruptcy Court, if there is a dispute as of the Effective Date regarding any of the terms or conditions for the assumption, assignment or cure of an Executory Contract or Unexpired Lease (whether or not a Specified Contract) proposed by the Debtors to be assumed by the Reorganized Debtors or assumed and assigned to any other Person, the Reorganized Debtors shall have until 30 days after entry of a Final Order resolving such dispute to determine whether to (a) proceed with assumption (or assumption and assignment, as applicable) in a manner consistent with such Final Order or (b) reject the Executory Contract or Unexpired Lease. If the Reorganized Debtors elect to reject the applicable Executory Contract or Unexpired Lease, the Reorganized Debtors shall send written notice of rejection to the applicable counterparty within such 30-day period and the counterparty may file a Proof of Claim arising out of rejection within 30 days after receipt of notice of rejection.

8.6. Modification, Amendments, Supplements, Restatements or Other Agreements

Unless otherwise provided in the Plan, each Executory Contract or Unexpired Lease that is assumed or rejected shall include all modifications, amendments, supplements, restatements or other agreements that in any manner affect such Executory Contract or Unexpired Lease, and all Executory Contracts and Unexpired Leases related thereto, if any, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal and any other interests, unless any of the foregoing agreements have been previously rejected or repudiated or are rejected or repudiated under the Plan.

Modifications, amendments, supplements and restatements to Prepetition Executory Contracts and Unexpired Leases that have been executed by the Debtors during the Chapter 11 Cases shall not be deemed to alter the Prepetition nature of such Executory Contract or Unexpired Leases or the validity, priority or amount of any Claims that may arise in connection therewith.

8.7. Reservation of Rights

Neither the exclusion nor inclusion of any Executory Contract or Unexpired Lease as a Specified Contract, nor anything contained in the Plan, shall constitute an admission by the Debtors that any such contract or lease is in fact an Executory Contract or Unexpired Lease, or that any Reorganized Debtor has any liability thereunder.

8.8. Contracts and Leases Entered Into After the Petition Date

Each Reorganized Debtor will perform its obligations under each contract and lease entered into by such Reorganized Debtor after the Petition Date, including any Executory Contract and Unexpired Lease assumed by such Reorganized Debtor, in each case, in accordance with and subject to the then applicable terms. Accordingly, such contracts and leases (including any assumed Executory Contracts or Unexpired Leases) will survive and remain unaffected by entry of the Confirmation Order.

8.9. Directors and Officers Insurance Policies and Agreements

To the extent that the D&O Liability Insurance Policies issued to, or entered into by, the Debtors prior to the Petition Date constitute executory contracts, notwithstanding anything in the Plan to the contrary, the Reorganized Debtors shall be deemed to have assumed all of the Debtors’ unexpired D&O Liability Insurance Policies pursuant to section 365(a) of the Bankruptcy Code effective as of the Effective Date. Entry of the Confirmation Order will constitute the Bankruptcy Court’s approval of the Reorganized Debtors’ foregoing assumption of each of the D&O Liability Insurance Policies. Notwithstanding anything to the contrary contained in the Plan, confirmation of the Plan shall not discharge, impair or otherwise modify any advancement, indemnity or other obligations of the D&O Liability Insurance Policies.

In addition, after the Effective Date, none of the Reorganized Debtors shall terminate or otherwise reduce the coverage under any of the D&O Liability Insurance Policies with respect to conduct occurring prior thereto, and all directors and officers of the Debtors who served in such capacity at any time prior to the Effective Date shall be entitled from the insurers to the full benefits of any such policy for the full term of such policy regardless of whether such directors and officers remain in such positions after the Effective Date.

8.10. Indemnification and Reimbursement Obligations

On and from the Effective Date, except as prohibited by applicable law and subject to the limitations set forth herein, the Reorganized Debtors shall assume all (i) contractual indemnification obligations set forth in the Plan Supplement and the Backstop Commitment Agreement and (ii) indemnification obligations currently in place in the Debtors’ bylaws, certificates of incorporation (or other formation documents), board resolutions, and in Compensation and Benefits Programs or other agreements with the Indemnified Parties, including any agreements with APS. Without limiting the foregoing and except as prohibited by applicable law, the Debtors shall indemnify and hold harmless each of the Indemnified Parties for all costs, expenses, loss, damage or liability incurred by any such Indemnified Party arising from or related in any way to any and all Causes of Action whether known or unknown, whether for tort, contract, violations of federal or state securities laws or otherwise, including any claims or causes of action, whether direct or derivative, liquidated or unliquidated, fixed or contingent, disputed or undisputed, matured or unmatured, known or unknown, foreseen or unforeseen, asserted or unasserted, based in whole or in part upon any act or omission, transaction or other occurrence or circumstances existing or taking place prior to or on the Effective Date arising from or related in any way to the Debtors, including those arising from or related in any way to: (a) any action or omission of any such Indemnified Party with respect to any indebtedness of or any Equity Interest in the Debtors (including any action or omission of any such Indemnified Party with respect to the acquisition, holding, voting or disposition of any such investment); (b) any action or omission of any such Indemnified Party in such Indemnified Party’s capacity as an officer, director, member, employee, partner or agent of, or advisor to any Debtor; (c) any disclosure made or not made by any Indemnified Party to any current or former Holder of any such indebtedness of or any such Equity Interest in the Debtors; (d) any consideration paid to any such Indemnified Party by any of the Debtors in respect of any services provided by any such Indemnified Party to any Debtor; and (e) any action taken or not taken in connection with the Chapter 11 Cases or the Plan, other than costs, expenses, loss, damage or liability arising out of or relating to any act or omission that is determined by a Final Order to have constituted willful misconduct, gross negligence, fraud or a criminal act. In the event that any such Indemnified Party becomes involved in any action, proceeding or investigation brought by or against any Indemnified Party, as a result of matters to which the foregoing “Indemnification” may be related, the Reorganized Debtors shall promptly reimburse any such Indemnified Party for its reasonable and documented legal and other expenses (including advancing the costs of any investigation and preparation prior to final adjudication) incurred in connection therewith as such expenses are incurred and after a request for indemnification is made in writing, with reasonable documentation in support thereof; provided that, with respect to those individuals who were directors or officers of any of the Debtors at any time prior to the Effective Date (other than the chief restructuring officer, the interim chief financial officer, and other temporary staff provided by APS), but who, as of the Effective Date, no longer are directors or officers of such Debtor, the Debtors’ obligation to make advancements to and indemnify such individuals shall be limited to the extent of available coverage under their D&O Liability Insurance Policies (and payable from the proceeds of such D&O Liability Insurance Policies).

9.	PROVISIONS GOVERNING DISTRIBUTIONS

9.1. Initial Distributions

On the Initial Distribution Date, the Distribution Agent shall make Distributions under the Plan on account of each Claim that is Allowed on or prior to the Effective Date.

9.2. Subsequent Distributions

9.2.1 Subsequent Distribution Dates. Reorganized Kodak shall (in consultation with the Kodak GUC Trustee) identify periodic dates after the Initial Distribution Date to be Subsequent Distribution Dates for purposes of making additional Distributions under the Plan. Each Subsequent Distribution Date shall be a Business Day and the period between any Subsequent Distribution Date and the prior Distribution Date shall not exceed 180 days.

9.2.2 Distributions on Disputed Claims. The Distribution Agent shall make Distributions with respect to a Claim that becomes an Allowed Claim after the Effective Date on the first Subsequent Distribution Date after such Claim is Allowed. Unless Reorganized Kodak otherwise agrees, no partial Distributions shall be made with respect to a Disputed Claim until all disputes in connection with such Disputed Claim have been resolved by Final Order of the Bankruptcy Court.

9.2.3 Distributions on Allowed Claims from Disputed Claims Reserve. If there is Excess Property in the Disputed Claims Reserve on any Distribution Date and Reorganized Kodak so directs, the Distribution Agent shall make an additional Distribution to each Holder of an Allowed General Unsecured Claim in an amount equal to such Holder’s Pro Rata share of such Excess Property.

9.3. Record Date and Delivery of Distributions

9.3.1 Record Date for Distributions. On the Distributions Record Date, the Claims Register shall be closed and the Distribution Agent shall be authorized and entitled to recognize only those Holders of Claims listed on the Claims Register as of the close of business on the Distributions Record Date. If a Claim, other than one based on a publicly traded security, is transferred 20 or fewer days before the Distributions Record Date, the Distribution Agent shall make distributions to the transferee only to the extent practical, and in any event, only if the relevant transfer form contains an unconditional and explicit certification and waiver of any objection to the transfer by the transferor.

9.3.2 Delivery of Distributions in General. Except as otherwise provided herein, the Distribution Agent shall make all Distributions required under the Plan to Holders of Allowed Claims, except that distributions to Holders of Allowed Claims governed by a separate agreement and administered by a Servicer shall be deposited with the appropriate Servicer, at which time such distributions shall be deemed complete, and the Servicer shall deliver such distributions in accordance with the Plan and the terms of the governing agreement. Except as otherwise provided herein, and notwithstanding any authority to the contrary, Distributions to Holders of Allowed Claims shall be made to Holders of record as of the Distributions Record

Date by the Distribution Agent or a Servicer as appropriate: (a) to the signatory set forth on any of the Proofs of Claim filed by such Holder or other representative identified therein (or at the last known addresses of such Holder if no Proof of Claim is filed or if the Debtors, the Reorganized Debtors or the Distribution Agent have been notified in writing of a change of address); (b) at the addresses set forth in any written notices of change of address delivered to the Notice and Claims Agent; or (c) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Notice and Claims Agent has not received a written notice of a change of address. The Debtors, the Reorganized Debtors, the Distribution Agent and the Notice and Claims Agent shall not incur any liability whatsoever on account of the delivery of any Distributions under the Plan.

9.3.3 Foreign Currency Exchange Rate. Except as otherwise provided herein, an order of the Bankruptcy Court, or as agreed to by the Holder and the Debtors or the Reorganized Debtors, as applicable, any Claim asserted in a currency other than U.S. dollars shall be automatically deemed converted to the equivalent U.S. dollars at the Exchange Rate.

9.4. Distribution Agents

The Debtors and the Reorganized Debtors, as applicable, shall have the authority, in their sole discretion, to enter into agreements with one or more Distribution Agents to facilitate the Distributions required hereunder. To the extent the Debtors and the Reorganized Debtors, as applicable, do determine to utilize a Distribution Agent to facilitate the Distributions, such Distribution Agent would first be required to: (a) affirm its obligation to facilitate the prompt distribution of any documents; (b) affirm its obligation to facilitate the prompt distribution of any recoveries or Distributions required under the Plan; and (c) waive any right or ability to set off, deduct from or assert any Lien or other encumbrance against the Distributions required under the Plan to be distributed by such Distribution Agent.

The Debtors or the Reorganized Debtors, as applicable, shall pay to the Distribution Agents all of their reasonable and documented fees and expenses without the need for any approvals, authorizations, actions or consents of the Bankruptcy Court or otherwise. The Distribution Agents shall submit detailed invoices to the Debtors or the Reorganized Debtors, as applicable, for all fees and expenses for which the Distribution Agents seek reimbursement and the Debtors or the Reorganized Debtors, as applicable, shall pay those amounts that they, in their sole discretion, deem reasonable, and shall object in writing to those fees and expenses, if any, that the Debtors or the Reorganized Debtors, as applicable, deem to be unreasonable. In the event that the Debtors or the Reorganized Debtors, as applicable, object to all or any portion of the amounts requested to be reimbursed in a Distribution Agent’s invoice, the Debtors or the Reorganized Debtors, as applicable, and such Distribution Agent shall endeavor, in good faith, to reach mutual agreement on the amount of the appropriate payment of such disputed fees and/or expenses. In the event that the Debtors or the Reorganized Debtors, as applicable, and a Distribution Agent are unable to resolve any differences regarding disputed fees or expenses, either party shall be authorized to move to have such dispute heard by the Bankruptcy Court.

9.5. Delivery of Distributions to DIP Facility Claims

For purposes of Distributions hereunder, the DIP ABL Agent shall be deemed to be the Holder of all DIP ABL Claims, and the DIP Term Loan Agent shall be the Holder of all DIP Term Loan Claims, and all Distributions on account of the DIP Facility Claims shall be made to the applicable DIP Facility Agent. As soon as practicable following compliance with the other requirements set forth in this Article 9, the DIP Facility Agents shall arrange to deliver or direct the delivery of such Distributions to the applicable holders of Allowed DIP Facility Claims. Notwithstanding anything in the Plan to the contrary, and without limiting the exculpation and release provisions of the Plan, the DIP Facility Agents shall not have any liability to any person with respect to Distributions made or directed to be made by the DIP Facility Agents.

9.6. Delivery of Distributions to Second Lien Notes Claims

The Second Lien Indenture Trustee shall be deemed to be the Holder of all Second Lien Notes Claims for purposes of Distributions hereunder, and all Distributions on account of Second Lien Notes Claims shall be made to or on behalf of the Second Lien Indenture Trustee. The Second Lien Indenture Trustee shall hold or direct such Distributions for the benefit of the holders of Allowed Second Lien Notes Claims. As soon as practicable following compliance with the other requirements set forth in this Article 9, the Second Lien Indenture Trustee shall arrange to deliver such Distributions to, or on behalf of, such holders of Allowed Second Lien Notes Claims. For the avoidance of doubt, the Second Lien Indenture Trustee shall only be required to act to make Distributions in accordance with the terms of the Plan. The Debtors’ obligations to make Distributions to the Holders of the Second Lien Notes Claims in accordance with Article 4 above shall be deemed satisfied upon delivery of Distributions to the Second Lien Indenture Trustee or, if consent of the Second Lien Indenture Trustee is given, to the Distribution Agent on behalf of the Second Lien Indenture Trustee, as provided for herein.

9.7. Delivery of Distributions to the Unsecured Notes Claims

The Unsecured Notes Trustee shall be deemed to be the Holder of all Unsecured Notes Claims for purposes of Distributions hereunder, and all Distributions on account of Unsecured Notes Claims shall be made to or on behalf of the Unsecured Notes Trustee. The Unsecured Notes Trustee shall hold or direct such Distributions for the benefit of holders of Allowed Unsecured Notes Claims. As soon as practicable following compliance with the other requirements set forth in this Article 9, the Unsecured Notes Trustee shall arrange to deliver such Distributions to, or on behalf of, such holders of Allowed Unsecured Notes Claims. For the avoidance of doubt, the Unsecured Notes Trustee shall only be required to act to make Distributions in accordance with the terms of the Plan. The Debtors’ obligations to make Distributions to the Holders of Unsecured Notes Claims in accordance with Article 4 above shall be deemed satisfied upon delivery of Distributions to the Unsecured Notes Trustee or, if consent of the Unsecured Notes Trustee is given, to the Distribution Agent on behalf of the Unsecured Notes Trustee, as provided for herein.

9.8. Fractional and De Minimis Distributions

Notwithstanding anything herein to the contrary, the Reorganized Debtors and the Distribution Agent shall not be required to make Distributions or payments of less than $50.00, or such other amount as the Reorganized Debtors and the Kodak GUC Trustee reasonably agree, which amount shall be set forth in the Plan Supplement (whether Cash or otherwise) and shall not be required to make partial Distributions or Distributions of fractional shares of New Common Stock. Whenever any payment or Distribution of a fractional share of New Common Stock under the Plan would otherwise be called for, the actual payment or Distribution will reflect a rounding of such fraction to the nearest number of shares of New Common Stock (up or down), with half shares of New Common Stock or less being rounded down.

In addition, the Distribution Agent may, but shall not have any obligation to, make a Distribution on account of an Allowed Claim on a Subsequent Distribution Date if the aggregate amount of all Distributions authorized to be made on the Distribution Date has an economic value less than $250,000, unless such Subsequent Distribution Date would be the final Distribution Date.

9.9. Undeliverable Distributions

In the event that any Distribution to any Holder is returned as undeliverable, or no address for such Holder is found in the Debtors’ records, no further Distribution to such Holder shall be made unless and until the Reorganized Debtors or the Distribution Agent is notified in writing of the then-current address of such Holder, at which time such Distribution shall be made to such Holder on the first Distribution Date that is not less than 30 days thereafter. Undeliverable Distributions shall remain in the possession of the Reorganized Debtors and the Distribution Agent until such time as such Distribution becomes deliverable or such Distribution reverts to the Reorganized Debtors or is cancelled pursuant to Article 9.10 herein, and shall not be supplemented with any interest, dividends, or other accruals of any kind.

9.10. Reversion

Any Distribution under the Plan that is an Unclaimed Distribution for a period of six months thereafter shall be deemed unclaimed property under section 347(b) of the Bankruptcy Code, and such Unclaimed Distribution shall revest in the Reorganized Debtors and, to the extent such Unclaimed Distribution is New Common Stock, such Unclaimed Distribution shall be deemed cancelled. Upon such revesting or cancellation, the Claim of any Holder or its successors and assigns with respect to such property shall be cancelled, discharged and forever barred notwithstanding any applicable federal or state escheat, abandoned or unclaimed property laws to the contrary. The provisions of the Plan regarding undeliverable Distributions and Unclaimed Distributions shall apply with equal force to Distributions that are issued by the Debtors, the Reorganized Debtors, or the Distribution Agent made pursuant to any indenture or Certificate, notwithstanding any provision in such indenture or Certificate to the contrary and notwithstanding any otherwise applicable federal or state escheat, abandoned or unclaimed property law.

Nothing contained herein shall require the Reorganized Debtors to attempt to locate any Holder of an Allowed Claim whose Distribution is declared an undeliverable or Unclaimed Distribution.

9.11. Surrender of Cancelled Instruments or Securities

Except as otherwise provided in the Plan, on the Effective Date, or as soon as reasonably practicable thereafter, each holder of a Certificate shall be deemed to have surrendered such Certificate to the Distribution Agent or a Servicer (to the extent the relevant Claim is administered by a Servicer). Such Certificate shall be cancelled solely as to the Debtors and the Second Lien Notes Indentures and Unsecured Notes Indentures shall remain in effect and govern the rights and obligations of the Indenture Trustees and the beneficial holders of notes issued under such indentures. Subject to the foregoing sentence, regardless of any actual surrender of a Certificate, the deemed surrender shall have the same effect as if its Holder had actually surrendered such Certificate (including the discharge of such Holder’s Claim or Equity Interest pursuant to the Plan), and such Holder shall be deemed to have relinquished all rights, Claims and Equity Interests with respect to such Certificate. Notwithstanding the foregoing paragraph, this Article shall not apply to any Claims Reinstated pursuant to the terms of the Plan.

9.12. Compliance with Tax Requirements and Allocations to Principal and Interest

In connection with the Plan, to the extent applicable, the Reorganized Debtors and the Distribution Agent shall comply with all tax withholding and reporting requirements imposed on them by any tax law, and all Distributions pursuant hereto shall be subject to such withholding and reporting requirements. Notwithstanding any provision in the Plan to the contrary, the Reorganized Debtors and the Distribution Agent shall be authorized to take all actions necessary or appropriate to comply with such withholding and reporting requirements, including withholding in kind (including withholding New Common Stock), liquidating a portion of the Distributions to be made under the Plan to generate sufficient funds to pay applicable withholding taxes, withholding Distributions pending receipt of information necessary to facilitate such Distributions or establishing any other mechanisms they believe are reasonable and appropriate. For purposes of the Plan, any withheld amount (or property) shall be treated as if paid to the applicable claimant. The Reorganized Debtors reserve the right to allocate all Distributions made under the Plan in compliance with all applicable wage garnishments, alimony, child support and other spousal awards, liens and encumbrances. Distributions in full or partial satisfaction of Allowed Claims shall be allocated first to trust fund-type taxes, then to other taxes and then to the principal amount of Allowed Claims, with any excess allocated to unpaid interest that has accrued on such Claims.

9.13. Setoffs

Except as otherwise provided herein, a Final Order of the Bankruptcy Court, or as agreed to by the Holder and the Debtors or the Reorganized Debtors, as applicable, each Reorganized Debtor, pursuant to the Bankruptcy Code (including section 553 thereof), applicable non-bankruptcy law, or such terms as may be agreed to by the Holder and the Debtors or the Reorganized Debtors, as applicable, may, without any further notice to, or action, order or approval of the Bankruptcy Court, set off against any Allowed Claim and the Distributions to be made on account of such Allowed Claim (before any Distribution is made on account of such Allowed Claim), any claims, rights and Causes of Action of any nature that such Debtor or Reorganized Debtor, as applicable, may hold against the Holder of such Allowed Claim, to the extent such claims, rights or Causes of Action against such Holder have not been otherwise compromised or settled on or prior to the Effective Date (whether pursuant to the Plan or otherwise); provided that neither the failure to effect such a setoff nor the allowance of any Claim pursuant to the Plan shall constitute a waiver or release by such Debtor or Reorganized Debtor of any such Claims, rights, and Causes of Action that such Debtor or Reorganized Debtor may possess against such Holder. In no event shall any Holder of a Claim be entitled to set off any Claim against any Claim, right, or Cause of Action of a Debtor or a Reorganized Debtor, as applicable, unless such Holder has filed a Proof of Claim in the Chapter 11 Cases by the applicable Claims Bar Date preserving such setoff and a Final Order of the Bankruptcy Court has been entered, authorizing and approving such setoff.

9.14. No Postpetition Interest on Claims

Unless otherwise specifically provided for in the Plan or the Confirmation Order (including, for the avoidance of doubt, Article 4.2.3 hereof), required by applicable law, or agreed to by the Debtors or the Reorganized Debtors, as applicable, postpetition interest shall not accrue or be paid on any Claim, and no Holder of a Claim against the Debtors shall be entitled to interest accruing on, or after the Petition Date, on any such Claim. For the avoidance of doubt, interest shall not accrue or be paid on any Disputed Claim with respect to the period from the Effective Date to the date an initial or final Distribution is made on account of such Disputed Claim, if and when such Disputed Claim becomes an Allowed Claim.

9.15. No Payment Over the Full Amount

In no event shall a Holder of a Claim receive more than the full payment of such Claim. To the extent any Holder has received payment in full with respect to a Claim, such Claim shall be disallowed and expunged without an objection to such Claim having been filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

9.16. Claims Paid or Payable by Third Parties

9.16.1 Claims Paid by Third Parties. If the Debtors become aware of the payment by a third party which causes the Holder of an Allowed Claim to receive more than payment in full, the Debtors or the Reorganized Debtors, as applicable, shall send a notice of wrongful payment to the applicable Holder requesting return of any excess payments and advising the recipient of the provisions of the Plan requiring turnover of excess funds. The failure of such Holder to timely repay or return such Distribution shall result in the Holder owing the applicable Reorganized Debtor annualized interest at the Federal Judgment Rate on such amount owed for each Business Day after the two-week grace period until the amount is repaid.

9.16.2 Claims Payable by Third Parties. To the extent that one or more of the Debtors’ insurers agrees to satisfy in full a Claim (if and to the extent adjudicated by a court of competent jurisdiction), then immediately upon such insurers’ agreement, such Claim shall be disallowed and expunged without an objection to such Claim having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court.

10.	PROCEDURES FOR RESOLVING CONTINGENT, UNLIQUIDATED, AND DISPUTED CLAIMS

10.1. Objections to Claims

Any objections to Claims (other than Administrative Claims) shall be filed on or before the Claims Objection Bar Date.

10.2. Estimation of Claims

Before or after the Effective Date, the Debtors or the Reorganized Debtors, as applicable, may (but are not required to) at any time request that the Bankruptcy Court estimate any Disputed Claim that is contingent or unliquidated pursuant to section 502(c) of the Bankruptcy Code for any reason, regardless of whether any party previously has objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court shall retain jurisdiction to estimate any such Claim, including during the litigation of any objection to any Claim or during the appeal relating to such objection. Notwithstanding any provision otherwise in the Plan, a Claim that has been expunged from the Claims Register, but that either is subject to appeal or has not yet been the subject of a Final Order, shall be deemed to be estimated at zero dollars unless otherwise ordered by the Bankruptcy Court. In the event that the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount shall constitute a maximum limitation on such Claim for all purposes under the Plan (including, but not limited to, for purposes of Distributions).

Claims may be estimated and subsequently compromised, settled, withdrawn or resolved by any mechanism approved by the Bankruptcy Court or under the Plan. Notwithstanding section 502(j) of the Bankruptcy Code, in no event shall any Holder of a Claim that has been estimated pursuant to section 502(c) of the Bankruptcy Code or otherwise be entitled to seek reconsideration of such estimation of such Claim unless the Holder of such Claim has filed a motion with the Bankruptcy Court requesting the right to seek such reconsideration on or before 20 calendar days after the date such Claim is estimated by the Bankruptcy Court.

10.3. Expungement and Disallowance of Claims

10.3.1 Paid, Satisfied, Amended, Duplicate or Superseded Claims. Any Claim that has been paid, satisfied, amended, duplicated (by virtue of the substantive consolidation provided for under this Plan, or otherwise) or superseded, may be adjusted or expunged on the Claims Register by the Reorganized Debtors on or after 14 calendar days after the date on which notice of such adjustment or expungement has been filed with the Bankruptcy Court, without an objection to such Claim having to be filed, and without any further action, order or approval of the Bankruptcy Court.

10.3.2 Retiree Benefit Claims. Consistent with the Retiree Settlement, any Claims filed by Retirees on account of Retiree Benefits modified by the Retiree Settlement are expunged and disallowed without an objection to such Claim having to be filed, and without any further notice to or action, order or approval of the Bankruptcy Court.

10.3.3 Claims by Persons From Which Property Is Recoverable. Unless otherwise agreed to by the Reorganized Debtors or ordered by the Bankruptcy Court, any Claims held by any Person or Entity from which property is recoverable under sections 542, 543, 550 or 553 of the Bankruptcy Code, or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549 or 724(a) of the Bankruptcy Code, shall be deemed disallowed pursuant to section 502(d) of the Bankruptcy Code, and any Holder of such Claim may not receive any Distributions on account of such Claim until such time as such Cause of Action against that Person or Entity has been resolved.

10.3.4 Indemnification Claims. All Claims filed on account of an indemnification obligation to a director, officer or employee shall be deemed satisfied and expunged from the Claims Register as of the Effective Date, to the extent such indemnification obligation is assumed (or honored or reaffirmed, as the case may be) pursuant to the Plan, without any further notice to or action, order or approval of the Bankruptcy Court.

10.3.5 Employee Benefit Claims. All Claims filed on account of obligations owed under any Compensation and Benefits Program (including, for the avoidance for doubt, the Qualified Plans) shall be deemed satisfied, withdrawn and expunged from the Claims Register as of the Effective Date, to the extent the Reorganized Debtors elect to assume or continue to honor such Compensation and Benefits Program, without any further action of the Debtors or Reorganized Debtors and without further notice to, or action, order or approval of, the Bankruptcy Court.

10.3.6 Claims Filed After the Applicable Claims Bar Date. Except as otherwise specifically provided herein or in a Final Order of the Bankruptcy Court, any and all Proofs of Claim filed after the applicable Claims Bar Date shall be deemed disallowed and expunged as of the Effective Date without any further notice to or action, order or approval of the Bankruptcy Court, and any and all Holders of such Claims shall not receive any Distributions on account of such Claims, unless such late-filed Proof of Claim has been deemed timely filed by a Final Order of the Bankruptcy Court.

10.4. Amendments to Proofs of Claim

On or after the Effective Date, a Proof of Claim may not be amended (other than solely to update or correct the name or address of the Holder of such Claim) without the prior authorization of the Bankruptcy Court or the Reorganized Debtors, and any such amended Proof of Claim filed without such prior authorization shall be deemed disallowed in full and expunged without any further notice to or action, order or approval of the Bankruptcy Court.

10.5. No Distributions Pending Allowance

If an objection to a Claim or a portion thereof is filed as set forth in Article 10 herein or the Claim otherwise remains a Disputed Claim, except as otherwise provided in a Final Order of the Bankruptcy Court, no payment or Distribution provided under the Plan shall be made on account of such Claim or portion thereof, as applicable, unless and until such Disputed Claim becomes an Allowed Claim.

10.6. Distributions After Allowance

To the extent that a Disputed Claim ultimately becomes an Allowed Claim, Distributions (if any) shall be made to the Holder of such Allowed Claim in accordance with the applicable provisions of the Plan.

10.7. Administration Responsibilities

Except as otherwise specifically provided in the Plan, after the Effective Date the Reorganized Debtors shall have the sole authority to (a) file, withdraw or litigate to judgment objections to Claims, (b) settle or compromise any Disputed Claim without any further notice to or action, order or approval of the Bankruptcy Court, and (c) administer and adjust, or cause to be administered and adjusted, the Claims Register to reflect any such settlements or compromises without any further notice to or action, order or approval of the Bankruptcy Court; provided that nothing in this Article 10.7 shall limit the ability under the Bankruptcy Code of any party-in-interest to object to any Claim prior to the Claim Objection Bar Date unless otherwise ordered by the Bankruptcy Court.

10.8. Disputed Claims Reserve

On the Initial Distribution Date or as soon thereafter as is reasonably practicable, the Reorganized Debtors (after consultation with the Kodak GUC Trustee) shall set aside in the Disputed Claims Reserve the amount of New Common Stock or Cash that Reorganized Kodak determines would likely have been distributed to the Holders of all Disputed Claims as if such Disputed Claims had been Allowed on the Effective Date, with the amount of such Allowed Claims to be determined, solely for the purposes of establishing reserves and for maximum Distribution purposes, to be the lesser of (a) the asserted amount of the Disputed Claim filed with the Bankruptcy Court as set forth in the non-duplicative Proof of Claim, or (if no proof of such Claim was filed) listed by the Debtors in the Schedules, (b) the amount, if any, estimated by the Bankruptcy Court pursuant to section 502(c) of the Bankruptcy Code or ordered by other order of the Bankruptcy Court, or (c) the amount otherwise agreed to by the Debtors or the Reorganized Debtors in consultation with the Requisite Backstop Parties, as applicable, and the Holder of such Disputed Claim for Distribution purposes. With respect to all Disputed Claims that are General Unsecured Claims and are unliquidated or contingent and for which no dollar amount is asserted on a Proof of Claim, the Debtors will reserve an aggregate number of shares of New Common Stock adjusted from time to time equal to the amount reasonably determined by the Debtors.

The Distribution Agent may, at the direction of the Debtors or the Reorganized Debtors, adjust the Disputed Claims Reserve to reflect all earnings thereon (net of any expenses relating thereto, such expenses including any taxes imposed thereon or otherwise payable by the reserve), to be distributed on the Distribution Dates, as required by this Plan. The Distribution Agent shall hold in the Disputed Claims Reserve all dividends, payments and other distributions made on account of, as well as any obligations arising from, the property held in the Disputed Claims Reserve, to the extent that such property continues to be so held at the time such distributions are made or such obligations arise. The taxes imposed on the Disputed Claims Reserve (if any) shall be paid by the Distribution Agent from the property held in the Disputed Claims Reserve, and the Reorganized Debtors shall have no liability for such taxes.

To the extent that a Disputed Claim becomes an Allowed Claim after the Effective Date, the Distribution Agent will, out of the Disputed Claims Reserve, distribute to the Holder thereof the Distribution, if any, to which such Holder is entitled in accordance with this Plan. Subject to this Plan, all Distributions made under this paragraph on account of Allowed Claims will be made together with any dividends, payments or other Distributions made on account of, as well as any obligations arising from, the distributed property, then held in the Disputed Claims Reserve as if such Allowed Claim had been an Allowed Claim on the dates Distributions were previously made to Allowed Claim Holders included in the applicable Class under this Plan.

The Distribution Agent shall cause all New Common Stock in the Disputed Claims Reserve to be voted in proportion to the votes of all other holders of New Common Stock. After all Disputed Claims have become Allowed Claims or become disallowed and all Distributions required pursuant to this Plan have been made, the Distribution Agent shall, at the direction of Reorganized Debtors, either (a) effect a final distribution of the shares remaining in the Disputed Claims Reserve or (b) effect the orderly sale of the shares remaining in the Disputed Claims Reserve (so long as the aggregate market value of such shares does not exceed $1 million) and distribute the actual Cash proceeds, in each case as required by this Plan.

11.	CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN

11.1. Conditions Precedent to the Effective Date

It shall be a condition to the Effective Date of the Plan that the following conditions shall have been satisfied or waived pursuant to the provisions of Article 11 hereof.

(a)	Confirmation Order. The Confirmation Order shall have been entered in a form and substance reasonably satisfactory to Kodak, the DIP Facility Agents, the Requisite Backstop Parties, the Creditors’ Committee and the administrative agents under the Emergence Credit Facilities and there shall not be a stay or injunction in effect with respect thereto.

(b)	Backstop Commitment Agreement. The Backstop Commitment Agreement shall be in full force and effect and the transactions contemplated thereunder shall have been consummated and there shall not be a stay or injunction in effect with respect thereto.

(c)	New Kodak Charter. The Reorganized Kodak Certificate of Incorporation shall have been duly filed with the Secretary of State of New Jersey.

(d)	Emergence Credit Facilities. The Emergence Credit Facility Documents shall have been duly executed and delivered by the Reorganized Debtors parties thereto, and all conditions precedent to the consummation of the Emergence Credit Facilities shall have been waived or satisfied in accordance with the terms thereof and the closing of the Emergence Credit Facilities shall have occurred.

(e)	KPP Global Settlement. The KPP Global Settlement shall have been consummated on or prior to the Effective Date.

(f)	Kodak GUC Trust. The Kodak GUC Trust Initial Amount shall have been deposited in the Kodak GUC Trust on or prior to the Effective Date.

(g)	Professional Fee Escrow Account. The Debtors shall have established and funded the Professional Fee Escrow Account in accordance with Article 3.4.2.

(h)	Necessary Documents. All actions, documents, certificates and agreements necessary to implement the Plan shall have been effected or executed and delivered, as applicable.

(i)	Necessary Authorizations. All authorizations, consents, regulatory approvals, rulings or documents that are necessary to implement and effectuate the Plan as of the Effective Date shall have been received, waived or otherwise resolved.

11.2. Waiver of Conditions

The Debtors may waive conditions to the occurrence of the Effective Date set forth in this Article 11 at any time (x) in consultation with the Creditors’ Committee, and (y) with the consent of the Requisite Backstop Parties in accordance with section 7.2 of the Backstop Commitment Agreement (which consent shall not be unreasonably withheld, conditioned or delayed).

11.3. Simultaneous Transactions

Except as otherwise expressly set forth in the Plan, the Confirmation Order or a written agreement by Kodak, each action to be taken on the Effective Date shall be deemed to occur simultaneously as part of a single transaction.

11.4. Effect of Non-Occurrence of the Effective Date

If the Effective Date does not occur by October 2, 2013 or such later date as the Debtors, in consultation with the Requisite Backstop Parties, agree, the Plan shall be null and void in all respects and nothing contained in the Plan or the Amended Disclosure Statement shall constitute a waiver or release of any claims by or Claims against or Equity Interests in the Debtors, prejudice in any manner the rights of the Debtors or any other Person, or constitute an admission, acknowledgment, offer or undertaking by the Debtors or any Person.

12.	SETTLEMENT, RELEASE, INJUNCTION AND RELATED PROVISIONS

12.1. Compromise and Settlement

Pursuant to section 363 of the Bankruptcy Code and Bankruptcy Rule 9019 and in consideration for the Distributions and other benefits provided pursuant to the Plan, the provisions of the Plan shall constitute a good faith compromise of all Claims, Equity Interests and controversies relating to the contractual, legal, and subordination rights that a Holder of a Claim may have with respect to any Allowed Claim, or any Distribution to be made on account of such Allowed Claim. The entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the compromise or settlement of all such Claims and controversies, as well as a finding by the Bankruptcy Court that such compromise or settlement is in the best interests of the Debtors and their Estates and is fair, equitable and reasonable.

12.2. Subordinated Claims

The allowance, classification and treatment of all Allowed Claims and Equity Interests and the respective Distributions and treatments under the Plan take into account and conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with any contractual, legal, and equitable subordination rights relating thereto, however the Debtors reserve the right to reclassify any Allowed Claim or Equity Interest in accordance with any contractual, legal or equitable subordination relating thereto.

12.3. Discharge of Claims and Termination of Equity Interests

Pursuant to and to the fullest extent permitted by the Bankruptcy Code, except as otherwise specifically provided in the Plan or the Confirmation Order, the treatment of Claims and Equity Interests under the Plan shall be in full and final satisfaction, settlement, release, discharge, and termination, as of the Effective Date, of all Claims of any nature whatsoever, whether known or unknown, against, and Equity Interests in, the Debtors, any property of the Estates, the Reorganized Debtors or any property of the Reorganized Debtors, including all Claims of the kind specified in sections 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (a) a Proof of Claim or Equity Interest based upon such Claim, debt, right, or Equity Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (b) a Claim or Equity Interest based upon such Claim, liability, obligation or Equity Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (c) the Holder of such a Claim, liability, obligation or Equity Interest has accepted the Plan. Except as otherwise provided herein, any default by the Debtors or their Affiliates with respect to any Claim that existed immediately prior to or on account of the filing of the Chapter 11 Cases shall be deemed cured on the Effective Date.

12.4. Release of Liens

Except as otherwise provided in the Plan or in any contract, instrument, release or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date, all mortgages, deeds of trust, Liens, pledges or other security interests against any property of the Estates shall be fully released and discharged, and all of the rights, title and interest of any Holder of such mortgages, deeds of trust, Liens, pledges or other security interests shall revert to the Reorganized Debtors and their successors and assigns.

12.5. Debtor Release

Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, the Released Parties are hereby released and discharged by the Debtors, the Reorganized Debtors and the Estates, including any successor to the Debtors or any Estate representative from all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including any derivative claims asserted or assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtors, the Reorganized Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their non-Debtor subsidiaries, the Estates, the conduct of the businesses of the Debtors and their non-Debtor subsidiaries, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the restructuring of Claims and Equity Interests prior to or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Plan Supplement, the Amended Disclosure Statement, the KPP Global Settlement, the Emergence Credit Facility Documents, the Rights Offerings, the Backstop Commitment Agreement or, in each case, related agreements, instruments or other documents, any action or omission with respect to Intercompany Claims, any action or omission as an officer, director, agent, representative, fiduciary, controlling person, affiliate or responsible party, or any transaction entered into or affecting, a non-Debtor subsidiary, or upon any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, fraud or a criminal act.

12.6. Release by Holders of Claims

Except as otherwise specifically provided in the Plan, for good and valuable consideration, including the service of the Released Parties to facilitate the reorganization of the Debtors and the implementation of the restructuring contemplated by the Plan, on and after the Effective Date, to the fullest extent permitted by applicable law, the Releasing Parties (regardless of whether a Releasing Party is a Released Party) shall be deemed to conclusively, absolutely, unconditionally, irrevocably and forever release, waive and discharge the Released Parties of any and all claims, obligations, rights, suits, damages, Causes of Action, remedies and liabilities whatsoever, including: any derivative claims asserted or assertable on behalf of a Debtor, whether known or unknown, foreseen or unforeseen, liquidated or unliquidated, contingent or fixed, existing or hereafter arising, in law, at equity or otherwise, whether for indemnification, tort, contract, violations of federal or state securities laws or otherwise, including, those that any of the Debtors, the Reorganized Debtors or the Estates would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the Holder of any Claim or Equity Interest or any other Person, based on or relating to, or in any manner arising from, in whole or in part, the Debtors and their non-Debtor subsidiaries, the Estates, the conduct of the businesses of the Debtors and their non-Debtor subsidiaries, the Chapter 11 Cases, the purchase, sale or rescission of the purchase or sale of any Security of the Debtors or the Reorganized Debtors, the subject matter of, or the transactions or events giving rise to, any Claim or Equity Interest that is treated in the Plan, the restructuring of Claims and Equity Interests prior to or during the Chapter 11 Cases, the negotiation, formulation or preparation of the Plan, the Plan Supplement, the Amended Disclosure Statement, the KPP Global Settlement, the Rights Offerings, the Emergence Credit Facility Documents, the Backstop Commitment Agreement or, in each case, related agreements, instruments or other documents, any action or omission with respect to Intercompany Claims, any action or omission as an officer, director, agent, representative, fiduciary, controlling person, affiliate or responsible party, or any transaction entered into or affecting, a non-Debtor subsidiary, or upon any other act or omission, transaction, agreement, event or other occurrence taking place on or before the Effective Date of the Plan, other than claims or liabilities arising out of or relating to any act or omission of a Released Party to the extent such act or omission is determined by a Final Order to have constituted willful misconduct, gross negligence, fraud or a criminal act.

Each Person providing releases under the Plan, including the Debtors, the Reorganized Debtors, the Estates and the Releasing Parties, shall be deemed to have granted the releases set forth in those sections notwithstanding that such Person may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and such Person expressly waives any and all rights that it may have under any statute or common law principle which would limit the effect of such releases to those claims or causes of action actually known or suspected to exist at the time of execution of such release.

Notwithstanding anything contained herein to the contrary, the foregoing release does not release any post-Effective Date obligations of any party under the Plan or any document, instrument or agreement (including those set forth in the Backstop Commitment Agreement and the Plan Supplement) executed to implement the Plan.

Additionally, nothing in the Debtors’ Chapter 11 Cases, the Confirmation Order, the Plan, the Bankruptcy Code (including section 1141 thereof) or any other document filed in the Chapter 11 Cases shall in any way be construed to discharge, release, limit, or relieve the Debtors, the Reorganized Debtors, or any other party, in any capacity, from any liability or responsibility with respect to (a) any post-Effective Date obligation arising under the Internal Revenue Code, the Environmental Laws or any criminal laws of the United States or any state and local authority against the Released Parties or the

Exculpated Parties or (b) the KRIP and the Qualex Base Plan. The United States, the Pension Benefit Guaranty Corporation, the KRIP, the Qualex Base Plan or any state or local authority shall not be enjoined or precluded from enforcing such liability or responsibility by any of the provisions of the Plan, Confirmation Order, Bankruptcy Code, or any other document filed in the Chapter 11 Cases. Kodak and its wholly owned subsidiary, Qualex Inc., sponsor the KRIP and the Qualex Base Plan, respectively, each of which is a defined benefit plan covered by Title IV of the Employee Retirement Security Act of 1974, as amended (“ERISA”) (29 U.S.C. § 1310 et seq.). Kodak and Qualex, respectively, will continue KRIP and the Qualex Base Plan in accordance with their terms and the relevant provisions of ERISA and the Internal Revenue Code, subject to any statutory right to terminate such plans or any right to modify such plans.

12.7. Exculpation

Notwithstanding anything herein to the contrary, as of the Effective Date, the Debtors and their directors, officers (including the chief restructuring officer and interim management), employees, attorneys, investment bankers, financial advisors, restructuring advisors and other professional advisors, representatives and agents will be deemed to have solicited acceptances of this Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, including section 1125(e) of the Bankruptcy Code and any applicable non-bankruptcy law, rule, or regulation governing the adequacy of disclosure in connection with the solicitation.

Except with respect to any acts or omissions expressly set forth in and preserved by the Plan, the Plan Supplement or related documents, the Exculpated Parties shall neither have nor incur any liability to any Entity for any Prepetition or postpetition act taken or omitted to be taken in connection with, or arising from or relating in any way to, the Chapter 11 Cases, including (a) the operation of the Debtors’ businesses during the pendency of these Chapter 11 Cases; (b) formulating, negotiating, preparing, disseminating, implementing, administering, confirming and/or effecting the issuance of any shares of New Common Stock in connection with the Plan, the DIP Credit Agreements, the Amended Disclosure Statement and the Plan, the Plan Supplement, the Rights Offerings and the issuance of Rights Offerings Shares, the Rights Offerings Procedures, the Backstop Commitment, Backstop Fees and any related contract, instrument, release or other agreement or document created or entered into in connection therewith (including the solicitation of votes for the Plan and other actions taken in furtherance of Confirmation and Consummation of the Plan); (c) the offer and issuance of any securities under or in connection with the Plan, including pursuant to the Rights Offerings and the Backstop Commitment Agreement; or (d) any other Prepetition or postpetition act taken or omitted to be taken in connection with or in contemplation of the restructuring of the Debtors.

Notwithstanding anything herein to the contrary, nothing in the foregoing “Exculpation” shall exculpate any Person or Entity from any liability resulting from any act or omission that is determined by Final Order to have constituted fraud, willful misconduct, gross negligence, criminal conduct, or limits the liability of the professionals of the Exculpated Parties to their respective clients pursuant to N.Y. Comp. Codes R. & Regs. Tit. 22 § 1200.8 Rule 1.8(h)(1) (2009) and any other statutes, rules or regulations dealing with professional conduct to which such professionals are subject; provided that each Exculpated Party shall be entitled to rely upon the advice of counsel concerning his, her or its duties pursuant to, or in connection with, the Plan or any other related document, instrument, or agreement. Nothing in the Plan will effectuate the transfer of the GOT Adversary Patents or rights in the GOT Royalties during the pendency of the GOT Adversary Proceeding.

12.8. Injunction

Except as otherwise expressly provided in the Plan or Confirmation Order, the satisfaction, release and discharge pursuant to this Article 12 shall also act as a permanent injunction against any Person who has held, holds or may hold Claims or Equity Interests against commencing or continuing any action, employment of process or act to collect, enforce, offset, recoup or recover any Claim or Cause of Action satisfied, released, or discharged under the Plan or the Confirmation Order to the fullest extent authorized or provided by the Bankruptcy Code, including to the extent provided for or authorized by sections 524 and 1141 thereof.

12.9. Limitations on Exculpations and Releases

Notwithstanding anything to the contrary herein, none of the releases or exculpations set forth herein shall operate to waive or release any Causes of Action of any Debtor against any Person: (a) arising under any contract, instrument, agreement, release or document delivered pursuant to the Plan or the Rights Offerings, or, in each case, documents, agreements or instruments executed in connection therewith or (b) expressly set forth in and preserved by the Plan, the Plan Supplement or related documents.

13.	MODIFICATION, REVOCATION OR WITHDRAWAL OF THE PLAN

13.1. Modification of Plan

Subject to the limitations contained in the Plan: (a) the Debtors reserve the right, in consultation with the Creditors’ Committee and with the consent of the Requisite Backstop Parties (which consent shall not be unreasonably withheld, conditioned or delayed), in accordance with the Bankruptcy Code and the Bankruptcy Rules, to amend or modify the Plan prior to the entry of the Confirmation Order, including amendments or modifications to satisfy section 1129(b) of the Bankruptcy Code; and (b) after the entry of the Confirmation Order, the Debtors or the Reorganized Debtors, in consultation with the Creditors’ Committee and with the consent of the Requisite Backstop Parties (which consent shall not be unreasonably withheld, conditioned or delayed), may, upon order of the Bankruptcy Court, amend or modify the Plan, in accordance with section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan.

13.2. Effect of Confirmation on Modification

Entry of a Confirmation Order shall mean that all modifications and amendments to the Plan since the solicitation thereof are approved pursuant to section 1127(a) of the Bankruptcy Code, and do not require additional disclosure or resolicitation under Bankruptcy Rule 3019.

13.3. Revocation of Plan

The Debtors reserve the right to revoke or withdraw the Plan prior to the entry of the Confirmation Order and to file subsequent plans of reorganization. If the Debtors revoke or withdraw the Plan, or if the Confirmation Order is not entered or the Effective Date does not occur, then: (a) the Plan shall be null and void in all respects (provided, the Debtors shall remain obligated to pay the Backstop Fees and Expense Reimbursement to the extent required under the Backstop Commitment Agreement); (b) any settlement or compromise embodied in the Plan, assumption or rejection of executory contracts or leases affected by the Plan, and any document or agreement executed pursuant hereto shall be deemed null and void; and (c) nothing contained in the Plan shall: (i) constitute a waiver or release of any claims by or Claims against, or any Equity Interests in, any Debtor or any other Entity; (ii) prejudice in any manner the rights of the Debtors or any other Entity; or (iii) constitute an admission of any sort by the Debtors or any other Entity.

14.	RETENTION OF JURISDICTION

14.1.	Retention of Jurisdiction

Notwithstanding the entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain its existing exclusive jurisdiction over all matters arising in or out of, or related to, the Chapter 11 Cases or the Plan pursuant to sections 105(a) and 1142 of the Bankruptcy Code, including jurisdiction to:

(a)	Allow, disallow, determine, liquidate, classify, estimate or establish the priority, secured or unsecured status, or amount of any Claim or Equity Interest, including the resolution of any request for payment of any General Administrative Claim and the resolution of any and all objections to the secured or unsecured status, priority, amount, or allowance of Claims or Equity Interests;

(b)	Decide and resolve all matters related to the granting and denying, in whole or in part, any applications for allowance of compensation or reimbursement of expenses to Professionals authorized pursuant to the Bankruptcy Code or the Plan;

(c)	Resolve any matters related to: (i) the assumption, assumption and assignment, or rejection of any Executory Contract or Unexpired Lease to which a Debtor is a party or with respect to which a Debtor may be liable and to hear, determine, and, if necessary, liquidate, any Claims arising therefrom, including any disputes regarding cure obligations in accordance with Article 8.3; and (ii) any dispute regarding whether a contract or lease is, or was, executory or expired;

(d)	Ensure that Distributions to Holders of Allowed Claims are accomplished pursuant to the Plan;

(e)	Adjudicate, decide or resolve any motions, adversary proceedings, including the GOT Adversary Proceeding, contested or litigated matters, and any other matters, and grant or deny any applications involving a Debtor that may be pending on the Effective Date;

(f)	Adjudicate, decide or resolve any and all matters related to Causes of Action pending before the Bankruptcy Court on the Effective Date;

(g)	Adjudicate, decide or resolve any Causes of Action, including any Avoidance Actions;

(h)	Adjudicate, decide or resolve any and all matters related to section 1141 of the Bankruptcy Code;

(i)	Adjudicate, decide or resolve any and all matters related to the KPP Claims and the KPP Global Settlement.

(j)	Enter and implement such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, indentures, and other agreements or documents created in connection with the Plan, Plan Supplement or the Amended Disclosure Statement;

(k)	Enter and enforce any order for the sale of property pursuant to sections 363, 1123, or 1146(a) of the Bankruptcy Code;

(l)	Adjudicate, decide or resolve any and all disputes as to the ownership of any Claim or Equity Interest;

(m)	Resolve any cases, controversies, suits, disputes or Causes of Action that may arise in connection with the interpretation or enforcement of the Plan or any Entity’s obligations incurred in connection with the Plan;

(n)	Issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any Entity with enforcement of the Plan;

(o)	Resolve any cases, controversies, suits, disputes or Causes of Action with respect to the existence, nature and scope of the releases, injunctions, and other provisions contained in the Plan and enter such orders as may be necessary or appropriate to implement such releases, injunctions, and other provisions;

(p)	Enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(q)	Determine any other matters that may arise in connection with or relate to the Plan, the Plan Supplement, the Amended Disclosure Statement, the Confirmation Order, or any contract, instrument, release, indenture, or other agreement or document created in connection with the Plan, the Plan Supplement or the Amended Disclosure Statement;

(r)	Enter an order or final decree concluding or closing the Chapter 11 Cases;

(s)	Adjudicate any and all disputes arising from, or relating to, Distributions under the Plan;

(t)	Consider any modifications of the Plan, to cure any defect or omission, or to reconcile any inconsistency in any Bankruptcy Court order, including the Confirmation Order;

(u)

Hear and determine disputes arising in connection with the interpretation, implementation, or enforcement of the Plan, or the Confirmation Order, including disputes arising under agreements, documents or instruments executed in connection with the Plan (other than any dispute arising after the Effective Date under, or directly with respect to, the Emergence Credit Facility Documents and any intercreditor agreement, which disputes shall be adjudicated in accordance with the terms of such agreements);

(v)	Hear and determine matters concerning state, local, and federal taxes in accordance with sections 346, 505, and 1146 of the Bankruptcy Code;

(w)	Hear and determine all disputes involving the existence, nature, or scope of the Debtors’ discharge, including any dispute relating to any liability arising out of the termination of employment or the termination of any employee or retirement benefit program, regardless of whether such termination occurred prior to or after the Effective Date;

(x)	Enforce all orders previously entered by the Bankruptcy Court;

(y)	Hear and resolve any disputes relating to the Kodak GUC Trust or the Kodak GUC Trust Agreement;

(z)	Hear and resolve any disputes relating to the Rights Offerings (and the conduct thereof) and the issuances of Rights Offerings Shares;

(aa)	Hear and resolve any disputes relating to the Backstop Commitment Agreement; and

(bb)	Hear any other matter not inconsistent with the Bankruptcy Code.

As of the Effective Date, notwithstanding anything in this Article 14 to the contrary, the Emergence Credit Facility Documents shall be governed by the jurisdictional provisions therein.

15.	MISCELLANEOUS PROVISIONS

15.1. Immediate Binding Effect

Notwithstanding Bankruptcy Rules 3020(e), 6004(g) or 7062 or otherwise, upon the occurrence of the Effective Date, the terms of the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding upon the Debtors, the Reorganized Debtors and any and all Holders of Claims and Equity Interests (irrespective of whether Holders of such Claims or Equity Interests are deemed to have accepted the Plan), all Entities that are parties to or are subject to the settlements, compromises, releases, discharges, and injunctions described in the Plan, each Entity acquiring property under the Plan and any and all non-Debtor parties to Executory Contracts and Unexpired Leases with the Debtors.

15.2. Additional Documents

On or before the Effective Date, the Debtors may file with the Bankruptcy Court such agreements and other documents as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The Debtors or the Reorganized Debtors, as applicable, and all Holders of Claims or Equity Interests receiving Distributions pursuant to the Plan and all other parties in interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan.

15.3. Reservation of Rights

Except as expressly set forth herein, the Plan shall have no force or effect unless and until the Bankruptcy Court enters the Confirmation Order. Neither the filing of the Plan, any statement or provision contained herein, nor the taking of any action by a Debtor or any other Entity with respect to the Plan shall be or shall be deemed to be an admission or waiver of any rights of: (a) any Debtor with respect to the Holders of Claims or Equity Interests or other Entity; or (b) any Holder of a Claim or an Equity Interest or other Entity prior to the Effective Date.

15.4. Successors and Assigns

The rights, benefits and obligations of any Entity named or referred to herein shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Entity.

15.5. Term of Injunction or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays in effect in the Chapter 11 Cases pursuant to sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order) shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

15.6. Entire Agreement

On the Effective Date, the Plan and the Plan Supplement shall supersede all previous and contemporaneous negotiations, promises, covenants, agreements, understandings, and representations on such subjects, all of which have become merged and integrated into the Plan.

15.7. Exhibits

All exhibits and documents included in the Plan Supplement are incorporated into and are a part of the Plan as if set forth in full in the Plan. Except as otherwise provided in the Plan, such exhibits and documents shall be filed with the Bankruptcy Court no later than seven days prior to the Voting Deadline. After these exhibits and documents are filed, copies of such exhibits and documents shall be available upon written request to the Debtors’ counsel at the address below or by downloading such exhibits and documents from the Bankruptcy Court’s website at www.nysb.uscourts.gov or the website of the Debtors’ notice and claims agent at www.kccllc.net/kodak.

15.8. Nonseverability of Plan Provisions Upon Confirmation

If, prior to Confirmation, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void, or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration, or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing is: (a) valid and enforceable pursuant to its terms; (b) integral to the Plan and may not be deleted or modified without the consent of the Debtors; and (c) nonseverable and mutually dependent.

15.9. Dissolution of Committees

After the Effective Date, the Creditors’ Committee and Retiree Committee’s functions shall be restricted to and shall not be heard on any issue except: (a) applications filed pursuant to sections 330 and 331 of the Bankruptcy Code, (b) motions or litigation seeking enforcement of the provisions of the Plan and the transactions contemplated hereunder or under the Confirmation Order and (c) pending appeals and related proceedings; provided that with respect to pending appeals and related proceedings, the Creditors’ Committee shall continue to comply with sections 327, 328, 329, 330, 331 and 1103 of the Bankruptcy Code and the Professional Fee Order in seeking compensation for services rendered. Upon the resolution of all matters set forth in (a)-(c) in the prior sentence, the Creditors’ Committee or Retiree Committee, as applicable, shall dissolve, and the members thereof shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

15.10. Termination of Fee Examiner’s Appointment

Upon the resolution of all applications filed pursuant to sections 330 and 331 of the Bankruptcy Code by professionals subject to the Professional Fee Order, the Fee Examiner’s appointment shall terminate, and the Fee Examiner shall be released and discharged from all rights and duties arising from, or related to, the Chapter 11 Cases.

15.11. Closing of Chapter 11 Cases

The Reorganized Debtors shall, promptly after the full administration of the Chapter 11 Cases, file with the Bankruptcy Court all documents required by Bankruptcy Rule 3022 and any applicable order of the Bankruptcy Court to close the Chapter 11 Cases.

15.12. Conflicts

Except as set forth in the Plan, to the extent that any provisions of the Amended Disclosure Statement, the Plan Supplement, or any order of the Bankruptcy Court (other than the Confirmation Order) referenced in the Plan (or any exhibits, appendices, supplements, or amendments to any of the foregoing), conflicts with or is in any way inconsistent with any provision of the Plan, the Plan shall govern and control.

15.13. Further Assurances

The Debtors, Reorganized Debtors, all Holders of Claims receiving Distributions hereunder, and all other parties-in-interest shall, from time to time, prepare, execute and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan or the Confirmation Order.

15.14. No Stay of Confirmation Order

The Confirmation Order shall contain a waiver of any stay of enforcement otherwise applicable, including pursuant to Bankruptcy Rules 3020(e) and 7062.

15.15. Waiver or Estoppel

Each Holder of a Claim or an Equity Interest shall be deemed to have waived any right to assert any argument, including the right to argue that its Claim or Equity Interest should be Allowed in a certain amount, in a certain priority, secured or not subordinated by virtue of an agreement made with the Debtors or their counsel, or any other Entity, if such agreement was not disclosed in the Plan, the Amended Disclosure Statement or papers filed with the Bankruptcy Court prior to the Confirmation Date.

15.16. Insurance Neutrality

Notwithstanding anything to the contrary in the Amended Disclosure Statement and related documents, Plan, any other Plan document, the Confirmation Order or any other order of the Bankruptcy Court (including any other provision that purports to be preemptory or supervening or grants an injunction or release) (collectively, the “Plan-Related Documents”), the

Old Republic Insurance Policies and Agreements shall continue in effect after the Effective Date pursuant to their respective terms and conditions, and nothing in the Plan-Related Documents shall relieve any of the Reorganized Debtors from performing any of the Debtors’ obligations under the Old Republic Insurance Policies and Agreements including the provision or maintenance of any collateral and security required by the Old Republic Insurance Policies and Agreements, and payment of any claim for deductibles, self-insured retentions, retrospective premiums, or any other premium or similar obligations of any kind, any claim for contribution, indemnification, or subrogation, or any setoff, recoupment, or counterclaim arising out of or relating to any of the Old Republic Insurance Policies and Agreements, nor shall anything in the Plan-Related Documents relieve any insurer from performing its obligations under the Old Republic Insurance Policies and Agreements, in each case regardless of whether such obligations arise prior to or after the Effective Date. To the extent that any of the Old Republic Insurance Policies and Agreements is considered to be executory contracts, then, notwithstanding anything to the contrary in the Plan, the Plan shall constitute a motion to assume or ratify such Old Republic Insurance Policies and Agreements. On and after the Effective Date, the Old Republic Insurance Policies and Agreements will remain valid and enforceable in accordance with their terms, shall not be impaired by the Plan or Confirmation Order, and the Reorganized Debtors and Old Republic Insurance Company will perform their respective obligations to one another, if any, under the Old Republic Insurance Policies and Agreements.

15.17. Post-Effective Date Service

After the Effective Date, the Debtors are authorized to limit the list of Entities receiving documents pursuant to Bankruptcy Rule 2002 to those Entities that have filed renewed requests for service.

15.18. Notices

All notices, requests, pleadings and demands to or upon the Debtors to be effective shall be in writing (including by facsimile transmission) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(a)	If to the Debtors, to:

Eastman Kodak Company

343 State Street

Rochester, NY 14650

Attn: Patrick M. Sheller

with copies to:

Sullivan & Cromwell LLP

125 Broad St.

New York, NY 10004

Attn: Andrew G. Dietderich

        Michael H. Torkin

        Mark U. Schneiderman

        David R. Zylberberg

(b)	If to the DIP ABL Agent, to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, NY 10017

Attn: Donald S. Bernstein

(c)	If to the DIP Term Loan Agent, to:

Covington and Burling LLP

620 Eighth Avenue

New York, NY 10018

Attn: Ronald Hewitt

(d)	If to the Second Lien Committee, to:

Akin Gump Strauss Hauer & Feld LLP

1 Bryant Park

New York, NY 10036

Attn: Michael S. Stamer

        Meredith A. Lahaie

-and-

1333 New Hampshire Avenue, NW

Washington, DC 20036

Attn: James R. Savin

(e)	If to the Unsecured Creditors’ Committee, to:

Milbank, Tweed, Hadley & McCloy LLP

One Chase Manhattan Plaza

New York, NY 10005

Attn: Dennis F. Dunne

        Tyson M. Lomazow

        Brian Kinney

(f)	If to GSO Capital Partners, to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

Attn: Peter V. Pantaleo

(g)	If to any other Backstop Party, to:

In accordance with the notice provisions contained in the Backstop

Commitment Agreement.

(h)	If to the U.S. Trustee, to:

Office of the United States Trustee

U.S. Department of Justice

33 Whitehall Street, 21st Floor

Attn: Tracy Hope Davis

16.	KODAK GUC TRUST

16.1. Execution of Kodak GUC Trust Agreement

On or before the Effective Date, the Kodak GUC Trust Agreement shall be executed by the Debtors, the Creditors’ Committee and the Kodak GUC Trustee, and all other necessary steps shall be taken to establish the Kodak GUC Trust and allocate the beneficial interests therein to the Holders of Allowed General Unsecured Claims and the Retiree Settlement Unsecured Claim, as provided in Articles 4.2.4 and 4.2.6, respectively, of the Plan, whether their Claims are Allowed on or after the Effective Date. The Kodak GUC Trust Agreement may provide powers, duties and authority in addition to those explicitly stated herein, but only to the extent that such powers, duties and authority do not affect the status of the Kodak GUC Trust as a liquidating trust for United States federal income tax purposes.

16.2. Purpose of the Kodak GUC Trust

The Kodak GUC Trust shall be established for the sole purpose of liquidating and distributing its assets, in accordance with Treasury Regulation section 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business.

16.3. Kodak GUC Trust Assets

On the Effective Date, (a) the Kodak GUC Trust Avoidance Actions shall be transferred (and deemed transferred) to the Kodak GUC Trust without the need for any person or Entity to take any further action or obtain any approval and (b) the Debtors shall deposit the Kodak GUC Trust Initial Amount into the Kodak GUC Trust by wire transfer in accordance with wire transfer instructions provided by the Kodak GUC Trust to the Debtors prior to the Effective Date. Such transfers shall be exempt from any stamp, real estate transfer, mortgage reporting, sales, use or other similar tax.

16.4. Governance of the Kodak GUC Trust

The Kodak GUC Trustee shall govern the Kodak GUC Trust.

16.5. The Kodak GUC Trustee

The Creditors’ Committee shall designate the Kodak GUC Trustee. In the event the then appointed Kodak GUC Trustee dies, is terminated or resigns for any reason, the Trust Advisory Board shall promptly designate a successor trustee.

16.6. Role of the Kodak GUC Trustee

In furtherance of and consistent with the purpose of the Kodak GUC Trust and the Plan, the Kodak GUC Trustee shall (i) have the power and authority to hold, manage, convert to Cash, and distribute the Kodak GUC Trust’s assets, including prosecuting and resolving the Kodak GUC Trust Avoidance Actions, (ii) hold the Kodak GUC Trust’s assets for the benefit of its beneficiaries and (iii) have the power and authority to hold, manage, and distribute Cash or non-Cash assets obtained through the exercise of its power and authority. In all circumstances, the Kodak GUC Trustee shall act in the best interests of all beneficiaries of the Kodak GUC Trust and in furtherance of the purpose of the Kodak GUC Trust.

16.7. Non-transferability of Kodak GUC Trust Interests

The beneficial interests in the Kodak GUC Trust shall not be certificated and shall not be transferable.

16.8. Cash

The Kodak GUC Trustee may invest Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided that such investments are investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d), as reflected therein, or under applicable Internal Revenue Service guidelines, rulings, or other controlling authorities.

16.9. Kodak GUC Trust Distributions

At least annually, the Kodak GUC Trustee shall (in consultation with the Reorganized Debtors) make Distributions to the beneficiaries of the Kodak GUC Trust of all Cash on hand in accordance with the Kodak GUC Trust Agreement (including any Cash received from the Debtors on the Effective Date, and treating as Cash for purposes of this section any permitted investments under Article 16.8 of the Plan) except such amounts (i) that would be distributable to a holder of a Disputed Claim if such Disputed Claim had been Allowed prior to the time of such Distribution (but only until such Claim is resolved), (ii) that are reasonably necessary to meet contingent liabilities and to maintain the value of the assets of the Kodak GUC Trust during liquidation, (iii) that are necessary to pay reasonable expenses (including, but not limited to, any taxes imposed on the Kodak GUC Trust or in respect of its assets), and (iv) that are necessary to satisfy other liabilities incurred by the Kodak GUC Trust in accordance with the Plan or the Kodak GUC Trust Agreement.

16.10. Costs and Expenses of the Kodak GUC Trust

The costs and expenses of the Kodak GUC Trust, including the fees and expenses of the Kodak GUC Trustee and its retained professionals, shall be paid from the Kodak GUC Trust with assets of the Kodak GUC Trust. Reorganized Kodak shall have no liability therefor.

16.11. Compensation of the Kodak GUC Trustee

The Kodak GUC Trustee shall be entitled to reasonable compensation approved by the Trust Advisory Board and paid by the Kodak GUC Trust with assets of the Kodak GUC Trust in an amount consistent with that of similar functionaries in similar roles.

16.12. Retention of Professionals by the Kodak GUC Trustee

The Kodak GUC Trustee may retain and compensate attorneys and other professionals to assist in its duties as Kodak GUC Trustee on such terms as the Kodak GUC Trustee deems appropriate without Bankruptcy Court approval. Without limiting the foregoing, the Kodak GUC Trustee may retain any professional who represented the Creditors’ Committee in the Chapter 11 Cases.

16.13. Federal Income Tax Treatment of the Kodak GUC Trust

16.13.1 Kodak GUC Trust Assets Treated as Owned by Creditors. For all federal income tax purposes, all parties (including the Reorganized Debtors, the Kodak GUC Trustee and the beneficiaries of the Kodak GUC Trust) shall treat the transfer of assets to the Kodak GUC Trust for the benefit of the beneficiaries thereof, whether their Claims are Allowed on or after the Effective Date, as

(a)	a transfer to the Holders of Allowed Claims receiving Kodak GUC Trust beneficial interests of their proportionate interests in the Kodak GUC Trust’s assets (other than to the extent allocable to Disputed Claims), it being understood that the Backstop Party’s interests in the Kodak GUC Trust’s assets shall be reduced to take into account the Backstop Trust Waiver, followed by

(b)	the transfer by such Holders to the Kodak GUC Trust of the Kodak GUC Trust’s assets in exchange for their beneficial interests in the Kodak GUC Trust (and in respect all remaining assets, as a transfer to the Kodak GUC Trust to hold in reserve pending the resolution of Disputed Claims).

Accordingly, the Holders of Allowed Claims receiving Kodak GUC Trust beneficial interests shall be treated for federal income tax purposes as the grantors and owners of their respective shares of the assets of the Kodak GUC Trust. The foregoing treatment shall also apply, to the extent permitted by applicable law, for state and local income tax purposes.

16.13.2 Tax Reporting

(a)	The Kodak GUC Trustee shall file returns for the Kodak GUC Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Article 16.13.2. The Kodak GUC Trustee shall also annually send to each Holder of a beneficial interest a separate statement setting forth the Holder’s share of items of income, gain, loss, deduction or credit and will instruct all such Holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Kodak GUC Trustee shall also file (or cause to be filed) any other statements, returns or disclosures relating to the Kodak GUC Trust that are required by any governmental unit.

(b)	As soon as possible after the Effective Date, the Kodak GUC Trustee shall make a good-faith valuation of the Kodak GUC Trust’s assets, and such valuation shall be made available from time to time, to the extent relevant, and shall be used consistently by all parties (including the Reorganized Debtors, the Kodak GUC Trustee and the beneficiaries of the Kodak GUC Trust), for all federal income tax purposes.

(c)	Allocations of Kodak GUC Trust taxable income among the Kodak GUC Trust beneficiaries shall be determined by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distributions described herein) if, immediately prior to such deemed distribution, the Kodak GUC Trust had distributed all its other assets (valued at their tax book value) to the Holders of the Kodak GUC Trust interests (treating all Disputed Claims as if they were Allowed Claims, in each case up to the tax book value of the assets treated as contributed by such Holders, adjusted for prior taxable income and loss and taking into account all prior and concurrent distributions from the Kodak GUC Trust. Similarly, taxable loss of the Kodak GUC Trust shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining Kodak GUC Trust’s assets. The tax book value of the Kodak GUC Trust’s assets for this purpose shall equal their fair market value on the Effective Date, adjusted in accordance with tax accounting principles prescribed by the Internal Revenue Code, the applicable tax regulations, and other applicable administrative and judicial authorities and pronouncements.

(d)	Subject to definitive guidance from the Internal Revenue Service, or a court of competent jurisdiction to the contrary (including the receipt by the Kodak GUC Trustee of a private letter ruling if the Kodak GUC Trustee requests one, or the receipt of an adverse determination by the Internal Revenue Service upon audit if not contested by the Kodak GUC Trustee), the Kodak GUC Trustee shall (A) timely elect to treat the Kodak GUC Trust Claims Reserve as a “disputed ownership fund” governed by Treasury Regulation section 1.468B-9, and (B) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes. All parties (including the Reorganized Debtors, the Kodak GUC Trustee, and the Kodak GUC Trust beneficiaries) shall report for tax purposes consistent with the foregoing.

(e)	The Kodak GUC Trustee shall be responsible for payments, out of the assets of the Kodak GUC Trust, of any taxes imposed on the trust or its assets including the Kodak GUC Trust Disputed Claims Reserve. In the event, and to the extent, any Cash retained on account of Disputed Claims in the Kodak GUC Trust Disputed Claims Reserve is insufficient to pay the portion of any such taxes attributable to the taxable income arising from the assets allocable to, or retained on account of, Disputed Claims, such taxes shall be (i) reimbursed from any subsequent Cash amounts retained on account of Disputed Claims, or (ii) to the extent such Disputed Claims have subsequently been resolved, deducted from any amounts distributable by the Kodak GUC Trustee as a result of the resolutions of such Disputed Claims.

(f)	The Kodak GUC Trustee may request an expedited determination of taxes of the Kodak GUC Trust, including the Kodak GUC Trust Disputed Claims Reserve, under section 505(b) of the Bankruptcy Code for all returns filed for, or on behalf of, the Kodak GUC Trust for all taxable periods through the dissolution of the Kodak GUC Trust.

16.14. Dissolution

The Kodak GUC Trustee and the Kodak GUC Trust shall be discharged or dissolved, as the case may be, at such time as (a) the Kodak GUC Trustee and the Trust Advisory Board determine that the administration of the Kodak GUC Trust is not likely to yield sufficient additional proceeds to justify further pursuit of the Kodak GUC Trust Avoidance Actions or the Creditors’ Committee’s Causes of Action and (b) all Distributions required to be made by the Kodak GUC Trustee under the Plan and the Kodak GUC Trust Agreement have been made; provided that in no event shall the Kodak GUC Trust be dissolved later than three years after the Effective Date unless the Bankruptcy Court, upon motion within the six-month period prior to the third anniversary (or at least six months prior to the end of any extension period), determines that a fixed period extension (not to exceed three years, together with any prior extensions, without a favorable letter ruling from the Internal Revenue Service that such further extension would not adversely affect the status of the trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery and liquidation of the Kodak GUC Trust’s assets.

16.15. Indemnification and Exculpation

The Kodak GUC Trustee or the individuals comprising the Kodak GUC Trustee, as the case may be, and the Kodak GUC Trustee’s agents and professionals, shall not be liable for actions taken or omitted in its capacity as, or on behalf of, the Kodak GUC Trustee, except those acts arising out of its or their own willful misconduct or gross negligence, and each shall be entitled to indemnification and reimbursement for fees and expenses in defending any and all of its actions or inactions in its capacity as, or on behalf of, the Kodak GUC Trustee, except for any actions or inactions involving willful misconduct or gross negligence. Any indemnification claim of the Kodak GUC Trustee (and the other parties entitled to indemnification under this subsection) shall be satisfied solely from the assets of the Kodak GUC Trust. The Kodak GUC Trustee shall be entitled to rely, in good faith, on the advice of its retained professionals.

The members of the Trust Advisory Board shall be exculpated by the beneficiaries of the Kodak GUC Trust and any other Holders of General Unsecured Claims or the Retiree Settlement Unsecured Claim from any and all claims or causes of action and assertions of liability arising out of their performance of the duties conferred upon them by the Kodak GUC Trust Agreement, or any orders of the Bankruptcy Court, except to the extent an act constitutes bad faith, gross negligence, willful misconduct, or actual fraud. No Holder of a General Unsecured Claim or the Retiree Settlement Unsecured Claim or representative thereof shall have or pursue any claim or cause of action against any member of the Trust Advisory Board for taking any action in accordance with the Kodak GUC Trust Agreement, or to implement the provisions of an order of the Bankruptcy Court. Nothing in this provision shall be deemed to alter or limit the provisions of the Kodak GUC Trust Agreement.

16.16. Authority to Prosecute and Settle Actions

Subject to the terms of the Kodak GUC Trust Agreement, after the Effective Date, only the Kodak GUC Trustee shall have the authority to maintain, prosecute, settle, dismiss, abandon or otherwise dispose of the Kodak GUC Trust Avoidance Actions. Subject to the terms of the Kodak GUC Trust Agreement, the Kodak GUC Trustee may enter into and consummate settlements and compromises of the Kodak GUC Trust Avoidance Actions without notice to or approval by the Bankruptcy Court.

16.17. Reorganized Debtors’ Cooperation and Supply of Information and Documentation

Upon written request from the Kodak GUC Trustee, the Reorganized Debtors shall provide commercially reasonable cooperation, and shall supply, at the Kodak GUC Trust’s sole expense and subject to confidentiality protections reasonably acceptable to the Reorganized Debtors, all reasonable information, records and documentation, to the Kodak GUC Trustee that is required to promptly, diligently and effectively evaluate, file, prosecute and settle the Kodak GUC Trust Avoidance Actions. Additionally, upon request by the Kodak GUC Trustee, the Reorganized Debtors shall use commercially reasonable efforts to make available personnel with information relevant to the Kodak GUC Trust Avoidance Actions.

16.18. Preservation of Privilege and Defenses

In connection with the Kodak GUC Trust Avoidance Actions, any applicable privilege or immunity of the Debtors (or Reorganized Debtors), including but not limited to any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral), and all defenses, claims, counterclaims and rights of setoff or recoupment shall vest in the Kodak GUC Trust and may be asserted by the Kodak GUC Trustee. Nothing in this Article 16.18 nor any action taken by the Debtors or Reorganized Debtors in connection with this Plan, including any action taken pursuant to the Reorganized Debtors’ obligations under Article 16.17, shall be (or be deemed to be) a waiver of any privilege or immunity of the Debtors or Reorganized Debtors, as applicable, including any attorney-client privilege or work-product privilege attaching to any documents or communications (whether written or oral). Notwithstanding the Reorganized Debtors’ providing any privileged information to the Kodak GUC Trustee, the Kodak GUC Trust, or any party or person associated with the Kodak GUC Trust, such privileged information shall remain privileged. The GUC Trust shall have no right to waive the attorney-client privilege, work product or other protection or immunity of any information received from the Reorganized Debtors. The Debtors (or the Reorganized Debtors) retain the right to waive their own privileges or immunities.

Rochester, New York

Dated: June 18, 2013

EASTMAN KODAK COMPANY, on behalf of itself and all other Debtors

By:
Name:
Title:

Exhibit D

Form of Joinder Agreement

JOINDER AGREEMENT

Reference is made to the Backstop Commitment Agreement, dated as of June [    ], 2013 (as amended from time to time, the “Agreement”) among Eastman Kodak Company and the Backstop Parties party thereto. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

The undersigned hereby agrees to be bound by all of the obligations of the Backstop Parties set forth in Section 6.9 of the Agreement as if it were an original party thereto solely with respect to Section 6.9 of the Agreement.

Sections 10.4 and 10.5 of the Agreement are hereby incorporated herein as if set forth herein in their entirety.

IN WITNESS WHEREOF, the undersigned has caused this joinder agreement to be duly executed and delivered as of [DATE].

[ ]

By:
Name:
Title:

Exhibit E

Terms of Warrants

This Term Sheet provides a summary of the principal terms of warrants to be issued to Holders of Class 4 General Unsecured Claims and the Class 6 Retiree Settlement Unsecured Claim (together, the “Initial Warrantholders”) pursuant to the First Amended Joint Plan of Reorganization (the “Plan”) of Eastman Kodak Company (“Kodak”) and certain of its subsidiaries. Terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

Issuer:	Reorganized Kodak

Definition:	Reorganized Kodak shall issue the “125% Warrants” and the “135% Warrants” (collectively, the “Warrants”) to the Initial Warrantholders. Each of the 125% Warrants and the 135% Warrants shall entitle the holders thereof to purchase up to 5% of the Effective Date Share Issuance.

Exercise Price:

The exercise price per share of the 125% Warrants will be 25% above the Per Share Price (the “125% Warrants Exercise Price”).

The exercise price per share of the 135% Warrants will be 35% above the Per Share Price (the “135% Warrants Exercise Price” and each of the 125% Warrants Exercise Price and the 135% Warrants Exercise Price, the “Exercise Price”).

Exercise Period:	The Warrants will be exercisable in whole or in part at any time, and from time to time, during the five years from the date of issuance.

Transferability:	The Warrants will not be subject to any contractual restrictions on transfer. The Warrants are being issued to Initial Warrantholders in an offering in reliance on the exemption from the registration requirements of the Securities Act afforded by Section 1145 of the Bankruptcy Code.

Anti-Dilution Adjustments:	Customary anti-dilution adjustments.

Cashless Exercise/Net Share Settlement:	Upon exercise of Warrants, in lieu of paying the applicable Exercise Price in cash, the holder shall surrender the Warrants for that number of shares of New Common Stock determined by multiplying the number of New Common Stock to which the Warrants would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current market price per share of the New Common Stock and the applicable Exercise Price, and the denominator of which shall be the then current market price per share of New Common Stock.

Listing of Warrant Shares:	If at any time the New Common Stock shall be listed on any national securities exchange or automated quotation system, Kodak will use reasonable best efforts to list, and keep listed, so long as the New Common Stock shall be so listed on such exchange or automatic quotation system, any shares of New Common Stock issuable upon exercise of the Warrants.

Notice:	Kodak to provide customary notices to Warrant holders in relation to certain material events (e.g., significant transactions and anti-dilution events) which impact or affect decision to exercise or the exercise price.

Exhibit F

Terms of Registration Rights Agreement

TERM SHEET FOR REGISTRATION RIGHTS AGREEMENT1

Parties:	Pursuant to the Plan, the Company and the Backstop Parties receiving New Common Stock or Warrants of the Company shall enter into a Registration Rights Agreement in form and substance consistent with the terms set forth in this Term Sheet and otherwise on terms reasonably satisfactory to the Backstop Parties.

Registrable Securities:	“Registrable Securities” shall mean any shares of New Common Stock held by the parties to the Registration Rights Agreement (i) issued on the Effective Date, (ii) issued upon exercise of any Warrants, (iii) which are contemplated by and to be distributed pursuant to the Plan or are acquired by an affiliate of the Company within twelve months of the Effective Date, and are not otherwise eligible for resale without an exemption under Section 4(1) of the Securities Act, or (iv) any other securities issued or issuable with respect to any of the shares described in clauses (i), (ii) and (iii) above in connection with a stock dividend, stock split or distribution, combination of shares, or in connection with a merger, consolidation, reclassification, recapitalization, reorganization or other similar transaction; provided, that any such securities shall cease to constitute “Registrable Securities” upon the earliest to occur of: (A) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (B) the date on which such securities become eligible for sale under Rule 144 (or any successor rule then in effect) promulgated under the Securities Act, without restriction thereunder and the restrictive legend has been removed from the applicable share certificates; and (C) the date on which such securities cease to be outstanding. Immediately following the Effective Date, the New Common Stock will be registered under Section 12(g) of the Securities and Exchange Act.

Initial Registration:	At any time after the earlier of (i) the filing of the Company’s first filing of a report on Form 10-K following the Effective Date or (ii) June 30, 2014, holders of Registrable Securities representing at least 25% of the outstanding shares of New Common Stock as of the Effective Date may request that the Company effectuate a registered public offering of such shares as may be specified in the request (having an aggregate market value of at least $75 million) (the “Initial Registration”). If by the second anniversary of the Effective Date the Company has not yet consummated the Initial Registration, such request may be made by the holders of Registrable Securities representing at least 10% of the outstanding shares of New Common Stock as of the Effective Date. The Company will use commercially reasonable efforts to effectuate any such requested Initial Registration in accordance with customary terms to be reflected in the definitive registration rights agreement (subject to the blackouts described below).

[1]	Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan of Reorganization (the “Plan”) of Eastman Kodak Company (the “Company”).

Other Demands Registrations:

Subject to the breathing period and blackouts referred to below and the termination of registration rights described below, following the Initial Registration, at any time after the expiration of any applicable lock up period, any holder or group of holders collectively holding 10% or more of the then outstanding Registrable Securities shall be entitled to demand that the Company put up a shelf (if then available) and thereafter effectuate one or more takedowns off of such shelf, or, if a shelf is not available, effectuate one or more stand-alone registered offerings provided, that such stand-alone non-shelf registrations or shelf take-downs may not be requested more than four times in the aggregate and, in each case, shall include shares having an aggregate market value of at least $75 million; provided, further, that such minimum dollar limit shall not apply to open market sales to brokers or similar transactions under an existing shelf as to which the Company has no obligations of the kind that may be mutually agreed by the parties with regard to underwritten offerings. The plan of distribution under any such shelf shall provide such flexibility as may reasonably be requested by the holders of Registrable Securities, with the consent of the Company, not to be unreasonably withheld.

Subject to customary blackouts referred to below, the Company shall use its reasonable best efforts to maintain the effectiveness of any shelf registration statement continuously until the earliest of (i) three years, (ii) the day after the date on which all of the Registrable Securities covered by such shelf registration statement have been sold pursuant thereto and (iii) the first date on which there shall cease to be any Registrable Securities covered by such shelf registration statement outstanding.

Regarding cutbacks, all holders of Registrable Securities shall be entitled to participate in any such demand registration/takedown on a pro rata basis and shall have priority over any shares sought to be sold by the Company or any other person in any such demand registration/takedown.

There shall be at least a 60-day “breathing period” between the completion of any of the shelf and/or other demand registrations/takedowns referred to above and any request for any such subsequent registration/takedown hereunder.

Piggyback Rights:	Holders of Registrable Securities shall be entitled to piggyback onto any registration/shelf takedown by the Company of the New Common Stock for its own account or for the account of any other holders. The Company shall have priority in any registration it has initiated for its own account, and the holders of Registrable Securities collectively shall have priority in any registration initiated for the account of any holder. Any cutback required with respect to the holders of Registrable Securities shall be done on a pro rata basis based upon the number of Registrable Securities requested to be included in such registration/takedown.

Selection of Underwriters:	In the event the offering is to be underwritten, (i) if a majority of the securities sold in such offering is being sold by the Company for its own account, the Company shall have the right to select the underwriter(s) and (ii) otherwise, the holders of a majority of the Registrable Securities requested to be included in such offering shall have the right to select the underwriters with the consent of the Company, not to be unreasonably withheld.

Blackouts:

The Company shall have a customary right (such right to be mutually agreed) to suspend, at any time (but not more than once in any twelve-month period) the registration process and/or suspend a holder’s ability to use a prospectus if the Company believes, in the good faith judgment of its Board, that the continuation of the registration process thereof at the time requested (i) would adversely affect a pending or proposed significant corporate event, proposed financing or negotiations, discussions or pending proposals with respect thereto; or (ii) would require the disclosure of material non-public information the disclosure of which at such time would, in the good faith judgment of the Board, be materially adverse to the interests of the Company.

The filing of a registration statement (or amendment or supplement thereto) by the Company cannot be deferred, and the holder’s rights to make sales cannot be suspended, pursuant to the provisions of the immediately preceding paragraph (x) in the case of clause (i) above, for more than ten days after the abandonment or consummation of any of the proposals or transactions set forth in such clause (i); (y) in the case of clause (ii), until the earlier to occur of the filing by the Company of its next succeeding Form 10-K or Form 10-Q or the date upon which such information otherwise has been publicly disclosed by the Company; or (z) in any event, in the case of either clause (i) or clause (ii) above, for more than 90 days after the date of the Board’s determination; provided, that the Company may not suspend any holder’s ability to use a prospectus for more than an aggregate of 90 days in any 365-day period. In addition, the Company shall have the right to suspend the any holder’s ability to use a prospectus in connection with non-underwritten sales off of the shelf during each of its regular quarterly blackout periods applicable to directors and senior officers under the Company’s policies in existence from time to time. The Company shall not be required to effectuate an underwritten offering (during such a regular blackout period or otherwise) to the extent the Company reasonably concludes, after consultation in good faith with the relevant holders of Registrable Securities, that the Company cannot provide adequate, timely disclosure or satisfy other underwriting conditions in connection with such offering without undue burden.

Lock-Ups:	In connection with an underwritten offering, any holder of Registrable Securities participating in such offering (or given an opportunity to participate in such offering) shall be subject to a lock-up period agreed to (i) by the Company, if a majority of the securities being sold in such offering are being sold for its own account, or (ii) by the holders of Registrable Securities holding a majority of the Registrable Securities being sold by such holders, if a majority of the securities being sold in such offering are being sold by holder of Registrable Securities.

Expenses:	The Company shall pay all costs and expenses associated with each registration incurred by the Company, including, for each registration statement prepared, the reasonable fees and expenses of one firm of attorneys selected by the holders of a majority of the Registrable Securities covered by such registration with the consent of the Company, not to be unreasonably withheld. Holders of Registrable Securities will pay underwriting discounts and commissions (and any applicable taxes) on any Registrable Securities sold by them pro rata based upon the number of Registrable Securities sold by them.

Termination of Registration Rights:	The Company’s obligation to register Registrable Securities for sale under the Securities Act shall terminate on the earlier of (i) the first date on which Registrable Securities having an aggregate market value of at least $25 million are no longer outstanding, (ii) the first date on which all outstanding Registrable Securities are eligible for sale under Rule 144 and the restrictive legends have been removed and (iii) the fifth anniversary of the Initial Registration.

Indemnification:	The Registration Rights Agreement shall include customary indemnification provisions to be mutually agreed.